 Exhibit 99.1

AMENDED AND RESTATED TERM LOAN AGREEMENT
Dated as of March 29, 2011

among

THERMACLIME, L.L.C.,
CHEROKEE NITROGEN HOLDINGS, INC.,
NORTHWEST FINANCIAL CORPORATION,
CHEMEX I CORP.,
CHEROKEE NITROGEN COMPANY,
CLIMACOOL CORP.,
CLIMATECRAFT, INC.,
CLIMATE MASTER, INC.,
EDC AG PRODUCTS COMPANY L.L.C.,
EL DORADO CHEMICAL COMPANY,
INTERNATIONAL ENVIRONMENTAL CORPORATION,
KOAX CORP.,
LSB CHEMICAL CORP.,
THE CLIMATE CONTROL GROUP, INC.,
TRISON CONSTRUCTION, INC.,
THERMACLIME TECHNOLOGIES, INC., and
XPEDIAIR, INC.,
as the Borrowers,

CONSOLIDATED INDUSTRIES CORP.,
as a Guarantor

LSB INDUSTRIES, INC.,
as Parent and a Guarantor,

THE PERSONS LISTED ON SCHEDULE 1.01(d) HERETO,
as Lenders,

BANC OF AMERICA LEASING & CAPITAL, LLC,
not in its individual capacity but solely as Administrative Agent and as Collateral Agent,

and

BANK OF UTAH,
not in its individual capacity but solely as Payment Agent,

BANC OF AMERICA LEASING & CAPITAL, LLC,
as Arranger

TABLE OF CONTENTS

Page

Article I. DEFINITIONS AND ACCOUNTING TERMS	3

1.01	Defined Terms	3
1.02	Other Interpretive Provisions	31
1.03	Consolidation of Variable Interest Entities	32
1.04	Accounting Terms.	32
1.05	Rounding	32
1.06	Times of Day	32

Article II. THE TERM COMMITMENTS AND TERM LOANS	32

2.01	The Term Loans	32
2.02	Optional Prepayments	35
2.03	Repayment of Term Loans	36
2.04	Interest	37
2.05	Fees	37
2.06	Computation of Interest and Fees	38
2.07	Evidence of Debt; Issuance of Term Notes; Exchange and Surrender of Term Notes; Cancellation of Exchanged Term Notes	38
2.08	Payments Generally.	39
2.09	Sharing of Payments by Lenders	40

Article III. TAXES, YIELD PROTECTION AND ILLEGALITY	40

3.01	Taxes.	40
3.02	Illegality	43
3.03	Inability to Determine Rates	43
3.04	Increased Costs; Reserves on Term Loans.	43
3.05	Compensation for Losses	45
3.06	Mitigation Obligations; Replacement of Lenders.	45
3.07	Survival	46

Article IV. CONDITIONS PRECEDENT	46

4.01	Conditions to the Additional Term Loan Amounts	46
4.02	Conditions to the Facility Increase and Funding on the Subsequent Borrowing Date	51

Article V. REPRESENTATIONS AND WARRANTIES	52

5.01	Existence, Qualification and Corporate Power	52
5.02	Authorization; No Contravention	53
5.03	Governmental Authorization; Other Consents	53
5.04	Binding Effect	53
5.05	Financial Statements; No Material Adverse Effect	53
5.06	Litigation	54
5.07	No Default	54
5.08	Ownership of Property; Liens	54
5.09	Environmental Compliance	55
5.10	Insurance	56

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5.11	Taxes	56
5.12	ERISA Compliance	57
5.13	Subsidiaries	57
5.14	Margin Regulations; Investment Company Act	57
5.15	Disclosure	58
5.16	Compliance with Laws	58
5.17	Intellectual Property; Licenses, Etc.	58
5.18	Solvency	58
5.19	Casualty, Etc	58
5.20	Perfection of Security Interest; Filings	59
5.21	Services, Materials, Property Interests and Other Rights	60
5.22	Material Contracts	60
5.23	Permits	60
5.24	Zoning	61
5.25	Separate Tax Lot	61
5.26	Utilities	61
5.27	Labor Matters	61
5.28	Collateral	61
5.29	Performance of This Agreement	61
5.30	Terrorism Laws	61
5.31	Embargoed Persons	62

Article VI. AFFIRMATIVE COVENANTS	63

6.01	Financial Statements	63
6.02	Certificates; Other Information	64
6.03	Notices	66
6.04	Payment of Obligations	66
6.05	Preservation of Existence, Etc	66
6.06	Maintenance of Properties; Collateral	67
6.07	Maintenance of Insurance	67
6.08	Compliance with Laws	69
6.09	Books and Records	69
6.10	Inspection Rights	69
6.11	Use of Proceeds	69
6.12	Covenant to Guarantee Obligations.	69
6.13	Compliance with Environmental Laws	70
6.14	Further Assurances	70
6.15	Material Contracts	71
6.16	Copies of Certain Amendments	71
6.17	Incorporation of Future Financial/Negative Covenants	71
6.18	Material Contracts	72
6.19	Violation of Terrorism Laws	72

Article VII. NEGATIVE COVENANTS	72

7.01	Liens	72
7.02	Indebtedness	73
7.03	Investments	75

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7.04	Restrictions on Fundamental Changes	76
7.05	Dispositions	76
7.06	Restricted Payments	78
7.07	Change in Nature of Business	80
7.08	Transactions with Affiliates	80
7.09	Restrictive Agreements	80
7.10	Use of Proceeds	80
7.11	Financial Covenants.	80
7.12	Amendments of Organization Documents	80
7.13	Accounting Changes	81
7.14	Prepayments, Etc. of Indebtedness	81
7.15	Amendment, Etc. of Indebtedness and Certain Agreements	81
7.16	Performance of This Agreement	81

Article VIII. EVENTS OF DEFAULT AND REMEDIES	81

8.01	Events of Default	81
8.02	Remedies upon Event of Default	84
8.03	Application of Funds	84

Article IX. THE AGENTS	85

9.01	Appointment and Authority.	85
9.02	Rights as a Lender	86
9.03	Exculpatory Provisions	86
9.04	Reliance by Agents	87
9.05	Delegation of Duties	87
9.06	Resignation of Agents	87
9.07	Non-Reliance on Agents and Other Lenders	88
9.08	No Other Duties, Etc	88
9.09	Collateral Agent May File Proofs of Claim	88
9.10	Collateral and Guaranty Matters	89

Article X. CONTINUING GUARANTY	89

10.01	Guaranty	89
10.02	Rights of Lenders	90
10.03	Certain Waivers	90
10.04	Obligations Independent	91
10.05	Subrogation	91
10.06	Termination; Reinstatement	91
10.07	Subordination	91
10.08	Stay of Acceleration	92
10.09	Condition of Borrowers	92
10.10	Joint and Several Liability	92

Article XI. MISCELLANEOUS	92

11.01	Amendments, Etc	92
11.02	Notices; Effectiveness; Electronic Communications.	93
11.03	No Waiver; Cumulative Remedies	95

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11.04	Expenses; Indemnity; Damage Waiver.	96
11.05	Payments Set Aside	97
11.06	Successors and Assigns.	98
11.07	Treatment of Certain Information; Confidentiality	101
11.08	Right of Setoff	101
11.09	Interest Rate Limitation	102
11.10	Counterparts; Integration; Effectiveness	102
11.11	Survival of Representations and Warranties	102
11.12	Severability	102
11.13	Replacement of Lenders	103
11.14	Governing Law; Jurisdiction; Etc.	103
11.15	Waiver of Jury Trial	104
11.16	No Advisory or Fiduciary Responsibility	105
11.17	Joint and Several Liability.	105
11.18	Certain Consents and Additional Waivers.	106
11.19	Limitations on Borrowers’ Liability; Borrowers Rights to Subrogation and Reimbursement	108
11.20	Appointment of ThermaClime as Agent	108
11.21	USA PATRIOT Act Notice	109
11.22	Release; Covenant Not to Sue	109
11.23	Amendment and Restatement	110

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SCHEDULES

1.01(a)                 Cherokee Site
1.01(b)                 El Dorado Site
1.01(c)                 Facility Assets
1.01(d)                 Lenders and Lending Offices
2.01                      Commitments and Applicable Percentages
2.03                      Payments of Principal
4.01(a)(iii)            Financing Statements
5.03                      Government Authorizations and Other Consents
5.06                      Litigation
5.09                      Environmental Matters
5.13                      Subsidiaries
5.17                      IP Rights
5.21                      Pipelines
5.22                      Material Contracts
5.23                      Permits
5.27                      Labor Matters
7.01(b)                 Existing Liens
7.02                      Existing Indebtedness and Guarantees
7.03                      Existing Investments
7.05                      Facility Leases/Uses
7.08                     Affiliate Transactions
7.09                      Restrictive Agreements
7.14                      Permitted Prepayments of Identified Indebtedness
11.02                    Addresses for Notices; Payment Information

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EXHIBITS

Form of

A           Term Note
B            Compliance Certificate
C            Borrowing Notice
D           Assignment and Assumption
E             Reaffirmation of the Security Agreement
F-1         Cherokee Mortgage Amendment
F-2         El Dorado Mortgage Amendment
G            Assignment and Consent Agreement
H-1         Reaffirmation of the Assignment of Leases and Rents and Subordination Agreement
H-2         Reaffirmation of the Intercompany Loan Subordination Agreement
I              Reaffirmation of the Management Fee Subordination Agreement
J-1          Opinion Matters – Counsel to Loan Parties
J-2          Opinion Matters – Local Counsel (Alabama)
J-3          Opinion Matters – Local Counsel (Arkansas)
K-1        Assignment of Leases and Rents
K-2         Subordination, Non-disturbance, and Attornment Agreement
K-3         Reaffirmation of the Assignment and Subordination Agreement
L             Reaffirmation of the Inter-Lender Agreement
M           Reaffirmation of the Trademark Security Agreement
N            Joinder Agreement
O            Facility Increase Notice
P            Joining Lender Agreement

- vi -

AMENDED AND RESTATED TERM LOAN AGREEMENT

This AMENDED AND RESTATED TERM LOAN AGREEMENT (this “Agreement”) is entered into as of March 29, 2011, by and among THERMACLIME, L.L.C., an Oklahoma limited liability company (“ThermaClime”), CHEMEX I CORP., an Oklahoma corporation, CHEROKEE NITROGEN COMPANY, an Oklahoma corporation (“CNC”), CHEROKEE NITROGEN HOLDINGS, INC., an Oklahoma corporation (“CNH”), CLIMACOOL CORP., an Oklahoma corporation, CLIMATECRAFT, INC., an Oklahoma corporation, CLIMATE MASTER, INC., a Delaware corporation, EDC AG PRODUCTS COMPANY L.L.C., an Oklahoma limited liability company, EL DORADO CHEMICAL COMPANY, an Oklahoma corporation (“EDCC”), INTERNATIONAL ENVIRONMENTAL CORPORATION, an Oklahoma corporation, KOAX CORP., an Oklahoma corporation, LSB CHEMICAL CORP., an Oklahoma corporation, NORTHWEST FINANCIAL CORPORATION, an Oklahoma corporation (“NFC”), THE CLIMATE CONTROL GROUP, an Oklahoma corporation, THERMACLIME TECHNOLOGIES, INC., an Oklahoma corporation, TRISON CONSTRUCTION, INC., an Oklahoma corporation, and XPEDIAIR, INC., an Oklahoma corporation, as borrowers (each, a “Borrower”, and collectively, the “Borrowers”), LSB INDUSTRIES, INC., a Delaware corporation (“Parent”), as a guarantor, CONSOLIDATED INDUSTRIES CORP., an Oklahoma corporation (“Consolidated Industries”), as a guarantor, each Lender from time to time party hereto, BANC OF AMERICA LEASING & CAPITAL, LLC, not in its individual capacity but solely as Administrative Agent and as Collateral Agent, and BANK OF UTAH, not in its individual capacity but solely as Payment Agent.

PRELIMINARY STATEMENTS:

I.           The Borrowers, the Original Lenders, the Agents, Parent, and Consolidated Industries are parties to that certain Term Loan Agreement, dated as of November 2, 2007, which was previously amended pursuant to that certain Amendment and Waiver to the Term Loan Agreement, dated as of April 1, 2010 (as so amended, the “Original Loan Agreement”).

II.           Pursuant to the Original Loan Agreement, the Lenders provided a term loan facility in the maximum principal amount of $50,000,000, and each of Parent and Consolidated Industries, in light of the direct and indirect benefits to each of them of the availability of such term loan facility to the Borrowers, guaranteed the obligations of the Borrowers.

III.           In consideration of the mutual covenants and agreements contained in the Original Loan Agreement, and for other good and valuable consideration, each Original Lender funded term loans in the amount equal to its Original Term Commitment.

IV.           Although the Term Loans made under the Original Loan Agreement did not amortize, there have been optional partial prepayments of those Term Loans that were made in accordance with that certain Waiver, dated as of March 4, 2010, by and among the Borrowers, Parent, the Original Lenders, and the Agents.  As of the date of this Agreement and prior to any additional funding under Article II, the aggregate outstanding principal balance of all the Term Loans made under the Original Loan Agreement is $48,772,571.53.

V.           The Borrowers have requested that the Lenders increase the maximum principal amount of the term loan facility to $60,000,000, which maximum may be further increased to up to $75,000,000 as described in Preliminary Statement VI, and, among other things, to extend the maturity of the Term Loans from November 2, 2012, to the new Maturity Date; and each of Parent and Consolidated Industries, in light of the direct and indirect benefits to each of them of the above described increase and extension of the term loan facility, has agreed to continue to guarantee the obligations of the Borrowers.

VI.           Furthermore, the Lenders have indicated their willingness to allow the Borrowers to request the Facility Increase, which will increase the maximum principal amount of the term loan facility to up to $75,000,000, both on the terms and subject to the conditions set forth herein.  The proceeds of the Facility Increase Amounts will be made available to the Borrowers on no more than two Subsequent Borrowing Dates, subject to the terms and conditions set forth herein.

VII.           In light of the request described in Preliminary Statement V and subject to the conditions set forth in Section 4.01, the Borrowers, the Lenders, the Agents, Parent, and Consolidated Industries desire to amend the Original Loan Agreement in certain respects and, as so amended, to restate the Original Loan Agreement in its entirety.

VIII.           Each of GE Business Financial Services and Arvest, each an Original Lender and an “Exiting Lender”, has informed the Payment Agent that it has elected not to be a Lender under this Agreement.  Pursuant to the Assignment and Assumption being entered into by BALC and GE Business Financial Services (the “Exiting Lender (GE) Agreement”), as more fully set forth therein, on the Borrowing Date, and following the fulfillment of all the conditions to closing set forth in Section 4.01 (except for Section 4.01(h)) and prior to the Additional Term Loan Amounts being made available to the Borrowers pursuant to Section 2.01(c), GE Business Financial Services will sell and assign, and BALC will purchase, all of the GE Business Financial Services’ interests as a Lender under the original Loan Documents in exchange for payment by BALC of GE Business Financial Services’ Exit Amount.  Pursuant to the Assignment and Assumption being entered into by BALC, JPMorgan, and Arvest (the “Exiting Lender (Arvest) Agreement”), as more fully set forth therein, on the Borrowing Date, and following the fulfillment of all the conditions to closing set forth in Section 4.01 (except for Section 4.01(h)) and prior to the Additional Term Loan Amounts being made available to the Borrowers pursuant to Section 2.01(c), Arvest will sell and assign, and BALC and JPMorgan will purchase, all of the Arvest’s interests as a Lender under the original Loan Documents in exchange for payment by BALC and JPMorgan of Arvest’s Exit Amount.

IX.           The Lenders have indicated their willingness to make a single advance available to the Borrowers that will be used to increase the maximum principal amount of the term loan facility, both on the terms and subject to the conditions set forth herein.  The amount of that advance used to increase the maximum principal amount of the term loan facility will be made available to the Borrowers on the Borrowing Date immediately following the Effective Time, subject to the terms and conditions set forth herein.

X.           The parties hereto also agree that after the effectiveness of this Agreement and upon the funding provided for in Section 2.01, the Term Loans existing on the Closing Date and the Term Loans advanced by the Term Lenders on the Borrowing Date shall consist of two tranches, namely, the Tranche A Loans and the Tranche B Loans.  Schedule 2.01 sets forth the

Term Commitments of each Tranche A Lender and Tranche B Lender, also indicating which Term Commitments are for Tranche A Loans and which for Tranche B Loans.

Now, therefore, in consideration of the mutual covenants and agreements herein contained, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth in Section 4.01, the parties hereto, intending to be legally bound, agree to amend and restate the Original Loan Agreement, which amendment and restatement will be effective immediately at the Effective Time, so that, as amended and restated, it reads in its entirety as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“2007 Debentures” means the 5.5% convertible, senior subordinated notes that are due July 2012, and that were issued by Parent in June 2007 in the aggregate principal amount of $60,000,000.

“Accounts” has the meaning set forth in the Security Agreement.

“Additional Borrowed Amount” means the difference equal to (x) the sum of the Additional Term Loan Amounts minus (y) the sum of the Exit Amounts.

“Additional Term Loan Amount” means (x), with respect to each Lender, the amount set forth in Schedule 2.01 that it is required to fund on the Borrowing Date, and (y) with respect to any Lender funding the Facility Increase, the amount that it is required to fund on the Subsequent Borrowing Date, which shall be set forth on the then updated Schedule 2.01.

“Administrative Agent” means BALC in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Leases” means any operating lease that is entered into between any Borrower or any of its Subsidiaries, as lessee, and any “related party” (as defined in paragraph 5 of Financial Accounting Standards Board Statement No. 13, Accounting for leases (“FAS13”)) or Affiliate of such lessee, as lessor, that is required to be treated as capital lease obligations under GAAP, pursuant to FAS13, as amended from time to time.

“Agent” means any of the Administrative Agent, the Collateral Agent or the Payment Agent individually and “Agents” means the Administrative Agent, the Collateral Agent and the Payment Agent collectively.

“Aggregate Outstanding Loan Balance” means, as of any date of determination, the sum of the Outstanding Loan Balances for all Term Loans.

“Agreement” means this Term Loan Agreement.

“Alternative Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.5% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Amortization Percentage” means 1.25%.

“AN Supply Agreement” means that certain AN Supply Agreement, dated as of January 1, 2010, by and between Orica International Pte Ltd. and EDCC, as amended, as may be further amended from time to time, and any replacement contract between the said parties.

“Anti-Money Laundering Laws” has the meaning specified in Section 5.30(d).

“Applicable Percentage” means, with respect to any Lender at any time, the percentage equal to the Outstanding Loan Balance of its Term Loans divided by the Aggregate Outstanding Loan Balance, each as of that time.  Each Applicable Percentage shall be rounded to nine decimal places.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which that Lender became a party hereto, as applicable.

“Applicable Rate” means three percent (3%) per annum.

“Appraisal” means an appraisal performed by the Appraiser and delivered to the Payment Agent on the Closing Date that establishes the aggregate Appraised Value of the Facility Assets.

“Appraised Value” means the orderly liquidation value in-use and in-place of the Facility Assets, as set forth in the Appraisal.

“Appraiser” means AccuVal Associates, Incorporated.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means BALC, in its capacity as arranger.

“Arvest” means Arvest Bank.

“Assigned Agreements” means (a) in connection with the Cherokee Facility, the NAESB Base Contract dated as of September 16, 2008, between Interconn Resources, Inc. and CNC, as modified by the Special Provisions to NAESB Base Contract dated as of September 16, 2008, and (b) in connection with the El Dorado Facility, (i) the On-Site Product Supply Agreement dated as of December 1, 2010, between EDCC and Air Liquide Industrial U.S. LP, and (ii) the

Anhydrous Ammonia Sales Agreement entered into on December 3, 2008, and made effective January 1 2009, as amended, between Koch Nitrogen International SARL and EDCC.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of the Payment Agent if such consent is required by Section 11.06(b)), and accepted by the Payment Agent, in substantially the form of Exhibit D or any other form approved by the Payment Agent.

“Assignment and Consent” means an assignment and consent agreement entered into by each Loan Party which is a party to the Assigned Agreement to which such Assignment and Consent relates and each other Person party to such Assigned Agreement and which is substantially in the form and which provides for the rights and obligations set forth in the form of Assignment and Consent attached hereto as Exhibit G.

“Assumed Capital Expenditure Amount” means $15,000,000 for each Measurement Period.

“Attributable Indebtedness” means, on any date, (a) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease (but excluding Affiliate Leases) and (b) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheets of (i) Parent and its Subsidiaries and (ii) ThermaClime and its Subsidiaries, in each case for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Parent and its Subsidiaries and ThermaClime and its Subsidiaries, as applicable, including the notes thereto.

“BALC” means Banc of America Leasing & Capital, LLC, and its successors.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank of America Fee Letter” means the letter agreement dated December 21, 2010, between ThermaClime and Bank of America.

“Bank of Utah” means Bank of Utah and its successors.

“Bankruptcy Code” means Title 11 of the United States Code, as in effect from time to time.

“Borrower” and “Borrowers” have the meanings specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing Date” means the date specified in the borrowing notice delivered by the Borrowers to the Payment Agent pursuant to Section 2.01(b).

“Borrowing Notice” has the meaning specified in Section 2.01(b).

“Business Day” means (i) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Georgia, Oklahoma or the state where the Payment Agent’s Office is located, and (ii) at any time interest on the Term Loans is calculated using the LIBO Rate, any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capitalized Lease Obligations” means any Indebtedness represented by obligation under a Capitalized Lease, but excluding all Indebtedness under Affiliate Leases.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within two years from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than two years from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody’s, and (d) certificates of deposit or bankers’ acceptances maturing within two years from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody’s, or (ii) certificates of deposit less than or equal to $250,000 in the aggregate issued by any other bank insured by the FDIC.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of a greater number of shares of Parent’s stock entitled to vote for members of the board of directors or equivalent governing body of Parent than the number of shares of such stock held by the Permitted Holders; or

(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(c) Parent ceases to directly or indirectly own and control 100% of the outstanding capital stock of each of ThermaClime, Consolidated Industries and CNH; or

(d) ThermaClime ceases to directly or indirectly own and control 100% of the outstanding capital stock of each Borrower (other than ThermaClime or CNH); or

(e) any Borrower ceases to directly own and control 100% of the outstanding capital stock of each of its Subsidiaries extant as of the Closing Date.

Notwithstanding the foregoing, it will not be a “Change of Control” if during the period from the Closing Date to the first anniversary thereof, Parent or Consolidated Industries Dispose of all of the Equity Interests (whether direct or indirect) in CNC, CNH, EDCC, and NFC in accordance with Section 2.02(b)(ii).

“Cherokee Facility Collateral” means “Cherokee Collateral” as such term is defined in the Cherokee Mortgage and the Security Agreement.

“Cherokee Mortgage” means the Mortgage, Assignment of Rents and Security Agreement and Fixture Filing Statement (Alabama), dated as of November 2, 2007, between CNH, as mortgagor, and the Collateral Agent, as mortgagee, as amended by the Cherokee Mortgage Amendment.

“Cherokee Mortgage Amendment” means that certain Amendment Number One to the Cherokee Mortgage, dated as of the Closing Date, in the form of Exhibit F-1.

“Cherokee Mortgage Policy” means that certain Lender’s Title Insurance Policy No. AL2161-46-29693-2007.72209-74954382, dated as of November 9, 2007, issued by Chicago Title Insurance Company to the Collateral Agent, with respect to the Cherokee Site in the amount of $24,875,000.00.

“Cherokee Site” means the real property described on Schedule 1.01(a).

“Closing Date” means the date on which the Effective Time occurs.

“CNC” has the meaning set forth in the introductory paragraph hereto.

“CNH” has the meaning set forth in the introductory paragraph hereto.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties, including without limitation, the Cherokee Facility Collateral and the El Dorado Facility Collateral.

“Collateral Agent” means BALC in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Collateral Agent’s Office” means the Collateral Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Collateral Agent may from time to time notify to the Borrowers, the other Agents and the Lenders.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, the Trademark Security Agreement, each of the mortgages, collateral assignments, security agreements, pledge agreements, intercompany lease assignments and lease subordinations, and other similar agreements delivered to the Payment Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create or perfect a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of ThermaClime and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income:  (i) Consolidated Interest Charges, (ii) the provision for federal, state, local and foreign income taxes, (iii) depreciation and amortization expense and (iv) other expenses reducing such Consolidated Net Income which do not represent a cash item in such period (in each case of or by ThermaClime and its Subsidiaries for such Measurement Period) and minus (b) the following to the extent included in calculating such Consolidated Net Income:  (i) federal, state, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by ThermaClime and its Subsidiaries for such Measurement Period).

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of: (a)(i) Consolidated EBITDA during the Measurement Period, less (ii) the Assumed Capital Expenditure Amount, less (iii) the aggregate amount of federal, state, local and foreign income taxes paid in cash, in each case of or by ThermaClime and its Subsidiaries for the most recently completed Measurement Period; to (b) the sum of (i) Consolidated Interest Charges, plus (ii) the aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money (excluding prepayments of principal under the Revolving Credit Agreement which are neither accompanied by nor give rise to a reduction in the aggregate outstanding commitments under the Revolving Credit Agreement, but not including in this exclusion the final scheduled payment of amounts due under the Revolving Credit Agreement at maturity), plus (iii) all amounts paid or payable by ThermaClime and its Subsidiaries on Capitalized Lease Obligations having a scheduled due date during such Measurement Period, plus (iv) dividends (excluding the Debenture Retirement Amount) paid by ThermaClime to Parent during such Measurement Period as permitted hereunder.

“Consolidated Industries” means Consolidated Industries Corp., an Oklahoma corporation.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest and interest paid on intercompany loans (but excluding interest paid on intercompany notes solely as between Borrowers) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of Capitalized Lease Obligations constituting rent expense that is treated as interest in accordance with GAAP, in each case, of or by ThermaClime and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Consolidated EBITDA of ThermaClime and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of ThermaClime and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that ThermaClime’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such Period of any Person if such Person is not a Subsidiary, except that ThermaClime’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to ThermaClime or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to ThermaClime as described in clause (b) of this proviso).

“Consolidated Total Indebtedness” means, as of any date of determination, for ThermaClime and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including

Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness other than Indebtedness under Affiliate Leases, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, other than (i) indemnifications for which no reimbursement claim has been made arising under performance and payment bonds entered into in the ordinary course of Borrowers’ construction business to support Borrowers’ performance of their obligations under construction and construction supply contracts or the payment by Borrowers of amounts due their subcontractors and suppliers under such contracts and (ii) undrawn letters of credit, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than any Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which a Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Borrower or such Subsidiary.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Debenture Retirement Amount” has the meaning specified in Section 7.06(h).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to any Term Loan, an interest rate equal to the interest rate (including the Applicable Rate) otherwise applicable to such Term Loan plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Payment Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Disposition” or “Dispose” means the sale, transfer, exclusive license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EDCC” has the meaning set forth in the introductory paragraph hereto.

“EDN” means El Dorado Nitric Company.

“Effective Time” means the time when the last of the following conditions occurs: (i) the Payment Agent has received a certificate from the Loan Parties, stating that to their knowledge, each of the conditions set forth in Section 4.01 (except for Section 4.01(h)) has been satisfied in full or waived pursuant to Section 11.01(a); (ii) all of the parties hereto have released their executed signature pages from escrow; (iii) the Exiting Lender Agreements have been executed; and (iv) the purchase of each “Assigned Interest” (as that term is defined in the applicable Exiting Lender Agreement”) is effective pursuant to the terms of the applicable Exiting Lender Agreement.

“El Dorado Facility Collateral” means “El Dorado Collateral” as such term is defined in the El Dorado Mortgage and the Security Agreement.

“El Dorado Mortgage” means the Mortgage, Assignment of Rents and Security Agreement and Fixture Filing Statement (Arkansas), dated as of November 2, 2007, between NFC, as mortgagor, and the Collateral Agent, as mortgagee, as amended by the El Dorado Mortgage Amendment.

“El Dorado Mortgage Amendment” means that certain Amendment Number One to the El Dorado Mortgage, dated as of the Closing Date, in the form of Exhibit F-2.

“El Dorado Mortgage Policy” means that certain Lenders’ Title Insurance Policy No. 72107-235595, dated as of November 6, 2007, issued by Chicago Title Insurance Company to the Collateral Agent, with respect to the El Dorado Site in the amount of $25,125,000.00.

“El Dorado Site” means the real property described on Schedule 1.01(b).

“Eligible Assignee” means a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or (b) any other financial institution approved by Payment Agent whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law.

“Elkhart Investment” means an Investment in connection with the Elkhart Lease, including the operation by EDC Ag Products Company L.L.C. of its fertilizer facility and agricultural business in Elkhart, Texas, at the location specified in the Elkhart Lease.

“Elkhart Lease” means the Lease, Right of First Refusal and Option to Purchase Agreement, dated as of April ___, 2011, by and between Elkhart Farmers Cooperative Association, Inc., and EDC Ag Products Company L.L.C., as may be amended from time to time.

“Embargoed Person” has the meaning specified in Section 5.31(a).

“Environmental Laws” means any and all present and future federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, directives, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, industrial hygiene, environmental conditions, the protection of human health or the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions, soil and ground water contamination, discharges to waste or public systems, or the assessment, monitoring or remediation of the same, as may be amended from time to time.

“Environmental Liability” means any claim, demand, order, suit, obligation, cost, liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, monitoring, fines, penalties or indemnity obligations), loss or expense (including attorneys’ and consultants’ fees and expenses), whenever the same shall have occurred, whether before or after the date of the Loan, of any Borrower, any other Loan Party (other than Parent) or any of their respective Subsidiaries (other than the Excluded Subsidiaries) directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, processing, labeling, recycling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment, (e) alleged personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance, response costs or for the carrying on of an abnormally dangerous activity, or (f) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Losses” means, to the extent arising out of or as a result of any actual, proposed or threatened presence or release of Hazardous Materials or any Environmental Liability or any failure of any Borrower or other Loan Party or Subsidiary’s failure to comply with any Environmental Law or Environmental Permit, whether occurring before or after transfer of any Mortgaged Property by foreclosure or transfer in aid or in lieu of foreclosure, any and all losses, liabilities, damages, demands, claims, actions, judgments, causes of action, assessments, penalties, costs and expenses, including, without limitation, remedial, removal, response, abatement, cleanup, legal, investigative and monitoring costs and other related costs (and including, without limitation, reasonable attorneys’ fees and costs, reasonable consultants’ fees and costs,  and reasonable accountants’ fees and costs), and all foreseeable and unforeseeable consequential damages, diminution in value of any Mortgaged Property, damages for the loss or restriction of use of any Mortgaged Property, damages arising from any adverse impact on marketing any Mortgaged Property and sums paid in settlement of claims.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“EPA” has the meaning set forth in Section 5.09(c).

“Equipment” has the meaning set forth in the Security Agreement.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Parent or any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in the Security Agreement.

“Excluded Subsidiaries” means EDN, all Subsidiaries of EDN, and CEPOLK Holdings, Inc.

“Excluded Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 11.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a).

“Existing Permitted Leases and Use Rights” means the leases and use rights agreements to portions of the Sites as such leases and use rights exist on the Closing Date and are described at items 2, 3, 4, 5 and 6 of Part I of Schedule 7.05 and at item 3 of Part II of Schedule 7.05 and without regard to modifications or amendments thereto entered into following the Closing Date other than as permitted pursuant to Section 7.15.

“Exit Amount” means, with respect to each Exiting Lender, an amount equal to the aggregate principal amount then outstanding of its Original Term Commitment.

“Exiting Lender” has the meaning specified in Preliminary Statement VIII.

“Exiting Lender Agreements” means, collectively, the Exiting Lender (Arvest) Agreement and the Exiting Lender (GE) Agreement, and each of them is an “Exiting Lender Agreement”.

“Exiting Lender (Arvest) Agreement” has the meaning specified in Preliminary Statement VIII.

“Exiting Lender (GE) Agreement” has the meaning specified in Preliminary Statement VIII.

“Facility Assets” means the land, land improvements, buildings, fixtures, chemical processing equipment, pumps, piping and wiring, transformers, substations, storage tanks, pollution control, office furniture, office equipment, computers and software, laboratory equipment, vehicles and lift trucks (other than railcars, rolling stock, or titled vehicles), as more particularly described on (i) Part A of Schedule 1.01(c), with respect to the Cherokee Site and the Facility Assets therein, and (ii) Part B of Schedule 1.01(c), with respect to the El Dorado Site and the Facility Assets therein.

“Facility Business” means the business conducted by the Borrowers at Cherokee Site and the El Dorado Site.

“Facility Increase” has the meaning specified in Section 2.01(f).

“Facility Increase Adjustment Amount” means, with respect to each Facility Increase Amount advanced on a Subsequent Borrowing Date after the first Payment Date, the amount equal to the Amortization Percentage multiplied by the related Nominal Facility Increase Amount.

“Facility Increase Amount” means, with respect to each Joining Lender, the amount equal to either (x) its Nominal Facility Increase Amount if the applicable Subsequent Borrowing Date occurs before the first Payment Date or (y) its Nominal Facility Increase Amount minus the applicable Facility Increase Adjustment Amount if the applicable Subsequent Borrowing Date occurs after the first Payment Date.

“Facility Increase Notice” has the meaning specified in Section 2.01(f).

“Family Entities” means, with respect to any individual, any trust, corporation, limited liability company, or partnership for which (1) all the beneficiaries, shareholders, members, or partners, as the case may be, are Family Members of such individual, and (2) such individual or a Family Member of such individual is the controlling trustee, shareholder, member, or partner of such entity.

“Family Member” means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage or adoption to such individual.

“Fannie Mae” means the Federal National Mortgage Association or any successor thereto.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of Utah on such day on such transactions as determined by the Payment Agent.

“Fee Letters” means Bank of America Fee Letter and the Payment Agent Fee Letter collectively and “Fee Letter” means either of them.

“Financial/Negative Covenants” means the covenants set forth in Article 7 of the Revolving Credit Agreement.

“Fixed Rate” means 5.15% per annum.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which any Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means the generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, subject to Section 1.04(b), consistently applied.

“GE Business Financial Services” means GE Business Financial Services Inc. (f/k/a Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc.).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person which is granted or pledged by such Person to secure any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Article X Guarantors and each direct or indirect Subsidiary of ThermaClime that becomes a party to this Agreement as a guarantor pursuant to a Joinder Agreement, and each of the foregoing entities is a “Guarantor”; provided, however, that in no event shall Excluded Subsidiaries be Guarantors.

“Guaranty” means, collectively, the Guaranty made by each of Parent and Consolidated Industries under Article X in favor of the Secured Parties, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of Borrowers’ business and repayable in accordance with customary trade practices);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Capitalized Lease Obligations of such Person, all Attributable Indebtedness in respect of Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indefeasible Payment and Performance of All Obligations” means the indefeasible payment in full, in cash, and performance in full of all of the Obligations.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Information Memorandum” means the information memorandum dated February 2011, used by the Arranger in connection with the syndication of the Term Commitments.

“Intercompany Lease” means an intercompany lease of the Collateral solely among two or more Borrowers as set forth in Schedule 7.05 and which is subject to an Intercompany Lease Subordination Agreement.

“Intercompany Lease Subordination Agreement” means, with respect to each Intercompany Lease, the Assignment of Leases and Rents and Subordination Agreement, dated as of the Original Closing Date, executed and delivered by the parties to that Intercompany Lease, each as reaffirmed by Reaffirmation of the Assignment of Leases and Rents and Subordination Agreement, dated as of the Closing Date, in the form of Exhibit H-1.

“Intercompany Loan Subordination Agreement” means that certain Intercompany Loan Subordination Agreement, dated as of the Original Closing Date, by and among Parent, the Borrowers, and the Collateral Agent, as amended pursuant to that certain Joinder to the Intercompany Loan Subordination Agreement, dated as of March 31, 2010, by and among Parent, Consolidated Industries, the Borrowers, and the Collateral Agent, as further amended pursuant to that certain Joinder to the Intercompany Loan Subordination Agreement, dated of February 23, 2011, by and among Parent, Consolidated Industries, the Borrowers, and the Collateral Agent, and as reaffirmed by that certain Reaffirmation of the Intercompany Loan Subordination Agreement, dated as of the Closing Date, in the form of Exhibit H-2.

“Interest Period” means (a) initially, the period commencing on and including the Closing Date and ending on but excluding the date that is 90 days thereafter, and (b) thereafter, each period commencing on and including the last day of the immediately preceding Interest Period and ending on but excluding the date that is 90 days thereafter; provided that (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (iii) if any Interest Period for any Term Loan would otherwise (but for this clause (iii)) extend beyond the Maturity Date, then such Interest Period shall end on the Maturity Date.

“Inter-Lender Agreement” means that certain Inter-Lender Agreement, dated as of November 5, 2007, by and between the Revolving Agent and the Collateral Agent, as reaffirmed by that certain Reaffirmation of the Inter-Lender Agreement, dated as of the Closing Date, in the form of Exhibit L.

“Inventory” has the meaning specified in the Security Agreement.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (excluding (i) commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and (ii) bona fide accounts receivable arising from the sale of goods or the rendition of services in the ordinary course of business consistent with past practice), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Property” has the meaning set forth in the Security Agreement.

“IP Rights” has the meaning specified in Section 5.18.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” has the meaning specified in Section 6.12(a).

“Joining Lender Agreement” means an agreement entered into by a Joining Lender, the Administrative Agent, and the Loan Parties, in substantially the form of Exhibit P.

“JPMorgan” means JPMorgan Chase Bank, N.A.

“KT Agreement” means that certain Agreement dated as of October 27, 1994, by and between Kaltenbach-Thuring S.A. and El Dorado Chemical Company.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lender” means the Persons set forth on Schedule 1.01(d) hereto, together with any successors and assigns.

“Lending Office” means, as to any Lender, the office or offices of such Lender set forth on Schedule 1.01(d) or any Assignment and Assumption Agreement as such Lender’s office or offices for payments and notices hereunder, or such other office or offices as a Lender may from time to time notify ThermaClime and the Payment Agent.

“LIBO Rate” means, with respect to the Tranche A Loans and with respect to any Interest Period at any time, the applicable London interbank offered rate for deposits in U.S. dollars appearing on Bloomberg LIBO Page 3, British Bankers Association as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity approximately equal to such Interest Period; or if no London interbank offered rate of such maturity then appears on Bloomberg LIBO Page 3, then the rate equal to the London interbank offered rate for deposits in U.S. dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Payment Agent from Bloomberg LIBO Page 3; or if Bloomberg LIBO Page 3 is not available, the applicable LIBO Rate for the relevant Interest Period shall be the rate determined by the Payment Agent to be the arithmetic average of the rates at which Bank of Utah offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of the sum of the Outstanding Loan Balances of the Tranche A Loans on such date and having a maturity approximately equal to such Interest Period.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Linde Lease” means that certain Real Property Lease, effective April 1, 2010, by and between CNH and Linde L.L.C.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Term Notes, (c) the Guaranty (including any Subsidiary guaranties or supplements thereto delivered pursuant to Section 6.12), (d) the Collateral Documents, (e) the Fee Letters, (f) the Intercompany Loan Subordination Agreement, (g) the Management Agreement Subordination, (h) the Intercompany Lease Subordination Agreements, and (i) the Inter-Lender Agreement.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“Management Agreement” means the Management Agreement, dated November 21, 1997, between Parent and ThermaClime, as amended by the First Amendment to Management Agreement, dated as of November 2, 2007, as further amended by the Second Amendment to Management Agreement, dated as of November 27, 2007, and as further amended by the Third Amendment to Management Agreement, dated as of the Closing Date.

“Management Fee Subordination Agreement” means the Management Fee Subordination Agreement, dated as of the Original Closing Date, among Parent, the Borrowers, and the Collateral Agent, as reaffirmed by that certain Reaffirmation of the Management Fee Subordination Agreement, dated as of the Closing Date, in the form of Exhibit I.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities, condition (financial or otherwise) or prospects of (i) the Borrowers and their Subsidiaries taken as a whole or (ii) solely in the case of Section 5.06(b), Parent and the Borrowers taken as a whole; (b) a material impairment of (i) the rights and remedies of any Agent or any Lender under any Loan Document or the perfection or priority of the Collateral Agent’s Liens with respect to the Collateral, or (ii) the ability of the Borrowers, taken as a whole, or Parent, individually, Consolidated Industries, individually, or ThermaClime, individually or on behalf of the other Borrowers, to perform their obligations under any Loan Document; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document; or (d) a material adverse change in or material adverse effect upon the value, useful life or utility of the Collateral.

“Material Contracts” means, with respect to any Borrower, each Assigned Agreement and each other agreement, lease, license or contract relating to the operations, business assets, properties, affairs or prospects of the Facility Business or the Collateral which provides for or involves (a) obligations (contingent or otherwise) or payments (i) relating to the purchase, supply, transmission or transportation of ammonia for the El Dorado Site or natural gas for the Cherokee Site or (ii) a purchase, sale, lease, license, maintenance, transportation or transmission agreement providing for payments during the initial term thereof or during the period of any renewals provided for therein in excess of $20,000,000, (b) the license or grant of any material patent, copyright, trade secret or other proprietary right, other than standard commercial software licenses, (c) the ownership, lease or use of any of the Facility Assets or any assets (other than the Excluded Assets which are not of a type subject to that certain Contract for Rail Car Switching Services entered into on October 1, 1994 between EDCC and ISC, Inc. or any agreement entered into in replacement thereof) used in the business conducted on either of the Sites and which are owned by any Person other than the Borrowers and located on either of the Sites, other than assets having an original cost or replacement value of less than $500,000, or (d) the grant or acquisition of any Permit which if existed on the Closing Date would be listed in Schedule 5.23.

“Maturity Date” means March 29, 2016; provided, however, that if such date is not a Business Day, the Maturity Date shall be the preceding Business Day.

“Maximum Facility Increase Amount” means, as of any date of determination prior to the first Payment Date, $15,000,000 and, as of any date of determination after the first Payment Date, the amount equal to the sum of (x) the Facility Increase Amounts advanced to the Borrowers prior to that date of determination, if any, and (y) 98.75% of the difference between $15,000,000 and all Facility Increase Amounts advanced to the Borrowers prior to that date of determination.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of ThermaClime.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means, collectively, the Cherokee Mortgage and the El Dorado Mortgage, and each of which is a “Mortgage”.

“Mortgage Policies” means, collectively, the Cherokee Mortgage Policy and the El Dorado Mortgage Policy, and each of which is a “Mortgage Policy”.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Negotiable Collateral” has the meaning set forth in the Security Agreement.

“NFC” has the meaning set forth in the introductory paragraph hereto.

“Nominal Facility Increase Amount” means, with respect to each Joining Lender, the amount set forth opposite that Joining Lender’s name on Schedule 2.01.

“NRSRO” means a nationally recognized statistical rating agency registered as such with the SEC.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Loan Parties arising under any Loan Document or with respect to the Term Loans, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Loan Party as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” means November 2, 2007.

“Original Lenders” means, collectively, BALC, GE Business Financial Services, Fifth Third Bank, and Arvest.

“Original Loan Agreement” has the meaning given to it in Preliminary Statement I.

“Original Loan Amount” means, with respect to each Lender, the aggregate principal amount of Term Loans outstanding as of the Closing Date (if any) that it funded pursuant to the Original Loan Agreement prior to the Closing Date.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Original Term Commitment” means, as to each Original Lender, the maximum aggregate principal amount of Term Loans that it was obligated to make available to the Borrowers pursuant to the Original Loan Agreement immediately prior to the Closing Date.

“Outstanding Loan Balance” means, with respect to any Term Loan, the aggregate outstanding principal amount of that Term Loan as of any date after giving effect to any borrowings and prepayments or repayments thereof occurring on that date.

“Parent” has the meaning specified in the introductory paragraph hereto.

“Participant” has the meaning specified in Section 11.06(d).

“Payment Agent” means Bank of Utah in its capacity as payment agent under any of the Loan Documents, or any successor payment agent.

“Payment Agent Fee Letter” means the letter agreement dated as January 20, 2011, by Bank of Utah.

“Payment Agent’s Office” means the Payment Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Payment Agent may from time to time notify to the Borrowers, the other Agents and the Lenders.

“Payment Date” means the last day of each Interest Period and the Maturity Date.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permits” means, collectively, all building, constructions, environmental and other permits, licenses, franchises, approvals, consents, authorizations and other approvals.

“Permitted Encumbrances” means (i) Liens granted by a Borrower in favor of the Collateral Agent under any of the Collateral Documents; (ii) Liens described in the Mortgage Title Policies delivered to and accepted by the Payment Agent pursuant to Section 4.01(a)(iv)(B); (iii) Liens for taxes not yet delinquent or which are subject to a Permitted Protest; (iv) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not yet delinquent or which are subject to a Permitted Protest; (v) easements, rights-of-way, restrictions and other similar title exceptions and encumbrances affecting real property which, in the aggregate, do not (A) materially interfere with the use or operation thereof by Borrowers or their Subsidiaries (other than the Excluded Subsidiaries), (B) materially detract from the value of any Collateral subject thereto as currently operated, or (C) involve any material danger of the loss of, or loss of priority of, the Collateral Agent’s Liens on the Collateral, (vi) Liens permitted pursuant to the final paragraph of Section 7.01, (vii) the Existing Permitted Leases and Use Rights, and (viii) Intercompany Leases.

“Permitted Holders” means Jack E. Golsen, Barry E. Golsen, Tony M. Shelby, David R. Goss, David M. Shear, Robert C. Brown, their respective Family Members, and their respective Family Entities.

“Permitted Protest” means the right of the applicable Borrower or Subsidiary of Borrower to protest any Lien (other than Liens securing the Obligations), Laws, taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) (i) with respect to obligations that could not result in the imposition of a Lien on any Collateral, a reserve with respect to such obligation is established in the books and records of such Borrower or such Subsidiary as is required under GAAP, or (ii) with respect to obligations that could result in the imposition of a Lien on any Collateral, such obligation has been adequately bonded in the reasonable opinion of the Payment Agent so long as such bonding does not involve any material risk of the sale, forfeiture or loss of any Collateral, (b) any such protest is instituted promptly and prosecuted diligently by the applicable Borrower or Subsidiary in good faith, and (c) the Payment Agent is satisfied, in the exercise of its reasonable discretion, that while such protest is pending, the value, use and useful life of the Collateral will not be adversely affected and there will be no impairment of the enforceability, validity or priority of any of the Collateral Agent’s Liens.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Prepayment Fee” means, as of any date of a prepayment pursuant to Section 2.02 that occurs on or prior to the third anniversary of the Closing Date, the product of (i) the principal amount of the Term Loans being prepaid (which in the case of a replacement pursuant to Section 3.06(b) shall be the principal amount of the Term Loans of each replaced Lender paid to each such Lender pursuant to Section 11.13(b)) and (ii) (x) two and one half of one percent (2.50%) if the date of the prepayment is on or prior to the first anniversary of the Closing Date and (y) one percent (1.00%) if the date of prepayment is after the first anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date.

“Prepayment Notice” has the meaning specified in Section 2.02(a).

“Prohibited Jurisdiction” shall mean, any country or jurisdiction, from time to time, that is the subject of a prohibition order (or any similar order or directive), sanctions or restrictions promulgated or administered by any Governmental Authority of the United States.

“Prohibited Person” shall mean any Person: (i) listed in the Annex to (the “Annex”), or otherwise subject to the provisions of the Executive Order; (ii) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) with whom the Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order; (iv) who commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive Order; that is named as a “specially designated national and blocked person” on the most current list published by the OFAC at its official website, http://www.treasury.gov/ofac/downloads/t11sdn.pdf or at any replacement website or other replacement official publication of that list; or (v) who is an Affiliate of or affiliated with a Person listed above.

“Purchasing Lenders” means, collectively, BALC and JPMorgan in their capacities as counterparties to the Exiting Lender Agreements as described in Preliminary Statement VIII, and each of BALC and JPMorgan is, in that capacity, a “Purchasing Lender”.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, as of any date of determination, the Lenders holding more than 50% of the Aggregate Outstanding Loan Balance on that date, based on their Applicable Percentages.

“Required Tranche A Lenders” means, as of any date of determination, Tranche A Lenders holding more than 50% of the sum of the Outstanding Loan Balances of the Tranche A Loans, based on their Applicable Percentages and, solely for the purposes of this definition and its application herein, deeming each reference to “Aggregate Outstanding Loan Balance” in the definition of “Applicable Percentage” to be a reference to the “Outstanding Loan Balances of the Tranche A Loans”.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revolving Agent” means Wells Fargo Capital Finance, Inc. (formerly known as Wells Fargo Foothill, Inc.), as arranger and administrative agent, and each of its successors and assigns in such capacity under the Revolving Credit Agreement and each such Person who acts in such capacity under any replacement or refinancing of the Revolving Credit Agreement permitted pursuant to the terms of this Agreement or if no such Person is acting in such capacity under any such replacement or refinancing of the Revolving Credit Agreement in the case where there is a single holder of the Indebtedness under the Revolving Credit Agreement, then such holder.

“Revolving Credit Agreement” means the Amended and Restated Loan and Security Agreement, dated as of November 5, 2007, among Parent, Consolidated Industries, ThermaClime and each of its Subsidiaries that are parties thereto as borrowers, the lending institutions party thereto and Wells Fargo Capital Finance, Inc. (formerly known as Wells Fargo Foothill, Inc.), as arranger and administrative agent, as amended by the First Amendment to Amended and Restated Loan and Security Agreement dated as of November 24, 2009, the Consent, Joinder, and Second Amendment to Amended and Restated Loan and Security Agreement, dated as of April 1, 2010, the Joinder and Third Amendment to Amended and Restated Loan and Security Agreement, dated as of March 29, 2011, and, to the extent permitted under Section 7.02(a), (i) as further amended, renewed, extended or otherwise modified and (ii) any new revolving credit agreement in replacement thereof.

“Revolving Credit Documents” means the Revolving Credit Agreement, each of the mortgages and other collateral agreements, documents and instruments relating thereto and other agreements, documents and instruments executed in connection therewith or contemplated thereby.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, the Agents, the Lenders, each co-agent or sub-agent appointed by any Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means that certain Security Agreement, dated as of November 2, 2007 (as amended, supplemented, amended and restated, or otherwise modified from time to time), by and among CNC, CNH, EDCC, NFC, and the Collateral Agent, as reaffirmed by that certain Reaffirmation of the Security Agreement, dated as of the Closing Date, in the form of Exhibit E.

“Services Agreement” means the Services Agreement dated August 23, 2002 between Parent and ThermaClime.

“Site” means either of and “Sites” mean collectively the Cherokee Site and the El Dorado Site.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent liabilities and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Permitted Investment” means any and all of the following:

(a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition thereof;

(b) marketable direct obligations of Fannie Mae or Freddie Mac, in each case maturing within two years from the date of acquisition thereof;

(c) repurchase agreements, reverse repurchase agreements, or obligations that have a term not to exceed thirty (30) days with respect to with respect to any security described in clause (a) or (b) above, and that are entered into with a depository institution or trust company (acting as a principal) rated in the highest available short-term rating category by each of at least two NRSROs at the time of that investment;

(d) certificates of deposit maturing within two years from the date of acquisition thereof, and that are (i) issued by any bank organized under the laws of the United States or any state thereof to the extent that those deposits are fully insured by the FDIC or (ii) secured by any security described in clause (a) or (b) above;

(e) commercial paper maturing no more than two years from the date of acquisition thereof and, at the time of that acquisition, and having a short-term unsecured debt rating in the highest available rating category of at least two of NRSROs at the time of that investment;

(f) debt securities that bear interest or are sold at a discount, that are issued by any corporation incorporated under the laws of the United States or any state thereof, and that, at the time of that investment, are rated AA or higher (or the equivalent thereof) by at least two NRSROs;

(g) debt securities that bear interest or are sold at a discount, that are issued by any municipality existing under the laws of any state of the United States, and that, at the time of that investment, are rated AA or higher (or the equivalent thereof) by at least two NRSROs;

(h) floating-rate bonds that bear interest or are sold at a discount, and that, at the time of that investment, are (i) rated AA or higher (or the equivalent thereof) by at least two NRSROs or (ii) secured by an irrevocable, unconditional, standby letter of credit that (X) is issued by a commercial bank that, at the time of issuance of the said letter of credit, has a long-term unsecured debt rating of AA or higher (or the equivalent thereof) from at least two NRSROs and (Y) has a drawing amount at least equal to one hundred percent (100%) of the face values of the floating-rate bonds that it is securing; and

(i) money market funds having ratings in the highest available rating categories of at least two NRSROs at the time of that investment.

“Subsequent Borrowing Date” has the meaning specified in Section 2.01(f).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Borrower.

“Support Rights and Interests” means the contractual arrangements, licenses, rights and interests used in or necessary to the conduct of the Facility Business or the operation and maintenance of the Facility Assets (including rights to roads, pipelines, wires, transfer lines, tanks, electric generating facilities, circulation and treatment systems, conduits, docks, control rooms, computer equipment, software, and manuals instructions, process drawings and schematics for the use, operation and maintenance of the Facility), and includes, as of both the Original Closing Date and the Closing Date, the Borrowers’ rights under the Assigned Agreements.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Sharing Agreement” means the Tax Sharing Agreement dated as of October 30, 2007, by and between ThermaClime and Parent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrowers pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name in Schedule 2.01 or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, and “Term Commitments” means the aggregate “Term Commitments” of all Lenders.

“Term Facility” means, at any time, (a) on or prior to the Borrowing Date, the sum (i) aggregate Original Loan Amounts and (ii) the aggregate unfunded Additional Term Loan Amounts, and (b) thereafter, the Aggregate Outstanding Loan Balance.

“Term Lenders” means, collectively, the Tranche A Lenders and the Tranche B Lenders, and each of the foregoing entities is a “Term Lender”.

“Term Loans” means, collectively, the Tranche A Loans and the Tranche B Loans, and each Tranche A Loan and Tranche B Loan is a “Term Loan”.

“Term Note” means a promissory note made by the Borrowers in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit A.

“ThermaClime” has the meaning specified in the introductory paragraph hereto.

“Threshold Amount” means $5,000,000.

“Trademark Security Agreement” means that certain Trademark Security Agreement, dated as of November 2, 2007, by EDCC in favor of the Administrative Agent and the Collateral Agent, as reaffirmed by that certain Reaffirmation of the Trademark Security Agreement, dated as of the Closing Date, in the form of Exhibit M.

“Tranche A Lender” means any Lender identified as a “Tranche A Lender” on Schedule 2.01, and its successors and permitted assigns.

“Tranche A Loan” means each Term Loan made available to the Borrowers under the Original Loan Agreement that is identified as a “Tranche A Loan” in Schedule 2.01 and each Additional Term Loan Amount funded by a Tranche A Lender.

“Tranche B Lender” means any Lender identified as a “Tranche B Lender” on Schedule 2.01, and its successors and permitted assigns.

“Tranche B Loan” means each Term Loan made available to the Borrowers under the Original Loan Agreement that is identified as a “Tranche B Loan” in Schedule 2.01 and the Additional Term Loan Amount funded by the Tranche B Lender.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCC Plus Policy” means that certain UCC/Plus Insurance Policy No. CTI001-14-0700461, dated as of November 6, 2007, issued by Chicago Title Insurance Company to the Collateral Agent.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“USA PATRIOT Act” has the meaning specified in Section 5.30(d).

1.02 Other Interpretive Provisions

.  In each Loan Document, except as otherwise expressly provided herein or therein, or unless the context clearly requires otherwise:

(a) reference to the singular number includes the plural number and vice versa;

(b) reference to the gender of any noun or pronoun includes the other genders;

(c) each of the words “include”, “includes”, and “including” is not limiting and shall be deemed to be followed by the phrase “without limitation”;

(d) the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(e) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document);

(f) any reference herein to any Person shall be construed to include such Person’s successors and assigns

(g) the words “herein”, “hereof”, and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof;

(h) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear,

(i) reference to any Laws means those Laws as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Laws means that provision of such Laws from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(j) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

(k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”;

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(l) headings of articles, sections, and subsections herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document; and

(m) all times are New York City time.

1.03 Consolidation of Variable Interest Entities

.  All references herein to consolidated financial statements of Parent and its Subsidiaries or ThermaClime and its Subsidiaries or to the determination of any amount for Parent and its Subsidiaries or ThermaClime and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Parent or ThermaClime, as applicable, is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

1.04 Accounting Terms.

(a) Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) GAAP for Financial Ratios or Requirements.  With respect to the computation of any financial ratio in any Loan Document or any computation required under the provisions of Article VII, that computation shall be computed in accordance with GAAP in effect on the Closing Date.  If at any time any change in GAAP would affect any such computation, the Borrowers shall provide to each Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of that ratio or requirement made in accordance with GAAP as in effect on the Closing Date and as in effect as of the date of determination thereof.

1.05 Rounding

.  Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.06 Times of Day

.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II.

THE TERM COMMITMENTS AND TERM LOANS

2.01 The Term Loans

.

(a) Generally.

(i) As described in the Preliminary Statements, upon the effectiveness of this Agreement, the term loan facility made available to the Borrowers under the Original Loan Agreement is being extended and increased as of the Closing Date.  The results of the aforesaid extension and increase being that the Maturity Date will be March 29, 2016, instead of November 2, 2012, that the Original Term Commitments will be replaced with the Term Commitments, and that the maximum principal amount of the term loan facility shall be increased to $60,000,000, which amount may be increased to $75,000,000 pursuant to Section 2.01(f).

(ii) Schedule 2.01 (x) sets forth the Term Commitments of the Term Lenders, as of the Closing Date, (y) sets forth the Outstanding Loan Balance of each Term Loan and the Aggregate Outstanding Loan Balance hereunder, as of the Effective Time and prior to the funding of the Additional Borrowed Amount, and (z) identifies each Term Loan as either a Tranche A Loan or a Tranche B Loan.

(iii) Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make its Additional Term Loan Amount, if any, available to the Borrowers on the Borrowing Date.  With respect to each Term Lender, the sum of its Additional Term Loan Amount and its Original Loan Amount shall not exceed that Term Lender’s Term Commitment.

(iv) Following the Closing Date, the Term Loans that are repaid or prepaid may not be re-borrowed.  For the avoidance of doubt, no amount borrowed pursuant to this Agreement is a re-borrowing of any amount made available to the Borrowers under the Original Loan Agreement.

(b) Borrowing Notice.  The Borrowers shall deliver to the Payment Agent irrevocable written notice of the Borrowers’ request for the borrowing of the Term Loans (the “Borrowing Notice”), which Borrowing Notice shall be in substantially the form of Exhibit C and shall include (i) the requested Borrowing Date (which date must be a Business Day) and (ii) a request for the Additional Borrowed Amount.  The Borrowers shall deliver the Borrowing Notice not later than one Business Day prior to the requested Borrowing Date to the Payment Agent (which shall promptly forward a copy of such Borrowing Notice to each Lender).  On or before the proposed Borrowing Date, the Payment Agent shall notify (A) the Borrowers and the Tranche A Lenders of the LIBO Rate applicable to the Tranche A Loans during the initial Interest Period upon determination of such LIBO Rate, and (B) each Lender of its Additional Term Loan Amount.

(c) Funding.  Following its receipt from the Payment Agent of the Borrowing Notice and its receipt of notice from the Payment Agent that the Effective Time has occurred, each Lender shall make its Additional Term Loan Amount available to the Payment Agent in immediately available funds at the Payment Agent’s Office not later than 1:00 p.m. on the Borrowing Date; provided, however, that the parties hereto acknowledge that subject to the terms of the Exiting Lender Agreements, the Exit Amounts shall be paid directly by the Purchasing Lenders to the Exiting Lenders in accordance with the terms of the Exiting Lender Agreements.  Upon satisfaction, or waiver pursuant to Section 11.01(a), of the conditions set forth in Section

4.01 and the Payment Agent’s receipt of the amounts to be funded by the Lenders on such date, the Payment Agent shall make the Additional Borrowed Amount available to the Borrowers.  In the event that any Lender fails to make its Additional Term Loan Amount available as provided above, the Payment Agent shall make the Additional Term Loan Amounts actually received available to the Borrowers.  The Additional Borrowed Amount shall be paid to the Borrowers in like funds as received by the Payment Agent by wire transfer of such funds, in accordance with instructions provided to (and reasonably acceptable to) the Payment Agent by the Borrowers.

(d) The Exiting Lenders.  For the avoidance of doubt, neither Exiting Lender is a Term Lender hereunder; nor does either of them have any rights or obligations under this Agreement.

(e) Replacement of the Original Term Commitments.  The Original Term Commitments set forth in Schedule 2.01 to the Original Loan Agreement are hereby replaced with the Term Commitments set forth in Schedule 2.01 hereto.

(f) Increase of the Term Loan Facility.  Following the Borrowing Date and subject to the adjustments set forth below, the Borrowers shall have a one-time right to increase the term loan facility to up to $75,000,000, subject to the adjustments set forth herein (the “Facility Increase”), by obtaining additional Term Commitments from one or more Persons (each, a “Joining Lender”); provided that each such Person shall be an Eligible Assignee that is identified by the Arranger, and that shall have a minimum Term Commitment of $5,000,000.  The sum of all Facility Increase Amounts advanced to the Borrowers shall not exceed the Maximum Facility Increase Amount.  To exercise that right, the Borrowers shall deliver to the Payment Agent not later than thirty days after the Closing Date irrevocable written notice of that request (the “Facility Increase Notice”), which notice shall be in substantially the form of Exhibit O and shall include the request for the Facility Increase.  Following the execution of each Joining Lender Agreement, the Borrowers shall deliver a Borrowing Notice to the Payment Agent, which Borrowing Notice shall be substantially in the form of Exhibit C and shall include (i) the date that the Borrowers desire to receive the Facility Increase Amount to be advanced by the applicable Joining Lender (the “Subsequent Borrowing Date”) and (ii) a request for that Facility Increase Amount; provided that there shall be no more than two Subsequent Borrowing Dates.

(g) The Joining Lenders.  On or prior to each Subsequent Borrowing Date, each Joining Lender advancing a Facility Increase Amount on that date shall deliver executed counterparts of the Joining Lender Agreement to the Payment Agent (which shall promptly forward a copy thereof to each Lender, each other Agent, and each Loan Party).  Each Joining Lender Agreement shall only require the written signatures of the Administrative Agent, the Loan Parties, and the applicable Joining Lender being added or increasing its Term Commitment, and no other approvals or consents of the other Lenders shall be required to effect the Facility Increase.  Upon execution and delivery of each Joining Lender Agreement and subject to the last sentence of this Section 2.01(g), the applicable Joining Lender will become a Term Lender hereunder and thereupon have all of the rights, benefits, duties, and obligations in that capacity under the Loan Documents.  After the second Payment Date, no Subsequent Borrowing Date shall occur, no Facility Increase Amount shall be made available to the Borrowers, and no Joining Lender Agreement related to a Facility Increase Amount not already made available to the Borrowers shall be of any force or effect.

(h) Funding on each Subsequent Borrowing Date.  Following its execution of a Joining Lender Agreement, each Joining Lender agrees that it shall, subject to the terms and conditions of that Joining Lender Agreement, fund its portion of the Facility Increase Amount on the applicable Subsequent Borrowing Date.  Upon satisfaction, or waiver pursuant to Section 11.01(a), of the conditions set forth in Section 4.02 and the Payment Agent’s receipt of the applicable Facility Increase Amount on each Subsequent Borrowing Date, the Payment Agent shall make that Facility Increase Amount available the Borrowers.  On each Subsequent Borrowing Date after the applicable Facility Increase Amount is advanced to the Borrowers, the Payment Agent shall, and is hereby authorized and directed to, revise Schedules 2.01 and 2.03 to reflect that increase, and shall distribute those revised Schedules 2.01 and 2.03 to each of the Lenders and the Loan Parties, whereupon those revised Schedules 2.01 and 2.03 shall replace the old Schedules 2.01 and 2.03 and become part of this Agreement; provided that the revised Schedules 2.01 and 2.03 shall not require and shall be effective without the approval of or consent by the Lenders.  The amounts set forth in each revised Schedule 2.03 shall be determined in accordance with Section 2.03(a).

2.02 Optional Prepayments.

(a) Subject to the requirements and restrictions set forth in this Section 2.02, the Borrowers may, following written notice to the Payment Agent from the Borrowers (such a notice, a “Prepayment Notice”), at any time or from time to time voluntarily prepay the Term Loans.

(b) On or prior to the first anniversary of the Closing Date, the Borrowers may voluntarily prepay the Term Loans in whole but not in part and only if:

(i) the applicable Borrowers enter into a binding commitment, evidenced by definitive documentation, to Dispose of all of the Facility Assets to or in favor of any Person;

(ii) Parent or Consolidated Industries, as applicable, enter into a binding commitment, evidenced by definitive documentation, to Dispose of all of the Equity Interests (whether direct or indirect) in CNC, CNH, EDCC, and NFC to or in favor of any Person; or

(iii) any Borrower or any Subsidiary of any Borrower (other than an Excluded Subsidiary) enters into a binding commitment, evidenced by definitive documentation, to acquire any assets or other property, of any nature whatsoever.

(c) Notwithstanding the limitation set forth in Section 2.02(b), the Borrowers may voluntarily prepay the Term Loans on or prior to the first anniversary of the Closing Date (i) in whole or in part if such a prepayment arises out of Section 3.02 or 3.06(b) or (ii) in part but not in whole if such a prepayment that arises out of Section 7.05(f).

(d) After the first anniversary of the Closing Date, the Borrowers may voluntarily prepay the Term Loans in whole or in part; provided that each Principal Prepayment shall be equal to either (i) a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or (ii) the Aggregate Outstanding Loan Balance if that amount is less than $5,000,000; provided, however, that any prepayment arising out of Section 3.02 or 3.06(b) shall not be subject to the restriction on the minimum amount of each Principal Prepayment that is set forth in the previous proviso.

(e) Each Prepayment Notice must set forth the date on which the prepayment of the Term Loans is to be made (the “Prepayment Date”), the amount of principal of the Term Loans to be prepaid on that date (the “Principal Prepayment”), and the Section hereof pursuant to which the prepayment is to be made; provided, however, that the Prepayment Date for any prepayment pursuant to Section 2.02(b)(i), (ii), or (iii) shall be the same date as the “closing date” of the definitive documentation referenced in that section.  Each Prepayment Notice must be received by the Payment Agent not later than 11:00 a.m. thirty (30) days prior to the intended Prepayment Date.  The Payment Agent will promptly notify each Lender of its receipt of each Prepayment Notice and of the amount of that Lender’s ratable portion of the related Principal Prepayment.  If a prepayment is to be paid pursuant to Section 2.02(b)(i), (ii), or (iii), the applicable Loan Parties shall provide the Payment Agent with any such information and documentation as is reasonably requested by the Payment Agent regarding the transaction contemplated thereby.

(f) Each Prepayment Notice shall be deemed irrevocable when given by the Borrowers, the Borrowers shall make the related prepayment, and the payment amount specified in such notice shall be due and payable on the date specified therein.

(g) Each prepayment of the Term Loans shall be made on a Payment Date, and shall be accompanied by all accrued interest on the related Principal Prepayment together with the Prepayment Fee, if any, and any additional amounts required pursuant to Section 3.05 (all of those amounts collectively, the “Total Prepayment Amount”); provided, however, that no Prepayment Fee shall be payable in connection with prepayments made with the proceeds of Dispositions permitted pursuant to Section 7.05(f) or in connection with a prepayment required by Section 3.02.  The Total Prepayment Amount will be confirmed by the Payment Agent, and the Payment Agent will give written notice to the Borrowers, the Lenders, and the other Agents of its determination of the Total Prepayment Amount and each Lender’s ratable portion thereof no later than ten (10) Business Days prior to the Prepayment Date.

(h) Each prepayment of the Aggregate Outstanding Loan Balance pursuant to this Section 2.02 shall be applied to the principal repayment installments thereof on a pro-rata basis, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of the Term Loans.

2.03 Repayment of Term Loans.

(a) The Borrowers shall repay to the Term Lenders the Aggregate Outstanding Loan Balance in installments on the Payment Dates in the amounts set forth on Schedule 2.03.  Unless a Subsequent Borrowing Date occurs and Schedule 2.03 is revised as set forth below, the payments to be made on each Payment Date shall be those amounts set forth on Schedule 2.03 as of the Closing Date, which amounts equal the product of the Amortization Percentage and the aggregate of all Term Commitments as of the Borrowing Date.  With respect to each Subsequent Borrowing Date, the Payment Agent shall revise Schedule 2.03, so that it shows that the amounts to be paid on each subsequent Payment Date equal the product of the Amortization Percentage and the sum of (x) the aggregate of all Term Commitments as of the Borrowing Date and (y) all Nominal Facility Increase Amounts.

(b) For the avoidance of doubt, amounts repaid pursuant to this Section 2.03 will be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.02.

2.04 Interest.

(a) Subject to the provisions of Section 2.04(b), (i) each Tranche A Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable Rate; provided that in the event that Section 3.02 or 3.03 applies, such Term Loan shall bear interest on the outstanding principal amount thereof in accordance with the provisions of Section 3.02 or 3.03, as applicable and (ii) each Tranche B Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Fixed Rate.

(b) (i)  If any amount of principal of any Term Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, pursuant to Section 2.03, or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Term Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Term Loan shall be due and payable in arrears on each Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) On the Borrowing Date, the Borrowers shall pay all interest accrued and then owing to the Original Lenders, as more fully described in Section 4.01(i).

2.05 Fees.  The Borrowers shall pay to the Arranger, the Administrative Agent and the Payment Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters.

2.06 Computation of Interest and Fees

.  All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year); provided that in the event that (i) the Alternative Rate provisions of Section 3.02 or 3.03 or (ii) the Default Rate applies, all computations of interest based upon the Alternative Rate when the Alternative Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  Interest shall accrue on each Term Loan for the day on which the Term Loan is made, and shall not accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid.  Each determination by the Payment Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.07 Evidence of Debt; Issuance of Term Notes; Exchange and Surrender of Term Notes; Cancellation of Exchanged Term Notes.

(a) The Term Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Payment Agent in the ordinary course of business.  The accounts or records maintained by the Payment Agent and each Lender shall be conclusive absent manifest error of the amount of the Term Loans made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to record or any error in so recording shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Payment Agent in respect of such matters, the accounts and records of the Payment Agent shall control in the absence of manifest error.

(b) Upon the request of any Lender made through the Payment Agent, the Borrowers shall execute and deliver to that Lender (through the Payment Agent) a Term Note.  Each such Term Note will be additional evidence of that Lender’s Term Loans, secondary to the accounts or records maintained pursuant to Section 2.07(a).  Each Lender may attach schedules to its Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.  For the avoidance of doubt, in the event of any conflict between the accounts and records maintained by the Payment Agent pursuant to Section 2.07(a) and any Term Note or schedules attached thereto, the accounts and records of the Payment Agent shall control in the absence of manifest error.

(c) Each existing Term Note owned by a Lender on or prior to the Closing Date shall be exchanged for another Term Note that will evidence that Lender’s then outstanding Term Loans in addition to the accounts or records maintained pursuant to Section 2.07(a).  Each Lender will surrender its existing Term Note to the Payment Agent at the Payment Agent’s Office on the Closing Date.  The Borrowers will execute and deliver to each Lender (through the Payment Agent) the Term Note that that Lender is entitled to receive.

(d) Any Term Note surrendered for exchange will be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Payment Agent and duly executed by the Lender desiring that exchange.  All Term Notes issued upon any exchange of existing Term Notes shall be the valid obligations of the Borrowers, evidencing the same rights, and entitled to the same benefits under this Agreement, as the existing Term Notes surrendered upon exchange.  For the avoidance of doubt any Term Note issued in exchange for a Term Note surrendered in accordance with this Section 2.07 will be deemed to amend and restate the Term Note that it replaces, and it will not be deemed to be a payment, settlement, or novation of the Term Note that it replaces.  No service charge will be charged to a Lender for any exchange of its Term Note.

(e) All Term Notes surrendered to the Payment Agent for exchange in accordance with this Section 2.07 will be canceled by the Payment Agent promptly upon delivery of the replacement Term Note to the appropriate Lender.  All canceled Term Notes held by the Payment will be disposed of by the Payment Agent in accordance with its standard practice.

2.08 Payments Generally.

(a) General.  All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Payment Agent, for the account of the respective Lenders to which such payment is owed, at the Payment Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Payment Agent will promptly distribute to each Lender its Applicable Percentage of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Payment Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b) Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Term Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan, to purchase its participation or to make its payment under Section 11.04(c).

(c) Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Term Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Term Loan in any particular place or manner.

(d) Insufficient Funds.  If at any time insufficient funds are received by and available to the Payment Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

2.09 Sharing of Payments by Lenders

.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (a) notify the Payment Agent of such fact, and (b) purchase (for cash at face value) participations in the Term Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant, other than to any Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i)

the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) any Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers or any such Loan Party, as the case may be, shall make such deductions and (iii) the Borrowers or any such Loan Party, as the case may be, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrowers and Parent.  Without limiting the provisions of subsection (a) above, the Borrowers and the other Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrowers and Parent.  The Borrowers and each other Loan Party shall, jointly and severally, indemnify each Agent and each Lender (each such Person a “Tax Indemnitee”), within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Tax Indemnitee, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if a Tax Indemnitee fails to give notice to ThermaClime of the imposition of any Indemnified Taxes or Other Taxes on or to be paid by such Tax Indemnitee within 90 days following its receipt of actual written notice of the imposition of such Indemnified Taxes or Other Taxes, there will be no obligation for the Borrowers or the other Loan Parties to pay to such Tax Indemnitee interest or penalties attributable to the period beginning after such 90th day and ending 7 days after ThermaClime receives notice from such Tax Indemnitee.  A certificate as to the amount of such payment or liability delivered to ThermaClime by such Tax Indemnitee (with a copy to the Payment Agent), or by any Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower or other Loan Party, as the case may be, to a Governmental Authority, ThermaClime shall deliver to the Payment Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Payment Agent.

(e) Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower or other Loan Party, as the case may be, is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to ThermaClime (with a copy to the Payment Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrowers, such other Loan Party or the Payment Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrowers, any other Loan Party or the Payment Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers, such other Loan Party or the Payment Agent as will enable the Borrowers, such other Loan Party or the Payment Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, if any Borrower or other Loan Party, as the case may be, is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrowers, each such Loan Party and the Payment Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers, any other Loan Party or the Payment Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of any Borrower or Parent within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of  Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers to determine the withholding or deduction required to be made.

(f) Treatment of Certain Refunds.  If any Tax Indemnitee determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 3.01 by the Borrowers or another Loan Party, as the case may be, or with respect to which the Borrowers or another Loan Party, as the case may be, has paid additional amounts pursuant to this Section, it shall promptly notify ThermaClime and pay to the Borrowers or such other Loan Party, as the case may be, an amount equal to such refund (but only to the extent of the indemnity payments made, or additional amounts paid, by the Borrowers or such other Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of any out-of-pocket expenses of such Tax Indemnitee and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each of the Borrowers and the other Loan Parties, upon the request of such Tax Indemnitee, agrees to repay the amount paid over to it (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Tax Indemnitee if such Tax Indemnitee is required to repay such refund to such Governmental Authority.  A certificate as to the amount of such repayment shall be delivered by such Tax Indemnitee to ThermaClime.  This subsection shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers, any other Loan Party or any other Person.

3.02 Illegality.  If any Tranche A Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Tranche A Lender or its applicable Lending Office to make, maintain or fund Tranche A Loans accruing interest at rates based on the LIBO Rate, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by that Tranche A Lender to the Borrowers through the Payment Agent, any obligation of that Tranche A Lender to make or continue Tranche A Loans accruing interest at a rate based on the LIBO Rate shall be suspended until that Tranche A Lender notifies the Payment Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrowers shall, upon demand from that Tranche A Lender (with a copy to the Payment Agent), prepay that Tranche A Lender’s Tranche A Loans (and the amount of any prepayment to the extent such amount is required to be paid pursuant to this Section 3.02 shall not be subject to a Prepayment Fee) or, if available, convert the interest rate accruing on that Tranche A Lender’s Tranche A Loans to the Alternative Rate plus the Applicable Rate, either on the last day of the Interest Period therefor, if that Tranche A Lender may lawfully continue to maintain those Tranche A Loans accruing interest at a rate based on the LIBO Rate to such day, or immediately, if that Tranche A Lender may not lawfully continue to maintain those Tranche A Loans accruing interest at a rate based on the LIBO Rate.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates

.  If the Required Tranche A Lenders determine that for any reason in connection with any request for a Tranche A Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Tranche A Loan, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed Tranche A Loan, or (c) the LIBO Rate for any requested Interest Period with respect to a proposed Tranche A Loan does not adequately and fairly reflect the cost to such Tranche A Lenders of funding such Tranche A Loan, the Payment Agent will promptly so notify the Borrowers and each Lender.  Thereafter, the obligation of the Tranche A Lenders to make or maintain Tranche A Loans accruing interest at a rate based on the LIBO Rate shall be suspended until the Payment Agent (upon the instruction of the Required Tranche A Lenders) revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of Tranche A Loans or, failing that, will be deemed to have converted such request into a request for Tranche A Loans in the amount specified therein accruing interest at a rate per annum equal to the Alternative Rate plus the Applicable Rate.

3.04 Increased Costs; Reserves on Term Loans.

(a) Increased Costs Generally.  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii) subject any non-foreign Lender to any tax of any kind whatsoever with respect to this Agreement or any Term Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Term Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Term Loan (or of maintaining its obligation to make any such Term Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or will have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, or the Term Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to ThermaClime shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender delivers to ThermaClime a certificate pursuant to Section 3.04(c) above or notifies ThermaClime of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Term Loans.  The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Term Loan equal to the actual costs of such reserves allocated to such Term Loan by such Lender (as determined by such

Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Term Loan, provided ThermaClime shall have received at least 30 days prior notice (with a copy to the Payment Agent) of such additional interest with respect to the initial Payment Date for which such additional interest is due from such Lender.  If a Lender fails to give notice 30 days prior to the relevant Payment Date, such additional interest shall be due and payable 30 days from receipt of such notice.

3.05 Compensation for Losses.  Upon demand of any Lender (with a copy to the Payment Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Term Loan on a day other than the last day of the Interest Period for such Term Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Term Loan) to prepay, borrow, continue or convert any Term Loan on the date or in the amount notified by the Borrowers; or

(c) any assignment of a Term Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Term Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrowers to the Tranche A Lenders under this Section 3.05, each Tranche A Lender shall be deemed to have funded each Tranche A Loan made by it at the LIBO Rate for such Term Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Tranche A Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 11.13.

3.07 Survival.  All of the Borrowers’ obligations under this Article III shall survive repayment of all Obligations hereunder.

ARTICLE IV.

CONDITIONS PRECEDENT

4.01 Conditions to the Additional Term Loan Amounts

.  Each obligation of each Lender to advance its Additional Term Loan Amount on the Borrowing Date hereunder is subject to satisfaction of the following conditions precedent:

(a) The Payment Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to each Agent and each of the Lenders:

(i) executed counterparts of this Agreement, and reaffirmations of the Intercompany Loan Subordination Agreement, each Intercompany Lease Subordination Agreement, and the Management Fee Subordination Agreement, sufficient in number for distribution to each Agent, each Lender and the Borrowers;

(ii) a Term Note executed by all of the Borrowers in favor of each Lender, each of which shall be executed and delivered in the manner set forth in Section 2.07;

(iii) a reaffirmation of the Security Agreement, together with:

(A) [Reserved.]

(B) [Reserved.]

(C) [Reserved.]

(D) copies of each of the Assigned Agreements identified in clauses (a) and (b)(ii) of the definition of Assigned Agreements, together with a fully executed Assignment and Consent relating thereto, and

(E) evidence that all other action that the Payment Agent may deem necessary or desirable in order to continue the perfection and maintain the priority of the Liens created under the Security Agreement has been taken (including receipt of all filings necessary to continue the perfection and maintain the priority of the Liens created under the Security

Agreement with respect to the trademarks used in connection with the Facility Business);

(iv) executed counterparts of the Cherokee Mortgage Amendment and the El Dorado Mortgage Amendment, duly executed by the appropriate Loan Party, together with:

(A) evidence that counterparts of the Cherokee Mortgage Amendment and the El Dorado Mortgage Amendment have been duly executed, acknowledged, and delivered and are in form suitable for filing or recording in all filing or recording offices that the Payment Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid,

(B) endorsements to each Mortgage Policy and the related UCC Plus Policy (collectively, the “Policies”) that are in form and substance acceptable to the Payment Agent, in its sole discretion, that provide for the increase in the coverage by $10,000,000 to the maximum principal amount of $60,000,000, that accommodate the extension of the maturity of the Term Loans from November 2, 2012, to the Maturity Date, and that cover such other matters as reasonably requested by the Payment Agent, and such other agreements or further assurances as the Payment Agent, the title company, or any Governmental Authority may require in connection therewith,

(C) such affidavits and certifications from the applicable Loan Parties as reasonably requested by the title company, including (i) a certificate from CNH in which it declares that there has been no material change in the physical plant at or improvements to the Cherokee Plant or the Cherokee Site, (ii) a certificate from NFC in which it declares that there has been no material change in the physical plant at or improvements to the El Dorado Plant or the El Dorado Site, in each case since the issuance of that certain American Land Title Association/American Congress on Surveying and Mapping survey delivered to the Payment Agent pursuant to Section 4.01(a)(iv)(C) of the Original Loan Agreement, and (iii) such certifications as are reasonably satisfactory to the Payment Agent that no portion of the Facility Assets is situated in an area designated as “flood prone”, “within a flood plain”, or having a similar designation under federal or state law,

(D) evidence of the insurance required by the terms of the Mortgages,

(E) an Appraisal, satisfactory to the Required Lenders, of (i) each of the properties described in the Mortgages and of the other Facility Assets and (ii) which indicates that as of the Borrowing Date and, at all times during the Term after giving effect to the payment of each of the scheduled principal installments required to be paid pursuant to Section 2.03, the Appraised Value of the Facility Assets will be at least 133.33% of the sum of the Aggregate Outstanding Loan Balance,

(F) evidence that all other action that the Payment Agent may deem necessary or desirable in order to evidence that the Collateral Agent has valid first and subsisting Liens on the property described in the Mortgages has been taken;

(v) such certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Loan Party as the Payment Agent may require evidencing the identity, authority, and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is or is to become a party;

(vi) such documents and certifications as the Payment Agent may reasonably require to evidence that each Loan Party is duly incorporated, organized, or formed, and that each of Loan Party is validly existing, in good standing, and qualified to engage in business in each jurisdiction where its ownership, lease, or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vii) a favorable opinion of David M. Shear, general counsel of the Loan Parties, addressed to each Agent and each Lender, as to the matters set forth in Exhibit J-1 and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(viii) a favorable opinion of Balch & Bingham LLP, local Alabama counsel to the Lenders, addressed to each Agent and each Lender, as to the matters set forth in Exhibit J-2 and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request,

(ix) a favorable opinion of Friday, Eldredge & Clark, LLP, local Arkansas counsel to the Lenders, addressed to each Agent and each Lender, as to the matters set forth in Exhibit J-3 and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(x) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the consummation by such Loan Party of the transactions contemplated in the Loan Documents and the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that except as have been obtained by the Loan Parties or waived by the Lenders, no such consents, licenses or approvals are so required;

(xi) a certificate signed by a Responsible Officer of each Borrower certifying (A) that the conditions specified in Sections 4.01(e) and (f) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(xii) a copy of the business plan and budget of each of Parent and its Subsidiaries and ThermaClime and its Subsidiaries, in each case on a consolidated basis, including forecasts of consolidated balance sheets and statements of income or operations and cash flows of Parent and its Subsidiaries or ThermaClime and its Subsidiaries, as applicable, on a monthly basis for the fiscal year ending December 31, 2011, as prepared by management of Parent, or ThermaClime, as applicable, and delivered to the Revolving Agent in accordance with the provisions of the Revolving Credit Documents;

(xiii) certificates attesting to the Solvency of each Loan Party before and after giving effect to the Term Loans, from its chief financial officer;

(xiv) an environmental assessment report addressed to each Agent and from an environmental consulting firm acceptable to the Lenders, which report shall identify existing and potential environmental concerns and shall quantify related costs and liabilities, associated with each of the Cherokee Site and the El Dorado Site, and the Lenders shall be satisfied with the nature and amount of any such matters and with the Borrowers’ plans with respect thereto;

(xv) evidence that all insurance required to be maintained pursuant to the Loan Documents, including Section 6.07, has been obtained and is in effect, together with the certificates of insurance, naming the Collateral Agent, on behalf of the Secured Parties, as loss payee and each Agent and each of the Lenders as additional insureds, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

(xvi) the Audited Financial Statements;

(xvii) a true, correct, and complete copy of the Revolving Credit Agreement, as amended and in effect as of the Closing Date;

(xviii) each of the conditions precedent set forth in this Section 4.01 shall have been fully satisfied or waived and the Borrowing Date shall have occurred on or before March 31, 2011;

(xix) a reaffirmation of the Inter-Lender Agreement;

(xx) a Reaffirmation of each Intercompany Lease Subordination Agreement and of each Assignment and Subordination Agreement of Airgas Specialty Products, Inc., Isbell Farms, and Nelson Brothers, Inc., in the form of Exhibit H-1 and K-3, respectively, each dated as of the Closing Date, and an Assignment of Leases and Rents and a Subordination, Non-disturbance, and

Attornment Agreement, in the form of Exhibit K-1 and K-2, respectively, dated as of the Closing Date, regarding the Linde Lease;

(xxi) a reaffirmation of the Trademark Security Agreement; and

(xxii) such other assurances, certificates, documents, consents or opinions as any Agent or any Lender reasonably may require.

(b) The Borrowers shall have delivered to the Administrative Agent and the Arranger a fully executed copy of the Bank of America Fee Letter and to the Payment Agent a fully executed copy of the Payment Agent Fee Letter, and all fees required to be paid to the Agents, the Arranger and the Lenders on or before the Closing Date shall have been paid.

(c) Unless waived by the Agents, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Agents (directly to such counsel if requested by the Agents) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings; provided that, unless otherwise agreed in writing, such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Agents.

(d) The Lenders shall have completed a due diligence investigation of each of the Loan Parties and their respective Subsidiaries in scope, and with results, satisfactory to the Lenders, and shall have been given such access to the management, records, books of account, contracts and properties of each of the Loan Parties and their respective Subsidiaries and shall have received such financial, business and other information regarding each of the foregoing Persons and businesses as they shall have requested.  All of the information made available to any Agent prior to February 2011, shall be complete and correct in all material respects; and no changes or developments shall have occurred, and no new or additional information shall have been received or discovered by the Agents or the Lenders regarding the Loan Parties and their respective Subsidiaries after February 2011, that (A) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (B) purports to affect the Term Loans adversely.  Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe (i) that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect, or (ii) that the transactions contemplated in the Loan Documents will have a Material Adverse Effect.

(e) The representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of the Term Loans, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(f) No Default or Event of Default shall (i) have occurred and be continuing under the Original Loan Agreement or under any of the other original Loan Documents, or (ii) exist, or would result from the making of the Additional Term Loan Amounts, from the application of the proceeds thereof, or from the amendment and restatement of the Original Loan

Agreement or the other original Loan Documents, including the increase of the loan amounts and the extension of the maturity date, in effect prior to the Closing Date.

(g) Prior to the Closing Date, (i) each Agent and each Lender shall have received evidence satisfactory to it, in its sole and absolute discretion, that each Loan Party is in compliance with all Anti-Money Laundering Laws and is not an Embargoed Person, and (ii) each Agent and each Lender that is subject to the USA PATRIOT Act has received all the information described in Section 11.21.

(h) The Effective Time shall be deemed to have occurred.

(i) On the Borrowing Date, the Borrowers shall have paid interest on the “Term Loans” under the Original Loan Agreement to the Original Lenders in the amounts that the Original Lenders would be owed pursuant to Section 2.04 of the Original Loan Agreement if the Borrowing Date were an “Interest Payment Date” thereunder.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Payment Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to the Funding on each Subsequent Borrowing Date

.  The advance of each Facility Increase Amount to the Borrowers on a Subsequent Borrowing Date is subject to the following conditions precedent:

(a) ThermaClime shall deliver to the Payment Agent a certificate of each Loan Party signed by a Responsible Officer of that Loan Party and dated as of the Subsequent Borrowing Date, (a) certifying and attaching the resolutions adopted by that Loan Party approving or consenting to the Facility Increase, (b) in the case of the Borrowers, certifying that, after giving effect to the Facility Increase and as of the Subsequent Borrowing Date, (i) the representations and warranties contained in Article V or any other Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects, except to the extent that those representations and warranties relate to an earlier date, in which case they shall be true and correct in all material respects as of that earlier date, (X) no Default or Event of Default has occurred and is continuing under the Agreement or under any of the other Loan Documents, or (Y) exists, or would result from the making of the Facility Increase or from the application of the proceeds thereof, and (iii) there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(b) no optional prepayment of the Term Loans pursuant to Section 2.02(b) shall have occurred;

(c) the Borrowers shall have paid all fees then due and payable and reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for each Agent), in connection with the Facility Increase provided for herein and the preparation, negotiation, execution, delivery, and administration of the Joining Lender Agreement;

(d) the Payment Agent’s receipt of endorsements to each of the Policies that are in form and substance acceptable to the Payment Agent, in its sole discretion, that provide for the increase in the coverage by the sum of all Nominal Facility Increase Amounts related to the Facility Increase Amounts to be advanced on that Subsequent Borrowing Date, and that cover such other matters as reasonably requested by the Payment Agent, and such other agreements or further assurances as the Payment Agent, the title company, or any Governmental Authority may require in connection therewith;

(e) the Payment Agent shall submit to the Borrowers the proposed revised Schedule 2.03 to be provided pursuant to Section 2.01(h) for their approval and consent thereto; and

(f) the Payment Agent’s receipt of a bring-down letter with respect to the opinion delivered pursuant to Section 4.01(a)(viii) and a bring-down letter with respect to the opinion delivered pursuant to Section 4.01(a)(ix), each in form and substance acceptable to the Payment Agent.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Borrower and, in the case of Sections 5.01, 5.02, 5.03 (other than Sections 5.03(b) and (c)), 5.04, 5.05, 5.06, 5.07, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.18, 5.30, and 5.31 each of Parent and Consolidated Industries also, represents and warrants to the Agents and the Lenders that as of the date of this Agreement, the date of the Borrowing Notice, the Borrowing Date, the date of the Facility Increase Notice (if it is actually delivered), and the Subsequent Borrowing Date (if it actually occurs):

5.01 Existence, Qualification and Corporate Power

.

(a) Each Loan Party is duly incorporated, organized, or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization, or formation.

(b) Each Loan Party has all requisite corporate or other organizational power and authority and all requisite governmental licenses, authorizations, consents, and approvals to (i) own its assets and carry on its business as currently conducted and (ii) execute, deliver, and perform its obligations under the Loan Documents to which it is a party, except in each case referred to in clause (i), to the extent that the failure to have that power and authority or those licenses, authorizations, consents, and approvals could not reasonably be expected to have a Material Adverse Effect.

(c) Each Loan Party is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease, or operation of properties or the conduct of its business as currently conducted requires such qualification or license, except in each case to the extent that failure to be so qualified or licensed or in good standing could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which it is party, have been duly authorized by all necessary corporate or limited liability company action, and do not and will not (a) contravene the terms of any of its Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under or require any payment to be made under, (i) any Material Contract to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03 Governmental Authorization; Other Consents

.  Except as set forth in Schedule 5.03, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which it is a party, (b) the grant by any Borrower of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof), or (d) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

5.04 Binding Effect

.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party hereto or thereto.  Each Loan Document to which Loan Party is a party, when so delivered, constitutes a legal, valid, and binding obligation of such Person, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Parent and its Subsidiaries or ThermaClime and its Subsidiaries, as applicable, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Parent and its Subsidiaries or ThermaClime and its Subsidiaries, as applicable, as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c) The consolidated and consolidating forecasted balance sheets, statements of income and consolidated cash flows of each of Parent and its Subsidiaries and ThermaClime and its Subsidiaries, in each case delivered pursuant to Section 4.01 or Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Parent’s or ThermaClime’s, as applicable, best good faith estimate of its future financial condition and performance.

5.06 Litigation

.  Except as set forth on Schedule 5.06 or the report filed by Parent with the SEC on Form 10-K made on March 3, 2011, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration, or before any Governmental Authority, by or against any Loan Party or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document, any Related Document, or the consummation of the Transaction, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, except for matters that are fully covered by independent third-party insurance, subject to customary deductibles, as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage.

5.07 No Default

.  No Loan Party is in default under or with respect to, or a party to, any Contractual Obligation (including obligations under the Revolving Credit Documents) that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens.

(a) Each Borrower and each of its Subsidiaries (other than Excluded Subsidiaries), has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Collateral is subject to no Liens, other than Permitted Encumbrances.  All of the Collateral is located on or at the Sites.  All of the Cherokee Facility Collateral is located on or at the Cherokee Site and all of the El Dorado Facility Collateral is located on or at the El Dorado Site.

(b) Without limiting the generality of the foregoing:  (i) CNH has good and marketable record title in fee simple to the Collateral consisting of real property (including the Cherokee Site and the improvements and fixtures thereon), subject only to Permitted Encumbrances; (ii) CNH and CNC have good and marketable title to all personal property located on the Cherokee Site or consisting of a part of the Collateral (other than (A) certain inventory owned by customers and certain rolling stock in each case composing Excluded Assets, (B) certain personal property owned by obligors under lease and use arrangements described at items 2, 3, 4, 5 and 6 of Part I of Schedule 7.05 and which is located solely on the portion of the Cherokee Site subject to each such lease and use arrangement, (C) one (1) liquid nitrogen tank and two (2) air vaporizers leased by CNC and located on the Cherokee Site), subject only to Permitted Encumbrances or in the case of the Lien granted to the Revolving Agent under the Revolving Credit Agreement Accounts, Investment Property, Negotiable Collateral and Inventory; (iii) NFC has good and marketable record title in fee simple to the

Collateral consisting of real property (including the El Dorado Site and the improvements and fixtures thereon), subject only to Permitted Encumbrances; (iv) NFC and EDCC have good and marketable title to all personal property located on the El Dorado Site or consisting of a part of the Collateral (other than (A) certain inventory owned by customers and certain rolling stock in each case composing Excluded Assets, (B) certain personal property owned by obligors under lease and use arrangements described at item 4 of Part II of Schedule 7.05 and which is located solely on the portion of the El Dorado Site subject to each such lease and use arrangement, and (C) the chilled air system for high temperature KT operation and the boom truck leased by EDCC and located on the El Dorado Site), subject only to Permitted Encumbrances or in the case of the Lien granted to the Revolving Agent under the Revolving Credit Agreement Accounts, Investment Property, Negotiable Collateral and Inventory; provided, however, that with respect to clauses (ii) and (iv) of this Section 5.08(b), also excluding office equipment and accessories to operating equipment which if removed would not adversely affect the use, value or useful life of the Collateral, which are owned by third parties, leased to or used by a Borrower listed in this Section 5.08(a), each item of which individually has an original cost and replacement value less than $25,000, and all of which equipment and accessories collectively has an aggregate original cost and replacement value of not more than $500,000.00.

5.09 Environmental Compliance.  Each Borrower has taken all required steps to investigate the past and present condition and usage of each of the Facility Assets and the operations conducted thereon and, based upon such investigation, has determined that:

(a) except as disclosed in Schedule 5.09, none of the Borrowers, any of their respective Subsidiaries (other than the Excluded Subsidiaries), any current operator of any Facility Assets or any current operations thereon is in violation, or alleged violation, of any Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect;

(b) except as disclosed in Schedule 5.09, none of the Borrowers or any of their respective Subsidiaries (other than the Excluded Subsidiaries) has received notice from any third party including any federal, state or local Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency (“EPA”) or any other Governmental Authority as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986) or any other Environmental Law; (ii) that any hazardous waste, as defined by 42 U.S.C. §9601(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any Hazardous Materials, which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered any Borrower or any of its Subsidiaries (other than the Excluded Subsidiaries), as applicable, to conduct a Hazardous Materials site assessment, remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is, shall or may be named as a party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release or presence of Hazardous Materials;

(c) except as disclosed in Schedule 5.09, (A) no portion of the Cherokee Site or the El Dorado Site has been used for the handling, processing, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Cherokee Site or the El Dorado Site; (B) in the course of any activities conducted by any Borrower, its Subsidiaries (other than the Excluded Subsidiaries) or operators of its properties, no Hazardous Materials have been generated or are being used on the Cherokee Site or the El Dorado Site except in accordance with applicable Environmental Laws; (C) except as disclosed in Schedule 5.09, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Materials on, upon, into or from any Facility Assets, which releases could reasonably be expected to have a Material Adverse Effect or which would adversely effect any adjacent property, human health or the environment; (D) to each Borrower’s knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any portion of the Cherokee Site or the El Dorado Site which, through soil or groundwater migration, may have come to be located thereon, and which could reasonably be expected to have a Material Adverse Effect; and (E) in addition, to each Borrower’s knowledge, any Hazardous Materials that have been generated on any portion of the Cherokee Site or the El Dorado Site have been transported offsite only by carriers having an identification number issued by the EPA or another Governmental Authority, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to each Borrower’s knowledge, operating in compliance with such permits and applicable Environmental Laws; and

(d) none of the Borrowers, their respective Subsidiaries (other than the Excluded Subsidiaries), or any portion of the Cherokee Site or the El Dorado Site is subject to any applicable Environmental Law requiring the performance of Hazardous Materials site assessments, or the removal or remediation of Hazardous Materials, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

5.10 Insurance.  The properties of each Borrower and each of its Subsidiaries (other than the Excluded Subsidiaries) are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar business and owning similar properties in localities where such Borrower and its Subsidiaries (other than the Excluded Subsidiaries) operate.

5.11 Taxes.  Borrowers, their Subsidiaries (other than the Excluded Subsidiaries), Consolidated Industries, and Parent have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are subject to a Permitted Protest.  There is no proposed tax assessment against any Borrower or any of its Subsidiaries (other than the Excluded Subsidiaries), Consolidated Industries, or Parent that would, if made, have a Material Adverse Effect.

5.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Parent and each Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  Parent and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of each Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13 Subsidiaries.  Parent has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.  Consolidated Industries is a direct wholly-owned subsidiary of Parent, and each Borrower is a direct or indirect wholly-owned Subsidiary of Consolidated Industries.  Consolidated Industries and all of the Borrowers are identified in Part (a) of Schedule 5.13.  All of the outstanding Equity Interests in Consolidated Industries and each of the Borrowers have been validly issued, are fully paid and non-assessable and are owned by the owners and in the amounts specified in Part (c) of Schedule 5.13 free and clear of all Liens.

5.14 Margin Regulations; Investment Company Act.

(a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the proceeds of any Term Loan made available to the Borrowers under the Original Loan Agreement was used to purchase or carry margin stock (with the meaning of Regulation U issued by the FRB), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for that purpose.

(c) None of the Borrowers, any Person Controlling any Borrower, or any Subsidiary thereof is or is required to be registered as an “investment company” under the U.S. Investment Company Act of 1940, as amended.

5.15 Disclosure.  Each Loan Party has disclosed to the Agents and the Lenders all material agreements, instruments and corporate or other restrictions to which it or, in the case of each Borrower, any of its Subsidiaries (other than the Excluded Subsidiaries) is subject, and all other matters known to it, that could reasonably be expected to result in a Material Adverse Effect; provided that the Loan Parties have not been required to provide information regarding general market, economic and industry conditions.  No report, financial statement, certificate or other information (taken together as a whole) furnished (whether in writing or orally) by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16 Compliance with Laws.  Each Loan Party is in compliance in all material respects with the requirements of all Laws (including the USA PATRIOT Act) and all orders, writs, injunctions and decrees applicable to it or to its properties except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is subject to a Permitted Protest or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc.  Each Borrower and each of its Subsidiaries (other than the Excluded Subsidiaries) owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, which IP Rights are described in Schedule 5.17.  Except as specifically disclosed in Schedule 5.17, to the knowledge of Borrowers, no IP Rights of any Borrower or its Subsidiaries (other than Excluded Subsidiaries) infringes in any material respect upon any rights held by any other Person.  Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18 Solvency.  Immediately prior to and following the Closing Date and the Borrowing Date, each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, and the Borrowers taken as a whole are, Solvent.

5.19 Casualty, Etc.  Neither the businesses nor the properties of any Borrower or any of its Subsidiaries (other than the Excluded Subsidiaries) are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of

God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.20 Perfection of Security Interest; Filings.

(a) (i) Upon recordation of the Cherokee Mortgage Amendment, the Cherokee Mortgage will constitute an enforceable, first priority lien of record, and perfected security interest of record in CNH’s interest in the Cherokee Facility Collateral set forth therein consisting of real property (including fixtures) in favor of the Collateral Agent, as of the Original Closing Date with respect to all Obligations existing on or prior to the Closing Date, and as of the Closing Date with respect to all Obligations under this Agreement and the other Loan Documents, and (ii) the Security Agreement continues to constitute an enforceable, and together with the financing statements filed pursuant to the requirements of the UCC and, solely with respect to the portion of the Collateral consisting of trademarks, the Trademark Security Agreement filed with the U.S. Patent and Trademark Office, first priority lien of record and perfected security interest of record in each Borrower’s interest, if any, in the Cherokee Facility Collateral consisting of personal property set forth therein in favor of the Collateral Agent, in each case subject to Permitted Encumbrances, as against all Persons, including CNH and its creditors.  No other filings or recordings are necessary to create or maintain in favor of the Collateral Agent a valid and enforceable first priority Lien for the benefit of the Lenders on the Cherokee Facility Collateral free and clear of all other Liens, other than Permitted Encumbrances, except for (x) the filings and recordings listed in Schedule 4.01(a)(iii) (which filings or recordings, or arrangements therefor meeting the requirements specified herein, shall have been duly made on or before the Closing Date (including the payment of any fees or taxes relating to any of the foregoing)) and (y) after the Closing Date, such continuation statements of all UCC filings as may be required by the UCC to maintain the effectiveness, perfection, and priority of the aforesaid Lien on the Cherokee Facility Collateral.

(b) (i) Upon the recordation of the El Dorado Mortgage Amendment, the El Dorado Mortgage will constitute an enforceable, first priority lien of record and perfected security interest of record in NFC’s interest in the El Dorado Facility Collateral set forth therein consisting of real property (including fixtures) in favor of the Collateral Agent, as of the Original Closing Date with respect to all Obligations existing on or prior to the Closing Date, and as of the Closing Date with respect to all Obligations under this Agreement and the other Loan Documents, and (ii) the Security Agreement constitutes an enforceable, and together with the financing statements filed pursuant to the requirements of the UCC and, solely with respect to the portion of the Collateral consisting of trademarks, the Trademark Security Agreement filed with the U.S. Patent and Trademark Office, first priority lien of record and perfected security interest of record in each Borrower’s interest, if any, in the El Dorado Facility Collateral consisting of personal property set forth therein in favor of the Collateral Agent, in each case subject to Permitted Encumbrances, as against all Persons, including NFC and its creditors.  No other filings or recordings are necessary to create or maintain in favor of the Collateral Agent a valid and enforceable first priority Lien for the benefit of the Lenders on the El Dorado Facility Collateral free and clear of all other Liens, other Permitted Encumbrances, except for (x) the filings and recordings listed in Schedule 4.01(a)(iii) (which filings or recordings, or arrangements therefor meeting the requirements specified herein, shall have been duly made on or before the Closing Date (including the payment of any fees or taxes relating to any of the foregoing)) and (y) after the Closing Date, such continuation statements of UCC filings as may be required by the UCC to maintain the effectiveness, perfection, and priority of the aforesaid Lien on the El Dorado Facility Collateral.

(c) Except for the filings and recordings listed in Schedule 4.01(a)(iii) (which filings or recordings, or arrangements therefor meeting the requirements specified herein, shall have been duly made on or before the Closing Date (including the payment of any fees or taxes relating to any of the foregoing)), no other filings or recordings are necessary to create or maintain in favor of the Collateral Agent a valid and enforceable first priority Lien for the benefit of the Lenders on the Cherokee Facility Collateral and the El Dorado Facility Collateral free and clear of all other Liens, other Permitted Encumbrances.

(d) None of the Borrowers or any Affiliate of a Borrower has created, consented to, incurred, or suffered to exist any Lien upon the Collateral, other than Permitted Encumbrances.

5.21 Services, Materials, Property Interests and Other Rights.  Other than with respect to services, materials, property interests or other rights which are routinely obtainable in the ordinary course of business, the Material Contracts and the Support Rights and Interests comprise all of the services, materials and property interests and other rights material to the operation and maintenance of the Facility Assets and the Facility Business as currently being operated.  Schedule 5.21 sets forth an accurate list of all utility, ammonia and natural gas pipelines and all other pipelines that enter the Sites from adjacent properties, in each case relating to, and utilized or expected to be utilized in, the Facility Business of the Borrowers at the Cherokee Site, the El Dorado Site or relating to the Facility Assets.

5.22 Material Contracts.  Schedule 5.22 sets forth an accurate list of all of the Material Contracts.  There exists no event of default, material default or material breach in the performance of any covenant, agreement, obligation or condition to be performed by any Borrower or any other party thereto under any Material Contract, and there are no allegations of any existing default by any Borrower (or, to such Borrower’s knowledge, by any other party thereto) under any Material Contract.  None of the Material Contracts has been amended, supplemented or otherwise modified in any material respect except as disclosed by the Borrowers to the Payment Agent in writing on or prior to the Closing Date, and all of the Material Contracts are in full force and effect.  To each Borrower’s knowledge, no event of force majeure or other event or condition has occurred which permits or requires any party to any of the Material Contracts to cancel, suspend or terminate its performance of such Material Contract or which could excuse any such party from liability for nonperformance.  The technology and “Technical Information” (as that term is defined in the KT Agreement) which is granted to and licensed to EDCC under the KT Agreement is neither used by Borrowers or necessary for the production of ammonia nitrate as currently produced by Borrowers or for the ownership, use or operation of the Facility Assets or to conduct the Facility Business as presently conducted.  A successor owner of the Facility Assets with respect to the El Dorado Site would not need the rights licensed under the KT Agreement in order to produce ammonia nitrate as currently produced by Borrowers at the El Dorado Site.

5.23 Permits.  Schedule 5.23 sets forth a complete listing of all Permits (other than general business, occupancy and building permits) necessary for each Borrower to conduct the Facility Business as it is currently being conducted.  No Permits are required to be held by

Borrower or in connection with the Facility Business for the treatment, storage or disposal of Hazardous Materials.  Except for the Permits listed in Schedule 5.23 and general business, occupancy and building permits, no other Permits are necessary for the ownership, use or operation of the Facility Assets or to conduct the Facility Business as presently conducted.

5.24 Zoning.  The current and anticipated use of each of the Cherokee Site and the El Dorado Site complies with all applicable zoning ordinances, regulations and restrictive covenants affecting the Cherokee Site and the El Dorado Site, as applicable, without the existence of any variance, non-complying use, nonconforming use or other special exception, all use restrictions of any Governmental Authority having jurisdiction have been satisfied, and no violation of any Laws exists with respect thereto other than those that individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect.

5.25 Separate Tax Lot.  Neither the Cherokee Site nor the El Dorado Site is part of a larger tract of land owned by any Borrower or any of its Affiliates nor is it otherwise included under any unity of title or similar covenant with other lands not encumbered by the Cherokee Mortgage or the El Dorado Mortgage.

5.26 Utilities.  All utility services necessary for the operation of the Facility Assets as presently conducted are available at the boundaries of each of the Cherokee Site and the El Dorado Site, as applicable, including electric and natural gas facilities, telephone service, water supply, storm and sanitary sewer facilities.

5.27 Labor Matters.  Except as set forth in Schedule 5.27, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrowers or any of their Subsidiaries (other than the Excluded Subsidiaries) as of the Closing Date and none of the Borrowers nor any of their Subsidiaries (other than the Excluded Subsidiaries) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.28 Collateral.  The Collateral includes all tangible and intangible assets, Permits, Material Contracts, and all other Support Rights and Interests, other than the Excluded Assets, necessary to operate and maintain the Facility Assets as they are currently operated and maintained.

5.29 Performance of This Agreement.  The proceeds of the Term Loans made available under the Original Loan Agreement were not and the proceeds of the Term Loans made available under this Agreement (including the Additional Term Loan Amounts), are not being distributed to any Borrower or deposited into any deposit account located in either Alabama or Arkansas.  None of the Loan Documents have been executed or will be executed by any Loan Party in either Alabama or Arkansas.

5.30 Terrorism Laws.

(a) Each Loan Party represents and warrants that neither it nor any of its respective Affiliates over which it exercises management control (a “Controlled Affiliate”) is a Prohibited Person, and that those Controlled Affiliates are in compliance, in all material respects, with all applicable orders, rules, regulations, and recommendations of OFAC.

(b) Each Loan Party represents and warrants that neither it nor any of its members, directors, officers, employees, parents, Subsidiaries or Affiliates: (i) is subject to U.S. or multilateral economic or trade sanctions currently in force; (ii) is owned or controlled by, or act on behalf of, any governments, corporations, entities, or individuals that are subject to U.S. or multilateral economic or trade sanctions currently in force; (iii) is a Prohibited Person or is otherwise named, identified, or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list, or other list of individuals or entities with whom U.S. Persons may not conduct business, including lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State.

(c) None of the Collateral is traded or used, directly or indirectly, by a Prohibited Person or organized in a Prohibited Jurisdiction.

(d) Each Loan Party has established an anti-money laundering compliance program as required by all applicable anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA PATRIOT Act”) (collectively, the “Anti-Money Laundering Laws”).

5.31 Embargoed Persons

.  As of the Closing Date and at all times throughout the term of any Term Loan:

(a) none of any Loan Party’s funds or other assets constitute property of, or are beneficially owned, directly or indirectly, by any person, entity, or government subject to trade restrictions under U.S. law, including the U.S. International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq. (the “Trading With the Enemy Act”), any of the foreign assets control regulations of the U.S. Department of the Treasury (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”), or any enabling legislation or regulations promulgated thereunder or executive order relating thereto (which for the avoidance of doubt shall include (i) Executive Order No. 13224, effective as of September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the USA PATRIOT Act), with the result that the investment in the Loan Party (whether directly or indirectly), is prohibited by law or any Loan made by any Lender is in violation of law (such a person, an “Embargoed Person”);

(b) no Embargoed Person has any interest of any nature whatsoever in a Loan Party with the result that the investment in it (whether directly or indirectly), is prohibited by law or any Loan is in violation of law;

(c) with respect to each Loan Party, none of its funds have been derived from any unlawful activity with the result that the investment in that Loan Party (whether directly or indirectly), is prohibited by law or any Loans is in violation of law; and

(d) no Loan Party nor any of its Affiliates (i) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act, or the Foreign Assets Control Regulations or (ii) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

For purposes of determining whether or not a representation with respect to any indirect ownership is true or a covenant is being complied with under this Section 5.31, no Loan Party shall be required to make any investigation into (i) the ownership of publicly traded stock or other publicly traded securities or (ii) the ownership of assets by a collective investment fund that holds assets for employee benefit plans or retirement arrangements.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Term Loan or other Obligation hereunder shall remain unpaid or unsatisfied:

6.01 Financial Statements.  ThermaClime and Parent shall deliver to each Agent, in form and detail satisfactory to the Agents:

(a) as soon as available, but in any event within 90 days (or, if such person has filed a filing extension with the SEC, 105 days) after the end of each fiscal year of each of ThermaClime and Parent (commencing with the fiscal year ending December 31, 2011), a consolidated and consolidating balance sheet of each of ThermaClime and its Subsidiaries and Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations and statements of cash flows (such consolidating statements of cash flows to be prepared on a business grouping basis (as opposed to an individual company basis), consistent with prior practice of Parent and ThermaClime), and consolidated statements of shareholders’ equity for such fiscal year, setting forth in the case of the consolidated balance sheets, statements of income or operations and statements of cash flows in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of Ernst & Young or any other independent certified public accountant of nationally recognized standing selected by Parent and ThermaClime, as applicable, and  reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification or exception as to the scope of such audit, and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of ThermaClime or Parent, as applicable, to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of ThermaClime and its Subsidiaries or Parent and its Subsidiaries, as applicable;

(b) as soon as available, but in any event within 45 days (or, if such Person has filed a filing extension with the SEC, 50 days) after the end of each of the first three fiscal quarters of each fiscal year of ThermaClime and Parent (commencing with the fiscal quarter ended March 31, 2011), unaudited statements consisting of a consolidated and consolidating balance sheet of each of ThermaClime and its Subsidiaries and Parent and its Subsidiaries, in each case as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations and statements of cash flows (such consolidating statements of cash flows to be prepared on a business grouping basis (as opposed to an individual company basis), consistent with prior practice of Parent and ThermaClime), and consolidated statements of shareholders’ equity for such fiscal quarter and for the portion of ThermaClime’s or Parent’s, as applicable, fiscal year then ended, setting forth in the case of the consolidated balance sheets, statements of income or operations and statements of cash flows in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of ThermaClime or Parent, as applicable, as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of ThermaClime and its Subsidiaries or Parent and its Subsidiaries, as applicable, in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) as soon as available, but in any event at least one Business Day before the start of each fiscal year of ThermaClime and Parent, an annual business plan and budget of each of ThermaClime and its Subsidiaries and Parent and its Subsidiaries, in each case on a consolidated basis, including forecasts prepared by management of ThermaClime and Parent, as applicable, in form satisfactory to the Payment Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of each of ThermaClime and its Subsidiaries and Parent and its Subsidiaries, in each case on a monthly basis for the immediately following fiscal year.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrowers shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02 Certificates; Other Information.  ThermaClime and Parent shall deliver to each Agent, in form and detail satisfactory to the Agents and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a) (commencing with the delivery of the financial statements for the fiscal year ended December 31, 2010), a certificate of Parent’s and ThermaClime’s independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any continuing Default under the financial covenants set forth in Section 7.11 or, if any such continuing Default shall exist, stating the nature and status of such event;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ended December 31, 2010), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of each of ThermaClime and Parent;

(c) promptly after any request by the Payment Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party, or any audit of any of them;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Parent, and copies of all annual, regular, periodic and special reports and registration statements which ThermaClime, Consolidated Industries, or Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Payment Agent pursuant hereto;

(e) promptly after the receipt thereof by any Loan Party, copies of any notices of defaults that have not been waived or cured in accordance with the terms of those agreements or proposed prepayments in connection with the termination or final payment in full of the associated debt facility delivered to the Revolving Agent (or any holder of Indebtedness under the Revolving Credit Documents) or any holder of other Indebtedness of any Loan Party with an aggregate principal amount greater than $5,000,000 pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(g) not later than five Business Days after receipt thereof by any Loan Party, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to the Revolving Credit Documents or and other instrument, indenture, loan or credit or similar agreement involving Indebtedness in an amount greater than $5,000,000 regarding or related to any breach or default that has not been waived or cured prior to such date by any party thereto or any other event that could reasonably be expected to result in a Material Adverse Effect and, from time to time upon request by the Payment Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as Payment Agent may reasonably request;

(h) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Borrower or any of its Subsidiaries (other than the Excluded Subsidiaries) with any Environmental Law or Environmental Permit that could reasonably be expected to (i) have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(i) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party, or compliance with the terms of the Loan Documents, as any Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) or (d) shall be delivered electronically, and shall be deemed to have been delivered on the date (i) on which ThermaClime or Parent posts such documents, or provides a link thereto on ThermaClime’s or Parent’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Agent has access (whether such a website is a commercial, third-party website or one sponsored by any Agent); provided that the Borrowers and Parent shall notify each Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Payment Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

Each Borrower and Parent hereby acknowledges that the Agents or the Arranger will make available to the Lenders materials or information provided by or on behalf of Parent, Consolidated Industries, or the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”).

6.03 Notices.  Each Loan Party shall notify each Agent and each Lender promptly upon any Responsible Officer of that Loan Party becoming aware of:

(a) the occurrence of any Default;

(b) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any existing default under, a Contractual Obligation of any Borrower or any Subsidiary (other than the Excluded Subsidiaries); (ii) any dispute, litigation, investigation, proceeding or suspension between any Borrower or any Subsidiary (other than the Excluded Subsidiaries) and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Borrower or any Subsidiary (other than the Excluded Subsidiaries), including pursuant to any applicable Environmental Laws;

(c) the occurrence of any ERISA Event; or

(d) any material change in accounting policies or financial reporting practices by any Loan Party except for changes made pursuant to GAAP.

Each notice pursuant to Section 6.03 shall be accompanied by a statement of a Responsible Officer of ThermaClime setting forth details of the occurrence referred to therein and stating what action the Borrowers or other the Loan Parties have taken and propose to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations.  Each Borrower shall, and shall cause each Subsidiary (other than the Excluded Subsidiaries) to, pay and discharge as the same shall become due and payable, or before delinquency or, in the case of clause (c) below, on or before the expiration of any grace period therefore, all its material obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are subject to a Permitted Protest; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same is subject to a Permitted Protest; and (c) all material Indebtedness (or in the case of trade payables, other than those with respect to any Assigned Agreement, incurred in the ordinary course of business, in accordance with customary and ordinary practices), but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05 Preservation of Existence, Etc.  Each Borrower shall, each Borrower shall cause each Subsidiary (other than the Excluded Subsidiaries) to, and solely with respect to clause (a), Parent and Consolidated Industries shall: (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties; Collateral.  Each Borrower shall, and shall cause each Subsidiary (other than the Excluded Subsidiaries) to: (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business or which constitute Collateral in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) use the standard of care typical in the industry in the operation and maintenance of its facilities including the Facility Assets except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (d) have full power and lawful authority to encumber such Borrower’s interests in the Collateral pursuant to the terms of the Collateral Documents; (e) protect or cause to be protected the title to the Facility Assets and all other Collateral, the status of each of the Cherokee Mortgage and the El Dorado Mortgage as a perfected lien on and security interest in the Facility Assets and such other Collateral; and (f) forever warrant and defend the same against any other claims of any persons or parties whomsoever.

6.07 Maintenance of Insurance.

(a) Each Borrower shall, and shall cause each Subsidiary (other than the Excluded Subsidiaries) to, maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days prior notice to the Payment Agent of termination, lapse or cancellation of such insurance.

(b) Without limiting the generality of the foregoing, the Borrowers shall maintain the following insurance with respect to the Facility Assets:

(i) Special form property damage insurance, with a policy limit in an amount not less than the currently insured value of the Facility Assets and any other tenant improvements (if any).  Each policy evidencing such coverage shall include (i) a lender’s loss payable endorsement (438 BFU, or its equivalent) in favor of the Collateral Agent for the benefit of each of the Secured Parties as loss payee, and (ii) any other similar endorsements reasonably required by the Payment Agent.

(ii) Commercial general liability coverage (including “umbrella” liability coverage) with such limits as the Payment Agent may reasonably require.  The policy evidencing such coverage shall name each of the Agents and the Lenders as additional insureds.  Coverage shall be written on an occurrence (not a claims made) basis.

(iii) Flood insurance as the Payment Agent may reasonably require in the future, if any portion of the improvements with respect to the Facility Assets are situated or become situated in an area then designated as “flood prone”, “within a flood plain” or similar designation under federal or state law.

(c) All policies of insurance required by the Payment Agent shall be issued by companies reasonably acceptable to the Payment Agent and shall otherwise be reasonably acceptable to the Payment Agent as to minimum amounts, forms, risk coverages, reinsurance amounts, deductibles and loss payable and cancellation provisions; provided, that in no event shall any such insurance company be rated less than “A” by AM Best Company.  No such policy relating to the Collateral, the Borrowers’ other properties, or any commercial general liability coverage required hereunder shall provide for any deductible amount in excess of $1,500,000 (the “Deductible Cap”); provided, however, that the Deductible Cap of any such policy may be increased to $3,000,000 if the Borrowers maintain for that policy sufficient liquidity to cover any such increase, which liquidity is in the form of unrestricted cash sufficient to cover the costs of each such increase; provided, further, however, that the Deductible Cap of any such policy may be increased beyond $3,000,000 if the Borrowers remain in compliance with the above described liquidity requirement and also provide the Lenders with an irrevocable, unconditional standby letter of credit for that policy in the amount equal to the difference between the increased deductible and $3,000,000, as additional security therefor.  Any such letter of credit shall be in form and substance and from an issuer acceptable to the Payment Agent, and it shall be directly drawable by the Collateral Agent.  In addition, each policy must provide the Payment Agent at least thirty (30) days prior written notice of cancellation, non-renewal or modification.  If, at least thirty (30) days before a required policy expires, the Payment Agent does not receive proof and evidence that a new policy has been issued and that premiums for it have been paid, then the Payment Agent may participate in all negotiations or other communication between the Borrowers and the insurance company and the Borrowers will use reasonable best efforts to cooperate with the Payment Agent to procure all required insurance hereunder prior to any existing policy expiration.  If the Payment Agent does not receive proof and evidence that a new policy has been issued and that premiums for it have been paid ten (10) Business Days prior to the date a required policy expires, the Payment Agent may in its sole discretion procure a new policy and advance funds to pay the premiums for it.  The Borrowers shall reimburse the Payment Agent, on demand, for any funds advanced by the Payment Agent to pay insurance premiums, which advances shall be considered to be additional loans to the Borrowers secured by the Cherokee Mortgage, the El Dorado Mortgage and the other Loan Documents and bearing interest at the Alternative Rate.

6.08 Compliance with Laws.  Each Borrower shall, each Borrower shall cause each Subsidiary (other than the Excluded Subsidiaries) to, and Parent and Consolidated Industries shall comply with (a) Laws and regulations wherever its business is conducted, except for noncompliance (i) that could not reasonably be expected to have a Material Adverse Effect or (ii) in connection with Permitted Protests and not resulting in any Event of Default hereunder, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments, except for, in the case of clauses (c) or (d) above, noncompliance (i) that could not reasonably be expected to have a Material Adverse Effect or (ii) in connection with Permitted Protests and not resulting in any Event of Default hereunder.  If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that such Borrower or any of its Subsidiaries (other than the Excluded Subsidiaries) may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Borrower or such Subsidiary is a party, such Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and if requested furnish the Agents and the Lenders with evidence thereof.

6.09 Books and Records.  Each Borrower shall, each Borrower shall cause each Subsidiary (other than the Excluded Subsidiaries) to, and Parent and Consolidated Industries shall: (a) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Parent, such Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Parent, such Borrower or such Subsidiary, as the case may be.

6.10 Inspection Rights.  Each Borrower shall, and shall cause each Subsidiary (other than the Excluded Subsidiaries) to, permit representatives and independent contractors of each Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower, but if no Event of Default has occurred and is continuing, Borrowers shall not be required to pay for more than one inspection per Lender during any twelve month period; provided, however, that when an Event of Default exists any Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11 Use of Proceeds.  Each Borrower shall use the proceeds of the Additional Borrowed Amount solely for general corporate purposes.

6.12 Covenant to Guarantee Obligations.

(a) Upon the formation or acquisition of any new direct or indirect Subsidiary by ThermaClime (other than any Subsidiary that is a Subsidiary of EDN), then the Borrowers shall, at their expense and within 10 days after such formation or acquisition, cause that Subsidiary to become a Loan Party by executing a Joinder Agreement in the form attached hereto as Exhibit N hereto (a “Joinder Agreement”), and furnish to the Payment Agent a description of the real and personal properties of that Subsidiary, in detail satisfactory to the Payment Agent.

(b) Upon execution and delivery a Joinder Agreement, each such Subsidiary will automatically become a Guarantor hereunder and thereupon have all of the rights, benefits, duties, and obligations in that capacity under the Loan Documents.

(c) At any time upon request of the Payment Agent, each Borrower shall, and shall cause each Subsidiary (other than the Excluded Subsidiaries) to, execute and deliver promptly any and all further instruments and documents and take all such other action as the

Payment Agent may deem necessary or desirable in obtaining the full benefits of each executed Joinder Agreement.

6.13 Compliance with Environmental Laws.  Each Borrower shall, and shall cause each Subsidiary (other than the Excluded Subsidiaries) to: (x) comply, and cause all lessees, tenants, and other Persons using, operating, or occupying its properties, including the Facility Assets, to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits, except for noncompliance that could not reasonably be expected to have a Material Adverse Effect; (y) obtain and renew all Environmental Permits necessary for its operations and Facility Assets; and (z) conduct any investigation, assessment, evaluation, report, study, sampling and testing, and undertake any cleanup, monitoring, removal, remedial or other action necessary to monitor, remove or clean up Hazardous Materials at or emanating from any of its Facility Assets, in accordance with the requirements of all Environmental Laws; provided, however, that neither any Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is subject to a Permitted Protest.  Upon reasonable notice, at their sole cost and expense, Borrowers and its Subsidiaries (other than the Excluded Subsidiaries) shall perform any Hazardous Materials site assessment or other investigation of environmental conditions related to the Facility Assets, pursuant to any reasonable written request of the Required Lenders (including sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Lenders the reports and other results thereof, and the Lenders shall be entitled to rely on such reports and other results thereof.  Each Borrower and its Subsidiaries (other than the Excluded Subsidiaries) shall, at their sole cost and expense, comply with all reasonable written requests of the Lenders to (i) comply in all material respects with any Environmental Law, (ii) comply with any directive from any Governmental Authority, and (iii) take any other reasonable action necessary or appropriate for protection of human health or the environment.  No Borrower or any of its Subsidiaries (other than the Excluded Subsidiaries) shall do, and each Borrower and each of its Subsidiaries will use all commercially reasonable efforts to prevent any lessee, tenant, or other user of the Facility Assets from doing, any act that (i) materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Cherokee Site or the El Dorado Site), (ii) impairs or may impair the value of the Facility Assets, (iii) is contrary to any requirement of any insurer and could reasonably be expected to have a Material Adverse Effect, (iv) constitutes a public or private nuisance, constitutes waste and could reasonably be expected to have a Material Adverse Effect, or (v) violates any covenant, condition, agreement or easement applicable to the properties and could reasonably be expected to have a Material Adverse Effect.

6.14 Further Assurances.  Each Borrower shall, each Borrower shall cause each Subsidiary (other than the Excluded Subsidiaries) to, and Parent and Consolidated Industries shall promptly upon request by the Payment Agent, or any Lender through the Payment Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Payment Agent, or any Lender through the Payment Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Borrower’s or any of its Subsidiaries’ (other than the Excluded Subsidiaries’) properties, assets, rights or interests constituting Collateral or Facility Assets to the Liens covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any Subsidiary of any Borrower (other than any Excluded Subsidiary) is or is to be a party, and cause each of Borrowers’ Subsidiaries (other than the Excluded Subsidiaries) to do so.

6.15 Material Contracts.  If any Borrower enters into any Material Contract after the Closing Date, ThermaClime shall deliver to the Payment Agent a true, correct, and complete copy of such Material Contract (including all exhibits, schedules and annexes thereto) and (a) in the case of any Material Contract that constitutes the replacement of the On-Site Product Supply Agreement dated as of December 1, 2010, between EDCC and Air Liquide Industrial U.S. LP, as amended, or otherwise provides for the same or similar services, products or rights provided for under such agreement, such Material Contract shall be assignable to the Payment Agent on terms and conditions satisfactory to the Payment Agent, and promptly upon the request of the Payment Agent, ThermaClime shall deliver to the Payment Agent an Assignment and Consent executed by all parties to such replacement or same or similar Material Contract, or (b) in the case of any other Material Contract, including any Material Contract that constitutes the replacement of any Assigned Agreement other than the agreement referred to in clause (a) above, but excluding the AN Supply Agreement, the Borrowers shall use commercially reasonably efforts to ensure that (i) such Material Contract is freely assignable to the Collateral Agent on terms and conditions satisfactory to the Payment Agent, and (ii) promptly upon the request of the Payment Agent, an Assignment and Consent executed by all parties to such other Material Contract is delivered to Payment Agent.

6.16 Copies of Certain Amendments.  ThermaClime shall deliver promptly to Payment Agent copies of all amendments or modifications to the Revolving Credit Documents, any material loan agreements involving Indebtedness in excess of $5,000,000, or other Material Contracts to which any Borrower is a party.

6.17 Incorporation of Future Financial/Negative Covenants.  If the Borrowers shall at any time after the Closing Date amend, refinance, renew, replace, extend, or otherwise modify the Revolving Credit Agreement, in the form and as in effect on the Closing Date, in a manner that requires the Borrowers to comply with any Financial/Negative Covenant (other than Sections 7.10, 7.19 and 7.20(a)(i) of the Revolving Credit Agreement as in effect on the Closing Date) that either is not at such time included in this Agreement or, if such Financial/Negative Covenant shall already be included in this Agreement, is more restrictive upon the Borrowers and their Subsidiaries (other than the Excluded Subsidiaries) than such existing Financial/Negative Covenant, then each such Financial/Negative Covenant and each event of default, definition, and other provision relating to such Financial/Negative Covenant in the Revolving Credit Agreement (other than the excluded Sections listed above) shall be deemed to be incorporated by reference in this Agreement, mutatis mutandis, as if then set forth herein in full.  Promptly and in any event within five Business Days after any such incorporation by reference shall have first occurred with respect to each such Financial/Negative Covenant and without limiting the immediate effectiveness of such incorporation by reference, ThermaClime will furnish to the Payment Agent and each Lender a copy of such amendment or modification, certified to be true and correct by a Responsible Officer of ThermaClime; and within 20 Business Days after such incorporation by reference the Loan Parties will execute and deliver to the Payment Agent an instrument, in form and substance reasonably satisfactory to the Required Lenders and the Loan Parties, modifying this Agreement by adding or modifying, as the case may be, the full text of such Financial/Negative Covenant and the related events of default, definitions and other provisions.  The incorporation of any such Financial/Negative Covenant and other provisions into this Agreement as aforesaid in respect of the Revolving Credit Agreement shall automatically (without any action being taken by any Loan Party, any Agent or any Lender) take effect simultaneously with the effectiveness of the amendment refinancing, renewal, replacement, extension, or other modification to the Revolving Credit Agreement.

6.18 Material Contracts.  ThermaClime shall promptly notify the Payment Agent of any additional Material Contracts that arise and are used in or necessary to the conduct of the Facility Business after the Closing Date and the Borrowers shall execute and deliver any security documents necessary or appropriate to the creation of a Lien in favor of the Collateral Agent with respect to such additional Material Contracts as required under Section 6.15.

6.19 Violation of Terrorism Laws.  If any Loan Party obtains knowledge that any Loan Party (including itself) or any Person that owns, directly or indirectly, any Equity Interests of any Loan Party, or any other holder at any time of any direct or indirect equitable, legal, or beneficial interest therein is an Embargoed Person, that Loan Party will promptly notify Administrative Agent and the Payment Agent in writing, and upon the request of any Lender, that Loan Party will provide any information that that Lender believes is reasonably necessary to be delivered to enable such Lender to comply with the USA PATRIOT Act.

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Term Loan or other Obligation hereunder shall remain unpaid or unsatisfied:

7.01 Liens.  No Borrower shall, and no Borrower shall permit any Subsidiary (other than the Excluded Subsidiaries) to, create, incur, assume, or suffer to exist any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist (without prompt action to cause the release thereof) under the Uniform Commercial Code of any jurisdiction a financing statement (excluding precautionary UCC financing statement filings regarding assets, other than Collateral, relating to (i) operating leases entered into by any Borrower or any of its Subsidiaries provided such operating leases are not prohibited under the Loan Documents, (ii) consigned products or merchandise, or (iii) inventory or other goods owned by third parties and stored on the premises of any Borrower or any of its Subsidiaries), that names any Borrower or any of its Subsidiaries (other than the Excluded Subsidiaries) as debtor, other than the following:

(a) Permitted Encumbrances;

(b) Liens existing on the date hereof and listed on Schedule 7.01(b) and any refinancings, renewals or extensions thereof with respect to Liens relating to Indebtedness permitted pursuant to Section 7.02(c)(i), provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by

Section 7.02(e), (iii) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(e) and (iv) no such Lien shall encumber any of the Collateral;

(c) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA; provided that no such Liens encumber any of the Collateral;

(d) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, payment and performance bonds and other obligations of a like nature incurred in the ordinary course of business; provided that no such Liens encumber any of the Collateral;

(e) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h); provided that no such Liens encumber any of the Collateral;

(f) Liens securing Indebtedness permitted under Section 7.02(c)(ii) and Liens securing refinancings, renewals and extensions thereof permitted pursuant to Section 7.02(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and (ii) no such Liens encumber any of the Collateral except as specifically permitted in the final paragraph of this Section 7.01; and

(g) Liens in favor of the Revolving Agent granted pursuant to the Revolving Credit Documents; provided that no such Liens encumber any of the Collateral.

Following the Closing Date, Borrowers may finance certain additional personal property to be located on either the Cherokee Site or the El Dorado Site by means of a Capitalized Lease or other financing arrangement otherwise permitted under this Agreement.  Upon request by ThermaClime, Payment Agent shall, at ThermaClime’s sole cost and expense, execute such documents as are reasonably necessary to release such additional personal property from the Liens granted to Collateral Agent hereunder; provided that ThermaClime certifies to Payment Agent in writing that such additional personal property (i) is solely comprised of movable personal property, (ii) is not connected to any portion of the Collateral, unless such personal property is fully severable and can be disconnected from the Collateral to which it is connected without damage or modification to such Collateral and without the occurrence of material cost or expense, (iii) is not in replacement or substitution of any Collateral, and (iv) if removed, shall not adversely affect the use of the Facility Assets, the value of the Collateral or the operation of the Facility Business.  Upon repayment of such Capitalized Lease or financing arrangement, ThermaClime shall cause each applicable Borrower which has any interest in any such personal property to execute and cause to be filed and recorded, at its sole cost and expense, all documents requested by Payment Agent necessary to perfect Collateral Agent’s Lien with respect to such personal property.

7.02 Indebtedness.  No Borrower shall, and no Borrower shall permit any Subsidiary (other than the Excluded Subsidiaries) to, create, incur, assume, or suffer to exist any Indebtedness, except:

(a) Indebtedness of the Borrowers outstanding at any time under the Revolving Credit Documents together with Indebtedness owed to underlying issuers with respect to underlying letters of credit issued at the request of a lender under the Revolving Credit Agreement and as permitted under the portions of the Revolving Credit Agreement relating to underlying letters of credit, and under any amendments, refinancings, renewals, replacements, extensions or other modifications to the Revolving Credit Agreement; provided that (i) the aggregate amount of Indebtedness thereunder, including all Indebtedness owed to any underlying issuer, shall not exceed $70,000,000 in the aggregate and (ii) Borrowers shall comply with the requirements of Section 6.17 in connection with any such  amendment, refinancing, renewal, replacement, extension or other modification;

(b) Indebtedness under the Loan Documents;

(c) Indebtedness (i) outstanding on the date hereof and listed on Part A of Schedule 7.02 or (ii) constituting Capitalized Lease Obligations, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(f) and incurred after the Closing Date, provided that the aggregate amount of all such Indebtedness under this clause (ii) that is originated after the Closing Date, at any one time outstanding, shall not exceed $10,000,000;

(d) Indebtedness owing by (i) any Borrower to any Guarantor or any other Borrower and (ii) any Guarantor to any Borrower or any other Guarantor other than Parent or Consolidated Industries, provided that all such Indebtedness is subject to the Intercompany Loan Subordination Agreement;

(e) refinancings, renewals, replacements or extensions of Indebtedness permitted under Section 7.02(c) (and continuance or renewal of any Liens associated therewith if permitted under Section 7.01(b) or 7.01(f)) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in the Payment Agent’s judgment, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers’ creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, except for increases in the principal amount of such Indebtedness not exceeding the principal amount of such Indebtedness outstanding on the Closing Date, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Agents and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;

(f) other subordinated Indebtedness the terms and conditions of which, including provisions subordinating such Indebtedness to the Obligations, as satisfactory to the Lenders;

(g) Indebtedness owing by any Borrower or any Subsidiary of any Borrower to any Subsidiary of Parent that is not also a Subsidiary of ThermaClime, provided that the aggregate principal amount of such Indebtedness shall not exceed $500,000 at any time, except as provided in Section 7.02(d);

(h) Guarantees (i) by endorsement of instruments or items of payment for deposit to the account of the Borrowers or Guarantors (other than Parent), (ii) relating to Indebtedness otherwise permitted under this Section 7.02 and the guarantees set forth on Part B of Schedule 7.02, and (iii) of performance, surety or appeal bonds of any Borrower or Guarantor;

(i) Investments permitted under Section 7.03;

(j) Indebtedness owing to EDN or its Subsidiaries resulting from loans from EDN or its Subsidiaries to any Borrower or Guarantor permitted pursuant to Section 7.06(g); and

(k) other unsecured Indebtedness in an aggregate principal amount not to exceed $500,000 at any time outstanding.

7.03 Investments.  No Borrower shall, and no Borrower shall permit any Subsidiary (other than the Excluded Subsidiaries) to, make or hold any Investments, except:

(a) Investments held by the Borrowers and their Subsidiaries in the form of Cash Equivalents;

(b) Investments in negotiable instruments for collection;

(c) advances made in connection with purchases of goods or services in the ordinary course of business;

(d) Investments by any Borrower or Guarantor in Loan Parties (other than Parent);

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f) Investments constituting Guarantees of Indebtedness permitted by Section 7.02(e) or Guarantees otherwise permitted under Section 7.02(h);

(g) Investments set forth on Schedule 7.03;

(h) Investments made by any Borrower or Guarantor (other than Parent) in Parent, provided that the aggregate amount of such Investments do not exceed $2,000,000 at any time outstanding;

(i) Investments in EDN and its Subsidiaries permitted pursuant to Section 7.06(g);

(j) Investments in any newly created Subsidiary by means of purchase or other acquisition of the Equity Interests of such Subsidiary, including by way of a merger, but only if such Subsidiary becomes a Loan Party pursuant to the requirements of Section 6.12;

(k) the Elkhart Investment;

(l) prior to ThermaClime’s distribution of the Debenture Retirement Amount to Parent pursuant to Section 7.06(h), the Borrowers may make Investments in an aggregate amount not exceeding the Debenture Retirement Amount in any Special Permitted Investment;

(m) during the period from the Closing Date to the first anniversary thereof, any Investment in accordance with Section 2.02(b)(iii); and

(n) other Investments not exceeding $1,000,000 in the aggregate outstanding at any time.

7.04 Restrictions on Fundamental Changes.  No Borrower shall, no Borrower shall permit any Subsidiary (other than the Excluded Subsidiaries) to, and neither Parent nor Consolidated Industries (except with respect to any recapitalization or reclassification of its Equity Interests) shall:

(a) enter into any merger, consolidation, reorganization, or recapitalization;

(b) reclassify its Equity Interests;

(c) liquidate, wind up, or dissolve itself (or suffer any liquidation or disposition); or

(d) Dispose of (whether in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided, however, that during the period from the Closing Date to the first anniversary thereof, the applicable Borrowers may Dispose of all of the Facility Assets in accordance with Section 2.02(b)(i), and Parent or Consolidated Industries may Dispose of all of the Equity Interests (whether direct or indirect) in CNC, CNH, EDCC, and NFC in accordance with Section 2.02(b)(ii).

But so long as no Default or Event of Default exists or would result therefrom, (v) any Borrower (other than ThermaClime, CNH, or NFC) or any Subsidiary of any Borrower may merge with and into any Borrower, (w) Parent may merge with any entity (other than a Borrower) if Parent is the surviving entity of such merger, (x) Consolidated Industries may merge with (i) any entity (other than Parent or a Borrower) if Consolidated Industries is the surviving entity of such merger and (ii) Parent if Parent is the surviving entity of such merger, (y) any Borrower or any Subsidiary of any Borrower may sell, transfer, lease or otherwise dispose of its assets (other than any Collateral, except in the case of the Intercompany Leases) to any Borrower, and (z) the Existing Permitted Leases and Use Rights shall be permitted hereunder.

7.05 Dispositions.  No Borrower shall, and no Borrower shall permit any Subsidiary (other than the Excluded Subsidiaries) to, make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete, damaged, replaced or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) the use or transfer of money and Cash Equivalents by the Borrowers and their Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the Revolving Credit Documents;

(d) Dispositions by the Borrowers and their Subsidiaries of accounts, provided that (i) the consideration payable in connection with the sale or disposition of such accounts shall be in cash and shall equal no less than 100% of the aggregate original invoice amount of such accounts, or (ii) in the case of any accounts that are subject to Liens in favor of the Revolving Agent under the Revolving Credit Documents, such accounts are disposed of in compliance with the requirements set forth in the Revolving Credit Agreement;

(e) Dispositions permitted by Section 7.04;

(f) Dispositions by the Borrowers of obsolete, damaged or worn out equipment constituting Collateral (i) that is promptly (or in the case of damaged equipment in connection with an event of loss, within 180 days) replaced with equipment of similar manufacture having value, remaining useful life and utility at least equal to, and being in at least as good an operating and maintenance condition as, the equipment being replaced, or (ii) that is not replaced in accordance with clause (i) above, in an aggregate amount not to exceed $2,000,000 during the term of this Agreement; provided that (A) within 180 Business Days, the proceeds of any such Disposition that is not reinvested in replacement equipment pursuant to clause (i) above shall be paid to the Payment Agent as a prepayment of the Aggregate Outstanding Loan Balance, and (B) concurrently with such prepayment, ThermaClime shall deliver to the Payment Agent a certificate describing the Disposed of equipment and certifying that such equipment was obsolete, damaged or worn out and that the failure to replace such equipment could not be reasonably expected to have a Material Adverse Effect;

(g) Dispositions permitted under Section 7.4(a) of the Revolving Credit Agreement (as in effect on the date hereof), provided that the proceeds of any such Disposition are applied in accordance with the requirements of Section 7.4(a) of the Revolving Credit Agreement (as in effect on the date hereof);

(h) nonexclusive licenses of IP Rights in the ordinary course of business;

(i) Intercompany Leases; and

(j) Existing Permitted Leases and Use Rights.

Upon receipt by the Payment Agent of (x) either evidence of replacement of equipment pursuant to Section 7.05(f)(i) or the proceeds of a Disposal of equipment pursuant to Section 7.05(f)(ii) and (y) to the extent necessary or appropriate to create a Lien in favor of the Collateral Agent on any replacement equipment, duly executed security documents, the Payment Agent will take such steps as are necessary to effect the prompt release of the Collateral Agent’s Lien on the equipment so Disposed of pursuant to Section 7.05(f).

Notwithstanding anything to the contrary contained in this Section 7.05, Borrowers shall not (and shall not permit any of their Subsidiaries to) make or suffer to exist any Disposition of Collateral except to the extent permitted by Sections 7.05(e), (f), (i), or (j) above.

7.06 Restricted Payments.  No Borrower shall, and no Borrower shall permit any Subsidiary (other than the Excluded Subsidiaries) to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that, so long as no distribution is made of any Collateral:

(a) any Borrower may make Restricted Payments to another Borrower or issue Equity Interests to another Borrower or to Parent or Consolidated Industries if no Change of Control would result therefrom;

(b) ThermaClime may make distributions and pay dividends to Parent or, if so directed by Parent, to Consolidated Industries in repayment of the costs and expenses incurred by Parent or that are directly allocable to the Borrowers for Parent’s provision of the Services (as defined in the Services Agreement) on behalf of the Borrowers pursuant to the Services Agreement;

(c) each Borrower may make distributions and pay dividends to any Guarantor (other than Parent or Consolidated Industries), and each Guarantor may make distributions and pay dividends to any Borrower or Guarantor (other than Parent or Consolidated Industries); provided, however, that Consolidated Industries may make distributions and pay dividends to Parent, and Parent may make distributions to Consolidated Industries;

(d) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (i) ThermaClime may make distributions and pay dividends to Parent or, if so directed by Parent, to Consolidated Industries in respect of the management fees payable by ThermaClime to Parent in accordance with the Management Agreement, provided that the aggregate amount of all such payments made by ThermaClime pursuant to this clause (d)(i) shall not exceed $5,000,000 during any fiscal year of ThermaClime or the maximum management fees payable to Parent each calendar quarter under the Management Agreement, and (ii) ThermaClime may make distributions and pay dividends to Parent or, if so directed by Parent, to Consolidated Industries in an aggregate amount not to exceed, during each fiscal year, the sum of (A) 50% of the actual consolidated net income of the Borrowers for such fiscal year determined in accordance with GAAP, plus (B) the amounts paid to Parent and Consolidated Industries during such fiscal year in accordance with Section 7.06(e);

(e) so long as a Secured Party has not exercised any of its rights or remedies following an Event of Default, ThermaClime may make distributions and pay dividends to Parent or, if so directed by Parent, to Consolidated Industries in an aggregate amount not to exceed, during each fiscal year, the consolidated income tax liability of the Borrowers for such fiscal year calculated as if each of the Borrowers was a separate consolidated taxpayer;

(f) each Borrower may make distributions and pay dividends to any Subsidiary of Parent other than Consolidated Industries, and that is not also a Subsidiary of ThermaClime or that is a Subsidiary of ThermaClime but is not a Borrower or a Guarantor, provided that the aggregate amount of such distributions and dividends shall not exceed $100,000 during each fiscal year; provided, however, that the foregoing limitation on the amount of distributions and dividends made or paid under this Section 7.06(f) will not apply to distributions made or dividends paid to Consolidated Industries to the extent permitted pursuant to Sections 7.06(a), (b), (d), and (e);

(g) each Borrower and Guarantor may repay loans, make advances, distributions, and pay dividends to EDN and its Subsidiaries, provided that (i) no Default or Event of Default has occurred and is continuing or would result from the making of such distributions or dividends, and (ii) the aggregate amount of such repayments, advances, distributions and dividends does not exceed $5,000,000 during any week, and (iii) the aggregate amount of such loans repaid and advances, distributions and dividends paid to EDN and its Subsidiaries by the Borrowers and Guarantors (other than the Parent) shall not exceed the aggregate amount of advances, distributions and dividends paid by EDN and its Subsidiaries to the Borrowers and Guarantors (other than the Parent) at any time; and

(h) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, ThermaClime may make distributions and pay dividends to Parent in an aggregate amount not to exceed $27,000,000 solely for the purposes of enabling Parent to purchase, redeem, or retire its outstanding 2007 Debentures or reimbursing Parent for amounts paid by it to effect any such purchase, redemption, or retirement prior to the Closing Date (such amount, the “Debenture Retirement Amount”).  Following the distribution or payment by ThermaClime of the Debenture Retirement Amount to Parent, Parent will use that amount to purchase, redeem, or retire its outstanding 2007 Debentures or, if applicable, to reimburse itself for any such purchase, redemption, or retirement thereof that occurred prior to the Closing Date.

7.07 Change in Nature of Business.  No Borrower shall, and no Borrower shall permit any Subsidiary (other than the Excluded Subsidiaries) to, engage in any material line of business substantially different from those lines of business conducted by the Borrowers and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08 Transactions with Affiliates.  Except for agreements set forth on Schedule 7.08, no Borrower shall, and no Borrower shall permit any Subsidiary (other than the Excluded Subsidiaries) to, enter into any transaction of any kind with any Affiliate of any Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Borrower or such Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions among any Borrower and any other Loan Party.

7.09 Restrictive Agreements.  No Borrower shall, and no Borrower shall permit any Subsidiary (other than the Excluded Subsidiaries) to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary (other than any Excluded Subsidiary) of a Borrower to make Restricted Payments to any Borrower or any Guarantor or to otherwise transfer property owned by such Subsidiary to or invest in any Borrower or any Guarantor, except for any agreement in effect (A) on the date hereof and set forth on Schedule 7.09 or (B) at the time any Subsidiary (other than any Excluded Subsidiary) becomes a Subsidiary of any Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of a Borrower, (ii) of any Subsidiary (other than any Excluded Subsidiary) to Guarantee the Indebtedness of any Borrower other than as prohibited under the Revolving Credit Agreement but in no event shall such prohibition in the Revolving Credit Agreement at any time be greater in scope or more restrictive than the prohibition as set forth in the Revolving Credit Agreement as of the Closing Date or (iii) of any Borrower or any Subsidiary (other than any Excluded Subsidiary) to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that clauses (a)(i) and (a)(iii) above shall not prohibit (x) any negative pledge or restriction on Restricted Payments or transfer of property provided for in the Revolving Credit Agreement but in no event shall such negative pledge or restriction in the Revolving Credit Agreement at any time be greater in scope or more restrictive than the negative pledge or such restriction as set forth in the Revolving Credit Agreement as of the Closing Date, or (y) any negative pledge or restriction with respect to the transfer of property in favor of any holder of Indebtedness permitted under Sections 7.02(c) or 7.02(e) solely to the extent any such negative pledge or restriction on transfer relates to the property financed by or which is the subject of the Indebtedness permitted under Section 7.02(c) or 7.02(e) and agreements evidencing such Indebtedness do not otherwise limit the making of Restricted Payments, and, provided further, that the prohibition on restrictions on transfers of assets as set forth in clause (a)(i) above shall not apply to customary restrictions contained in an agreement for the sale of property to the extent such sale is permitted by this Agreement and such restriction relates solely to the asset being sold; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10 Use of Proceeds.  No Borrower shall, and no Borrower shall permit any Subsidiary (other than the Excluded Subsidiaries) to, use the proceeds of any Term Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Consolidated Leverage Ratio.  No Borrower shall, and no Borrower shall permit any Subsidiary (other than the Excluded Subsidiaries) to, permit the Consolidated Leverage Ratio at any time during any period of four fiscal quarters of ThermaClime set forth below to be greater than 4.50 to 1.00.

(b) Consolidated Fixed Charge Coverage Ratio.  No Borrower shall, and no Borrower shall permit any Subsidiary (other than the Excluded Subsidiaries) to, permit the Consolidated Fixed Charge Coverage Ratio at any time during any period of four fiscal quarters of ThermaClime to be less than 1.10 to 1.00.

7.12 Amendments of Organization Documents.  No Borrower shall, and no Borrower shall permit any Subsidiary (other than the Excluded Subsidiaries) to, amend any of its Organization Documents if such amendment would have the effect of changing the name, place of organization or type of organization of any such Loan Party; provided, however, that any Borrower or its Subsidiaries may change its name or add any new fictitious name if the Borrowers provide the Payment Agent and the Collateral Agent with at least 30 days prior written notice of such change and at such time the Borrowers promptly provide to the Collateral Agent any financing statements, fixture filings or other Collateral Documents as requested by the Payment Agent necessary or appropriate for the continued perfection of the Collateral Agent’s Liens on the Collateral.

7.13 Accounting Changes.  No Borrower shall, and no Borrower shall permit any Subsidiary (other than the Excluded Subsidiaries) to, make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

7.14 Prepayments, Etc. of Indebtedness.  No Borrower shall, and no Borrower shall permit any Subsidiary (other than the Excluded Subsidiaries) to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Term Loans in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Section 7.02, (c) refinancings and refundings of Indebtedness set forth in Section 7.02(c) in compliance with Section 7.02(e), (d) refinancings and replacements of the Revolving Credit Agreement to the extent permitted pursuant to Sections 7.02(a) and 6.17 and payments to reduce Indebtedness under the Revolving Credit Agreement which are neither accompanied by nor give rise to a reduction in the aggregate outstanding commitments under the Revolving Credit Agreement, and (e) the prepayment of Indebtedness listed on Schedule 7.14.

7.15 Amendment, Etc. of Indebtedness and Certain Agreements.  No Borrower shall, and no Borrower shall permit any Subsidiary (other than the Excluded Subsidiaries) to, amend, modify or change in any manner any term or condition of (a) any Indebtedness set forth in Schedule 7.02, except for any refinancing, refunding, renewal or extension thereof permitted by Section 7.02(e), or (b) the Existing Permitted Leases and Use Rights, the Intercompany Leases, the Management Agreement, the Services Agreement or the Tax Sharing Agreement, without the prior written consent of the Payment Agent, excluding amendments and modifications to an agreement listed in this clause (b) to effect extensions or renewals thereof that do not otherwise affect the terms and conditions thereof and, in the case of the Existing Permitted Leases and Use Rights, the Intercompany Leases and the Management Agreement, affect the subordination thereof to the Obligations as provided for in the Intercompany Lease Subordination Agreement, the Management Agreement, and subordinations to be delivered with respect to the Existing Permitted Leases and Use Rights pursuant to Section 4.01.

7.16 Performance of This Agreement.  No payments required or permitted under the terms of this Agreement will be paid by any Loan Party or made to any Agent or any Lender in either Alabama or Arkansas.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default.  Any of the following shall constitute an Event of Default:

(a) Non-Payment.  Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Term Loan, or (ii) pay within three days after the same becomes due, any interest on any Term Loan or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants.  (i) Any Loan Party fails to perform or observe any term, covenant or agreement applicable to it contained in any of Section 6.03, 6.05(a), 6.10, 6.11, 6.14 or Article VII; (ii) any Article X Guarantor fails to perform or observe any term, covenant or agreement contained in Section 10.05 or 10.07; (iii) any Borrower fails to perform or observe any term, covenant or agreement contained in Sections 4.2, 4.3 (other than Section 4.3(a)), or 4.4 of the Security Agreement but in each case after giving affect to any cure or grace periods set forth in such sections of the Security Agreement, or Section 2.01(g) of the respective Mortgages to which it is a party; or (iv) any Loan Party fails to perform or observe any term, covenant or agreement applicable to it contained in any of Section 6.01, 6.02, 6.05(b), 6.05(c), or 6.12 or Section 4.3(a) of the Security Agreement and such failure continues for 10 days; or

(c) Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d) Representations and Warranties.  Any representation, warranty, certification or statement of fact made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or materially misleading when made; or

(e) Cross-Default.  (i) Any Loan Party or any Subsidiary of any Borrower (other than any Excluded Subsidiary) (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of the Indebtedness arising under the Revolving Credit Documents or any other Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform or otherwise defaults under or breaches any other agreement or condition in any Revolving Credit Document or relating to any other such Indebtedness or Guarantee described above or contained in any instrument or agreement evidencing, securing or relating thereto, if the effect of such failure, default or breach as described in clauses (i)(A) or clause (i)(B) above is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of any required notice or the expiration of any applicable grace or cure period, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity (other than required prepayments of less than all of the Indebtedness set forth in the documents related thereto), or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary of any Borrower (other than an Excluded Subsidiary) is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary of any Borrower (other than an Excluded Subsidiary) is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc.  Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days after the institution of such proceeding, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments.  There is entered against any of Parent, any Borrower or any Subsidiary of any Borrower (other than any Excluded Subsidiary) (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $1,500,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect (subject only to ThermaClime’s right to cure a failure by Collateral Agent to file a continuation statement as set forth in Section 8.01(l) below); or any Loan Party or any Affiliate of any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control.  There occurs any Change of Control; or

(l) Collateral Documents.  Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof)

cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby; provided that, if such failure to create a perfected first priority Lien arises solely as a result of the failure by the Collateral Agent following the Closing Date to file a UCC-3 continuation statement, then to the extent that ThermaClime fails within five (5) days after request in writing by any Agent or any Lender, to file such UCC-3 continuation statement or such other filings as requested in writing by Collateral Agent or any such Lender to maintain or restore such perfected first priority Lien; or

(m) Subordination.  Any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any provision of the Intercompany Loan Subordination Agreement (the “Subordination Provisions”), (B) that the Subordination Provisions exist for the benefit of the Agents and the Lenders or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

8.02 Remedies upon Event of Default.  If any Event of Default occurs and is continuing, either the Payment Agent with respect to clauses (a) and (b) below or the Collateral Agent with respect to clause (c) below, shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Term Loans to be terminated, whereupon such commitments shall be terminated;

(b) declare the Aggregate Outstanding Loan Balance, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

(c) exercise on behalf of itself, the Lenders all rights and remedies available to it or the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code, the obligation of each Lender to make Term Loans shall automatically terminate, the Aggregate Outstanding Loan Balance and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of any Agent or any Lender.

8.03 Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Term Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Payment Agent or in the case of proceeds received by the Collateral Agent, the Collateral Agent, in the following order:

first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under Article III) payable to each Agent in its capacity as such;

second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

fourth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

last, the balance, if any, after Indefeasible Payment and Performance of All Obligations, to the Borrowers or as otherwise required by Law.

ARTICLE IX.
THE AGENTS

9.01 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints BALC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto; provided that in no event shall the Administrative Agent have any powers or be required to take any actions other than those set forth in Section 11.01.  Each of the Lenders hereby irrevocably appoints BALC to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including, without limitation, acting as Collateral Agent to the Lenders for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such actions, discretion and powers as are reasonably incidental thereto; provided, however, in no event shall the Collateral Agent have any obligations under the Loan Documents to take any actions other than those described in or otherwise specifically delegated to the Collateral Agent under the Loan Documents.  Each of the Lenders hereby irrevocably appoints Bank of Utah to act on its behalf as Payment Agent hereunder and under the other Loan Documents and authorizes the Payment Agent to take such actions on its behalf and to exercise such powers as are delegated to the Payment Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agents and the Lenders, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender.  The Persons serving as the Agents hereunder each shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Persons serving as the Agents hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions.  None of the Agents shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, none of the Agents:

(a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents, all of which such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that none of the Agents shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

None of the Agents shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.01) or (ii) in the absence of its own gross negligence or willful misconduct.  Each Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent by a Borrower or a Lender.  None of the Agents shall be liable for any action taken or not taken by the other Agents or any co-agents, sub-agents and attorneys-in-fact appointed by the other Agents.

None of the Agents shall be responsible for or have any duty to ascertain or inquire (or in the case of clause (iv) cause or maintain except as specifically directed to do so by the Lenders) into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

9.04 Reliance by Agents.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Term Loan, that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan.  Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent.  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent, Collateral Agent or Payment Agent, as applicable.

9.06 Resignation of Agents.  Each Agent may at any time give notice of its resignation to the Lenders and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if the retiring Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the retiring Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent, Collateral Agent  or Payment Agent hereunder, as applicable, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent, Collateral Agent or Payment Agent, as applicable.

9.07 Non-Reliance on Agents and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc.  Anything herein to the contrary notwithstanding, the Arranger listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09 Collateral Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Sections 2.05 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender (and the Administrative Agent,

as applicable) to make such payments to the Payment Agent and, if the Payment Agent shall consent to the making of such payments directly to the Lenders, to pay to the Payment Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents under Sections 2.05 and 11.04.

Nothing contained herein shall be deemed to authorize the Payment Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Payment Agent to vote in respect of the claim of any Lender or in any such proceeding.

9.10 Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b) to release any Guarantor from its obligations under a Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by the final paragraph of Section 7.01.

Upon request by the Collateral Agent or the Payment Agent, as applicable, at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or for the Payment Agent to release any Guarantor from its obligations under a Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Collateral Agent or the Payment Agent, as applicable, will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

ARTICLE X.
CONTINUING GUARANTY

10.01 Guaranty.  Each of Parent and Consolidated Industries (collectively, the “Article X Guarantors”, and each individually, an “Article X Guarantor”) hereby absolutely and unconditionally and jointly and severally guarantee, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand, or otherwise, and at all times thereafter, of any and all Obligations (in each case, after all applicable grace periods, if any, provided for in the Loan Documents), whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses, or otherwise, of the Borrowers to the Secured Parties, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings, and other modifications thereof and all costs, attorneys’ fees, and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof).  The Payment Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each of the Article X Guarantors, and conclusive for the purpose of establishing the amount of the Obligations absent manifest error.  This Guaranty shall not be affected by the genuineness, validity, regularity, or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, by the existence, validity, enforceability, perfection, non-perfection, or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Article X Guarantor under this Guaranty (other than Indefeasible Payment and Performance of All Obligations), and each of the Article X Guarantors irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (other than Indefeasible Payment and Performance of All Obligations).

10.02 Rights of Lenders.  Each of the Article X Guarantors consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Collateral Agent and the Lenders in their sole discretion may determine in accordance with the provisions of the Loan Documents; and (d) release or substitute either Article X Guarantor, one or more of any endorsers or any other guarantors of any of the Obligations.  Without limiting the generality of the foregoing, each of the Article X Guarantors consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of either Article X Guarantor under this Guaranty, or which, but for this provision, might operate as a discharge of either Article X Guarantor.

10.03 Certain Waivers.  Each of the Article X Guarantors waives (a) any defense arising by reason of any disability or other defense of any Borrower or the other Article X Guarantor or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of any Borrower, other than Indefeasible Payment and Performance of All Obligations; (b) any defense based on any claim that obligations of either of the Article X Guarantors exceed or are more burdensome than those of the Borrowers; (c) the benefit of any statute of limitations affecting either Article X Guarantor’s liability hereunder; (d) any right to proceed against any Borrower or the other Article X Guarantor, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever until such time as Indefeasible Payment and Performance of All Obligations; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party until such time as Indefeasible Payment and Performance of All Obligations; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties (other than Indefeasible Payment and Performance of All Obligations).  Each of the Article X Guarantors expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protests, notices of dishonor, and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation, or incurrence of new or additional Obligations.

10.04 Obligations Independent.  The obligations of each of the Article X Guarantors hereunder are those of a primary obligor, and not merely as a surety, and are independent of the Obligations and the obligations of the other Article X Guarantor or of any other guarantor.  A separate action may be brought against each Article X Guarantor to enforce this Guaranty whether or not any Borrower, the other Article X Guarantor, or any other person or entity is joined as a party.

10.05 Subrogation.  Neither Article X Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement, or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full.  If any amounts are paid to either Article X Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties, and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

10.06 Termination; Reinstatement.  This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until Indefeasible Payment and Performance of All Obligations has occurred.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or either Article X Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, assignee, receiver, or any other party, in connection with any case or proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty or either of the Article X Guarantors hereunder and regardless of any prior revocation, rescission, termination, or reduction.  The obligations of each of the Article X Guarantors under this paragraph shall survive termination of this Guaranty.

10.07 Subordination.  Each of the Article X Guarantors hereby subordinates the payment of all obligations and indebtedness of the Borrowers owing to it and the payment of all obligations and indebtedness of the other Article X Guarantor owing to it, whether now existing or hereafter arising, relating to any obligation of the Borrowers to either Article X Guarantor or of either Article X Guarantor to the other Article X Guarantor, in both cases, as subrogee of the Secured Parties or resulting from any Article X Guarantor’s performance under this Guaranty, to the Indefeasible Payment and Performance of All Obligations.  If the Secured Parties so request, any such obligation or indebtedness of any Borrower to either Article X Guarantor or of either Article X Guarantor to the other Article X Guarantor shall be enforced and performance received by such Article X Guarantor, as the case may be, as trustee for the Secured Parties, and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of each of the Article X Guarantors under this Guaranty.

10.08 Stay of Acceleration.  If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case or proceeding commenced by or against either of the Article X Guarantors, or any Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable, jointly and severally, by each of the Article X Guarantors immediately upon demand by the Secured Parties.

10.09 Condition of Borrowers.  Each of the Article X Guarantors acknowledges and agrees that it is jointly and severally responsible for, and has adequate means of, obtaining from the Borrowers, the other Article X Guarantor, and any other guarantor such information concerning the financial condition, business, and operations of the Borrowers, the other Article X Guarantor, and any such other guarantor as such Article X Guarantor requires, and that none of the Secured Parties has any duty, and neither of the Article X Guarantors is relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations, or financial condition of any Borrower, the other Article X Guarantor, or any other guarantor (each of the Article X Guarantors waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.10 Joint and Several Liability.  Each Article X Guarantor hereby acknowledges and agrees that the Article X Guarantors are jointly and severally liable to the Secured Parties for all representations, warranties, covenants, obligations, and liabilities of each Article X Guarantor under this Guaranty.  Each of the Article X Guarantors hereby further acknowledges and agrees that the Secured Parties shall have no obligation to proceed against one Article X Guarantor before proceeding against the other Article X Guarantor or to proceed against them together, and that the failure to proceed against one Article X Guarantor will not affect the other Article X Guarantor’s obligations under this Guaranty, including the prompt payment in full of any and all Obligations.

ARTICLE XI.
MISCELLANEOUS

11.01 Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Agents, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01 (other than Section 4.01(b) or (c))or Section 4.02, without the written consent of each Lender;

(b) extend or increase the Term Commitment of any Lender (or reinstate any Term Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(d) reduce the principal of, or the rate of interest specified herein on, any Term Loan, or (subject to clause (ii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(e) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(g)), without the written consent of each Lender;

(g) change the definition of “Required Tranche A Lenders” without the written consent of each Tranche A Lender;

(h) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(i) release all or substantially all of the value of a Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from a Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Payment Agent acting alone); or

(j) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of the Required Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the affected Agent in addition to the Lenders required above, affect the rights or duties of any Agent under this Agreement or any other Loan Document; and (ii) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Term Commitment of such Lender may not be increased or extended without the consent of such Lender.

11.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Parent, Consolidated Industries, any Borrower or any Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in Schedule 1.01(d) hereto.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites), provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Payment Agent that it is incapable of receiving notices under Article II by electronic communication.  Each Agent or the Loan Parties may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Payment Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall any Agent or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the other Agent or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or any Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the other Agents or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc.  Each Loan Party and each Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers and the Payment Agent.  In addition, each Lender agrees to notify the Payment Agent from time to time to ensure that the Payment Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States federal or state securities laws.

(e) Reliance by Agents and Lenders. The Agents and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify each Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower.  All telephonic notices to and other telephonic communications with each Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies.  No failure by any Lender or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses.  The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for each Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by any Agent or any Lender (including the fees, charges and disbursements of any counsel for any Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Term Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans.

(b) Indemnification by the Borrowers.  The Borrowers shall indemnify each Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses (including, without limitation, Environmental Losses), claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, the Original Loan Agreement, any of the other original Loan Documents, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of any Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement, the other Loan Documents, the Original Loan Agreement, and the other original Loan Documents, (ii) any Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on, under, from or about any property owned or operated by any Borrower or any of their respective Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of their respective Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort, Applicable Law or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  The foregoing indemnity shall in no manner be construed to limit or adversely affect any of Indemnitee’s other rights under this Agreement, including Indemnitee’s rights to approve any remedial work or the contractors and consulting engineers retained in connection therewith.

(c) Reimbursement by Lenders.  To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to any Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.08(b).

(d) Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e) Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival.  The agreements in this Section shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Term Commitments and the repayment, satisfaction or discharge of all other Obligations.

11.05 Payments Set Aside.  To the extent that any payment by or on behalf of any Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Payment Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Payment Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Payment Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Term Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Term Loans at the time owing to it under the Term Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the Outstanding Loan Balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Collateral Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless the Collateral Agent otherwise consents (such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans assigned;

(iii) Required Consents.  No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B), and, in addition:

(A) the consent of ThermaClime (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to an Eligible Assignee (as defined in clause (a) of such definition) that as of the date of the proposed assignment or sale would not be subject to capital adequacy or similar requirements under Section 3.04(b) or increased costs under Section 3.04(a); and

(B) the consent of the Payment Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Term Loan to a Person that is not an Eligible Assignee (as defined in clause (a) of such definition).

(iv) Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Payment Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $2,000; provided, however, that the Payment Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Payment Agent an Administrative Questionnaire.

(v) No Assignment to Loan Parties.  No such assignment shall be made to any Loan Party or any of their respective Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Payment Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrowers (at their expense) shall execute and deliver a Term Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c) Register.  The Payment Agent, acting solely for this purpose as an Agent of the Borrowers, shall maintain at the Payment Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amounts of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Payment Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Agents, sell participations to any Person (other than a natural person or any Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of the Term Loans); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant.  Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.09 as though it were a Lender.

(e) Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with ThermaClime’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Term Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments.  The words “execution”, “signed”, “signature”, and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.07 Treatment of Certain Information; Confidentiality

.  Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of any Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Agents and the Lenders acknowledges that (a) the Information may include material non-public information concerning a Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

11.08 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Borrowers and the Payment Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts, taken together, shall constitute one and the same instrument.  For the purposes hereof, a facsimile or electronic copy of a party’s signature shall be deemed an original signature.  If duly requested, the manually-executed original documents shall be promptly delivered.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

11.11 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Term Loan, and shall continue in full force and effect as long as any Term Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Payment Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid to the Payment Agent the assignment fee specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the Outstanding Loan Balance of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such Outstanding Loan Balance and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW.  THIS AGREEMENT SHALL, IN ALL RESPECTS, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

(b) SUBMISSION TO JURISDICTION.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY NEW YORK IN THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN

DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, SUIT, OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL, NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION, SUIT, OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION, SUIT, OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE, ETC.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE IN ANY ACTION, SUIT, OR PROCEEDING REFERRED TO IN SECTION 11.14(B), ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS REFERRED TO IN SECTION 11.14(B), THAT ANY SUCH ACTION, SUIT, OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF ANY SUCH ACTION, SUIT, OR PROCEEDING IS IMPROPER, OR THAT THE RELATED DOCUMENTS OR SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY THOSE COURTS.

(d) SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ANY ACTIONS OF THE PARTIES HERETO (WHETHER SUCH AN ACTION, SUIT, OR PROCEEDING IS BASED ON CONTRACT, TORT, OR ANY OTHER THEORY), AND AGREES THAT ANY SUCH ACTION, SUIT, OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER

AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.  EACH PARTY HERETO AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS SECTION 11.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED FOR AGREEMENT OF EACH PARTY HERETO TO WAIVE ITS RIGHT TO TRIAL BY JURY.

11.16 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents and the Arranger are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Agents and the Arranger, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of their respective Affiliates, or any other Person; and (B) none of the Agents nor the Arranger has any obligation to any Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Arranger  and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Agents nor the Arranger has any obligation to disclose any of such interests to any Loan Party or any of the Loan Parties’ respective Affiliates.  To the fullest extent permitted by law, each of the Loan Parties hereby waives and releases any claims that it may have against the Agents and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17 Joint and Several Liability.

(a) Each Borrower has determined that it is in its best interest and in pursuance of its legitimate business purposes to induce the Lenders to extend credit to the Borrowers pursuant to this Agreement.  Each Borrower acknowledges and represents that its business is integrally related to the business of the other Borrowers, that the availability of the Term Loans to any of the Borrowers benefits each of the Borrowers individually and that the Term Loans made will be for and inure to the benefit of each of the Borrowers, individually and as a group.  Accordingly, the Borrowers shall be jointly and severally liable for the Obligations.  Additionally, the Borrowers shall be jointly and severally liable (as a principal and not as a surety, guarantor or other accommodation party) for each and every representation, warranty, covenant and obligation made by or to be performed by the Borrowers or any Borrower under this Agreement, the Term Notes and the other Loan Documents, and each Borrower acknowledges that, in extending the credit provided herein, the Agents and the Lenders are relying upon the fact that the obligations of each Borrower hereunder are the joint and several obligations of a principal.

(b) To the maximum extent permitted by law, until such time as Indefeasible Payment and Performance of All Obligations has occurred each Borrower hereby waives any claim, right or remedy which such Borrower now has or hereafter acquires against any other Borrower that arises hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of any Agent or any Lender against any Borrower or any Collateral which any Agent or any Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law.  In addition, until such time as Indefeasible Payment and Performance of All Obligations has occurred each Borrower hereby waives any right to proceed against the other Borrowers, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which any Borrower may now have or hereafter have as against the other Borrowers with respect to the Obligations and each Borrower also hereby waives any rights of recourse to or with respect to any asset of the other Borrowers.

11.18 Certain Consents and Additional Waivers.

(a) The Agents and the Lenders may, at any time and from time to time (after the expiration of any applicable grace or cure periods expressly provided for in the Loan Documents), without the consent of or notice to any Loan Party, except such notice as may be required by applicable statute and which cannot be waived, without incurring responsibility to any Loan Party, and without impairing or releasing the obligations of any Loan Party in whole or in part, (i) exercise or refrain from exercising any rights against any Loan Party, (ii) to the extent permitted pursuant to the terms of the Loan Documents sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property pledged or mortgaged to secure or in any manner securing the Obligations, (iii) take and hold any additional security for any or all of the Obligations, (iv) apply any sums by whomsoever paid or howsoever realized to any Obligations of any Loan Party to the Agents or the Lenders regardless of what Obligations remain unpaid.

(b) Unless otherwise expressly provided herein, each Loan Party hereby waives, to the maximum extent permitted under applicable law, any and all benefits and defenses under any statute, regulation, judicial decision or other law which purports to exonerate or reduce the liability of any other Loan Party as a result of any disability or absence of liability of such other Loan Party or any defense to liability or enforcement which any other Loan Party may have and agrees that, by so doing, such Loan Party’s obligations hereunder shall continue even if the other Loan Parties have no liability at the time of execution of this Agreement or thereafter ceased or cease to be liable.  Each Loan Party also waives, to the maximum extent permitted under applicable law, any and all benefits and defenses under any statute, regulation, judicial decision or other law which purports to limit the liability of any other Loan Party to that of such other Loan Party or to reduce the liability of any other Loan Party in proportion to any reduction in the liability of such other Loan Party and agrees that, by so doing, such Loan Party’s obligations hereunder may be more burdensome than that of the other Loan Parties.

(c) No invalidity, irregularity or unenforceability of the Obligations of a Loan Party under the Loan Documents shall affect, impair or be a defense to the Obligations of the other Loan Parties.  Unless otherwise expressly provided herein, each Loan Party waives any defense arising by reason of any disability or other defense of the other Loan Parties or by reason of the cessation from any cause whatsoever of the liability of the other Loan Parties or by reason of any act or omission of any Agent or any Lender or others which directly or indirectly results in or aids the discharge or release of the other Loan Parties or any Obligations or any Collateral by operation of law or otherwise.  The Obligations shall be enforceable against each Loan Party without regard to the validity, regularity or enforceability of any of the Obligations with respect to any of the other Loan Parties or any of the documents related thereto or any collateral security documents securing any of the Obligations.  No exercise by any Agent or any Lender of, and no omission of any Agent or any Lender to exercise, any power or authority recognized herein and no impairment or suspension of any right or remedy of any Agent or any Lender against any Loan Party or any Collateral shall in any way suspend, discharge, release, exonerate or otherwise affect any of the Obligations or any Collateral furnished by the Loan Parties or give to the Loan Parties any right of recourse against any Agent or any Lender.  Each Loan Party specifically agrees that the failure of any Agent or any Lender: (i) to perfect any lien on or security interest in any property heretofore or hereafter given by any Loan Party to secure payment of the Obligations, or to record or file any document relating thereto or (ii) to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding under any Debtor Relief Laws) of any Loan Party shall not in any manner whatsoever terminate, diminish, exonerate or otherwise affect the liability of any Loan Party hereunder.

(d) Each Loan Party, to the maximum extent permitted under applicable law, hereby waives any right, whether arising under any statute, regulation, judicial decision or otherwise, to require any Agent or any Lender to (i) proceed against any other Loan Party, (ii) proceed against or exhaust any security received from any other Loan Party, or (iii) pursue any other right or remedy in any Agent’s or the Lenders’ power whatsoever.  Without limiting the generality of the foregoing, each Loan Party, to the maximum extent permitted under applicable law, waives any and all marshaling rights or similar rights which may be available at law or in equity.  A separate action or actions may be brought and prosecuted against any Loan Party whether or not action is brought against the other Loan Parties and whether the other Loan Parties are joined in any such action or actions; and each Loan Party waives the benefit of any statute of limitations affecting the liability hereunder or the enforcement hereof, and agrees that any payment of any Obligations or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to the liability hereunder.

(e) Unless otherwise expressly provided herein, each Loan Party further waives, to the maximum extent permitted under applicable law:  (i) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of such Loan Party against any other Loan Party or any security, whether resulting from an election by the Agents and the Lenders to foreclose upon security by judicial or non-judicial sale or otherwise; (ii) any setoff or counterclaim of such Loan Party or any defense of any kind (including defenses resulting from any disability) or the cessation or stay of enforcement from any cause whatsoever of the liability of such Loan Party (including without limitation the lack of validity or enforceability of any Loan Document); (iii) any right to exoneration, in whole or in part, of which would otherwise be applicable; and (iv) all valuation, appraisal, extension or redemption laws now or hereafter in effect.  Unless otherwise expressly provided herein, each Loan Party agrees that, to the maximum extent permitted under applicable law, its Obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

(f) Each Loan Party acknowledges that it has the ability, and hereby assumes the obligation and responsibility, to keep informed of the financial condition of the other Loan Parties and of other matters or circumstances affecting the ability of the other Loan Parties to pay or perform its obligations hereunder or the risk of nonpayment and nonperformance.  Each Loan Party hereby waives, to the maximum extent permitted under applicable law, any obligation on the part of any Agent or any Lender to inform such Loan Party of the financial condition, or any changes in financial condition, of the other Loan Parties or of any other matter or circumstance which might affect the ability of any of the other Loan Parties to pay or perform under this Agreement or any other Loan Document, or the risk of nonpayment or nonperformance.

11.19 Limitations on Borrowers’ Liability; Borrowers Rights to Subrogation and Reimbursement. (a)  In any action or proceeding arising under or related to any Debtor Relief Laws if the obligations of any Borrower under the Loan Documents would otherwise be held or determined to be avoidable, invalid or unenforceable as a fraudulent transfer or otherwise as a result or on account of the amount of its liability under the Loan Documents, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Borrower or any other Person, including any third party acting on behalf of such Borrower, be automatically limited and reduced to the highest amount which is valid and enforceable.

(a) In the event that any Collateral owned by a Borrower (the “Affected Borrower”) or the value thereof, is transferred or paid to the Lenders or an Agent in satisfaction of or is deemed to satisfy the obligations of another Borrower (the “Affiliate Obligations”), such Affected Borrower shall be subrogated to the Lender’s rights against the Article X Guarantors or under this Agreement with respect to such Affiliate Obligations, and shall have a right to reimbursement from Parent with respect to such Affiliate Obligations; provided that such right of subrogation and right to reimbursement shall be subordinated in all respects to the right of the Secured Parties under the guaranty at Article X, including the right to payment in full of all amounts payable thereunder.

11.20 Appointment of ThermaClime as Agent.  Each other Borrower hereby irrevocably appoints ThermaClime as its agent and attorney-in-fact for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Term Loans made by the Lenders, to any such Borrower hereunder.  Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by ThermaClime, whether or not any such other Borrower joins therein.  Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to ThermaClime in accordance with the terms of this Agreement shall be deemed to have been delivered to each Borrower.  It is understood that the handling of certain loan accounts and the Collateral of the Borrowers in a combined fashion is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that none of the Lenders shall incur liability to any Borrower as a result hereof.  Each Borrower expects to derive benefit, directly or indirectly, from the handling of such loan accounts and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.  To induce the Lenders to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each Lender and hold each Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against any Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of any loan account and any Collateral of the Borrowers as herein provided, (b) any Lender relying on any instructions of ThermaClime, or (c) any other action taken by any Lender hereunder or under the other Loan Documents, except that the Borrowers will have no liability to the relevant indemnified Person under this Section 11.20 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such indemnified Person.

11.21 USA PATRIOT Act Notice.  Each Lender that is subject to the USA PATRIOT Act and each Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or such Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

11.22 Release; Covenant Not to Sue.

(a) As good and valuable partial consideration for the amendment and restatement of the Original Loan Agreement and the extension of the Additional Term Loan Amounts, each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, the Collateral Agent, the Payment Agent, each Lender, the Exiting Lender, and any and all participants, parents, subsidiaries, affiliates, insurers, indemnitors, successors, and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, and employees of any of the foregoing (each, a “Released Party”), from any and all claims, demands, or causes of action of any kind, nature, or description, whether arising at law or in equity or upon contract or tort or under any state or federal law or otherwise, which the Loan Party has had, now has, or has made claim to have against any such Person for or by reason of any act, omission, matter, cause, or thing whatsoever arising from the beginning of time to and including the Closing Date, whether those claims, demands, or causes of action are matured or unmatured or known or unknown.  It is the intention of each Loan Party in providing this release that the same will be effective as a bar to each and every claim, demand, and cause of action specified, and, in furtherance of this intention, it waives and relinquishes, to the extent permitted by applicable Law, all rights and benefits under any provision of any applicable Law that may provide that a general release does not extend to claims that the Person giving the release does not know or suspect to exist in its favor at the time of executing the release, which if known by it might have materially affected its settlement with the recipient of the release.  Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action, and agrees that this instrument shall be and remain effective in all respects, notwithstanding any such differences or additional facts.  Each Loan Party understands, acknowledges, and agrees that the release set forth above may be pleaded as a full and complete defense, and may be used as a basis for an injunction against any action, suit, or other proceeding that may be instituted, prosecuted, or attempted in breach of the provisions of such release.

(b) Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally, and irrevocably covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding, or otherwise) any Released Party on the basis of any claim released, remised, or discharged by any Loan Party pursuant to the above stated release.  If any Loan Party, or any of its successors, assigns, or other legal representatives violates the foregoing covenant, that Person, for itself and its successors, assigns, and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain because of those violations, all attorneys’ fees and other costs incurred by such Released Party because of such violation.

11.23 Amendment and Restatement.  Each Loan Party acknowledges and agrees that the security interest granted to the Collateral Agent pursuant to the Collateral Documents shall remain outstanding and in full force and effect and shall continue to secure the Obligations.  Each party hereto acknowledges and confirms that (i) the Obligations represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Original Loan Agreement) arising in connection with the Original Loan Agreement and other Loan Documents (as defined in the Original Loan Agreement); (ii) the Original Loan Agreement and the other Loan Documents (as defined in the Original Loan Agreement) and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Obligations (as defined in the Original Loan Agreement) under the Original Loan Agreement and the other Loan Documents (as defined in the Original Loan Agreement) as amended, restated, renewed, extended, consolidated or modified hereunder and under the other Loan Documents, together with all other Obligations; (iii) all Liens evidenced by the Collateral Documents are hereby ratified, confirmed and continued as modified, amended, or restated under the Loan Documents; and (iv) this Agreement is intended to restate, renew, extend, consolidate, amend, and modify the Original Loan Agreement in its entirety.  Each party hereto intends that (i) the provisions of the Original Loan Agreement and the other Loan Documents (as defined in the Original Loan Agreement), to the extent restated, renewed, extended, consolidated, amended, or modified hereby and by the other Loan Documents, be hereby superseded and replaced by the provisions hereof and of the other Loan Documents; and (ii) by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation and shall in no way adversely affect or impair the priority of Liens granted by the Collateral Documents.

[The signature pages follow.  The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LOAN PARTIES:

THERMACLIME, L.L.C.,
an Oklahoma limited liability company

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

CHEROKEE NITROGEN HOLDINGS, INC.,
an Oklahoma corporation

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

NORTHWEST FINANCIAL CORPORATION,
an Oklahoma corporation

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

CHEMEX I CORP.,
an Oklahoma corporation

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

CHEROKEE NITROGEN COMPANY,
an Oklahoma corporation

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

CLIMACOOL CORP.,
an Oklahoma corporation

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

CLIMATECRAFT, INC.,
an Oklahoma corporation

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

CLIMATE MASTER, INC.,
a Delaware corporation

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

EDC AG PRODUCTS COMPANY L.L.C.
an Oklahoma limited liability company

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

EL DORADO CHEMICAL COMPANY,
an Oklahoma corporation

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

INTERNATIONAL ENVIRONMENTAL CORPORATION,
an Oklahoma corporation

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

KOAX CORP., an Oklahoma corporation

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

LSB CHEMICAL CORP.,
an Oklahoma corporation

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

THE CLIMATE CONTROL GROUP, INC.,
an Oklahoma corporation

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

TRISON CONSTRUCTION, INC.,
an Oklahoma corporation

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

THERMACLIME TECHNOLOGIES, INC.,
an Oklahoma corporation

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

XPEDIAIR, INC.,
an Oklahoma corporation

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Vice President

GUARANTORS:

LSB INDUSTRIES, INC.,
a Delaware corporation

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Executive Vice President

CONSOLIDATED INDUSTRIES CORP.,
an Oklahoma corporation,

By:   /s/ Tony M. Shelby
Name: Tony M. Shelby
Title:   Executive Vice President

AGENTS:

BANC OF AMERICA LEASING & CAPITAL, LLC,
not in its individual capacity but solely as Administrative Agent

By:  /s/ Albert Z. Norona
Name: Albert Z. Norona
Title:  Senior Vice President

BANC OF AMERICA LEASING & CAPITAL, LLC,
not in its individual capacity but solely as Collateral Agent

By:  /s/ Albert Z. Norona
Name:  Albert Z. Norona
Title:   Senior Vice President

BANK OF UTAH,
not in its individual capacity but solely as Payment Agent

By:  /s/ Michael Hoggan
Name:  Michael Hoggan
Title:    Vice President

LENDERS:
BANC OF AMERICA LEASING & CAPITAL LLC, as a Lender

By:  /s/ Albert Z. Norona
Name:   Albert Z. Norona
Title:     Senior Vice President

FIFTH THIRD BANK, as a Lender

By:  /s/ Edward McElveen
Name: Edward McElveen
Title:   Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:  /s/ Mark A. Fish
Name:  Mark A Fish
Title:  Senior Vice President

SCHEDULE 1.01(a)

LEGAL DESCRIPTION OF CHEROKEE SITE

The tract or lot of land lying in the County of Colbert, State of Alabama, known and described as follows, to wit:

PARCEL I:
Begin at the Northwest corner of Section 7, Township 3 South, Range 13 West, Colbert County, Alabama, and run thence South 0 degrees 36 minutes 44 seconds West 2621.36 feet with the westerly boundary line of said Section 7 to a point on said boundary line; thence run North 88 degrees 55 minutes 46 seconds West 990.00 feet to a point; thence run South 0 degrees 35 minutes 43 seconds West 2623.55 feet parallel with the westerly boundary line of said Section 7, to a point on the northerly boundary line of Section 13, Township 3 South, Range 14 West; thence run South 0 degrees 46 minutes 39 seconds West a distance of 5329.16 feet to a point on the southerly boundary of Section 13, Township 3 South, Range 14 West; thence run South 87 degrees 49 minutes 42 seconds East 1000.47 feet to the Southwest corner of Section 18, Township 3 South, Range 13 West; thence run South 89 degrees 14 minutes 26 seconds East 1397.26 feet to the Southwest corner of the Southeast quarter of the Southeast quarter of said Section 18, which section is a fractional section; thence run North 0 degrees 21 minutes 39 seconds East a distance of 46.5 feet to a concrete monument on the north right-of-way margin of Lile Academy Road; thence south 89 degrees 08 minutes 27 seconds east along said north right-of-way margin a distance of 1,281.76 feet to a concrete monument; thence south 88 degrees 50 minutes 29 seconds east a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 474.74 feet; thence north 12 degrees 06 minutes 31 seconds east a distance of 784.37 feet; thence north 12 degrees 02 minutes 41 seconds east a distance of 51.11 feet; thence south 89 degrees 59 minutes 07 seconds west a distance of 726.65 feet; thence north 00 degrees 00 minutes 42 seconds east a distance of 414.62 feet; thence north 84 degrees 05 minutes 23 seconds east a distance of 780.35 feet; thence north 00 degrees 41 minutes 22 seconds east a distance of 816.26 feet to the south right-of-way margin of a 200 foot railroad right-of-way; thence north 88 degrees 03 minutes 37 seconds west along said south right-of-way margin a distance of 1,193.19 feet; thence westerly along the curving south right-of-way margin a distance of 347.85 feet (said curve concave south, having a radius of 1,046.00 feet, a chord bearing of south 82 degrees 24 minutes 48 seconds west, a chord length of 346.25 feet); thence north 02 degrees 12 minutes 51 seconds west a distance of 205.80 feet to the north right-of-way margin of a 200 foot railroad right-of-way; thence easterly along the curving north right-of-way margin a distance of 361.43 feet (said curve concave south, having a radius of 1,246.00 feet, a chord bearing north 83 degrees 37 minutes 48 seconds east, a chord distance of 360.16 feet); thence south 88 degrees 03 minutes 37 seconds east a distance of 1,188.82 feet; thence north 00 degrees 41 minutes 22 seconds east a distance of 310.14 feet; thence south 89 degrees 24 minutes 33 seconds east a distance of 240.77 feet to U.S.-T.V.A. Monument No. 50 (being a concrete monument capped by a bronz tablet showing said monument number and also "T.3S.R.13W.", and all other references to U.S.-T.V.A. monuments herein shall refer to monuments of like character); thence north 00 degrees 24 minutes 16 seconds east a distance of

420.42 feet to U.S.-T.V.A. Monument No. 51; thence run north 33 degrees 37 minutes west 2,733.00 feet to U.S.-T.V.A. Monument No. 52 in the north line of Section 17, which is in the south line of Section 8; thence north 37 degrees 38 minutes west 416.00 feet to U.S.-T.V.A. Monument No. 53 at the northwest corner of the Southwest Quarter of the Southwest Quarter of the Southeast Quarter of the Southwest Quarter of Section 8; thence north 01 degree 35 minutes east 977.00 feet to U.S.-T.V.A. Monument No. 54 at the northwest corner of the Southeast Quarter of the Southwest Quarter of Section 8; thence north 35 degrees 59 minutes west 1,633.00 feet to U.S.-T.V.A. Monument No. 55 at the southeast corner of the Southwest Quarter of the Southwest Quarter of the Southwest Quarter of the Northwest Quarter of Section 8; thence north 88 degrees 50 minutes west 332.00 feet to U.S.-T.V.A. Monument No. 56 at the southwest corner of the Northwest Quarter of Section 8; thence with the south line of the Northeast Quarter of Section 7 north 88 degrees 50 minutes west 330.00 feet to U.S.-T.V.A. Monument No. 57; thence leaving the said south line north 01 degree 23 minutes 15 seconds east 1,966.31 feet to U.S.-T.V.A. Monument No. 58; thence run north 88 degrees 35 minutes west 336.33 feet to U.S.-T.V.A. Monument No. 59; thence run south 68 degrees 55 minutes 24 seconds west 1,751.46 feet, more or less, to a point on the south line of the north half of the north half of Section 7, Township 3 South, Range 13 West, which point is to be found by finding the intersection of said south line of said north half of the north half of said Section 7 with a line run south 00 degrees 39 minutes 12 seconds west a distance of 45 feet from U.S.-T.V.A. Monument No. 60; thence run north 00 degrees 39 minutes 12 seconds east 659.42 feet; thence run north 56 degrees 58 minutes 57 seconds east 1,150.50 feet, more or less, to U.S.-T.V.A. Monument No. 62 which is located in the north boundary of said Section 7 at a point 1,399.63 feet easterly from the northwest corner thereof; thence run north 88 degrees 39 minutes 30 seconds west with said section line 1,399.63 feet to the POINT OF BEGINNING.

LESS AND EXCEPT FROM THE FOLLOWING PARCELS:  III, IV, V, VI, AND VII:

Parcel III:
Commencing at the Southwest corner of Section 18, T-3-S, R-13-W, Colbert County, Alabama, thence North 0 degrees 48 minutes East along the West line of said Section 18 a distance of 4085.36 feet to a point; thence North 89 degrees 58 minutes East a distance of 2003.88 feet to a concrete monument and the point of beginning of the tract herein described; thence North 0 degrees 02 minutes West a distance of 450.00 feet to a point on a chain link fence; thence North 89 degrees 58 minutes East with chain link fence a distance of 298.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 116.50 feet to a point; thence North 89 degrees 58 minutes East with chain link fence a distance of 52.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 333.50 feet to a point; thence leaving said chain link fence South 89 degrees 58 minutes West a distance of 2.00 feet to a concrete monument; thence continuing South 89 degrees 58 minutes West a distance of 348.00 feet to the concrete monument at the point of beginning of the tract herein described.

Parcel IV
Commence at the Southwest corner of the said Section 7, Township 3 South, Range 13 West, Colbert County, Alabama; thence North 0 degrees 36 minutes 44 seconds east along the west line of the said Section 7 a distance of 2621.68 feet to the northwest corner of the Southwest 1/4 of the said Section 7 and the point of beginning of the tract herein described; thence continuing north 0 degrees 36 minutes 44 seconds east a distance of 200.00 feet to a point; thence south 89 degrees 23 minutes 16 seconds east a distance of 1500.00 feet to a point; thence south 0 degrees 36 minutes 44 seconds west a distance of 600.0 feet to a point; thence north 89 degrees 23 minutes 16 seconds west a distance of 1500.0 feet to a point on the west line of said Section 7; thence north 0 degrees 36 minutes 44 seconds east a distance of 400.0 feet to the point of beginning of the tract herein described.

Parcel V
A parcel of land located in Section 18, Township 3-South, Range 13-West in Colbert County, State of Alabama, said parcel lying east of a right of way for a proposed road approximately 3 miles north of Cherokee, and being more particularly described as follows:  Commencing at a point in the east line of Section 18, said point being 1276.0 feet south of the northeast corner of said section; thence due west, 620.9 feet to the POINT OF BEGINNING at the northeast corner of the parcel of land herein described; thence due south 600.0 feet to a point; thence due west, 500.0 feet to a point; thence with a line 132.0 feet east of and parallel to the east line of the right of way of a proposed road due north, 600.0 feet to a point; thence due east, 500.0 feet to the point of beginning.

Parcel VI
Also for the point of beginning, commence at the intersection of the South line of North half of North half of Section 7, Township 3 South, Range 13 West, Colbert County, Alabama, with a line run South 0 degrees 39 minutes 12 seconds West from U.S.-T.V.A. Monument No. 60; thence run North 0 degrees 39 minutes 12 seconds East 659.42 feet to the point of beginning; from said point of beginning run thence North 56 degrees 58 minutes 57 seconds E 1150.50 feet, more or less, to U.S.-T.V.A. Monument No. 62, which is located in the North boundary of Section 7 at a point of 1399.63 feet easterly from the Northwest corner thereof; from said Monument No. 62 run thence South 58 degrees 53 minutes 18 seconds West 1126.17 feet to U.S.-T.V.A. Monument No. 61; thence run South 0 degrees 39 minutes 12 seconds West to the point of beginning.

Parcel VII:
Commence at the southwest corner of Section 18, Township 3 South, Range 13 West, Colbert County, Alabama; thence south 89 degrees 14 minutes 26 seconds east along the South boundary of said Section 18 a distance of 1,397.26 feet; thence run North 00 degrees 21 minutes 39 seconds

East a distance of 825.71 feet to the POINT OF BEGINNING; continue thence North 00 degrees 21 minutes 39 seconds East a distance of 505.52 feet; thence South 89 degrees 22 minutes 51 seconds East a distance of 1,116.70 feet; thence South 66 degrees 13 minutes 10 seconds West along said southeasterly right of way margin a distance of 1,223.71 feet to the POINT OF BEGINNING, containing 6.48 acres, more or less, and then being that same parcel of land described in Deed Book 264, Page 560 as recorded in the Probate Office of Colbert County, Alabama.

PARCEL II:
A tract of land lying in Colbert County, State of Alabama, in the East half of East half of Northeast quarter, Section 7, the West half of Northwest quarter and Southwest quarter of Section 8, and the Northeast quarter and East half of Northwest quarter of Section 17, Township 3 South, Range 13 West on the southwest shore of Pickwick Landing Lake opposite Kogor's Island and approximately 4 miles northeast of Cherokee, Alabama, and being more particularly described as follows:

Beginning at U.S.-T.V.A. Monument 51 in the Southwest quarter of Southwest quarter of Northeast quarter of Section 17 and in the boundary of true United States of America's land at a corner of the land of Mrs. F.W. Benson and S.W. Frierson & C.W. Watts; thence with the United States of America's boundary North 33 degrees 37' West 2733.00 feet to the U.S.-T.V.A. Monument 52 in the north line of Section 17, which is the south line of Section 8; thence North 37 degrees 38' West, 416.00 feet to U.S.-T.V.A. Monument 53 at the northwest corner of the Southwest quarter of the Southwest quarter of the Southeast quarter of Southwest quarter, Section 8; thence North 1 degree 35' East, 977.00 feet to U.S.-T.V.A. Monument 54 at the northwest corner of the Southeast quarter of the SW 1/4 Section 8; thence North 35 degrees 59' West, 1633.00 feet to U.S.-T.V.A. Monument 55 at the southeast corner of the Southwest quarter of the Southwest quarter of Southwest quarter of Northwest quarter, Section 8; thence North 88 degrees 50' West, 332.00 feet to U.S.-T.V.A. Monument 56 at the southwest corner of the Northwest quarter of Section 8; thence with the south line of the Northeast quarter, Section 7 North 88 degrees 50' West, 330.00 feet to U.S.-T.V.A. Monument 57; thence leaving the said South line, North 1 degree 23 minutes 15 seconds East, 1966.31 feet to U.S.-T.V.A. Monument 58; thence, leaving the United States of America's boundary South 89 degrees 59 minutes 29 seconds East, 410 feet, passing a metal marker at 385.00 feet, to a point in the 423-foot contour on the shore of Pickwick Landing Lake; thence with the 423-foot contour as it meanders in a southeasterly direction to a point; thence, leaving the contour, South 61 degrees 19 minutes 05 seconds West, 534.50 feet, passing a metal marker at 17 feet, to U.S.-T.V.A. Monument 49 in the south line of the Northeast quarter of Section 17 and in the boundary of the United States of America's land; thence with the United States of America's boundary and the south line of the Northeast quarter of Section 17, North 89 degrees 19 minutes West, 260.20 feet to U.S.-T.V.A. Monument 50; thence leaving the said south line, North 0 degrees 24 minutes 16 seconds East, 420.42 feet to the point of beginning.

PARCEL III:
Commencing at the Southwest corner of Section 18, T-3-S, R-13-W, Colbert County, Alabama, thence North 0 degrees 48 minutes East along the West line of said Section 18 a distance of 4085.36 feet to a point; thence North 89 degrees 58 minutes East a distance of 2003.88 feet to a concrete monument and the point of beginning of the tract herein described; thence North 0 degrees 02 minutes West a distance of 450.00 feet to a point on a chain link fence; thence North 89 degrees 58 minutes East with chain link fence a distance of 298.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 116.50 feet to a point; thence North 89 degrees 58 minutes East with chain link fence a distance of 52.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 333.50 feet to a point; thence leaving said chain link fence South 89 degrees 58 minutes West a distance of 2.0 feet to a concrete monument; thence continuing South 89 degrees 58 minutes West a distance of 348.00 feet to the concrete monument at the point of beginning at the tract herein described.

PARCEL VIII:
A parcel of land lying in Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, and being more particularly described as follows:  Commence at the southwest corner of Section 17, Township 3 south, Range 13 West, Colbert County, Alabama; thence north 00 degrees 44 minutes 27 seconds west a distance of 44.05 feet to a concrete monument on the north right-of-way of Lile Academy Road; thence south 88 degrees 50 minutes 29 seconds east along the north right-of-way of an unnamed County road a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 535.94 feet to the east right-of-way of a County road and the POINT OF BEGINNING; thence north 12 degrees 05 minutes 42 seconds east a distance of 761.78 feet; thence south 70 degrees 57 minutes 14 seconds east a distance of 233.95 feet to a Point of Curve; thence southeasterly along a curve concave north a distance of 638.62 feet (said curve having a radius of 2,025.00 feet, a chord bearing of south 79 degrees 59 minutes 24 seconds east, a chord distance of 635.97 feet) to the Point of Tangency; thence south 89 degrees 01 minute 08 seconds east a distance of 517.34 feet to a Point of Curve; thence southeasterly along said curve concave southwesterly a distance of 566.33 feet (said curve having a radius of 950.00 feet, a chord bearing of south 71 degrees 56 minutes 27 seconds east, a chord distance of 557.98 feet) to a Point of Reverse Curve; thence southwesterly along a curve a distance of 108.67 feet (said curve concave northeasterly having a chord bearing of south 25 degrees 43 minutes 19 seconds east, a chord distance of 88.51 feet) to a point; thence south 00 degrees 41 minutes 33 seconds west a distance of 360.35 feet; thence north 89 degrees 04 minutes 24 seconds west a distance of 1,995.46 feet; thence north 00 degrees 46 minutes 28 seconds east a distance of 30.00 feet; thence north 88 degrees 59 minutes 48 seconds west a distance of 94.09 feet to the  POINT OF BEGINNING.

PARCEL IX:
A parcel of land lying in Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, and being more particularly described as follows:  Commence at the southwest corner of Section 17, Township 3 south, Range 13 West, Colbert County, Alabama; thence north 00 degrees 44 minutes 27 seconds west a distance of 44.05 feet to a concrete monument on the north right-of-way of Lile Academy Road; thence south 88 degrees 50 minutes 29 seconds east along the north right-of-way of an unnamed County road a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 535.94 feet to the east right-of-way of a County Road; thence north 12 degrees 05 minutes 42 seconds east along said east right-of-way a distance of 812.15 feet to the POINT OF BEGINNING; thence north 12 degrees 05 minutes 22 seconds east along said right-of-way a distance of 204.63 feet; thence north 01 degree 53 minutes 39 seconds east along said right-of-way a distance of 310.69 feet; thence south 89 degrees 07 minutes 03 seconds east a distance of 1,802.58 feet to T.V.A. Monument #48; thence south 42 degrees 56 minutes 26 seconds east a distance of 310.99 feet; thence south 56 degrees 00 minutes 16 seconds west a distance of 808.14 feet to a point of curve; thence northwesterly along a curve concave southwesterly a distance of 43.45 feet (said curve having a radius of 1,000.00 feet, a chord bearing of N 87 deg 46 min 18 sec West and a chord length of 43.45 feet) to the point of tangency; thence north 89 degrees 01 minutes 16 seconds West a distance 516.26 feet to the Point of a Curve; thence northwesterly along a curve concave north a distance of 622.86 feet (said curve having a radius of 1,975 feet, a chord bearing of North 79 degrees 59 minutes 24 seconds West, a chord distance of 620.28 feet) to the Point of Tangency; thence North 70 degrees 57 minutes 14 seconds West a distance of 240.04 feet to the POINT OF BEGINNING.

All the foregoing being the same property conveyed by LaRoche Industries, Inc. to Cherokee Nitrogen Company, by deed dated October 31, 2000, filed for record in the Office of the Judge of Probate of Colbert County, Alabama, on November 7, 2000, at 1:37 p.m., and recorded on Microfiche 2000 25, Frames 133-141.

Less and except therefrom property conveyed by Cherokee Nitrogen, Inc., to National Telephone Company of Alabama, by corrective warranty deed dated April 2, 2001 and recorded on Fiche 2001 09 Frame 748, being more particularly described as follows, to-wit:

Commence at a cotton spindle on the SW corner of Section 18, T-3-S, R-12-W, Colbert County, Alabama; then run S 89 degrees 14’ 26” E for 1397.26’ to a spike found; then run N 0 degrees 21’ 39” E for 46.4’ to a 6” concrete monument, the point of beginning; then run N 0 degrees 21’ 39” E for 50.0’ to an iron pin; then run S 89 degrees 14’ 26” E for 50.0’ to an iron pin; then run S 0 degrees 21’ 39” W for 50.0’ to an iron pin; then run N 89 degrees 14’ 26” W for 50.0’ to the point of beginning.

Non-Exclusive Easement for Private Road

A fifty (50) foot wide private road lying in Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, and being more particularly described as follows: Commence at the southwest corner of Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, thence North 00 degrees 44 minutes 27 seconds West a distance of 44.05 feet to a concrete monument on the northern right-of-way margin of Lile Academy road; thence South 88 degrees 50 minutes 29 seconds East along the northern right-of-way margin of a gravel road a distance of 2,191.21 feet; thence South 89 degrees 04 minutes 39 seconds East a distance of 535.74 feet to the east right-of-way margin of a County Road; thence North 12 degrees 05 minutes 42 seconds East a distance of 761.78 feet to the POINT OF BEGINNING; thence continue North 12 degrees 05 minutes 42 seconds East a distance of 50.37 feet; thence South 70 degrees 57 minutes 14 seconds East a distance of 240.04 feet to the P.C. of a curve; thence southeasterly a curve concave northerly a distance of 622.86 feet (said curve having a radius of 1,975.00 feet, a chord distance of 620.28 feet, a chord bearing of South 79 degrees 59 minutes 24 seconds East) to the P.T. of said curve; thence South 89 degrees 01 minute 16 seconds East a distance of 516.26 feet to the P.C. of a curve; thence southeasterly along a curve concave southwesterly a distance of 648.77 feet (said curve having a radius of 1,000.00 feet, a chord distance of 637.45 feet, a chord bearing of South 70 degrees 26 minutes 42 seconds East) to the P.T. of said curve and the P.C. of a cul-de-sac; thence easterly, southerly, northwesterly along a curve (having a radius of 50.00 feet; a chord bearing of South 82 degrees 09 minutes 16 seconds West, a chord distance of 70.63 feet) a distance of 234.31 feet to the P.T. of said curve; thence northwesterly along a curve concave southwest a distance of 566.33 feet (said curve having a radius of 950.00 feet, a chord bearing of North 71 degrees 56 minutes 27 seconds West, a chord distance of 557.98 feet) to the P.T. of said curve; thence North 89 degrees 01 minute 08 seconds West a distance of 517.34 feet to the P.C. of a curve; thence northwesterly along a curve concave northerly of 638.62 feet (said curve having a radius of 2,025.00 feet, a chord distance of 635.97 feet, a chord bearing of 79 degrees 59 minute 24 seconds west) to the P.T. of said curve, thence North 70 degrees 57 minutes 14 seconds West) to the P.T. of said curve; thence North 70 degrees 57 minutes 14 seconds West a distance of 233.95 feet to the POINT OF BEGINNING.

SCHEDULE 1.01(b)

LEGAL DESCRIPTION OF EL DORADO SITE

The land referred to herein below is all situated in Union County, Arkansas

Tract 1:
The South Half of Section 6, and the North Half of Section 7, and the Northwest Quarter of the Northwest Quarter of Section 8, all in Township 17 South, Range 15 West, and the following described tract:

Beginning at the Northwest Corner of the Northeast Quarter of the Northwest Quarter of Section 8, Township 17 South, Range 15 West;
  thence South along the West line of said Northeast Quarter of the Northwest Quarter of Section 8 to the intersection with the South right-of-way line of the access road as now located, said right-of-way line being 50 feet perpendicular distance from the center line of said access road;
  thence in a Northeasterly direction along said right-of-way line to the intersection with the South line of the right-of-way of the railroad spur, said right-of-way line for the railroad spur being 50 feet perpendicular distance from the center line of said railroad spur;
  thence along said South right-of-way line for the railroad spur to a point which is 750 feet South of the North line of said Section 8;
  thence East along a line which is parallel to the North line of said Section 8, and750 feet distant therefrom to the intersection with the South right-of-way line for the railroad spur herein above described;
  thence in a Southeasterly direction along the said South right-of-way line to the intersection with the West right-of-way line of the El Dorado-Smackover Highway;
  thence in a Northwesterly direction along the West right-of-way line of said El Dorado-Smackover Highway to the North line of Section 9, Township 17 South, Range 15West;
  thence West along the North line of said Section 9 and the North line of said Section 8 to the POINT OF BEGINNING.

LESS AND EXCEPT THE FOLLOWING TRACTS:

1.  Commencing at the Southeast Corner of Section 6, Township 17 South, Range 15 West, and thence run North 88 degrees 53 minutes 44 seconds West 1772.43 feet;
  thence North 01 degree 03 minutes 47 seconds East 576.89 feet for a POINT OF BEGINNING;
  thence North 88 degrees 56 minutes 13 seconds West 134.0 feet;
  thence North 01 degree 03 minutes 47 seconds East 40.00 feet;
  thence North 88 degrees 56 minutes 13 seconds West 16.00 feet;
  thence North 01 degree 03 minutes 47 seconds East 40.0 feet;
  thence South 88 degrees 56 minutes 13 seconds East 150.00 feet;
  thence South 01 degree 03 minutes 47 seconds West 80.00 feet to the POINT OF BEGINNING.

AND

2.  Commencing at the Southeast Corner of Section 6, Township 17 South, Range 15 West, run thence North 88 degrees 53 minutes 44 seconds West 2341.68 feet;
  thence North 01 degree 05 minutes 46 seconds East 545.52 feet for a POINT OF BEGINNING;
  thence North 88 degrees 54 minutes 14 seconds West 240.00 feet;
  thence North 01 degree 05 minutes 46 seconds East 30.00 feet;
  thence North 88 degrees 54 minutes 14 seconds West 96.71 feet;
  thence North 01 degree 05 minutes 46 seconds East 118.10 feet;
  thence South 88 degrees 54 minutes 14 seconds East 336.71 feet;
  thence South 01 degree 05 minutes 46 seconds West 85.72 feet;
  thence South 88 degrees 54 minutes 14 seconds East 59.31 feet;
  thence South 01 degree 05 minutes 46 seconds West 40.58 feet;
  thence North 88 degrees 54 minutes 14 seconds West 59.31 feet;
  thence South 01 degree 05 minutes 46 seconds West 21.80 feet to the POINT OF BEGINNING.

Tract 2:
Commencing at the North Quarter Corner of Section 1, Township 17 South, Range 16  West, thence South 88 degrees 46 minutes East, 282.7 feet;
  thence South 01 degree 14 minutes West, 269.2 feet to the POINT OF BEGINNING;
  thence South 88 degrees 46 minutes East, 150.0 feet;
  thence South 01 degree 14 minutes West, 150.0 feet;
  thence North 88 degrees 46 minutes West, 150.0 feet;
  thence North 01 degree 14 minutes East, 150.0 feet to the POINT OF BEGINNING.

Tract 3:
  Beginning at the Southwest Corner of the Northeast Quarter of Section 31, Township 16South, Range 15 West;
  thence North 00 degrees 07 minutes East 150 feet to a stake;
  thence South 88 degrees 37 minutes East 150 feet to a stake;
  thence South 00 degrees 07 minutes West 150 feet to a stake on South line of the Northeast Quarter;
  thence North 88 degrees 37 minutes West 150 feet to POINT OF BEGINNING.

Tract 4:
  Beginning at the Southeast Corner of the Southwest Quarter of Section 30, Township 16 South, Range 15 West, at a iron pipe Corner;
  thence North 88 degrees 38 minutes West 150 feet along the South line of said Section 30 to a stake;
  thence North 00 degrees 07 minutes East 150 feet to a stake;
  thence South 88 degrees 38 minutes East to a stake on the East line of said Southwest Quarter;
  thence South 00 degrees 07 minutes West 150 feet to POINT OF BEGINNING.

Tract 5:
Commencing at the Northwest Corner of the South Half of the Northeast Quarter of Section 12, Township 17 South, Range 16 West;
thence South 00 degrees 04 minutes East, 469.0 feet;
thence North 53 degrees 09 minutes East, 126.45 feet;
thence North 61 degrees 26 minutes East, 239.7 feet to the POINT OF BEGINNING;
thence North 00 degrees 04 minutes West, 118.7 feet;
thence North 89 degrees 56 minutes East, 150.0 feet;
thence South 00 degrees 04 minutes East, 150.0 feet;
thence South 89 degrees 56 minutes West, 150.0 feet;
thence North 00 degrees 04 minutes West, 31.3 feet to the POINT OF BEGINNING.

Tract 6:
  Beginning at a point which is South 00 degrees 18 minutes East 223.2 feet and North 89 degrees 42 minutes East 273.1 feet distance from the Northwest Corner of the Southwest Quarter of Section 9, Township 17 South, Range 15 West;
thence North 00 degrees 18 minutes West 150 feet;
thence North 89 degrees 42 minutes East 150 feet;
thence South 00 degrees 18 minutes East 150 feet;
thence South 89 degrees 42 minutes West 150 feet to the POINT OF BEGINNING.

Tract 7:
  Beginning at the Southwest Corner of the Southeast Quarter of Section 2, Township 17 South, Range 16 West;
thence North 150 feet along the West line of said Southeast Quarter to a stake;
thence South 88 degrees 56 minutes East 150 feet to a stake;
thence South 150 feet to a stake on South line of said Section 2;
thence North 88 degrees 56 minutes West 150 feet to POINT OF BEGINNING.

Tract 8:
Beginning at the Southwest Corner, Section 2, Township 17 South, Range 16 West;
thence North along Section line 150 feet to a stake;
thence South 88 degrees 56 minutes East 150 feet to a stake;
thence South 150 feet to a stake;
thence North 88 degrees 56 minutes West 150 feet to POINT OF BEGINNING.

Tract 9:
Commencing at the Southwest Corner of the Southeast Quarter of Section 12, Township 17 South, Range 16 West;
thence North 00 degrees 04 minutes West, 276.7 feet;
thence North 89 degrees 56 minutes East, 271.8 feet to the POINT OF BEGINNING;
thence North 00 degrees 04 minutes West, 150 feet;
thence North 89 degrees 56 minutes East, 150 feet;
thence South 00 degrees 04 minutes East, 150 feet;
thence South 89 degrees 56 minutes West, 150 feet to the POINT OF BEGINNING.

Tract 10:
Commencing at the Southwest Corner of Southeast Quarter of Section 7, Township 17 South, Range 15 West;
thence South 88 degrees 25 minutes East 155.4 feet;
thence North 01 degree 35 minutes East 308.5 feet to the POINT OF BEGINNING;
thence continuing North 01 degree 35 minutes East 150 feet;
thence South 88 degrees 25 minutes East 150 feet;
thence South 01 degree 35 minutes West 150 feet;
thence North 88 degrees 25 minutes West 150 feet to the POINT OF BEGINNING.

Tract 11:
Beginning at the Northwest Corner of the Southeast Quarter, Section 18, Township 17 South, Range 15 West;
thence South 88 degrees 21 minutes East 150 feet along the North line of the said Southeast Quarter to a stake;
thence South 00 degrees 11 minutes East 150 feet to a stake;
thence North 88 degrees 21 minutes West 150 feet to a stake on the West line of the said Southeast Quarter;
thence North 00 degrees 11 minutes West 150 feet to the POINT OF BEGINNING.

Tract 12:
Beginning at a point on the West line of the Southeast Quarter of Section 18, Township 17 South, Range 15 West, located North 00 degrees 11 minutes West 150 feet from the Southwest Corner of said Southeast Quarter;
thence North 00 degrees 11 minutes West 100 feet along the West line of said Southeast Quarter to a stake;
thence South 88 degrees 17 minutes East 150 feet to a stake;
thence South 00 degrees 11 minutes East 100 feet to a stake;
thence North 88 degrees 17 minutes West 150 feet to the POINT OF BEGINNING.

Tract 15:
Beginning at the Southeast Corner of Section 1, Township 17 South, Range 16 West;
thence North 89 degrees 25 minutes West along the South line of said Section 1, 4830.14 feet to POINT OF BEGINNING;
thence North 00 degrees 04 minutes East 150 feet;
thence North 89 degrees 25 minutes West 150 feet;
thence South 00 degrees 04 minutes West 150 feet to the intersection of South line of Section 1;
thence South 89 degrees 25 minutes East along Section line 150 feet to POINT OF BEGINNING.

Tract 16:
Beginning at a point 10.4 feet North of the Southwest Corner of Section 5, Township 17South, Range 15 West;
thence East 29.5 feet;
thence North 150.0 feet;
thence West 29.5 feet;
thence South 150.0 feet to the POINT OF BEGINNING.

Tract 17:
Beginning at a point 70 yards North of the Southeast Corner of Section 1, Township 17 South, Range 16 West;
thence West 25.00 feet;
thence South approximately 134.83 feet;
thence East 25.00 feet;
thence North to the PLACE OF BEGINNING.

The exclusive right to produce water from any horizon lying under the following described Tract 18 in Union County, Arkansas, at and below a depth of 350 feet below the surface:

Tract 18:
The East Half of Section 1 and the East Half of Section 12, all in Township 17 South, Range 16 West,

And

The South Half of Section 7 and all of Section 8, all in Township 17 South, Range 15 West,

And

All that part of the West Half of the West Half of Section 9, Township 17 South, Range 15 West, lying West of the El Dorado-Smackover Highway and all that part of the Southwest Quarter of the Southwest Quarter of Section 4, Township 17 South, Range 15 West, lying West of the El Dorado-Smackover Highway and all of Section 5 and the North Half of Section 6, all in Township 17 South, Range 15 West, EXCEPT the following described tracts, lettered (a) through (k), both inclusive, to-wit:

(a) The Northwest Quarter of the Northwest Quarter of Section 8, Township 17 South, Range 15 West.

(b) Beginning at the Northwest Corner of the Northeast Quarter of the Northwest Quarter of Section 8, Township 17 South, Range 15 West;

thence South along the West line of said Northeast Quarter of the Northwest Quarter of said Section 8 to the intersection with the South right-of-way line of the Access Road as now located, said right-of-way line being 50 feet perpendicular distance from the center line of said Access Road;

thence in a Northeasterly direction along said right-of-way line to the intersection with the South line of the right-of-way of the railroad spur, said right-of-way line for the railroad spur being 50 feet perpendicular distance from the center line of said railroad spur;

thence along said South right-of-way line for the railroad spur to a point which is 750 feet South of the North line of said Section 8;

thence East along a line which is parallel to the North line of said Section 8, and 750 feet distant therefrom, to the intersection with the South right-of-way line for the railroad spur hereinabove described;

thence in a Southeasterly direction along the said South right-of-way line to the intersection with the West right-of-way line of the El Dorado-Smackover Highway;
thence in a Northwesterly direction along the West right-of-way line of said El Dorado-Smackover Highway to the North line of Section 9, Township 17 South, Range 15 West;
thence West along the North line of said Section 9 and the North line of said Section 8 to the POINT OF BEGINNING.

(c) Commencing at the Northwest Corner of Section 5, Township 17 South, Range 15 West;
thence South 88 degrees 24 minutes East 4060.30 feet to the POINT OF BEGINNING of this excepted tract;
thence South 00 degrees 40 minutes West 1213.20 feet;
thence South 88 degrees 10 minutes East 1200.33 feet to the El Dorado-Smackover Highway;
thence in a Northwesterly direction along said Highway to the North line of said Section 5;
thence in a Westerly direction to the POINT OF BEGINNING.

(d) Commencing at the Northeast Corner of Section 6, Township 17 South, Range 15 West;
thence North 88 degrees 23 minutes West 1327 feet to the POINT OF BEGINNING of this excepted tract;
thence South 01 degree 37 minutes West 90 feet;
thence North 88 degrees 23 minutes West 990 feet;
thence North 01 degree 37 minutes East 90 feet;
thence South 88 degrees 23 minutes East 990 feet to the POINT OF BEGINNING.

(e) Tract 2 described above.

(f) Tract 5 described above.

(g) Tract 6 described above.

(h) Tract 9 described above.

(i) Tract 10 described above.

(j) Tract 16 described above.

(k) Tract 17 described above.

TOGETHER WITH all of the rights of the United States of America as granted to Lion Oil Company in an instrument entitled “Quitclaim Deed, Assignment and Bill of Sale” which was filed March 5, 1948 in Record Book 511, Page 405 to maintain, repair, replace and operate each electrical transmission line, telephone line, water line gas line, sanitary sewer, drainage sewer, drainage ditch, road, trail or railroad upon any of the land which constitutes a part of Tract 18 described above or which leads from Tract 18 described above to Tracts 3, 4, 7, 8, 11, 12 and 15 described above, and the right-of-way in connection therewith, all as is more fully set forth in said Quitclaim Deed, Assignment and Bill of Sale.

TOGETHER WITH such water rights as were reserved by Monsanto Company in a Quitclaim Deed in favor of J. L. Lee which was filed February 23, 1981 in Record Book 1459, Page 601, of the Union County Deed Records describing the following tract:

Beginning at the Southwest Corner of the Southwest Quarter of the Southeast Quarter of Section 8, Township 17 South, Range 15 West;
thence North 417.4 feet;
thence East 417.4 feet;
thence South 417.4 feet;
thence West 417.4 feet to the POINT OF BEGINNING.

ALSO

Commencing at the Southeast Corner of the Southeast Quarter of the Southwest Quarter of Section 8, Township 17 South, Range 15 West;
thence North 01 degree 06 minutes East 274.0 feet to the POINT OF BEGINNING;
thence North 88 degrees 54 minutes West 69.8 feet;
thence North 01 degree 06 minutes East 150.0 feet;
thence South 88 degrees 54 minutes East 69.8 feet;
thence South 01 degree 06 minutes West 150.0 feet to the POINT OF BEGINNING.

TOGETHER WITH such water rights as were reserved in a Quitclaim Deed in favor of Louis Knox White et al which was filed September 10, 1982 in Record Book 1521, Page 257, in the Union County Deed Records describing the following tract:

Beginning at the Southwest Corner of the Southwest Quarter of the Northwest Quarter of Section 9, Township 17 South, Range 15 West;

and run North 00 degrees 38 minutes East 1729.4 feet to the South right-of-way line of the Missouri-Pacific Railroad;

thence in a Southeasterly direction along said right-of-way for 547.8 feet to the West line of Highway No. 7B;
thence South 08 degrees 29 minutes East along said line 21.8 feet;
thence South 05 degrees 24 minutes East along said line 1444.0 feet;
thence South 02 degrees 50 minutes East along said line 96.57 feet;
thence North 88 degrees 14 minutes West 675.4 feet to the POINT OF BEGINNING.

Tract 41-1 (25):
The West Half of the Southeast Quarter of the Southeast Quarter and the Northeast Quarter of the Southeast Quarter of Section 7, and the Southwest Quarter of the Northwest Quarter of Section 8, all in Township 17 South, Range 15 West, Union County, Arkansas, EXCEPTING THE FOLLOWING DESCRIBED TRACT:

Beginning at a point 600.0 feet North of the Northwest Corner of the Southwest Quarter of said Section 8;
thence North 435.6 feet;
thence East 100.0 feet;
thence South 435.6 feet;
thence West 100.0 feet to the POINT OF BEGINNING.

Tract 41-2 (20):
The North Three-Quarters of the North Half of the Northwest Quarter of the Southeast Quarter (N 3/4 N/2 NW/4 SE/4) of Section 7, Township 17 South, Range 15 West, LESS three (3) acres in the form of a square in the Northeast Corner thereof.

Tract 41-4 (22):
Three acres in the form of a square out of the Northeast Corner of the Northwest Quarter of the Southeast Quarter of Section 7, Township 17 South, Range 15 West of the Fifth Principal Meridian.

(Same Property as the exception in 41-2 (20) above)

Tract 41-4 (23):
Beginning at a point 600 feet North of the Southwest Corner of the Southwest Quarter of the Northwest Quarter of Section 8, Township 17 South, Range 15 West of the Fifth Principal Meridian;
thence East 100.0 feet;
thence North 435.6 feet;
thence West 100.0 feet;
thence South 435.6 feet to the PLACE OF BEGINNING.

(Same Property as the exception in 41-1 (25) above)

Tract 41-4 (24):
A part of the Southwest Quarter of the Southeast Quarter of Section 8, Township 17 South, Range 15 West of the Fifth Principal Meridian, described as follows:

Beginning at a point 417.4 feet North of the Southwest Corner of the said Southwest Quarter of the Southeast Quarter of Section 8 and running thence North 208.71 feet;
thence East 208.71 feet;
thence South 208.71 feet;
thence West 208.71 feet to the PLACE OF BEGINNING,

EXCEPT that part of the Southwest Quarter of the Southeast Quarter of Section 8 contained within the following parcel of land, described as:

Commencing at the Southwest Corner of said Southwest Quarter of the Southeast Quarter of said Section 8;
thence South 88 degrees 54 minutes East, 80.2 feet;
thence North 01 degree 06 minutes East, 274.0 feet to the POINT OF BEGINNING of said parcel;
thence North 88 degrees 54 minutes West, 150.0 feet;
thence North 01 degree 06 minutes East, 150.0 feet;
thence South 88 degrees 54 minutes East, 150.0 feet;
thence South 01 degree 06 minutes West, 150.0 feet to the POINT OF BEGINNING.

Tract 41-5 (19):
The South Five-Eighths of the Northwest Quarter of the Southeast Quarter and the North Three-Eighths of the Southwest Quarter of the Southeast Quarter of Section 7, Township 17 South, Range 15 West of the Fifth Principal Meridian.

Tract 41-7:
The Southwest Quarter of the Northeast Quarter and the Southeast Quarter of the Northwest Quarter of Section 6, Township 17 South, Range 15 West, Union County, Arkansas.

Tract 41-9:
The Northwest Quarter of the Southwest Quarter of Section 5, Township 17 South, Range 15 West,

AND

The East Half of the Northeast Quarter of Section 6, Township 17 South, Range 15 West.

Tract 41-10:
The Northwest Quarter of the Northeast Quarter of Section 6, Township 17 South, Range 15 West, Union County, Arkansas, LESS AND EXCEPT the following tract:

Commencing at the Northeast Corner of the Northwest Quarter of the Northeast Quarter of Section 6, Township 17 South, Range 15 West, and run thence South 90 feet;
thence West 990 feet;
thence North 90 feet;
thence East 990 feet to the POINT OF BEGINNING.

Tract 41-11:
The Southeast Quarter of the Northeast Quarter of Section 1, Township 17 South, Range 16 West,

ALSO

The Southwest Quarter of the Northwest Quarter of Section 6, Township 17 South, Range 15 West,

LESS AND EXCEPT THE FOLLOWING TRACTS:

1.	All that part of the Southeast Quarter of the Northeast Quarter (SE/4 NE/4) of Section 1, Township 17 South, Range 16 West, Union County, Arkansas, lying North and West of Arkansas State Highway #335,

2.	All that part of the Southwest Quarter of the Northwest Quarter (SW/4 NW/4) of Section 6, Township 17 South, Range 15 West, Union County, Arkansas, lying North and West of Arkansas State Highway #335.

Tract 41-12:
The East Quarter of the Southwest Quarter of the Southeast Quarter of Section 1, Township 17 South, Range 16 West

AND

the Southeast Quarter of the Southeast Quarter of Section 1 Township 17 South, Range 16 West of the Fifth Principal Meridian, LESS THE FOLLOWING TRACTS:

1.  A tract described as:

Commencing 70 yards North of the Southeast Corner of the Southeast Quarter of the Southeast Quarter of Section 1, Township 17 South, Range 16 West, as a BEGINNING POINT;
thence South 70 yards;
thence West 330 yards;
thence North 61.5 yards;
thence in a straight line to a POINT OF BEGINNING.

2.  A tract described as:

Beginning at a point 70 yards North of the Southeast Corner of Section 1, Township 17 South, Range 16 West;
thence North 15.17 feet;
thence West 25.00 feet;
thence South 15.17 feet;
thence East to the POINT OF BEGINNING.

3.  A tract described as:

Commencing at the Southeast Corner (SECor) of Section 1, Township 17 South, Range 16 West, Union County, Arkansas, and run North 89 degrees 24 minutes 22 seconds West along the South line of said Section 1 a distance of 1172.08 feet, more or less, to the center line of a county road for the point of beginning;
thence run North 33 degrees 28 minutes 58 seconds East 432.00 feet;
thence North 89 degrees 21 minutes 48 seconds West 715.87 feet;
thence South 00 degrees 16 minutes 35 seconds West 363.30 feet to the South line of Section 1;
thence South 89 degrees 24 minutes 22 seconds East 479.28 feet to the point of beginning.

4.  (Monsanto to Gardner)

Commencing at the Southeast Corner of Section 1, Township 17 South, Range 16 West, and run North 89 degrees 25 minutes West 400.0 feet;
thence North 00 degrees 15 minutes East 199.7 feet to the POINT OF BEGINNING;
thence North 00 degrees 15 minutes East 150.9 feet;
thence North 89 degrees 25 minutes West 543.7 feet to the center of State Highway No. 335;
thence South 33 degrees 55 minutes West along said Highway for 422.4 feet;
thence South 89 degrees 25 minutes East 184.0 feet;
thence North 00 degrees 15 minutes East 184.5 feet;
thence North 89 degrees 00 minutes East 593.5 feet to the POINT OF BEGINNING.

5.  (Monsanto to Haney)

Commencing at the Southeast Corner of Section 1, Township 17 South, Range 16 West, and run North 89 degrees 25 minutes West 400.0 feet;
thence run North 00 degrees 15 minutes East 350.6 feet to the POINT OF BEGINNING;
thence run North 00 degrees 15 minutes East 819.7 feet to the center of State HighwayNo. 335;
thence run South 33 degrees 55 minutes West along said Highway for 979.8 feet;
thence run South 89 degrees 25 minutes East 543.7 feet to the POINT OF BEGINNING.

6.  (NWF to Cole Timber)

The East Quarter of the Southwest Quarter of the Southeast Quarter (E/4 SW/4 SE/4) and all that part of the Southeast Quarter of the Southeast Quarter (SE/4 SE/4) of Section 1, Township 17 South, Range 16 West, Union County, Arkansas, lying West of Arkansas State Highway #335.

Tract 41-12A:
1.  (Gardner to Monsanto)

  Beginning at the Northeast Corner (NECor) of Section 12, Township 17 South, Range 16 West, Union County, Arkansas, and run South 00 degrees 15 minutes West 330.0 feet;
  thence North 89 degrees 25 minutes West 400.0 feet;
  thence North 00 degrees 15 minutes East 529.7 feet;
  thence North 89 degrees 00 minutes East 375.0 feet;
  thence South 00 degrees 15 minutes West 134.85 feet;
  thence South 89 degrees 25 minutes East 25.0 feet;
  thence South 00 degrees 15 minutes West 75.05 feet to the POINT OF BEGINNING, and being part of the Southeast Quarter of the Southeast Quarter (SE/4 SE/4) of Section 1, and part of the Northeast Quarter of the Northeast Quarter (NE/4 NE/4) of Section 12, all in Township 17 South, Range 16 West.

2.  (Haney to Monsanto)

Beginning at the Southeast Corner of the Northeast Quarter of the Northeast Quarter (SECor NE/4 NE/4) of Section 12, Township 17 South, Range 16 West, Union County, Arkansas, and run North 89 degrees 25 minutes West 400.0 feet;
thence North 00 degrees 15 minutes East 990.0 feet;
thence South 89 degrees 25 minutes East 400.0 feet;
thence South 00 degrees 15 minutes West 990.0 feet to the POINT OF BEGINNING.

Tract 41-16:
The North Half of the Southwest Quarter of Section 7, Township 17 South, Range 15 West, Union County, Arkansas.

Tract 41-17:
The Northwest Quarter of the Southwest Quarter of Section 8, Township 17 South, Range 15 West, Union County, Arkansas.

Tract 41-18:
The Southwest Quarter of the Southwest Quarter (SW1/4 SW 1/4) and the West Half of the Southeast Quarter of the Southwest Quarter (W1/2 SE1/4 SW1/4) of Section 5, Township 17 South, Range 15 West, Union County, Arkansas

AND

  Beginning at the Northeast Corner of the Southeast Quarter of the Southwest Quarter (SE1/4 SW1/4) of Section 5, Township 17 South, Range 15 West, Union County, Arkansas, and run North 88 degrees 53 minutes West 695.0 feet;
  thence South 00 degrees 11 minutes West 1326.0 feet to the South line of said forty;
  thence South 88 degrees 53 minutes East along said South line 347.5 feet;
  thence North 00 degrees 11 minutes East 1290.4 feet;
  thence South 88 degrees 53 minutes East 347.5 feet;
  thence North 00 degrees 11 minutes East 26.0 feet to the POINT OF BEGINNING.

Railroad Right-of-Way:

Railroad right-of-way extending 50 feet on each side of the centerline of the railroad track as the same is now located, on, over and across the North Half of Section 8, the North Half of Section 9, and the North Half of Section 10, all in Township 17 South, Range 15 West.

Page 12 od 12

SCHEDULE 1.01(d)

LENDERS AND LENDING OFFICES

Banc of America Leasing & Capital LLC,
as Collateral Agent
Mail Code: GA3-003-04-01
Northeast Center Building
2059 Northlake Pkwy
Tucker, GA 30084-5399
Attn:  Shelley B. LaCagnin
Vice President – Operations Manager
Tel: 770-270-8590
Fax: 770-270-8638
Email: shelley.b.lacagnin@baml.com

With a copy to:
Banc of America Leasing & Capital LLC
One Financial Plaza, 2nd Floor
Mail Code: RI1-537-02-01
Providence, RI 02903
Attn:  Lee Bonaldi
Vice President – Credit Underwriting
Tel: 401-278-7655
Fax: 401-719-8344
Email: lee.f.bonaldi@baml.com

And a copy to:
Banc of America Leasing & Capital LLC, as Administrative Agent
Mail Code: MA5-100-32-01
100 Federal ST
Boston, MA 02110
Attn: Annemarie L. Warren
Vice President – Group Operations Manager
Tel: 617-434-3611
Fax: 617-434-0532
Email: annemarie.l.warren@baml.com

Fifth Third Bank 38 Fountain Square Plaza MD 10904A Cincinnati, OH 45263 Attn: Ed McElveen Tel: 513-534-6589 Fax: 513-534-6706 Email: Edward.mcelveen@53.com

JPMorgan Chase Bank N.A.
P.O. Box 25848
Mail Code: OK1-1070
Oklahoma City, OK 73125
Attn:  Olena Lifset (Credit Contact)
Underwriter II - CB
Tel: 405-231-6130
Fax: 405-231-6480
Email: Olena.k.lifset@chase.com

With a copy to:
JPMorgan Chase Bank N.A.
P.O. Box 25848
Mail Code: OK1-1070
Oklahoma City, OK 73125
Attn:  Mark Fish (Business Contact)
Tel: 405-231-6738
Fax: 405-231-6758
Email: Mark.a.fish@chase.com

And a copy to:
JPMorgan Chase Bank N.A.
P.O. Box 25848
Mail Code: OK1-1070
Oklahoma City, OK 73125
Attn:  Non Agented Servicing Team
Tel: 312-385-7072
Fax: 312-256-2608
Email: Cls.chicago.non.agented.servicing@chase.com

Bank of Utah, as Payment Agent ATTN: Corporate Trust Services 200 E. South Temple, Suite 210 Salt Lake City, UT 84111 Phone: (801) 924-3690 Fax: (801) 746-3519

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Term Lender	Term Commitment	Applicable Percentage of the Outstanding Loan Balance of all Term Loans
Banc of America Leasing & Capital, LLC	$30,000,000.00	50.000000000%
Fifth Third Bank	$20,000,000.00	33.333333333%
JPMorgan Chase Bank, N.A.	$10,000,000.00	16.666666667%

Total	$60,000,000.00	100.000000000%

Term Lender	Additional Term Loan Amount
Banc of America Leasing & Capital, LLC (Tranche A Loan)	$981,942.78
Banc of America Leasing & Capital, LLC (Tranche B Loan)	$0.00
Fifth Third Bank	$10,245,485.69
JPMorgan Chase Bank, N.A.	$0.00

Total	$11,227,428.47

Term Lender	Outstanding Loan Balances as of March 29, 2011	Applicable Percentage of the Outstanding Loan Balance of all Term Loans
Banc of America Leasing & Capital, LLC (Tranche A Loan)	$5,000,000.00	8.333333333%
Banc of America Leasing & Capital, LLC (Tranche B Loan)	$25,000,000.00	41.666666667%
Fifth Third Bank	$20,000,000.00	33.333333333%
JPMorgan Chase Bank, N.A.	$10,000,000.00	16.666666667%

Total	$60,000,000.00	100.000000000%

Tranche A Lender	Outstanding Loan Balances of the Tranche A Loans as of March 29, 2011	Applicable Percentage of the Outstanding Loan Balance of the Tranche A Loans
Banc of America Leasing & Capital, LLC	$5,000,000.00	14.285714286%
Fifth Third Bank	$20,000,000.00	57.142857143%
JPMorgan Chase Bank, N.A.	$10,000,000.00	28.571428571%

Total	$35,000,000.00	100.000000000%

1

Tranche B Lender	Outstanding Loan Balance of the Tranche B Loan as of March 29, 2011	Applicable Percentage of the Outstanding Loan Balance of the Tranche B Loans
Banc of America Leasing & Capital, LLC	$25,000,000.00	100.000000000%

Total	$25,000,000.00	100.000000000%

2

SCHEDULE 2.03

PAYMENTS OF PRINCIPAL

Payment Date	Amount
First	$750,000
Second	$750,000
Third	$750,000
Fourth	$750,000
Fifth	$750,000
Sixth	$750,000
Seventh	$750,000
Eighth	$750,000
Ninth	$750,000
Tenth	$750,000
Eleventh	$750,000
Twelfth	$750,000
Thirteenth	$750,000
Fourteenth	$750,000
Fifteenth	$750,000
Sixteenth	$750,000
Seventeenth	$750,000
Eighteenth	$750,000
Nineteenth	$750,000
Twentieth	$750,000
Maturity Date	$45,000,000

As indicated in Section 2.03(b), the amounts indicated in the foregoing table are subject to reduction as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.02.

As indicated in Sections 2.01(h) and 2.03(a), this Schedule 2.03(a) is subject to modification on each Subsequent Borrowing Date.

SCHEDULE 4.01(a)(iii)

FINANCING STATEMENTS

1.	Cherokee Mortgage filed in the real property records of the Probate Office (County Clerk) of Colbert County, Alabama.

2.	Cherokee Mortgage Amendment filed in the real property records of the Probate Office (County Clerk) of Colbert County, Alabama.

3.
Financing Statement filed in the Probate Office (County Clerk) of Colbert County, Alabama naming Collateral Agent, as secured party, and Cherokee Nitrogen Company (“CNC”) and Cherokee Nitrogen Holdings, Inc. (“CNH”), as debtors, covering the Collateral with respect to CNC and CNH.

4.
Financing Statement Amendment, with respect to the Financing Statement referenced in item 3 above, filed in the Probate Office (County Clerk) of Colbert County, Alabama naming Collateral Agent, as secured party, and CNC and CNH, as debtors.

5.
Financing Statement filed in the Office of the County Clerk of Oklahoma County, Oklahoma naming Collateral Agent, as secured party, and CNH, Northwest Financial Corporation (“NWF”), CNC, DSN Corporation (“DSN”) and El Dorado Chemical Company (“EDC”), as debtors, covering the Collateral with respect to CNH, NWF, CNC, DSN and EDC.

6.
Financing Statement Amendment, with respect to the Financing Statement referenced in item 5 above, filed in the Office of the County Clerk of Oklahoma County, Oklahoma naming Collateral Agent, as secured party, and CNH, NWF, CNC and EDC, as debtors.

7.	El Dorado Mortgage filed in the real property records of the Office of the Circuit Clerk and Ex-Officio Recorder of Union County, Arkansas.

8.	El Dorado Mortgage Amendment filed in the real property records of the Office of the Circuit Clerk and Ex-Officio Recorder of Union County, Arkansas.

9.
Financing Statement filed in the Office of the Circuit Clerk and Ex-Officio Recorder of Union County, Arkansas, naming Collateral Agent, as secured party, and NWF, EDC and DSN, as debtors, covering the Collateral with respect to NWF, EDC and DSN.

10.
Financing Statement Amendment, with respect to the Financing Statement referenced in item 9 above, filed in the Office of the Circuit Clerk and Ex-Officio Recorder of Union County, Arkansas, naming Collateral Agent, as secured party, and NWF and EDC, as debtors.

11.	Trademark Security Agreement filed in the United States Patent and Trademark Office made by EDC in favor of Collateral Agent covering the trademarks owned by EDC.

SCHEDULE 5.03

GOVERNMENT AUTHORIZATIONS AND OTHER CONSENTS

1.	Filings include UCC-1 Financing Statements, UCC-3 Financing Statement Amendments, Mortgages, Mortgage Amendments and Trademark Security Agreement referenced on Schedule 4.01(a)(iii).

2.	Consent of Wells Fargo Capital Finance, Inc.

3.	Filing of UCC-3 Continuation Statements.

SCHEDULE 5.06

LITIGATION

NONE

SCHEDULE 5.09

ENVIRONMENTAL MATTERS

A.	ITEMS DISCUSSED IN PARENT’S FORM 10K FOR THE PERIOD ENDING DECEMBER 31, 2010

A.           WATER:   El Dorado Chemical Company’ (“EDC”)- EDC’s El Dorado, Arkansas facility generates process wastewater consisting of cooling tower and boiler blowdowns, contact stormwater (rainfall inside the plant area which picks up contaminants), and miscellaneous spills and leaks from process equipment.  This wastewater has historically been collected and transported to a small pond for pH adjustment and then to a large pond for biological oxidation.  Primary contaminants are ammonia, nitrate and sulfate.

Wastewater: The process water discharge and storm water runoff (“Discharge Water”) are governed by a State permit renewed every five (5) years.  The prior permit expired in 1995, and after several extensions, the permit was renewed on June 1, 2004 which included more restrictive permit limits.  The compliance deadline for the more restrictive permit was June 1, 2007.

EDC has demonstrated its ability to comply with the more restrictive ammonia and nitrate permit limits over the past several months.   EDC initiated, and Arkansas Department of Environmental Quality (“ADEQ”) approved a rule change to address the more restrictive dissolved minerals permit limits.  Although the rule is a state rule, any revision must also be approved by EPA before it becomes effective.  The rule has been submitted to EPA for approval.  Once the rule change is complete, the permit limits can be modified to incorporate achievable dissolved minerals permit limits.  EDC has demonstrated the ability to comply with the dissolved minerals permit limits without the revisions that will occur when the third party rulemaking is formally approved.  However, for long term compliance assurance, EDC is continuing to pursue the rulemaking and permit modification.  EPA issued an Administrative Order to EDC requesting EDC to demonstrate compliance with the Permit or submit a plan for bringing the facility into compliance.  EDC has responded and has met with EPA, explaining that it is in compliance and describing its contingency plans.  While EPA may take additional enforcement action, it is not possible to predict what, if any additional enforcement may be taken or whether any civil penalties may be sought for past or future violations, if any should occur.

A 1998 Consent Administrative Order (“CAO”) recognizes the presence of nitrate contamination in the shallow groundwater, and requires EDC to undertake onsite bioremediation.  The bioremediation has not proven to be effective.  The permit, which became effective June 1, 2004, provides that a new CAO will be executed to address the shallow groundwater contamination, and that the new CAO will include an evaluation of the current conditions and remediation based upon a risk assessment.  On November 16, 2006, a CAO which addresses groundwater became effective.  The groundwater CAO requires EDC to continue semi-annual groundwater monitoring, to continue operation of a groundwater recovery system, to submit a human health and ecological risk assessment, and a remedial action plan.  The risk assessment was submitted to the ADEQ on August 9, 2007, and the remedial action plan was submitted to ADEQ on November 6, 2007.  To date, ADEQ has not addressed either of these documents.

Slurry Explosive Corporation (“SEC”) - Kansas Department of Environmental Quality (KDHE).  On February 5, 2002, the KDHE delivered to SEC a proposed Administrative Order (AO) to address releases of contaminants from the facility into the soils, surface water and groundwater.  KDHE and SEC agreed upon the terms of an AO which has been executed.  The basis for the AO is the presence of ammonia, nitrate and perchlorate contamination, primarily from historical operations (prior to SEC).  Pursuant to the AO, SEC is undertaking a comprehensive investigation of the surface and subsurface contamination and a corrective action strategy based on the results of a risk assessment.  Interim measures to address certain areas of contamination are also required.  SEC has placed the prior owners of the facility (which have merged into Chevron-Texaco) on notice of their responsibility for contribution toward the costs to investigate and remediate this site.  Representatives of Chevron-Texaco have indicated their desire to resolve their financial responsibility and have agreed to pay for one-half of the costs of investigation and remediation on an interim, non-binding basis.  SEC and Chevron-Texaco have also entered into a written agreement to each pay for one-half of the costs of interim measures approved by the KDHE, subject to reallocation.

Based on additional modeling of the site, Slurry and Chevron expect to pursue a course with the KDHE of long-term surface and ground water monitoring to track the natural decline in contamination, instead of the soil excavation proposed previously.  We estimate the costs relating to this course of action to be substantially less than the cost of soil excavation. The KDHE has approved our proposal to perform two years of surface and groundwater monitoring and to implement a Mitigation Work Plan to acquire additional field data in order to more accurately characterize the nature and extent of contaminant migration off-site.  The two-year monitoring program terminated in February, 2009.  An addendum to the mitigation work plan was submitted to the KDHE on May 7, 2009 and the final report on the groundwater monitoring was submitted on May 4, 2009.  On June 30, 2009, Chemex received a letter from KDHE with comments and questions on the addendum to the mitigation work plan.  Company response to those comments was submitted on July 27, 2009.  Additional comments from KDHE were received on September 18, 2009.  A meeting with KDHE was held September 24, 2009 to discuss the overall status of the project including the comments on the Mitigation Plan and a path forward. The meeting was very constructive and a timeline for various deliverables to the KDHE was prepared and submitted to the KDHE.   A meeting was held with the KDHE on February 23, 2010 to discuss the preparation of a risk assessment work plan that would satisfy the consultants that KDHE has contracted with to review the risk assessment.  The work plan was submitted July 9, 2010, with KDHE response due by September 9, 2010.  KDHE responded with its comments on the work plan on November 4, 2010.  The Company submitted its response to comments on December 3, 2010.  Additionally, the Company received a letter from the KDHE dated March 18, 2010 with questions regarding the Perchlorate Remedial Alternative Management System (PRAMS) report submitted to KDHE in March, 2007 but not reviewed by KDHE until the issue was discussed at the February, 2010 meeting.  Our response to this set of questions was submitted April 22, 2010.

A meeting was held with KDHE staff on June 29, 2010.  As a result of this meeting, KDHE will require the additional work to satisfy investigative gaps including: additional sediment testing in the drainage ditch into Horseshoe Lake; soil characterization in the drainage ditch along the east side of the entry road; installation of a deep well to delineate the vertical extent of the contamination.  At the meeting, Chemex I was also notified that the site had been referred to the Natural Resources Damages trustee for review.  Soil sampling was conducted on August 12, 2010, and sediment sampling was conducted on August 30, 2010.  A report on the results of the solid and sediment sampling was submitted to the KDHE on December 3, 2010.  Installation of the deep well began on October 16, 2010.  Subsequent sampling of the well resulted in non-detect for perchlorate.  A final report on the deep well was submitted to KDHE on December 28, 2010 requesting that the vertical delineation be considered complete and the deep well plugged.  A meeting was held with KDHE and their consultants on the risk assessment on January 6, 2011, to discuss any remaining data gaps and the results of the recent reports.  As a result of this meeting, the preparation of the risk assessment will continue forward and soil data gaps will be addressed with additional soil sampling during the spring of 2011.  KDHE also requested two additional sampling events of the deep well.

EPA Information Requests to EDC and Cherokee Nitrogen Company Facilities.  On August 28, 2008, EPA sent an information request to Cherokee Nitrogen Company (“Cherokee Request”), pursuant to Section 114 of the Clean Air Act, 42 USC 7414(a) (“CAA”)  On March 12, 2009, EPA sent an information request to LSB Industries (“LSB Request”), pursuant to Section 114 of the Clean Air Act, 42 USC 7414(a).  The LSB Request was directed at the El Dorado, Arkansas facility.  The Cherokee Request seeks information regarding construction and modification activities since 1990 that will enable EPA to determine whether this facility violated the new source review (“NSR”) requirements of the CAA prevention of Significant Air Quality Deterioration regulations (“PSD”).  The LSB Request similarly seeks information regarding construction and modification activities since 1980 that will enable EPA to determine whether this facility violated the NSR requirements.  The Cherokee Request and LSB Request are part of a nationwide initiative directed at all (or most) of the nitric acid plants in the United States.  There has been considerable disagreement and confusion regarding what types of modifications would trigger a NSR review.  Many maintenance turnaround activities would result in improved efficiencies such that production would increase, resulting in actual emissions increases over pre-turnaround conditions that could be significant enough to trigger NSR review.  The PSD rules exempt “routine repair and replacement” activities, and EPA’s enforcement initiatives in other manufacturing sectors (electric power generation, petroleum refinery, pulp and paper, wood products, etc.) have focused on whether this exemption would apply to particular repairs and equipment replacements.  EPA contends that “routine” means routine at the facility, such that repairs and replacement of equipment that only occurs once in the lifetime of the plant is not “routine”.  EPA’s interpretation has been accepted by some courts, yet at least one court has held that “routine” means the type of repairs and equipment replacement that are routine in the industry; i.e. replacement of equipment that is routinely replaced at nitric acid plants could be considered “routine” under this alternative interpretation.

After obtaining extensions, the Company completed its responses to the Cherokee Request on November 25, 2008.  The Company completed its responses to the LSB Request on May 19, 2009.  The Company met with EPA on May 7, 2009 to discuss the prospects of a mutually acceptable resolution of these matters.

Following that meeting, and at EPA’s suggestion, the Company submitted a letter to EPA on June 9, 2009 offering to enter into good faith negotiations regarding a global settlement.  If successful, a global settlement would include a civil penalty and a requirement to install new control technology designed to reduce air emission pollutants to agreed upon levels that represent the best available control technology for the industry.  We learned in late October that the Department of Justice will not allow the EPA to negotiate a global settlement with us until the EPA has completed its review of our Section 114 responses.  This review could take a year or more.  On June 9, 2010, EDC received a letter from EPA requesting additional information related to historical maintenance activities.  A partial response was submitted by the deadline of July 2, 2010, and a request for extension of time until July 23, 2010 was submitted and approved by EPA for the remaining requested information.  Additional data from EDC was requested by EPA on September 23, 2010.  That data was forwarded by EDC to the EPA on September 30, 2010.

In the event any of these facilities did trigger the NSR requirements, EPA could assess civil penalties of up to $27,500 per day and require the facility to retrofit with the “best available control technology”, which would be determined by evaluating the “best” air pollution control technology that is being utilized at other nitric acid plants in the United States.  At this time, it is premature to assess the potential that either the Cherokee, Alabama facility or the El Dorado, Arkansas facility may have triggered the NSR requirements, and it is not possible at this time to assess what civil penalties might be assessed or what type of emission control technology might be imposed.

B. OTHER DISCLOSURES

None

SCHEDULE 5.13

SUBSIDIARIES

Part (a) – Subsidiaries of Parent

1.	Consolidated Holdings Company, a Guarantor
2.	Chemical Transport L.L.C.
3.	ThermaClime, L.L.C., a Borrower
4.	Northwest Financial Corporation, a Borrower
5.	LSB Chemical Corp., a Borrower
6.	El Dorado Chemical Company, a Borrower
7.	EDC Ag Products Company L.L.C., a Borrower
8.	Chemex I Corp., a Borrower
9.	El Dorado Nitric Company
10.	El Dorado Acid, L.L.C.
11.	El Dorado Acid II, L.L.C.
12.	El Dorado Nitrogen, L.P.
13.	XpediAir, Inc., a Borrower
14.	International Environmental Corporation, a Borrower
15.	Climate Master, Inc., a Borrower
16.	The Climate Control Group, Inc., a Borrower
17.	ClimateCraft, Inc., a Borrower
18.	ThermaClime Technologies, Inc., a Borrower
19.	CEPOLK Holdings, Inc.
20.	ClimaCool Corp., a Borrower
21.	Trison Construction, Inc., a Borrower
22.	Koax Corp., a Borrower
23.	Cherokee Nitrogen Company, a Borrower
24.	Prime Financial L.L.C.
25.	Prime Holdings Corporation
26.	LSB-Europa Limited
27.	Cherokee Nitrogen Holdings, Inc., a Borrower
28.	ClimateCraft Technologies, Inc.
29.	Summit Machine Tool Manufacturing L.L.C.
30.	Pryor Chemical Company

Part (b) - Equity Investments of Parent

1.	CEPOLK Holdings, Inc., a subsidiary of The Climate Control Group, Inc., is the sole limited partner of, and owns a fifty percent (50%) interest in, CEPOLK Limited Partnership.

2.	Summit Machine Tool Manufacturing L.L.C., a subsidiary of Consolidated Holdings Company, owns a 50% of the value of KAC Acquisition Company, an Oklahoma corporation, the value of which is de minimis.

Part (c) – Parent’s Outstanding Equity Interest in Each of the Borrowers

1.	ThermaClime, L.L.C. (“TCL”). The membership interest of TCL is owned 100% by Consolidated Holdings Company (“CHC”).

2.	Northwest Financial Corporation (“NWF”). The total authorized capital stock of NWF is 100 shares of common stock. The total outstanding shares of capital stock is 54 which is owned 100% by LSBCC.

3.	LSB Chemical Corp. (“LSBCC”). The total authorized capital stock of LSBCC is 50 shares of common stock. The total outstanding shares of capital stock is 50 which is owned 100% by TCL.

4.	El Dorado Chemical Company (“EDC”). The total authorized capital stock of EDC is 25,000 shares of common stock. The total outstanding shares of capital stock is 1,000 which is owned 100% by LSBCC.

5.	EDG Ag Products Company L.L.C. (“EDCAG”). The membership interest of EDCAG is owned 100% by EDC.

6.	Chemex I Corp. (“Chemex I). The total authorized capital stock of Chemex I is 10,000 shares of common stock. The total outstanding shares of capital stock is 1,000 which is owned 100% by EDC.

7.	XpediAir, Inc. (“XPA”). The total authorized capital stock of XPA is 500,000 shares of common stock. The total outstanding shares of capital stock is 10,000 which is owned 100% by CCG.

8.
International Environmental Corporation (“IEC”).  The total authorized capital stock of IEC is 300 shares of common stock.  The total outstanding shares of capital stock is 300 which is owned 100% by CCG.

9.	Climate Master, Inc. (“CLM”). The total authorized capital stock of CLM is 1,000 shares of common stock. The total outstanding shares of capital stock is 1,000 which is owned 100% by CCG.

10.
The Climate Control Group, Inc. (“CCG”).  The total authorized capital stock of CCG is 100,000 shares of common stock.  The total outstanding shares of capital stock is 10,000 which is owned 100% by TCL.

11.
ClimateCraft, Inc. (“CLC”).  The total authorized capital stock of CLC is 1,000, of which 900 shares are Class A voting common stock and 100 shares are Class B non-voting common stock.  The total outstanding shares of both classes of common stock combined is 1,000 which is owned 100% by CCG.

12.	ThermaClime Technologies, Inc. (“TTI”). The total authorized capital stock of TTI is 500,000 shares of common stock. The total outstanding shares of capital stock is 10,000 which is owned 100% by CCG.

13.	ClimaCool Corp. (“CCC”). The total authorized capital stock of CCC is 50,000 shares of common stock. The total outstanding shares of capital stock is 1,000 which is owned 100% by CCG.

14.
Trison Construction, Inc. (“Trison”).  The total authorized capital stock of Trison is 500,000 shares of common stock.  The total outstanding shares of capital stock is 10,000 which is owned 100% by CCG.

15.	Koax Corp. (“Koax”). The total authorized capital stock of Koax is 50 shares of common stock. The total outstanding shares of capital stock is 50 which is owned 100% by CCG.

16.	Cherokee Nitrogen Company (“CNC”). The total authorized capital stock of CNC is 500,000 shares of common stock. The total outstanding shares of capital stock is 10,000 which is owned 100% by LSBCC.

17.
Cherokee Nitrogen Holdings, Inc. (“CNH”).  The total authorized capital stock of CNH is 500,000 shares of common stock.  The total outstanding shares of capital stock is 10,000 which is owned 100% by CHC.

SCHEDULE 5.17

INTELLECTUAL PROPERTY RIGHTS

Chemex I Corp.

PATENTS

NONE

TRADEMARKS

NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

 Cherokee Nitrogen Company

PATENTS

NONE

TRADEMARKS

NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

Cherokee Nitrogen Holdings, Inc.

PATENTS

NONE

TRADEMARKS

NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

ClimaCool Corp.

PATENTS

Patent	App./Reg. No.	Place of Registration	Issue Date
“Modular Chiller Unit with	61/326,066	United States	Pending
Dedicated Cooling and Heating
Fluid Circuits and System
Comprising a Plurality of Such Units

TRADEMARKS

Mark	Serial/Reg. No.	Place of Registration	Issue Date
“Ultimate Chiller Solution”	3,652,839	United States	07/07/09
“ClimaCool”	2,564,496	United States	04/23/02
“ClimaCool” (Stylized)	3,786,690	United States	05/11/10
“SHC onDemand”	85122395	United States	Pending

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

Climate Master, Inc.

PATENTS

Patent	App./Reg. No.	Place of Registration	Issue Date
“Water-Cooled Air Conditioning System Using Condenser Water Regeneration for Precise Air Reheat in Dehumidifying Mode”	11/161,808	United States	Pending

TRADEMARKS

Mark	Serial/Reg. No.	Place of Registration	Issue Date
“Climate Master (& Design)”	2,139,570	United States	02/24/98
“Climate Master (& Design)”	#TMA 471,487	Canada	02/21/97
“Climate Master”	808,500	United States	05/17/66
“Climate Master”	409,647	Chile	07/22/93
“Climate Master”	84930	Israel	10/08/92
“Climate Master”	292/82	Saudi Arabia	12/30/92
“Climate Master”	1,514,734	United Kingdom	11/13/98
“Climate Master”	11,215	Greece	07/07/98
“Climate Master”	280854	Korea	12/07/93
“Climate Master”	641,594	Taiwan	04/16/94
“Climate Master”	614,556	Taiwan	10/01/93
“Climate Master”	516424	Mexico	12/10/92
“Climate Master”	25162	Kuwait	08/16/93
“Climate Master”	0-999746	Czech Republic	03/20/00
“Climate Master”	583,151	Benelux	06/22/95
“Climate Master”	95575091	France	06/09/95
“Climate Master”	147,007	Hungary	04/25/95
“Climate Master”	172643	Norway	04/25/96
“Climate Master”	309 649	Portugal	05/06/96
“Climate Master”	O-POZ-1170-95	Slovak Republic	05/02/95
“Climate Master”	16121	Turkey	05/01/95
“Climate Master”	729,783	Italy	10/16/97
“Climate Master”	402,883	Europe	02/24/98
“Climate Master”	3480166	China	03/10/03
“Climate Master”	860,657	Australia	12/14/00

Climate Master, Inc. (cont’d.)

Mark	Serial/Reg. No.	Place of Registration	Issue Date
“Roommate”	1,906,435	United States	07/18/95
“Paradigm”	2,112,244	United States	11/11/97
“Geodesigner”	2,184,992	United States	08/25/98
“Earthpure"	2,994,853	United States	09/13/05
“Earthpure”	85092958	United States	Pending
“Climadry”	3,253,779	United States	06/19/07
“Tranquility”	3,689,080	United States	09/29/09
“Trilogy”	77802887	United States	Pending

COPYRIGHTS

NONE

TRADENAMES1

Climate Master

SERVICE MARKS

NONE

1 Other than the formal corporate name.

ClimateCraft, Inc.

PATENTS

NONE

TRADEMARKS

Mark	Serial/Reg. No.	Place of Registration	Issue Date
“Climatecraft”	#2,369,333	United States	07/18/00

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

 EDC Ag Products Company L.L.C.

PATENTS

NONE

TRADEMARKS

NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

El Dorado Chemical Company

PATENTS

NONE

TRADEMARKS

Mark	Serial/Reg. No.	Place of Registration	Issue Date
“El Dorado (& Design)”	1,427,064	United States	02/03/87
“E-2”	833,891	United States	08/22/67

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

International Environmental Corporation

PATENTS

Patent	App./Reg. No.	Place of Registration	Issue Date
“Conditioned Air Fan Coil Unit”	6,109,044	United States	08/29/00

TRADEMARKS

Mark	Serial/Reg. No.	Place of Registration	Issue Date
“International Environmental	1,569,505	United States	12/05/89
Corporation (& IE Design)”	439970 292/85	Mexico Saudi Arabia	08/18/93 08/31/93
“International Environmental”	92/165,999	Hong Kong	11/21/94
IEC International Environmental (& Design)”	3,406,243	United States	04/01/08
“Sureflow”	2,449,571	United States	05/08/01
“Sureflow (Stylized)”	3,702,715	United States	10/27/09
“IE (Stylized)”	2,556,892	United States	04/02/02
“Air Coil Technologies”	1,755,144	United States	03/02/93

“Eco-telligent”	77811874	United States	Pending

COPYRIGHTS

NONE

TRADE NAMES1

Air Coil Technologies
International Climate Systems

SERVICE MARKS

NONE

1 Other than the formal corporate name.

Koax Corp.

PATENTS

NONE

TRADEMARKS

Mark	Serial/Reg. No.	Place of Registration	Issue Date
“Koax”	1,776,407	United States	06/15/93
“Koax and design”	1,905,551	United States	07/18/95

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

LSB Chemical Corp.

PATENTS

NONE

TRADEMARKS

NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

Northwest Financial Corporation

PATENTS

NONE

TRADEMARKS

NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

The Climate Control Group, Inc.

PATENTS

NONE

TRADEMARKS

NONE

COPYRIGHTS

NONE

TRADE NAMES1

LSB Strategic Accounts, Inc.
LSB Strategic Accounts

SERVICE MARKS

NONE

1 Other than the formal corporate name.

ThermaClime, L.L.C.

PATENTS

NONE

TRADEMARKS

  NONE

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

1 Other than the formal corporate name.

ThermaClime, L.L.C. (continued)

DOMAIN NAMES

The following domain names are registered by ThermaClime, L.L.C. with Catalog.com:

1.	climatecontrolgroup.com
2.	koax.com
3.	koax.biz
4.	climacoolcorp.com
5.	edc-ark.com
6.	bryantgeo.com
7.	carriergeo.com
8.	climatemast.com
9.	climatemaster.com
10.	climatemaster.eu
11.	climatemaster.hk
12.	climatematergenesis.com
13.	climasize.com
14.	climatemate.com
15.	climadry.com
16.	watersourceparts.com
17.	trison.us
18.	trisonconstruction.biz
19.	trisonconstruction.com
20.	trisonconstruction.info
21.	trisonconstruction.org
22.	trisonconstruction.net
23.	sureflow.net
24.	iec-okc.com
25.	iecokc.com
26.	sureflowcomfort.com
27.	sureflow-comfort.com
28.	iecreps.com
29.	carriersolutioncenter.com
30.	ineedhvac.com
31.	hvacbids.com
32.	fancoil.com
33.	uvcdirect.com

ThermaClime Technologies, Inc.

PATENTS

NONE

TRADEMARKS

  NONE

COPYRIGHTS

NONE

TRADE NAMES1

ACP International, Ltd.

SERVICE MARKS

NONE

1 Other than the formal corporate name.

Trison Construction, Inc.

PATENTS

NONE

TRADEMARKS

  NONE

COPYRIGHTS

NONE

TRADE NAMES1

Trison Geothermal Construction Inc.

SERVICE MARKS

NONE

1 Other than the formal corporate name.

XpediAir, Inc.

PATENTS

NONE

TRADEMARKS

Mark	Serial/Reg. No.	Place of Registration	Issue Date
“XpediAir” (Design Only)*	2,986,893	United States	08/23/05

COPYRIGHTS

NONE

TRADE NAMES1

NONE

SERVICE MARKS

NONE

* Trademark is the subject of a Settlement Agreement with Expedia, Inc. regarding XpediAir, Inc’s right to use the name, throughout the world, in connection with the sale and manufacture of HVAC equipment and related goods and services, and to register the name with the USPTO or any foreign patent and trademark office in design form only.

1 Other than the formal corporate name.

LICENSES

1.	License Agreement between Koax Corp. and The City of Oklahoma City Pursuant to ONG Franchise Ordinance to Authorize Receipt of Transport Gas, dated July 3, 2006.

2.	License Agreement between Climate Master, Inc. and The City of Oklahoma City Pursuant to ONG Franchise Ordinance to Authorize Receipt of Transport Gas, dated December 8, 2005.

3.	License Agreement between International Environmental Corporation and The City of Oklahoma City Pursuant to ONG Franchise Ordinance to Authorize Receipt of Transport Gas, dated December 8, 2006.

4.	System License Agreement between Cherokee Nitrogen Company and Tennessee Gas Pipeline Company and Midwestern Gas Transmission Company, dated November 30, 2000.

5.	Software License between PTC Global and International Environmental Corporation.

6.	Software License between SigmaTEK and International Environmental Corporation.

7.	Software License Agreement between Cincom Systems, Inc. and International Environmental Corporation, dated December 22, 2010.

8.	Settlement and License Agreement between Huntair, Inc. and ClimateCraft, Inc., effective January 21, 2009.

9.
Software License and Services Agreement between ThermaClime, L.L.C.  (formerly known as ThermaClime, Inc. and ClimaChem, Inc.) and IBM Information Management Software (successor in interest to Cognos Corporation and Adaytum, Inc.), effective June 29, 2000, as amended.

10.	Software License Agreement between ThermaClime, L.L.C. (formerly known as ThermaClime, Inc. and ClimaChem, Inc.) and Electronic Storage Corporation, executed April 4, 2003.

11.	Software and Services License Agreement between Cherokee Nitrogen Company and Mainsaver Software, effective December 4, 2002.

12.	Master License Agreement for Software Program Processes between El Dorado Chemical Company and Marcam Solutions, Inc.

13.	Engineering and License Agreement between El Dorado Chemical Company and Kaltenbach-Thuring S.A., dated October 27, 1994, regarding LDAN plant capacity increase.

14.
Order Form, dated June 26, 1997, subject to the terms of the License Agreement, dated June 2, 1992, between Infor Global Solutions (Michigan), Inc. (successor in interest to SSA Global Technologies, Inc., successor in interest to Computer Associates International, Inc.) and LSB Industries, Inc., as amended.

SCHEDULE 5.21

PIPELINES

Cherokee Site

1.	North Alabama natural gas pipeline.

2.	Enbridge natural gas pipeline.

3.	Cherokee Water Company water line.

El Dorado Site

1.	Valero ammonia pipeline.

2.	Centerpoint Energy natural gas pipeline.

3.	Water pipeline supplies treated river water to the facility as industrial water make up.

SCHEDULE 5.22

MATERIAL CONTRACTS

1.	Anhydrous Ammonia Sales Agreement between El Dorado Chemical Company (“EDC”) and Koch Nitrogen International SARL , effective January 1, 2009, as amended.

2.	AN Supply Agreement between EDC and Orica International Pte Ltd. dated January 1, 2010, as amended.

3.	On-Site Product Supply Agreement between EDC and Air Liquide Industrial U.S. LP dated as of December 1, 2010.

4.	Sales Agreement between Cherokee Nitrogen Company (“CNC”) and Nelson Brothers LLC for Ammonium Nitrate, dated October 1, 2001, as amended.

5.	NAESB Base Contract between CNC and Interconn Resources, Inc., dated September 16, 2008.

See also Schedules 5.23 and 7.05.

SCHEDULE 5.23

PERMITS

Cherokee Nitrogen Company, Cherokee, Alabama
•	NPDES Wastewater Discharge Permit #AL 0000418; effective date 2-1-06; expiration date 1-31-11; renewal application submitted 7-20-10
•	Title V Air Permit #701-0013; effective date 12-14-06; expiration date 11-28-11

El Dorado Chemical Company, El Dorado, Arkansas
•	NPDES Wastewater Discharge Permit #AR0000752; effective date 7-1-02; expiration date 6-30-07; renewal application submitted 12-18-06; pre-draft notice issued 11-9-10
•	Title V Air Permit #0573-AOP-R11; effective date 11-24-10; expiration date 11-23-15

SCHEDULE 5.27

LABOR MATTERS

1.	El Dorado Chemical Company (“EDC”) is party to collective bargaining agreement, effective October 17, 2010, with the International Association of Machinists and Aerospace Workers, AFL-CIO, Local 224.

2.	EDC is party to a collective bargaining agreement, effective August 1, 2010, with the United Steelworkers of America International Union on behalf of Local 13-434.

3.
Cherokee Nitrogen Company is party to a collective bargaining agreement, dated November 12, 2010, with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC, on behalf of Local 00417.

SCHEDULE 7.01(b)

EXISTING LIENS

Name of Obligor	Description of Secured Indebtedness
Chemex I Corp.	None

Name of Obligor	Description of Secured Indebtedness
Cherokee Nitrogen Company	None

Name of Obligor	Description of Secured Indebtedness
Cherokee Nitrogen Holdings, Inc.	None

Name of Obligor	Description of Secured Indebtedness
ClimaCool Corp.	None

Name of Obligor	Description of Secured Indebtedness

Climate Master, Inc. (“CLM”) (operating lease)
Secured Party:  Prime Financial Corporation, as lessor
Collateral:  Trumpf L3040 Laser Cutting Machine System purchased from Icon Machine Tool, Inc., S/N A0235A0061, and all accessories and attachments thereto.

CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One (1) Trumpf TruLaser 3530 Laser Cutting Machine, Serial #AX035A0061
CLM (operating lease)
Secured Party:  National Machine Tool Financial Corporation and TCF Equipment Finance, Inc.
Collateral:  One (1) new Trumpf L3530 4000 Watt Laser with 60”x120”, S/N A0235A0061, and all accessories and attachments thereto.

Revolving Agent and Collateral Agent liens are not included in this listing since they are referenced in the Agreement.

Name of Obligor	Description of Secured Indebtedness
CLM, as lessee (operating lease)
Secured Party:  IOS Capital, as lessor
Collateral:  All equipment now or hereafter leased (PCP 1050, booklet maker and accessories) in an equipment leasing transaction in connection with that certain Master Agreement No. -------------, Product Schedule No./Agreement No. 2068765, as amended from time to time, between IOS Capital, LLC as lessor, and the above referenced Lessee/Debtor, including, without limit, the equipment listed below, and all additions, improvements, attachments, accessories, accessions, upgrades and replacements related thereto, and any and all substitutions or exchanges, and any and all products, insurance and/or other proceeds (cash and non-cash) therefrom.  Customer:  1095557 IKCPP500 C11029146

CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: 1 each five stage Power Spray Stainless Washer (installed) in accordance with quote 3703-0107R3 from Industrial Finishing Systems.
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Ingersoll-Rand oil-free Nirvana compressor system consisting of various components; S/N IRN75H-OF.
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Gamma G333PC Wire Processing System per quote 06-0150-2743-0135C; S/N 1-528324-1 and all accessories and attachments thereto.
CLM, as lessee (operating lease)
Secured Party:  IOS Capital, as lessor
Collateral:  All equipment [5 Ricoh copiers] now or hereafter leased in an equipment leasing transaction in connection with that certain Master Agreement No. -------------, Product Schedule No./Agreement No. 2929907, as amended from time to time, between Lessor and Lessee, including, without limit, the equipment listed below, and all additions, improvements, attachments, accessories, accessions, upgrades and replacements related thereto, and any and all substitutions or exchanges, and any and all products, insurance and/or other proceeds (cash and non-cash) therefrom.  CUSTOMER:  1095557 RIAF2035 S/P J5837002733 RIAF2035 S/P J5837002727 RIAF2035 S/P J5837102886 RIAF2035 S/P J5837102735 RIAF2035 S/P J5837102721 RIAF1060 J4235501227 RIAF1060 J422500470 RIAF2090 J7031100205 RIAF2090 J7031100244

Name of Obligor	Description of Secured Indebtedness
CLM, as lessee (operating lease)
Secured Party:  Prime Financial Corporation, as lessor
Collateral:  One (1) Amada Vipros 368 King, Turret Punch Press, S/N 36840024, with New London Slug Conveyor, One (1) Amada LUL510 loading device, S/N 00510090, Amada SR510 .30 unloading device, S/N 2218, Sun Classic Workstation with Line Control Software, S/N FW900085, AP100 Punch Upgrade, AP100 Punch Add. Seat Upgrade, complete with all attachments now or hereafter acquired.

CLM (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Amada press brake, model HFB 1003/8, S/N HFB010030 R981151, w/ ISB light curtain
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One (1) Raidzone GangSTOTR Systems RC8-2-R2000 (2x8 disk rack mount systems and all accessories and attachments thereto.
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Nine (9) OptiGun-2AX Automatic Guns, Nine (9) OptiTronicPlus Control Units and associated accessories.
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Six (6) sets of ECI line equipment (Procix) and associated accessories.
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One (1) Amada 386 King, Vipros 30 ton CNC Turret Punch, S/N 36820017 and associated accessories.
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One (1) Amada CNC Blanking Shear, S/N 101000056 and associated accessories.
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One(1) Trumpf Laser 3040 Plus and associated accessories
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One(1) Trumpf Laser 3040 Plus and associated accessories
CLM (operating lease)	Secured Party: RCA Capital Corp. Collateral: One (1) new Chiyoda SP-25ST 3 Axis CNC Pipe Bender and associated accessories
CLM, as lessee (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One (1) single Tube Cutoff Line (STCOS) and all accessories and attachments thereto (Burr Oak Copper Cut).

CLM (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One 1996 Amada FCXB-III-8025 CNC Press Brake
CLM (operating lease)	Secured Party: Prime Financial Corporation, as lessor

Name of Obligor	Description of Secured Indebtedness
Collateral: IPCS Equipment and accessories
CLM (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Used 1995 FBD-125 Amada Press Brake, S/N 12530058
CLM (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: 88 ton Amada HFB, S/N R091-18; 88 ton Amada HFB, S/N R970432; 138 ton Amada FBD, S/N 12530263
CLM, as lessee (operating lease)
Secured Party:  Amada America, Inc.
Collateral:  Six (6) Amada press brakes, model FBD1253NT, with one touch holders, light curtain, tooling package and software complete with all attachments now or hereafter acquired.

CLM, as lessee (operating lease)
Secured Party:  Amada America, Inc.
Collateral:  Two (2) Amada punching cells, Two (2) Amada loaders, Model AS651H, two (2) Amada unloaders, Model ASPR300, transformers, software package, tooling package and scrap conveyor complete with all attachments now or hereafter acquired.

CLM, as lessee (operating lease)
Secured Party:  Prime Financial Corporation, as lessor
Collateral:  One (1) Amada punching cell; two (2) EMK3610NT turret punch press; two (2) ASPR300III LKI Kaldman part remover; punch tooling package; two (2) transformers; two (2) guide assemblies; two (2) scrap conveyor; and software package; six (6) Amada press brakes, Model #FBD1253NT, w/ one touch holders, 15 per brake; six (6) ISB light curtains; one(1) bending tooling package; and two (2) DR ABE Bend w/ PC promotion w/ NT brake package.

CLM (operating lease)
Secured Party:  Sensormatic Electronics Corporation, as changed to ADT Security Services, Inc. - Sensormatic Division
Collateral:  All equipment, related components and other goods of any type or description (including, without limitation, all systems, tags, detachers, doublecheckers, deactivators, domes, VCRs, drones, junction boxes, controllers, switchers, multiplexers), whether now owned or leased by or in the possession of the debtor or hereafter acquired or leased by or in the possession of the debtor, in each case now or hereafter provided by Sensormatic Electronics Corporation, and all proceeds thereof, including any insurance proceeds.  Customer ID:  228798-001

CLM	Secured Party: Toyota Motor Credit Corporation Collateral: One (1) new Toyota forklift Model #8FGCU25, S/N 24460
CLM
Secured Party:  Toyota Motor Credit Corporation
Collateral:  Five (5) new Toyota forklifts, Model #8FGCU15, S/N 8FGCSU20-13996, 8FGCSU20-13990, 8FGCSU20-13991, 8FGCSU20-13993, 8FGCSU20-13989; three (3) new Toyota

Name of Obligor	Description of Secured Indebtedness
forklifts Model #8FGU25, S/N 18644, 18629, 24560; two (2) new Toyota forklifts Model #8FGCU20, S/N 8FGCU25-24486, 8FGCU25-24527
CLM
Secured Party:  Toyota Motor Credit Corporation
Collateral:  Four (4) new Rightline sideshifting fork positioner Model #E5E810-16, S/N 090164, 090165, 090166, 090167; four (4) new Rightline 54” forks Model #PRE2-15454

CLM	Secured Party: Toyota Motor Credit Corporation Collateral: One (1) new Toyota forklift Model #8FGU20, S/N 8FGU25-18693
CLM
Secured Party:  Toyota Motor Credit Corporation
Collateral:  Eight (8) new Toyota forklifts Model #8FGCU20, S/N 8FGCU25-24588, 8FGCU25-24596, 8FGCU25-24597, 8FGCU25-24602, 8FGCU25-24594, 8FGCU25-24601, 8FGCU25-24593, 8FGCU25-24578

CLM
Secured Party:  Toyota Motor Credit Corporation
Collateral:  Eight (8) new Toyota forklifts Model #7BNCU20, S/N 50840, 50845, 50844, 50841, 50842, 50846, 50847, 50843; two (2) new Hawker batteries Model #18-125F-17, S/N PL103090007, PL112081045; two (2) new Hawker chargers Model #PH3R-18-1050, S/N GH39410 and FE11719

CLM
Secured Party:  Toyota Motor Credit Corporation
Collateral:  Six (6) new Hawker batteries Model #18-125F-17, S/N PL109081170, PL103090008, PL103090009, PL109080386, PL109080388, PL110080209; six (6) new Hawker chargers Model #PH3R-18-1050, S/N FE11725, EF147146, FE11724, FH17704, GK44535, FE11721

CLM, as lessee (operating lease)
Secured Party:  Ikon Financial Services, as lessor
Collateral:  All equipment (copiers) now or hereafter leased in an equipment leasing transaction in connection with that certain Master Agreement No. see below, Product Schedule No./Agreement No. see below (“Lease”), as amended from time to time, between IOS Capital, LLC as lessor, and the above referenced Lessee/Debtor, including, without limit, the equipment listed below and all additions, improvements, attachments, accessories, accessions, upgrades and replacements related thereto, and any and all substitutions or exchanges, and any and all products, insurance and/or other proceeds (cash and non-cash) therefrom:  The equipment location is as identified in the Lease.  Product Schedule No./Agreement No. 2125041, Master Agreement/Lease No. -------------  Customer:  1095557 IKPCP 1050 C11029727

Name of Obligor	Description of Secured Indebtedness
ClimateCraft, Inc. (“CLC”) (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Trumpf NC Punching Machine
CLC (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: 1999 Amada HFB1254 Promecam CNC Press Brake w/ Controls
CLC	Secured Party: City of Oklahoma City Collateral: Real estate owned by Summit Machine Tool Manufacturing Corp.
CLC (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Two (2) model 625014 Accushears w/ 48” extended travel and CNC front gauging 12’x6’x6’; S/N 5110 and 5111
CLC (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Trumpf model TC2020 Punch Machine, S/N A0030A0239 with tooling
CLC (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Amada CNC Hydraulic Press Brake model HFB220/440, SN H980519
CLC
Secured Party:  Toyota Motor Credit Corporation
Collateral:  One (1) new Toyota forklift, Model #7BNCU20, S/N 7BNCU20-50716; one (1) new Hawker battery Model 18-125F-17, S/N PL112080082; one (1) new Hawker charger Model #PH3R-18-1050B, S/N GK45130

CLC
Secured Party:  Toyota Motor Credit Corporation
Collateral:  One (1) new Toyota forklift Model #7FGCU45, S/N 70577; one (1) new Rightline sideshift fork positioner Model #E15C1168-23, S/N 090169; one (1) new Rightline 72” forks Model #PRE3-2672

CLC
Secured Party:  Toyota Motor Credit Corporation
Collateral:  One (1) new Toyota forklift Model #7FGCUU55, S/N 7FGCU70-70262; three (3) new Toyota forklifts Model #8FGCU25, S/N 24607, 24611 and 24612; one (1) new Rightline sideshifting fork positioner Model #E15C1168-23, S/N 090168; one (1) new Rightline 60” forks Model #PRE4-25660

Name of Obligor	Description of Secured Indebtedness
EDC Ag Products Company L.L.C.	None
Name of Obligor	Description of Secured Indebtedness
El Dorado Chemical Company (“EDC”) as bailee	Secured Party: Orica USA Inc., as bailor Collateral: All of bailor’s inventory located at bailee’s El Dorado, AR facility

Name of Obligor	Description of Secured Indebtedness
EDC, as lessee (operating lease)	Secured Party: LSB Industries, Inc. Collateral: Catalysts associated with EDC’s El Dorado, AR facility

EDC	Secured Party: Air Liquide Industrial US LP Collateral: Gas generating plant, located at debtor’s El Dorado, AR facility

EDC
Secured Party:  Air Liquide Industrial US LP
Collateral:  Two (2) pipelines, pump assembly, vessel [part of Air Liquide Industrial US LP gas (oxygen) operating plant located at debtor’s El Dorado, AR facility]

EDC (operating lease)	Secured Party: Scott Equipment Co. LLC Collateral: National Truck Crane (Boom truck)

Name of Obligor	Description of Secured Indebtedness
International Environmental Corporation (“IEC”) (operating lease)	Secured Party: Prime Financial Corporation Collateral: Bolina Cut-to-Length; 2 Optiflex 110/08 Pullmax CNC Press Brakes; vertical bender; Trumpf laser cutting machine
IEC (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Amada Turret Press Dies & accessories
IEC (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Two Trumpf Laser Cutting Machines

IEC (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One (1) T-Drill SP-55 tube end spinner, 440V, S/N 97032
IEC (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: High Takt assembly line (spur line south bldg)

Name of Obligor	Description of Secured Indebtedness
IEC (operating lease)
Secured Party:  IOS Capital
Collateral:  All equipment now or hereafter leased in an equipment leasing transaction in connection with that certain Master Agreement No. -------------, Product Schedule No./Agreement No. 1842990, as amended from time to time, between IOS Capital, LLC as lessor, and the above referenced Lessee/Debtor, including, without limit, the equipment listed below, and all additions, improvements, attachments, accessories, accessions, upgrades and replacements related thereto, and any and all substitutions or exchanges, and any and all products, insurance and/or other proceeds (cash and non-cash) therefrom.  Customer:  357586 RIAF 2075 S/P C11020120, RIAF2075 S/P C11020023, RIAF 2075 S/P C11020123, RIAF2060 S/P C11020019, RIAF3030 S/P C11020011, RIAF3030 S/P C11020010, RIAF3030 W/P C11020009, RIAF3030 SP C11020008, RIAF3425C C11020124, ZZrightfax software

IEC (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Trumpf Laser 3040 Plus, 4000 watt resonator
IEC (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Security system
IEC (operating lease)
Secured Party:  Amada America, Inc.
Collateral:  One (1) Amada punch press, Modek EMK3610NT, one (1) Amada auto storage, Model AS651H, one (1) Amada part remover, Model ASPR300III, software package and scrap conveyor complete w/ all attachments now or hereafter acquired.

IEC (operating lease)
Secured Party:  Prime Financial Corporation, as lessor
Collateral:  One (1) Amada punching cell, EMK3610NT, Turret punch press; AS651H (US auto storage) ASPR300III (LKI Kaldman part remover & AS), scrap conveyor, Amada software package, transformer & guide assembly package

IEC, consignee
Secured Party:  xpedx, an International Paper Company, as Consignor
Collateral:  Dart 12 oz medium white foam cups (80 sleeves); Dart 16 oz translucent plastic (20 sleeves); Dart 20 oz white big drink foam (80 sleeves); JD 2.5 ltr J-Fill Spitfire Power (2 bottles); SP19 SA 19”x3320’ CF Silver (2 RL); Vector 92brt 20# Sfifibersource (5,000 sheets); GP 10”x800’ 1 ply white (12 rolls); SCA 7.6”x11.8” 2 ply white tork (24 rolls)

IEC	Secured Party: Toyota Motor Credit Corporation Collateral: One (1) new Toyota forklift Model #7FGU35, S/N 7FGKU40-70413
IEC	Secured Party: Toyota Motor Credit Corporation Collateral: One (1) new Toyota order picker Model #7BPUE15, S/N 80941

Name of Obligor	Description of Secured Indebtedness
IEC
Secured Party:  Toyota Motor Credit Corporation
Collateral:  Four (4) new Toyota forklifts Model #8FGCSU20, S/N 13981, 13982, 13980, 13983; four (4) new Rightline sideshifting fork positioners Model ESE810-16, S/N 090175, 090172, 090170, 090171; three (3) new Rightline 42” forks Model #PRE2-15442; one (1) new Rightline 42” fork Model #PRE2-15436

IEC
Secured Party:  Toyota Motor Credit Corporation
Collateral:  Three (3) new Toyota Forklifts Model #8FGCSU 20, S/N 13992, 13976, 13979; one (1) new Toyota Forklift Model #8FGU20, S/N FGU25-18662; one (1) new Toyota Tugger Model #8TB50, S/N 36463; one (1) new Hawker battery Model #12-85F-13, S/N PL101090502; one (1) new Hawker charger Model PH1R-12-550, S/N HA47533

IEC
Secured Party:  Toyota Motor Credit Corporation
Collateral:  One (1) new Toyota forklift Model #CBT4, S/N 11325; one (1) new Hawker battery Model #24-60F-9, S/N PL101090051; one (1) new Hawker charger Model #PH1R-24-550, S/N HA47534

IEC	Secured Party: Toyota Motor Credit Corporation Collateral: Two (2) new Toyota forklifts Model #8FGCSU20, S/N 13986, 13985; one (1) new Toyota forklift Model #8FGU25, S/N 18658
IEC
Secured Party:  Toyota Motor Credit Corporation
Collateral:  Two (2) new Toyota forklifts Model #7BNCU20, S/N 50849, 50850; two (2) new Hawker batteries Model #18-125F-17, S/N PL11181208, PL103090006; one (1) new Hawker battery Model #12-125F-15, S/N PL109080373; two (2) new Hawker chargers Model #PH3R-18-1050, S/N GD32513, GC31092; one (1) new Ametek charger Model #880M1-12G, S/N 109CS71534

Name of Obligor	Description of Secured Indebtedness

Koax Corp. (“Koax”)	Secured Party: Toyota Motor Credit Corporation Collateral: two (2) new Toyota forklifts Model #8FGU25, S/N 18597, 18616
Koax	Secured Party: Toyota Motor Credit Corporation Collateral: One (1) new Toyota forklift Model #8FGCSU20, S/N 13987
Koax
Secured Party:  Toyota Motor Credit Corporation
Collateral:  One (1) new Toyota forklift Model #7BNCU20, S/N 50848; one (1) new Hawker battery Model #18-125F-17, S/N PL101090242; one (1) new Hawker charger Model #PH3R-18-1050, S/N HA47512

Name of Obligor	Description of Secured Indebtedness
LSB Chemical Corp.	None

Name of Obligor	Description of Secured Indebtedness
Northwest Financial Corporation	None

Name of Obligor	Description of Secured Indebtedness
The Climate Control Group, Inc.	None

Name of Obligor	Description of Secured Indebtedness
ThermaClime, L.L.C. (f/k/a ThermaClime, Inc., f/k/a ClimaChem, Inc.)	None

Name of Obligor	Description of Secured Indebtedness
ThermaClime Technologies, Inc. (f/k/a ACP International Limited (“TTI”) (operating lease)
Secured Party:  Park National Bank, assigned to Marquette Equipment Finance, LLC
Collateral:  All equipment, software and other property leased under that Equipment Lease dated March 1, 2007 between Prime Financial Corporation and TTI (Continental washer and dryer)

TTI, as bailee (operating lease)	Secured Party: Park National Bank, as bailor Collateral: Radiator coil washer and dryer
TTI (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One (1) Continental Equipment 2-stage belt washer, natural gas heated dryer and drain tank
TTI (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Burr oak fin die, S/N FDM-1532-1
TTI (operating lease)
Secured Party:  Amada America, Inc.
Collateral:  One (1) Amada punch press, model EMK3610NT with scrap conveyor, transformer and guide assembly package complete with all attachments now or hereafter acquired.

TTI (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One (1) Amada turret punch press, model EMK3610NT, scrap conveyor, transformer and guide assembly package
TTI
Secured Party:  Toyota Motor Credit Corporation
Collateral:  One (1) new Toyota forklift Model #7FBCU20, S/N 72485; two (2) new Toyota forklifts Model #7FBEU15, S/N 20149 and 20150; one (1) new Hawker battery Model #018085F25, S/N PL101090135; two (2) Hawker batteries Model #018085F17, S/N PL101090082 and PL101090083; one (1) new Hawker charger Model #PH3R-18-1050, S/N HA47511; two (2) new Hawker chargers Model #PH3R-18-775, S/N HA47516 and

Name of Obligor	Description of Secured Indebtedness
HA47517
TTI (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: One (1) vertical bender hairpin bender, VBHB-M8-59 LH, S/N VBHBM98-59LH, coil feed cut-off loader CFCL-M4-517, tooling and accessories
TTI (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Burr Oak ½ inch fin press Model FP2B, S/N 48-1913
TTI (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Burr Oak fin press S/N FPeB-1603
TTI (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Burr Oak fin press S/N FPeB-1820
TTI (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Burr Oak double vertical bend hairpin S/N M124
TTI (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Burr Oak double vertical bend hairpin S/N M123
TTI (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Auto brazing system S/N 2566
TTI (operating lease)	Secured Party: Prime Financial Corporation, as lessor Collateral: Burr Oak hairpin bender Model #VBHB-M7-143, FA Tag #Q101
TTI	Secured Party: Toyota Motor Credit Corporation Collateral: One (1) Toyota forklift Model #8FGCSU20, S/N 13987; Cascade side shifter

Name of Obligor	Description of Secured Indebtedness
Trison Construction, Inc. (“Trison”)	None

Name of Obligor	Description of Secured Indebtedness
XpediAir, Inc.	None

SCHEDULE 7.02

EXISTING INDEBTEDNESS AND GUARANTEES
(as of December 31, 2010)

Part A - Indebtedness

1.	International Environmental Corporation is indebted to Toyota Motor Credit Corporation in the amount of $261,002.

2.	ClimateCraft, Inc. is indebted to the following:
a.	The City of Oklahoma City in the amount of $1,925,000.
b.	Summit Machine Tool Manufacturing L.L.C. in the principal amount of $489,829.
c.	Toyota Motor Credit Corporation in the principal amount of $123,620.

3.	ThermaClime, L.L.C. is indebted to the following:
a.	CEPOLK Holdings, Inc. in the principal amount of $3,898,523.
b.	El Dorado Nitrogen, L.P. (“EDN”) in the principal amount of $30,188,402.

4.	El Dorado Chemical Company (“EDC”) is indebted to the following:
a.	EDN in the principal amount of $6,792.
b.	Pryor Chemical Company in the amount of $115,394.

5.	Koax Corp. is indebted to Toyota Motor Credit Corporation in the principal amount of $55,601.

6.	ThermaClime Technologies, Inc. is indebted to Toyota Motor Credit Corporation in the principal amount of $61,723.

7.	Climate Master, Inc. is indebted to the following:
a.	Toyota Motor Credit Corporation in the principal amount of $480,733.
b.	Coppermark Bank in the principal amount of $4,856,265.

Part B - Guarantees

ThermaClime, L.L.C. guarantees the debt of Climate Master, Inc. to Coppermark Bank in the principal amount of $4,856,265.

SCHEDULE 7.05

FACILITY USE/LEASES

Part I – Cherokee Site

1.	Cherokee Nitrogen Company leases from Cherokee Nitrogen Holdings, Inc. (“CNH”) the Cherokee Site and Facility Assets therein pursuant to a Lease Agreement effective January 1, 2004.

2.	Nelson Brothers LLC leases from CNH a certain portion of the Cherokee Site pursuant to a Ground Lease dated November 4, 1998, as amended.

3.	Farm Lease between CNH and Isbell Farms, effective as of January 1, 2007.

4.
Ground Lease between United States Steel Corporation and The Industrial Development Board of the Town of Cherokee (“Board”) dated as of April 1, 1980, Lease Agreement between the Board and Airco, Inc. dated as of April 1, 1980, as amended between the Board and The BOC Group, Inc. (formerly known as Airco, Inc.) on August 1, 1993, Trust Indenture between the Board and Trust Company Bank dated as of April 1, 1980 and Indenture of Trust between the Board and First-Citizens Bank and Trust Company dated as of August 1, 1993; as replaced by that Real Property Lease between CNH and Linde L.L.C., effective April 1, 2010.

5.	Airgas Specialty Products, Inc. leases from CNH a certain portion of the Cherokee Site pursuant to a Lease Agreement dated June 1, 2005.

6.	Austin Powder Company leases from CNH a certain portion of the Cherokee Site pursuant to a Real Property Lease and Easement dated effective November 1, 2007.

Part II – El Dorado Site

1.	El Dorado Chemical Company (“EDC”) leases from Northwest Financial Corporation (“NWF”) a certain portion of the El Dorado Site pursuant to a Lease Agreement dated March 7, 1988, as amended.

2.	EDC leases from NWF a certain portion of the El Dorado Site pursuant to a Lease Agreement dated April 15, 2003, as amended.

3.	On-Site Product Supply Agreement between EDC and Air Liquide Industrial U.S. LP dated December 1, 2010.

SCHEDULE 7.08

AFFILIATE TRANSACTIONS1

1.	Agreement for Raw Material Sourcing between LSB Industries, Inc. (“LSB”) and its subsidiaries.

2.	Tax Sharing Agreement between LSB and ThermaClime, L.L.C. (f/k/a ThermaClime, Inc. and ClimaChem, Inc. (“TCL”)).

3.	Tax Sharing Agreement between LSB and ClimateCraft, Inc. (“CLC”).

4.	Management Agreement between LSB and TCL.

5.	Lease Agreement between Prime Holdings Corporation (“PHC”) and International Environmental Corporation (“IEC”) for property at 5000 West I-40, OKC.

6.	Lease Agreement between PHC and ThermaClime Technologies, Inc. (“TTI”) for property at 5000 West I-40, OKC.

7.	Railcar Services Agreement between Chemical Transport L.L.C. and El Dorado Chemical Company (“EDC”).

8.	Industrial Plant Lease between Prime Financial L.L.C. (“PFL”) and Climate Master, Inc. (“CLM”) for property at 4700 West Point Boulevard, OKC.

9.	Building Lease between PFL and CLM for property east of 4700 West Point Boulevard, OKC.

10.	Equipment Lease between IEC and PFL Re: Laser Center, 2 Pullmax Press Brakes and accessories

11.	Equipment Lease between IEC and PFL Re: Cabinet & Steel Rack w/ Amada Turret Press Dies and shop carts with Amada Turret Punch Press tooling.

12.	Equipment Lease between IEC and PFL Re: Bolina Cut-to-Length, 2 Optiflex 110/08 Pullmax CNC Press Brakes, and 1 Vertical Bender Hairpin Bender.

13.	Equipment Lease between IEC and PFL Re: Trumpf Laser 3040 Plus.

_________________________

1The agreeements in this Schedule relate to equipment or property not part of the Collateral. Except for the agreements identified as items 7, 61, 62, 65, and 87 (to the extent item 87 relates to Schedule 7.05), none of the agreements listed in this Schedule relate to equipment or property used in the Facility Business.

14.	Equipment Lease between IEC and PFL Re: T-Drill SP-55 Tube End Spinner.

15.	Equipment Lease between IEC and PFL Re: Security System.

16.	Equipment Lease between IEC and PFL Re: High Takt Assembly Line.

17.	Equipment Lease between IEC and PFL Re: Amada Punching Cell

18.	Equipment Lease between CLM and PFL Re: IPCS Equipment

19.	Equipment Lease between CLM and PFL Re: Optima Press Brake and accessories.

20.	Equipment Lease between CLM and PFL Re: Amada Vipros 868 King, Turret Punch Press and accessories.

21.	Equipment Lease between CLM and PFL Re: ECI equipment.

22.	Equipment Lease between CLM and PFL Re: 1996 Amada FCXBIII-8025 CNC Press Brake.

23.	Equipment Lease between CLM and PFL Re: Model HFB/1003/8 Amada Press Brake.

24.	Equipment Lease between CLM and PFL Re: Model HFB/1003/8 Amada Press Brake.

25.	Equipment Lease between CLM and PFL Re: Procix equipment.

26.	Equipment Lease between CLM and PFL Re: Trumpf 3040 Laser System.

27.	Equipment Lease between CLM and PFL Re: Trumpf 3040 Laser System.

28.	Equipment Lease between CLM and PFL Re: RAIDZone GangStor System.

29.	Equipment Lease between CLM and PFL Re: Blanking Shear.

30.	Equipment Lease between CLM and PFL Re: Amada 386 King, Vipros 30 CNC Turret Punch

31.	Equipment Lease between CLM and PFL Re: Optigun equipment.

32.	Equipment Lease between CLM and PFL Re: Burr Oak Copper Cut.

33.	Equipment Lease between CLM and PFL Re: Chiyoda SP-25ST Tube bender

34.	Equipment Lease between CLM and PFL Re: Amada FBD-125 Press Brake.

35.	Equipment Lease between CLM and PFL Re: Trumpf Laser L3040 Laser Cutting Machine.

36.	Equipment Lease between CLM and PFL Re: Trumpf Trulaser 3530.

37.	Equipment Lease between CLM and PFL Re: Ingersoll Rand Nirvana Compressor System.

38.	Equipment Lease between CLM and PFL Re: Gamma Wire Processing System.

39.	Equipment Lease between CLM and PFL Re: Power Spray Stainless Washer.

40.	Equipment Lease between CLM and PFL Re: Three (3) Amada Press Brakes.

41.	Equipment Lease between CLM and IEC Re: Trumpf Laser 3040 Plus.

42.	Equipment Lease between/ CLM and PFL Re: Amada Punching Cell and Turret Punch Presses

43.	Equipment Sublease between LSB and CLM Re: Blanking Shear (leased by LSB from PFL).

44.	Equipment Sublease between CLC and PFL for Trumpf Punching Machine.

45.	Equipment Lease between CLC and PFL Re: 1999 Amada HFB 1254 Promecam CNC Press Brake.

46.	Equipment Lease between CLC and PFL Re: Trumpf Tooling Set.

47.	Equipment Lease between CLC and PFL Re: 2 Accushears.

48.	Equipment Lease between CLC and PFL Re: Trumpf TC2020 Punch Machine.

49.	Equipment Lease between CLC and PFL Re: Amada CNC Hydraulic Press Brake.

50.	Equipment Lease between TTI and PFL Re: Continental Belt Washer.

51.	Equipment Lease between TTI and PFL Re: Burr Oak Fin Die.

52.	Equipment Lease between TTI and PFL Re: Amada Turret Punch Press.

53.	Equipment Leases between TTI and PFL Re: Burr Oak Hairpin Bender, Model VBHB-M7-143

54.	Equipment Leases between TTI and PFL Re: Burr Oak Hairpin Bender, Model VBHB-M8-59LH

55.	Equipment Leases between TTI and PFL Re: Auto Brazing System S/N 2566

56.	Equipment Leases between TTI and PFL Re: Burr Oak Double Vertical Bend Hairpin Bender, S/N M123

57.	Equipment Leases between TTI and PFL Re: Burr Oak Double Vertical Bend Hairpin Bender, S/N M124

58.	Equipment Leases between TTI and PFL Re: Burr Oak Fin Press S/N FPeB-1820

59.	Equipment Leases between TTI and PFL Re: Burr Oak Fin Press S/N FpeB-1603

60.	Equipment Leases between TTI and PFL Re: Burr Oak Fin Press S/N 48-1913

61.	Equipment Lease between EDC and PFL Re: 2004 Chevy Impala.

62.	Equipment Lease between EDC and PFL Re: 2002 International Spreader Truck.

63.	Equipment Lease between Trison Construction, Inc. (“Trison”) and PFL Re: 2 John Deer Gators and 3 trailers with dove tail.

64.	Services Agreements between LSB and the following subsidiaries:
a.	Koax Corp.
b.	Climate Master, Inc.
c.	International Environmental Corporation
d.	The Climate Control Group, Inc.
e.	LSB Chemical Corp.
f.	ClimateCraft, Inc.
g.	El Dorado Chemical Company
h.	Chemex I Corp.
i.	ThermaClime, Inc.
j.	ThermaClime Technologies, Inc.
k.	XpediAir, Inc.
l.	Trison Construction, Inc.

65.	Precious Metals Lease between LSB and EDC.

66.	Exclusive License Agreement Between CLC and ClimateCraft Technologies, Inc.

67.	Consulting Agreements between LSB Chemical Corp. (“LSB Chemical”) and various affiliates.

68.	Lease between Summit Machine Tool Manufacturing Corp. (“Summit”) and Trison for office space at 4000 N.W. 39th Street, OKC.

69.	Lease between XpediAir, Inc. (“XPA”) and Summit at 4000 NW 39th Street, OKC.

70.	Warehouse Lease between CLM and Summit at 4000 NW 39th Street, OKC.

71.	Warehouse Lease between Summit and ClimaCool Corp. at 518 North Indiana, OKC.

72.	Warehouse Lease between Summit and CLC at 1601 NW 4th Street, OKC.

73.	Capital Lease Agreement with Right of Transfer of Title between Summit and CLC for CLC facility in OKC.

74.	Lease of drilling equipment from Consolidated Industries Corp. to Trison.

75.	Lease of office space from Summit to TCL at 4000 NW 39th Street, OKC.

76.	Lease of office space from PFL to TCL at 16 South Pennsylvania Avenue, OKC.

77.	Lease of office space from TCL to LSB at 16 South Pennsylvania Avenue, OKC.

78.	Lease of building from LSB to Koax Corp. (“Koax”) at 510 North Indiana, OKC.

79.	Lease of warehouse space from Summit to Koax at 518 North Indiana, OKC.

80.	Lease of office space from PFL to LSB Chemical at 16 South Pennsylvania Avenue, OKC.

81.	Lease of office space from Summit to The Climate Control Group, Inc. (“CCG”) at 4000 NW 39th Street, OKC.

82.	Lease of office space from Summit to IEC at 4000 NW 39th Street, OKC.

83.	Computer rental from LSB to TCL.

84.	Auto rental from LSB to TCL.

85.	Auto rental from LSB to CCG.

86.	Auto rental from PFL to CCG.

87.	See Schedules 5.05, 7.03 and 7.05.

SCHEDULE 7.09

RESTRICTIVE AGREEMENTS

1.
Amended and Restated Loan and Security Agreement dated as of November 5, 2007, as amended, by and among ThermaClime, L.L.C. and each of the Subsidiaries of ThermaClime identified on the signature pages thereof, as borrowers, LSB Industries, Inc. and Consolidated Industries Corp., as guarantors, the lenders identified on the signature pages thereof and Wells Fargo Capital Finance, Inc. (f/k/a Wells Fargo Foothill, Inc.), as the arranger and administrative agent for the lenders.

2.	Commercial Lease Agreement (Equipment) between International Environmental Corporation and Westquip, Inc., as assigned to Toyota Motor Credit Corporation, dated February 5, 2009.*

3.	Commercial Lease Agreement (Equipment) between Climate Master, Inc. and Westquip, Inc., as assigned to Toyota Motor Credit Corporation, dated February 9, 2009.*

4.	Commercial Lease Agreement (Equipment) between ClimateCraft, Inc. and Westquip, Inc., as assigned to Toyota Motor Credit Corporation, dated December 11, 2008.*

5.	Commercial Lease Agreement (Equipment) between Koax Corp. and Westquip, Inc., as assigned to Toyota Motor Credit Corporation, dated February 13, 2009.*

6.	Commercial Lease Agreement (Equipment) between ThermaClime Technologies, Inc. and Westquip, Inc., as assigned to Toyota Motor Credit Corporation, dated February 5, 2009.*

7.	Capital Lease Agreement with Right of Transfer of Title by and between Summit Machine Tool Manufacturing Corp. and ClimateCraft, Inc., effective December 31, 1999, as amended.*

8.	Loan Agreement between The City of Oklahoma City and ClimateCraft, Inc., dated December 23, 1999.*

9.	Mortgage (with Power of Sale) between Climate Master, Inc. and Coppermark Bank, dated March 26, 2010.*

*These agreements relate to equipment and property not part of Collateral.  The restrictions (including lien restrictions) are limited to the equipment and property that are the subject of such agreements.

SCHEDULE 7.14

PERMITTED PREPAYMENTS OF IDENTIFIED INDEBTEDNESS

Lender	Description of Indebtedness	Principal Amount Outstanding (as of 12/31/2010)
Toyota Motor Credit Corporation
(1) Commercial Lease Agreement (Equipment), dated February 5, 2009, between Westquip, Inc., as assigned to Toyota Motor Credit Corporation, and International Environmental Corporation.

(2) Commercial Lease Agreement (Equipment), dated February 9, 2009, between Westquip, Inc., as assigned to Toyota Motor Credit Corporation, and Climate Master, Inc.

(3) Commercial Lease Agreement (Equipment), dated February 13, 2009, between Westquip, Inc., as assigned to Toyota Motor Credit Corporation, and Koax Corp.

(4) Commercial Lease Agreement (Equipment), dated December 11, 2008, between Westquip, Inc., as assigned to Toyota Motor Credit Corporation, and ClimateCraft, Inc.

(5) Commercial Lease Agreement (Equipment), dated February 5, 2009, between Westquip, Inc., as assigned to Toyota Motor Credit Corporation, and ThermaClime Technologies, Inc.
		$982,679.00
Coppermark Bank	Mortgage (with Power of Sale), dated March 26, 2010, between Coppermark Bank and Climate Master, Inc. and related Promissory Note, dated March 26, 2010 made by Climate Master, Inc. in favor of Coppermark Bank	$4,856,265.00
HUD – City of Oklahoma City	Loan Agreement dated December 23, 1999, between The City of Oklahoma City and ClimateCraft, Inc and related Promissory Note, dated January 10, 2000, made by ClimateCraft, Inc. in favor of The City of Oklahoma City	$1,925,000.00

SCHEDULE 11.02

ADDRESSES FOR NOTICES; PAYMENT INFORMATION

BORROWERS:	PARENT:
ThermaClime, Inc.
16 South Pennsylvania Avenue
Oklahoma City, Oklahoma 73107
Attention:  Tony M. Shelby, Ex. V.P.
Tel:  405-235-4546
Fax:  405-235-5067

with copy to:

ThermaClime, Inc.
16 South Pennsylvania Avenue
Oklahoma City, Oklahoma 73107
Attention:  David Shear, General Counsel
Tel:  405-235-4546
Fax:  405-236-1209

LSB Industries, Inc.
16 South Pennsylvania Avenue
Oklahoma City, Oklahoma 73107
Attention:  Tony M. Shelby, Ex. V.P.
Tel:  405-235-4546
Fax:  405-235-5067

with copy to:

LSB Industries, Inc.
16 South Pennsylvania Avenue
Oklahoma City, Oklahoma 73107
Attention:  David Shear, General Counsel
Tel:  405-235-4546
Fax:  405-236-1209

AGENTS:

Addresses for Notices	Payment Information
Banc of America Leasing & Capital LLC,
as Collateral Agent
Mail Code: GA3-003-04-01
Northeast Center Building
2059 Northlake Pkwy
Tucker, GA 30084-5399
Attn:  Shelley B. LaCagnin
Vice President - Operations Manager
Tel: 770-270-8590
Fax: 770-270-8638
Email: shelley.b.lacagnin@baml.com

Bank: Bank of America Address: Concord, CA ABA: 026 009 593 Account No: 1233401992 Account Name: Banc of America Leasing & Capital, LLC Attention: Benny Sumardi Reference: ThermaClime

Addresses for Notices	Payment Information
Banc of America Leasing & Capital LLC, as Administrative Agent
Mail Code: MA5-100-32-01
100 Federal ST
Boston, MA 02110
Attn: Annemarie L. Warren
Vice President - Group Operations Manager
Tel: 617-434-3611
Fax: 617-434-0532
Email: annemarie.l.warren@baml.com

Bank: Bank of America Address: Concord, CA ABA: 026 009 593 Account No: 1233401992 Account Name: Banc of America Leasing & Capital, LLC Attention: Benny Sumardi Reference: ThermaClime
Bank of Utah, as Payment Agent ATTN: Corporate Trust Services 200 E. South Temple, Suite 210 Salt Lake City, UT 84111 Phone: (801) 924-3690 Fax: (801) 746-3519	Bank: Bank of Utah ABA No. 124-300-107 Acct. No. 01020296 Re: ThermaClime Acct. No. 8000099

LENDERS:

Addresses for Notices	Payment Information
Banc of America Leasing & Capital LLC
Northeast Center Building
Mail Code: GA3-003-04-01
2059 Northlake Pkwy
Tucker, GA 30084-5399
Attn:  Shelley B. LaCagnin
Vice President - Operations Manager
Tel: 770-270-8590
Fax: 770-270-8638
Email: shelley.b.lacagnin@baml.com

Bank: Bank of America Address: Concord, CA ABA: 026 009 593 Account No: 1233401992 Account Name: Banc of America Leasing & Capital, LLC Attention: Benny Sumardi Reference: ThermaClime

Addresses for Notices	Payment Information
With a copy to:
Banc of America Leasing & Capital LLC
One Financial Plaza, 2nd Floor
Mail Code: RI1-537-02-01
Providence, RI 02903
Attn:  Lee Bonaldi
Vice President – Credit Underwriting
Tel: 401-278-7655
Fax: 401-719-8344
Email: lee.f.bonaldi@baml.com

Fifth Third Bank 38 Fountain Square Plaza MD 10904A Cincinnati, OH 45263 Attn: Ed McElveen Tel: 513-534-6589 Fax: 513-534-6706 Email: Edward.mcelveen@53.com	Fifth Third Bank Address: Cincinnati, OH ABA: 042 000 314 Account No: 790-56487 Account Name: The Fifth Third Leasing Company Reference: ThermaClime 093-0082763-034

JPMorgan Chase Bank N.A.
P.O. Box 25848
Mail Code: OK1-1070
Oklahoma City, OK  73125
Attn:  Olena Lifset (Credit Contact)
Underwriter II - CB
Tel: 405-231-6130
Fax: 405-231-6480
Email: Olena.k.lifset@chase.com

With a copy to:
JPMorgan Chase Bank N.A.
P.O. Box 25848
Mail Code: OK1-1070
Oklahoma City, OK  73125
Attn:  Mark Fish (Business Contact)
Tel: 405-231-6738
Fax: 405-231-6758
Email: Mark.a.fish@chase.com

JPMorgan Chase Bank N.A. ABA: 021 000 021 Account No: 9008109962C2603 Account Name: Loan Processing D.P. Reference: ThermaClime, LLC

And a copy to:
JPMorgan Chase Bank N.A.
P.O. Box 25848
Mail Code: OK1-1070
Oklahoma City, OK  73125
Attn:  Non Agented Servicing Team
Tel: 312-385-7072
Fax: 312-256-2608
Email: Cls.chicago.non.agented.servicing@chase.com

Page 4 orf 4

EXHIBIT A

TERM NOTE

$[___________] _____________, 2011

FOR VALUE RECEIVED, each of THERMACLIME, L.L.C. (“ThermaClime”) and each of the undersigned Affiliates of ThermaClime (each a “Borrower” and collectively the “Borrowers”) hereby jointly and severally promises to pay to [LENDER’S NAME], or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to the Borrowers under that certain Amended and Restated Term Loan Agreement, dated as of ___________, 2011 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Agreement”), by and among the Borrowers, LSB Industries, Inc., as a guarantor, Consolidated Industries Corp., as a guarantor, each lender from time to time party hereto (collectively, the “Lenders”), Banc of America Leasing & Capital, LLC, as Administrative Agent and as Collateral Agent, and Bank of Utah, as Payment Agent.  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Agreement, and the general interpretive provisions of Section 1.02 of the Agreement are hereby incorporated by reference into this Term Note.

Each Borrower, jointly and severally, promises to pay interest on the unpaid principal amount of the Lender’s Term Loan from the date of that Term Loan until that principal amount is paid in full, at such interest rates and at such times as are provided in the Agreement.  All payments of principal and interest shall be made to the Payment Agent for the account of the Lender at the Payment Agent’s Office.  If any amount is not paid in full when due hereunder, that unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rate per annum set forth in the Agreement.

This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof, and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Term Note is also entitled to the benefits of the Guaranty, and is secured by the Collateral Documents.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement.  The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business.  The Lender may also attach schedules to this Term Note and endorse thereon the date, amount, currency, and maturity of its Term Loans and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest, and demand and notice of protest, demand, dishonor, and non-payment of this Term Note.

THIS TERM NOTE SHALL, IN ALL RESPECTS, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW)

THAT WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

[The signature page follows.  The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Borrowers have caused this Term Note to be executed by its duly authorized officers as of the date first written above.

THERMACLIME, L.L.C.
CHEROKEE NITROGEN HOLDINGS, INC.,
NORTHWEST FINANCIAL CORPORATION,
CHEMEX I CORP.,
CHEROKEE NITROGEN COMPANY,
CLIMACOOL CORP.,
CLIMATECRAFT, INC.,
CLIMATE MASTER, INC.,
EDC AG PRODUCTS COMPANY L.L.C.
EL DORADO CHEMICAL COMPANY,
INTERNATIONAL ENVIRONMENTAL CORPORATION,
KOAX CORP.,
LSB CHEMICAL CORP.,
THE CLIMATE CONTROL GROUP, INC.,
TRISON CONSTRUCTION, INC.,
THERMACLIME TECHNOLOGIES, INC.,
XPEDIAIR, INC.

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________
_________	_________	_________	_____________	_____________	___________	________

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ______, ____

To:           Bank of Utah, as Payment Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of March ___, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”) the terms defined therein being used herein as therein defined), among TheramaClime, L.L.C. (“ThermaClime”) and certain Affiliates of ThermaClime, as borrowers (with ThermaClime, collectively, the “Borrowers” and each a “Borrower”), LSB Industries, Inc., as a guarantor (“Parent”), Consolidated Industries Corp., each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), Banc of America Leasing & Capital, LLC, as Administrative Agent and as Collateral Agent, and Bank of Utah, as Payment Agent.

The undersigned hereby certifies as of the date hereof that he/she is the [chief executive officer/chief financial officer/treasurer/controller] of each of Parent and ThermaClime, and that, as such, he/she is authorized to execute and deliver this Certificate to the Agents on the behalf of each of Parent and ThermaClime, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.           Each of Parent and ThermaClime has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Parent or ThermaClime, as applicable, ended as of the above date, together with the report and opinion of an independent certified public accountant required by that section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.           Each of Parent and ThermaClime has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Parent or ThermaClime, as applicable, ended as of the above date.  Those financial statements fairly present the financial condition, results of operations and cash flows of Parent or ThermaClime, as applicable, and its Subsidiaries in accordance with GAAP as at that date and for that period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.           The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Parent and the Borrowers during the accounting period covered by those financial statements.

3.           A review of the activities of Parent and the Borrowers during that fiscal period has been made under the supervision of the undersigned with a view to determining whether during that fiscal period a Default has occurred under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned, during that fiscal period each of Parent and the Borrowers was in compliance with each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[to the knowledge of the undersigned, during that fiscal period the following is a list of each Default that occurred and its nature and status:]

4.           The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________ ___, 20__.

THERMACLIME, L.L.C..

By:  ____________________________
Name:  ____________________________
Title:  ____________________________

LSB INDUSTRIES, INC.

By: ____________________________
Name:  ____________________________
Title:  ____________________________

2

SCHEDULE 1

to the Compliance Certificate

1.           Consolidated Leverage Ratio.  [If applicable.]

(a)           The Consolidated Leverage Ratio of ThermaClime and its Subsidiaries (the “ThermaClime Entities”) for that period is calculated as follows:

(i)	Consolidated Total Indebtedness as of the financial statement date:	$______________

(ii)	Borrowers’ Consolidated EBITDA for that period:	$______________

The ratio of item (i) to (ii)  = Consolidated Leverage Ratio  =                                                                                                     ___ : ___

(b)           The Consolidated Leverage Ratio set forth above [is/is not] greater than or equal to the amount set forth in Section 7.11(a) of the Loan Agreement for that period, which is 4.50 to 1.00.

2.           Consolidated Fixed Charge Coverage Ratio.

(a)           The Consolidated Fixed Charge Coverage Ratio of the ThermaClime Entities for that period is calculated as follows:

(i)	Consolidated EBITDA of the ThermaClime Entities for the most recently completed four fiscal quarters (the “Measurement Period”):	$ _________________

(ii)	the Assumed Capital Expenditure Amount:
$ _________________

(iii)	Aggregate amount of federal, state, local, and foreign income taxes paid in cash, in each case of or by the TheramClime Entities for the most recently completed Measurement Period:	$________________

(iv)	Consolidated Interest Charges:	$________________

(v)	Aggregate principal amount of all regularly scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money1:	$________________

1 Excluding prepayments of principal under the Revolving Credit Agreement which are neither accompanied by nor give rise to a reduction in the aggregate outstanding commitments under the Revolving Credit Agreement, but not including in this exclusion the final scheduled payment of amounts due under the Revolving Credit Agreement at maturity.

3

(vi)	All amounts paid or payable by the ThermaClime Entities on Capitalized Lease Obligations having a scheduled due date during that Measurement Period:	$_________________

(vii)	Dividends (excluding the Debenture Retirement Amount) paid by ThermaClime to Parent during that Measurement Period:	$ ________________

The ratio of items (i) minus (ii) minus (iii) divided by the sum of items (iv) plus (v) plus (vi) = Consolidated Fixed Charge Coverage Ratio     ___ : ___

(b)           The Consolidated Fixed Charge Coverage Ratio set forth above [is/is not] greater than or equal to the amount set forth in Section 7.11(b) of the Loan Agreement for the Measurement Period, which is 1.10 to 1.00.

4

EXHIBIT C
BORROWING NOTICE

Date:  March 28, 2011

To:   Bank of Utah, as Payment Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of March 29, 2011 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Amended and Restated Loan Agreement”), by and among ThermaClime, L.L.C. (“ThermaClime”), and certain Affiliates of ThermaClime, as borrowers (collectively, the “Borrowers”), LSB Industries, Inc., as a guarantor, Consolidated Industries Corp., as a guarantor, each Lender from time to time party thereto, Banc of America Leasing & Capital, LLC, as Administrative Agent and Collateral Agent, and Bank of Utah, as Payment Agent.  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended and Restated Loan Agreement, and the general interpretive provisions of Section 1.02 of the Amended and Restated Loan Agreement are hereby incorporated by reference into this Notice.

The undersigned Borrowers hereby request the borrowing of the Additional Borrowed Amounts:

1.           On March 29, 2011 (a Business Day at least one (1) Business Day following the date of this notice).

2.           In the amount of $11,227,428.47.

3.           The proceeds of which shall be disbursed in accordance with the pay proceeds letter delivered by the Borrowers to and accepted by the Payment Agent.

Very truly yours,

THERMACLIME, L.L.C.
CHEROKEE NITROGEN HOLDINGS, INC.,
NORTHWEST FINANCIAL CORPORATION,
CHEMEX I CORP.,
CHEROKEE NITROGEN COMPANY,
CLIMACOOL CORP.,
CLIMATECRAFT, INC.,
CLIMATE MASTER, INC.,
EDC AG PRODUCTS COMPANY L.L.C.,
EL DORADO CHEMICAL COMPANY,
INTERNATIONAL ENVIRONMENTAL CORPORATION,
KOAX CORP.,
LSB CHEMICAL CORP.,
THE CLIMATE CONTROL GROUP, INC.,
TRISON CONSTRUCTION, INC.,
THERMACLIME TECHNOLOGIES, INC.,
XPEDIAIR, INC.

By:
Name:
Title:

EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Amended and Restated Loan Agreement (as defined below), and the general interpretive provisions of Section 1.02 of the Amended and Restated Loan Agreement are hereby incorporated by reference into this Assignment and Assumption.  Assignee hereby acknowledges receipt of a copy of the Amended and Restated Loan Agreement.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Amended and Restated Loan Agreement, as of the Effective Date inserted by the Payment Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Amended and Restated Loan Agreement, the Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of those outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Amended and Restated Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor, except with respect to the representations and warranties expressly made by the Assignor hereunder.  The Assignor makes

________________________________

1           For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.
2  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.
3  Select as appropriate.
4  Include bracketed language if there are either multiple Assignors or multiple Assignees.

no representations or warranties hereunder, except for those representations and warranties set forth in Section 1.1 of the Standard Terms and Conditions.  The sale and assignment of the Assigned Interest will occur on the Effective Date inserted by the Payment Agent as set forth below.

1.	Assignor[s]:

2.	Assignee[s]:
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s):	ThermaClime, L.L.C. (“ThermaClime”), and certain of its Affiliates

4.	Payment Agent: Bank of Utah, as the payment agent under the Amended and Restated Loan Agreement

5.
Amended and Restated Loan Agreement:  Amended and Restated Term Loan Agreement, dated as of ___________, 2011, by and among ThermaClime and certain Affiliates of ThermaClime, as borrowers (collectively, the “Borrowers”, and each, a “Borrower”), LSB Industries, Inc., as a guarantor, Consolidated Industries Corp., as a guarantor, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Banc of America Leasing & Capital, LLC, as Administrative Agent and as Collateral Agent, and Bank of Utah, as Payment Agent.

6.	Assigned Interest[s]:

Assignor[s]5	Assignee[s]6	Facility Assigned	Tranche of Term Loans Assigned7	Aggregate Amount of Term Loans for all Lenders8	Amount of Term Loans Assigned	Percentage Assigned of Term Loans9
		Term Loans		$___________	$___________	_________%
		Term Loans		$___________	$___________	_________%
		Term Loans		$___________	$___________	_________%

7.	[Trade Date:	__________________]10

Effective Date: __________________, 20__ [TO BE INSERTED BY PAYMENT AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

5           List each Assignor, as appropriate.
6           List each Assignee, as appropriate.
7           Each Term Loan is either a Tranche A Loan or a Tranche B Loan
8     Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9           Set forth, to at least 9 decimals, as a percentage of the Term Loans of all Lenders thereunder.
10           To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

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The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name
Title:

[Consented to and]11 Accepted:

BANK OF UTAH,
as Payment Agent

By:
Name
Title:

[Consented to:]12

THERMACLIME, L.L.C.

By:
Name
Title:

11           To be added only if the consent of the Payment Agent is required by the terms of the Amended and Restated Loan Agreement.
12           To be added only if the consent of the Company is required by the terms of the Amended and Restated Loan Agreement.

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ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1.           Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][that] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by Assignor and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Amended and Restated Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Amended and Restated Loan Agreement, (ii) it meets all the requirements to be an assignee under the definition of “Eligible Assignee” and Sections 11.06(b)(iii), (v) and (vi) of the Amended and Restated Loan Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Amended and Restated Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Amended and Restated Loan Agreement and other Loan Documents to which it is bound as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][that] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][that] Assigned Interest, is experienced in acquiring assets of that type, (v) it has received a copy of the Amended and Restated Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][that] Assigned Interest, (vi) it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][that] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Amended and Restated Loan Agreement, duly completed and executed by [the][that] Assignee; and (b) agrees that (i) it will, independently and without reliance upon any Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action

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under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.           Payments.  From and after the Effective Date, the Payment Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts of interest which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for all amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to the principles of conflict of laws thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

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EXHIBIT E

FORM OF REAFFIRMATION OF THE SECURITY AGREEMENT

This REAFFIRMATION OF THE SECURITY AGREEMENT (this “Reaffirmation”) is made as of March 29, 2011, by and among Cherokee Nitrogen Company, an Oklahoma corporation (“CNC”), Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation (“CNH”), El Dorado Chemical Company, an Oklahoma corporation (“EDCC”), Northwest Financial Corporation, an Oklahoma corporation (“NFC”, each of CNC, CNH, EDCC, and NFC is, individually, a “Grantor”, and they are, collectively, the “Grantors”), and Banc of America Leasing & Capital, LLC, as the collateral agent (together with its successors, if any, in that capacity, the “Collateral Agent”) for each of the Secured Parties.  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended and Restated Loan Agreement (as defined in Section 1 hereof), and the general interpretive provisions of Section 1.02 of the Amended and Restated Loan Agreement are hereby incorporated by reference into this Reaffirmation.

PRELIMINARY STATEMENTS

I.           ThermaClime and certain of its Affiliates (including the Grantors), as borrowers, Parent, Consolidated Industries, the Collateral Agent, the other Agents, and the Lenders from time to time party thereto entered into that certain Term Loan Agreement, dated as of November 2, 2007, which was previously amended pursuant to that certain Amendment and Waiver to the Term Loan Agreement, dated as of April 1, 2010 (as so amended, the “Original Loan Agreement”).

II.           The Grantors and the Collateral Agent entered into that certain Security Agreement, dated as of November 2, 2007 (the “Security Agreement”).

III.           DSN Corporation, an Oklahoma corporation (“DSN”), and a Grantor under the Security Agreement, was merged into EDCC, as evidenced by that Certificate of Merger, dated April 1, 2010, which was duly recorded with the Secretary of State of the State of Oklahoma on April 1, 2010.

IV.           The Grantors, the other Borrowers, Parent, Consolidated Industries, the Collateral Agent, the other Agents, and the Lenders from time to time party thereto have entered into the Amended and Restated Loan Agreement, so as to amend and restate the Original Loan Agreement, inter alia, to increase the maximum principal amount of the term loan facility to $60,000,000, which may be further increased to $75,000,000, and to extend the maturity of the Term Loans from November 2, 2012, to the new Maturity Date.

V.           It is a condition precedent in the Amended and Restated Loan Agreement that this Reaffirmation, reflecting the amendment and restatement of the Original Loan Agreement, shall have been duly authorized, executed, and delivered by the parties hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.                      References in the Security Agreement.

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(a)           The “Loan Agreement”.  Each of the Grantors and the Collateral Agent hereby acknowledges and agrees that upon the effectiveness of the Amended and Restated Loan Agreement, each reference to the “Loan Agreement” in the Security Agreement (except for the references thereto in the recitals in the Security Agreement), shall be deemed to be a reference to that certain Amended and Restated Term Loan Agreement, dated as of March 29, 2011 (as may be further amended, supplemented, amended and restated, or otherwise modified from time to time, the “Amended and Restated Loan Agreement”), by and among ThermaClime, L.L.C., an Oklahoma limited liability company, Chemex I Corp., an Oklahoma corporation, CNC, CNH, ClimaCool Corp., an Oklahoma corporation, ClimateCraft, Inc., an Oklahoma corporation, Climate Master, Inc., a Delaware corporation, EDC Ag Products Company L.L.C., an Oklahoma limited liability company, EDCC, International Environmental Corporation, an Oklahoma corporation, Koax Corp., an Oklahoma corporation, LSB Chemical Corp., an Oklahoma corporation, NFC, The Climate Control Group, an Oklahoma corporation, ThermaClime Technologies, Inc., an Oklahoma corporation, Trison Construction, Inc., an Oklahoma corporation, and XpediAir, Inc., an Oklahoma corporation, as borrowers, LSB Industries, Inc., a Delaware corporation, as a guarantor, Consolidated Industries Corp., an Oklahoma corporation, as a guarantor, each Lender from time to time party hereto, the Collateral Agent, not in its individual capacity but solely as Administrative Agent and as Collateral Agent, and Bank of Utah, not in its individual capacity but solely as Payment Agent.

(b)           “DSN”.  Each of the Grantors and the Collateral Agent hereby acknowledges and agrees that upon the effectiveness of the Amended and Restated Loan Agreement, each reference to “DSN” in the Security Agreement shall be deemed to be a reference to EDCC, as successor by merger.

SECTION 2.                      Reaffirmation of the Security Agreement.  Each Grantor hereby expressly acknowledges, agrees, confirms, represents, and warrants as follows:

(a)           the Security Agreement, as entered into and amended prior to the date of this Reaffirmation, applies to the Original Loan Agreement, as that agreement may be amended, supplemented, amended and restated, or otherwise modified from time to time; and therefore, the Security Agreement, in accordance with its terms, applies to the Amended and Restated Loan Agreement and each of the other Loan Documents; and therefore, this Reaffirmation is being entered into as a precautionary measure to reaffirm the original intent of the parties;

(b)           the Security Agreement is in full force and effect in accordance with its terms on the date hereof;

(c)           on and after the effectiveness of the Amended and Restated Loan Agreement, each of the terms, conditions, and provisions of the Security Agreement shall be and remain in full force and effect, except as expressly modified hereby; and

(d)           the Amended and Restated Loan Agreement and the Loan Documents provide for Obligations in amounts greater and for performance periods longer than those amounts and performance periods set forth in the Original Loan Agreement.

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SECTION 3.                    Representations and Warranties.  Each Grantor hereby represents and warrants as follows:

(a)           it is a party to, or has been provided copies of, each of the Loan Documents (including the Amended and Restated Loan Agreement), and it is familiar with the terms of the Loan Documents;

(b)           after giving effect to this Reaffirmation, each of the representations and warranties made by it in the Security Agreement, including in Article III thereof, are true and correct in all material respects as of the effectiveness of the Amended and Restated Loan Agreement, except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct in all material respects as of the earlier date;

(c)           this Reaffirmation has been duly authorized by all necessary corporate proceedings of, and duly executed and delivered by it;

(d)           the Security Agreement, as modified by this Reaffirmation, is a legal, valid, and binding obligation of it, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, other similar laws affecting creditors’ rights generally, or general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law; and

(e)           except as have been obtained or made, no further consent, approval, authorization, order, registration, or qualification with any governmental authority is required for, and the absence of which would not adversely affect, the valid execution and delivery or performance by it of this Reaffirmation or the Security Agreement, as modified by this Reaffirmation.

SECTION 4.                      Confirmation, and Acknowledgement.  Each Grantor hereby reaffirms and confirms its respective obligations under the Security Agreement, as modified by this Reaffirmation.  The execution, delivery, and effectiveness of this Reaffirmation shall not operate as a waiver of any power, remedy, or right of any Agent or any Lender, or constitute a waiver of any provision of, or any past or future noncompliance with, any of the Loan Documents or any other documents, instruments, and agreements executed or delivered in connection therewith, and shall not operate as a consent to any further or other matter under the Loan Documents.  Each Grantor expressly agrees and understands that by entering into and performing its obligations hereunder, this Reaffirmation shall not constitute a novation, and shall in no way adversely affect or impair the priority of Liens of the Collateral Agent on the Collateral.

SECTION 5.                      Further Assurances.  Each Grantor agrees to do such further acts and things and to execute and deliver to the Payment Agent such other instruments, in form and substance satisfactory to the Payment Agent, as any the Payment Agent shall request in order to effectuate the provisions of this Reaffirmation.

SECTION 6.                      Governing Law.  This Reaffirmation shall, in all respects, be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

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SECTION 7.                      Counterparts.  This Reaffirmation may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  For the purposes hereof, a facsimile or electronic copy of a party’s signature shall be deemed an original signature.  If duly requested, the manually-executed original documents shall be promptly delivered.

SECTION 8.                      Successors and Assigns.  This Reaffirmation shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 9.                      Severability.  Any provision of this Reaffirmation held to be invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions hereof; and the invalidity, illegality, or unenforceability of a particular provision in a particular jurisdiction shall not affect the validity, legality, or enforceability of that provision in any other jurisdiction.

[The signature pages follow.  The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation to be executed by their respective officers thereunto duly authorized as of the date first written above.

CHEROKEE NITROGEN COMPANY, an Oklahoma corporation

By:          ________________________________
Name:
Title:

CHEROKEE NITROGEN HOLDINGS, INC., an Oklahoma corporation

By:          ________________________________
Name:
Title:

EL DORADO CHEMICAL COMPANY, an Oklahoma corporation

By:          ________________________________
Name:
Title:

NORTHWEST FINANCIAL CORPORATION, an Oklahoma corporation

By:          ________________________________
Name:
Title:

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BANC OF AMERICA LEASING & CAPITAL, LLC, as Collateral Agent

By:           ________________________________
Name:
Title:

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EXHIBIT F-1

This instrument is prepared by:

Douglas M. Hillebrandt
SNR Denton US LLP
Two World Financial Center
225 Liberty Street
New York, New York 10281

AMENDMENT NUMBER ONE TO THE MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT, AND FIXTURE FILING

This AMENDMENT NUMBER ONE TO THE MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT, AND FIXTURE FILING (this “Amendment”) is made as of March 29, 2011, by and among CHEROKEE NITROGEN HOLDINGS, INC., an Oklahoma corporation (the “Mortgagor”), BANC OF AMERICA LEASING & CAPITAL, LLC, as collateral agent for the Lenders (the “Mortgagee” or the “Collateral Agent”), and the Required Lenders, and acknowledged by the Administrative Agent and the Payment Agent.  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended and Restated Loan Agreement (as defined in Section 1 hereof), and the general interpretive provisions of Section 1.02 of the Amended and Restated Loan Agreement are hereby incorporated by reference into this Amendment.

RECITALS

WHEREAS, the Mortgagor and the Mortgagee have entered into that certain Mortgage, Assignment of Rents and Security Agreement, and Fixture Filing, dated as of November 2, 2007, and previously recorded on November 9, 2007, at 9:41 a.m., on Fiche 2007 39, Frame 180, in the Office of the Judge of Probate of Colbert County, Alabama (the “Existing Mortgage”);

WHEREAS, the Mortgagor, ThermaClime, and certain of its Affiliates, as borrowers, Parent, Consolidated Industries, the Collateral Agent, the other Agents, and the Lenders from time to time party thereto entered into that certain Term Loan Agreement, dated as of November 2, 2007, which was previously amended pursuant to that certain Amendment and Waiver to the Term Loan Agreement, dated as of April 1, 2010 (as so amended, the “Original Loan Agreement”);

WHEREAS, the Mortgagor, the other Borrowers, Parent, Consolidated Industries, the Collateral Agent, the other Agents, and the Lenders from time to time party thereto have entered into the Amended and Restated Loan Agreement, so as, inter alia, to amend and restate the Original Loan Agreement, and to increase the maximum principal amount of the term loan facility to $75,000,000; and

WHEREAS, the Amended and Restated Loan Agreement requires that this Amendment, reflecting the amendment and restatement of the Original Loan Agreement, shall have been duly authorized, executed, and delivered for filing by the Mortgagor.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.                      Amendment to the Existing Mortgage Document.  As of the date hereof the Existing Mortgage is hereby amended, so that each reference therein to the “Loan Agreement” shall be deemed to be a reference to that certain Amended and Restated Term Loan Agreement, dated as of March 29, 2011 (the “Amended and Restated Loan Agreement”), by and among ThermaClime, L.L.C., an Oklahoma limited liability company, Chemex I Corp., an Oklahoma corporation, Cherokee Nitrogen Company, an Oklahoma corporation, ClimaCool Corp., an Oklahoma corporation, ClimateCraft, Inc., an Oklahoma corporation, Climate Master, Inc., a Delaware corporation, EDC Ag Products Company L.L.C., an Oklahoma limited liability company, El Dorado Chemical Company, an Oklahoma corporation, International Environmental Corporation, an Oklahoma corporation, Koax Corp., an Oklahoma corporation, LSB Chemical Corp., an Oklahoma corporation, Mortgagor, Northwest Financial Corporation, an Oklahoma corporation, The Climate Control Group, an Oklahoma corporation, ThermaClime Technologies, Inc., an Oklahoma corporation, Trison Construction, Inc., an Oklahoma corporation, and XpediAir, Inc., an Oklahoma corporation, as borrowers, LSB Industries, Inc., a Delaware corporation, as a guarantor, Consolidated Industries Corp., an Oklahoma corporation, as a guarantor, each Lender from time to time party hereto, Mortgagee, not in its individual capacity but solely as Administrative Agent and as Collateral Agent, and Bank of Utah, not in its individual capacity but solely as Payment Agent.

SECTION 2.                      Representations and Warranties.  Mortgagor hereby represents and warrants as follows:

(a)           after giving effect to this Amendment and except as otherwise provided in, or disclosed as a schedule to, the Amended and Restated Loan Agreement, each of the representations and warranties made by it in the Existing Mortgage are true and correct in all material respects as of the date of this Amendment, it being understood and agreed that any representation or warranty that, by its terms, is made as of a specified date will be required to be true and correct in all material respects only as of such specified date;

(b)           this Amendment has been duly authorized by all necessary corporate proceedings of, and duly executed and delivered by the Mortgagor;

(c)           the Existing Mortgage, as amended by this Amendment, is a legal, valid, and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, other similar laws affecting creditors’ rights generally, or general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law; and

(d)           no further consent, approval authorization, order, registration, or qualification with any governmental authority is required for, and the absence of which would not adversely affect, the valid execution and delivery or performance by the Mortgagor of this Amendment or the Existing Mortgage, as amended by this Amendment.

SECTION 3.                      Reaffirmation, Confirmation, and Acknowledgement.  Except as expressly amended by this Amendment, the Mortgagor hereby expressly confirms and agrees that the remaining terms, conditions, and provisions of the Existing Mortgagee shall be and remain in full force and effect.  The Mortgagor hereby reaffirms and confirms its respective obligations under the Existing Mortgage, as amended by this Amendment.  The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any power, remedy, or right of any Agent or any Lender, or constitute a waiver of any provision of, or any past or future noncompliance with, any of the Loan Documents or any other documents, instruments, and agreements executed or delivered in connection therewith, and shall not operate as a consent to any further or other matter under the Loan Documents.  The Mortgagor expressly agrees and understands that by entering into and performing its obligations hereunder, this Amendment shall not constitute a novation, and shall in no way adversely affect or impair the priority of Liens of the Collateral Agent on the Collateral.

SECTION 4.                      Further Assurances.  The Mortgagor agrees to do such further acts and things and to execute and deliver to the Payment Agent such other instruments, in form and substance satisfactory to the Payment Agent, as any the Payment Agent shall request in order to effectuate the provisions of this Amendment.

SECTION 5.                      Recording.  This Amendment shall be recorded in the recorder’s office of the county in which the Cherokee Site is located.

SECTION 6.                      Governing Law.  The validity, interpretation, enforcement, and effect of this Amendment shall be governed by, and construed in accordance with, the laws of the State of Alabama.

SECTION 7.                      Counterparts.  This Amendment may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 8.                      Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 9.                      Severability.  Any provision of this Amendment held to be invalid, illegal, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions thereof; and the invalidity, illegality, or unenforceability of a particular provision in a particular jurisdiction shall not affect the validity, legality, or enforceability of such provision in any other jurisdiction.

[The signature pages follow.  The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

MORTGAGOR:

CHEROKEE NITROGEN HOLDINGS, INC.,
an Oklahoma corporation

By:   ________________________________
Name:  ________________________________
Title:  ________________________________

MORTGAGEE:

BANC OF AMERICA LEASING & CAPITAL, LLC, not in its individual capacity but solely as Mortgagee and as Collateral Agent

By:  ________________________________
Name:  ________________________________
Title:  ________________________________

REQUIRED LENDERS:

BANC OF AMERICA LEASING & CAPITAL, LLC, as a Lender

By:  ________________________________
Name: ________________________________
Title:   ________________________________

FIFTH THIRD BANK, as a Lender

By:   ________________________________
Name:  ________________________________
Title:   ________________________________

ARVEST BANK, as a Lender

By:   ________________________________
Name:   ________________________________
Title:  ________________________________

ACKNOWLEDGED BY:

BANC OF AMERICA LEASING & CAPITAL, LLC, not in its individual capacity but solely as Administrative Agent

By:  ________________________________
Name: ________________________________
Title:  ________________________________

BANK OF UTAH, not in its individual capacity but solely as Payment Agent

By:   ________________________________
Name:  ________________________________
Title:  ________________________________

STATE OF   ________________________________
COUNTY OF  ________________________________

I,  _______________________________, a notary public in and for said county in said state, hereby certify that ________________, whose name as__________ of _____, a [corporation/limited liability company], is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, [he/she], as such officer and with full authority, executed the same voluntarily for and as the act of said _____________.

Given under my hand and official seal this __ day of   ___________, 2011.

_____________
Notary Public
[NOTARIAL SEAL]
My Commission Expires: _________________________

STATE OF  ________________________________
COUNTY OF  ________________________________

I,  _______________, a notary public in and for said county in said state, hereby certify that _________________, whose name as___________ of ____, a [corporation/limited liability company], is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, [he/she], as such officer and with full authority, executed the same voluntarily for and as the act of said _____________.

Given under my hand and official seal this __ day of  __________, 2011.

_____________
Notary Public
[NOTARIAL SEAL]
My Commission Expires:  ________________________________

STATE OF ________________________________
COUNTY OF ________________________________

I,  _____________________, a notary public in and for said county in said state, hereby certify that ___________, whose name as __________ of _____, a [corporation/limited liability company], is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, [he/she], as such officer and with full authority, executed the same voluntarily for and as the act of said _____________.

Given under my hand and official seal this  __ day of  ___________, 2011.

____________
Notary Public
[NOTARIAL SEAL]
My Commission Expires:  ________________________________

STATE OF   ________________________________
COUNTY OF   ________________________________

I,  _______________________, a notary public in and for said county in said state, hereby certify that ___________________,  whose name as ___________ of _____, a [corporation/limited liability company], is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, [he/she], as such officer and with full authority, executed the same voluntarily for and as the act of said _____________.

Given under my hand and official seal this __  day of  ______________, 2011.

____________
Notary Public
[NOTARIAL SEAL]
My Commission Expires:  ________________________________

STATE OF  ________________________________
COUNTY OF  ________________________________

I, _____________________, a notary public in and for said county in said state, hereby certify that ___________________, whose name as _________ of _____, a [corporation/limited liability company], is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, [he/she], as such officer and with full authority, executed the same voluntarily for and as the act of said _____________.

Given under my hand and official seal this  ___ day of ____________, 2011.

_____________
Notary Public
[NOTARIAL SEAL]
My Commission Expires:  ________________________________

STATE OF  ________________________________
COUNTY OF  ________________________________

I,  ______________________, a notary public in and for said county in said state, hereby certify that _________________, whose name as _________ of ______, a [corporation/limited liability company], is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, [he/she], as such officer and with full authority, executed the same voluntarily for and as the act of said _____________.

Given under my hand and official seal this  ___ day of _______________, 2011.

____________
Notary Public
[NOTARIAL SEAL]
My Commission Expires:  ____________________________

STATE OF  ________________________________
COUNTY OF  ________________________________

I, ____________________, a notary public in and for said county in said state, hereby certify that ___________________, whose name as ____________ of _____, a [corporation/limited liability company], is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, [he/she], as such officer and with full authority, executed the same voluntarily for and as the act of said _____________.

Given under my hand and official seal this  ___ day of ______________, 2011.

____________
Notary Public
[NOTARIAL SEAL]
My Commission Expires:  ________________________________

EXHIBIT F-2

This instrument is prepared by:

Douglas M. Hillebrandt
SNR Denton US LLP
Two World Financial Center
225 Liberty Street
New York, New York 10281

AMENDMENT NUMBER ONE TO THE MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT, AND FIXTURE FILING STATEMENT

This AMENDMENT NUMBER ONE TO THE MORTGAGE, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT, AND FIXTURE FILING STATEMENT (this “Amendment”) is made as of March 29, 2011, by and among NORTHWEST FINANCIAL CORPORATION, an Oklahoma corporation (the “Mortgagor”), BANC OF AMERICA LEASING & CAPITAL, LLC, as collateral agent for the Lenders (the “Mortgagee” or the “Collateral Agent”), and the Required Lenders, and acknowledged by the Administrative Agent and the Payment Agent.  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended and Restated Loan Agreement (as defined in Section 1 hereof), and the general interpretive provisions of Section 1.02 of the Amended and Restated Loan Agreement are hereby incorporated by reference into this Amendment.

RECITALS

WHEREAS, the Mortgagor and the Mortgagee have entered into that certain Mortgage, Assignment of Rents and Security Agreement, and Fixture Filing, dated as of November 2, 2007, and previously recorded on November 6, 2007, at 3:31:29 p.m., as Mortgage 2007-20594 in the office of the Circuit Clerk and Ex-Officio Recorder of Union County, Arkansas (the “Existing Mortgage”), encumbering certain real property described on Exhibit A attached hereto and incorporated herein by this reference;

WHEREAS, the Mortgagor, ThermaClime, and certain of its Affiliates, as borrowers, Parent, Consolidated Industries, the Collateral Agent, the other Agents, and the Lenders from time to time party thereto entered into that certain Term Loan Agreement, dated as of November 2, 2007, which was previously amended pursuant to that certain Amendment and Waiver to the Term Loan Agreement, dated as of April 1, 2010 (as so amended, the “Original Loan Agreement”);

WHEREAS, the Mortgagor, the other Borrowers, Parent, Consolidated Industries, the Collateral Agent, the other Agents, and the Lenders from time to time party thereto have entered into the Amended and Restated Loan Agreement, so as, inter alia, to amend and restate the Original Loan Agreement, and to increase the maximum principal amount of the term loan facility; and

WHEREAS, the Amended and Restated Loan Agreement requires that this Amendment, reflecting the amendment and restatement of the Original Loan Agreement, shall have been duly authorized, executed, and delivered for filing by the Mortgagor.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of complying with A.C.A. § 18-40-103, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.                      Amendment to the Existing Mortgage Document.  As of the date hereof the Existing Mortgage is hereby amended, so that each reference therein to the “Loan Agreement” shall be deemed to be a reference to that certain Amended and Restated Term Loan Agreement, dated as of March 29, 2011 (the “Amended and Restated Loan Agreement”), by and among ThermaClime, L.L.C., an Oklahoma limited liability company, Chemex I Corp., an Oklahoma corporation, Cherokee Nitrogen Company, an Oklahoma corporation, Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation, ClimaCool Corp., an Oklahoma corporation, ClimateCraft, Inc., an Oklahoma corporation, Climate Master, Inc., a Delaware corporation, EDC Ag Products Company L.L.C., an Oklahoma limited liability company, El Dorado Chemical Company, an Oklahoma corporation, International Environmental Corporation, an Oklahoma corporation, Koax Corp., an Oklahoma corporation, LSB Chemical Corp., an Oklahoma corporation, Mortgagor, The Climate Control Group, an Oklahoma corporation, ThermaClime Technologies, Inc., an Oklahoma corporation, Trison Construction, Inc., an Oklahoma corporation, and XpediAir, Inc., an Oklahoma corporation, as borrowers, LSB Industries, Inc., a Delaware corporation, as a guarantor, Consolidated Industries Corp., an Oklahoma corporation, as a guarantor, each Lender from time to time party hereto, Mortgagee, not in its individual capacity but solely as Administrative Agent and as Collateral Agent, and Bank of Utah, not in its individual capacity but solely as Payment Agent.

SECTION 2.                      Term Loan Facility Amount.  The Existing Mortgage secures an existing term loan facility amount for all Term Loans of Fifty Million and 00/100 Dollars ($50,000,000.00), with an aggregate outstanding principal balance as of the date hereof for all Term Loans of Forty-Eight Million Seven Hundred Seventy-Two Thousand Five Hundred Seventy-One and 53/100 Dollars ($48,772,571.53).  The Existing Mortgage is hereby amended to reflect that the term loan facility is increased as of the date hereof to Sixty Million and No/100 Dollars ($60,000,000.00) and may be further increased as of the Subsequent Borrowing Date (if it actually occurs) to Seventy-Five Million and 00/100 Dollars ($75,000,000.00), and the Existing Mortgage, as amended by this Amendment, shall secure said increased amounts.

SECTION 3.                      Scheduled Maturity.  The Maturity Date of the existing term loan facility for all Term Loans is November 2, 2012.  The Existing Mortgage is hereby amended to reflect that the Maturity Date is extended to March 29, 2016.

SECTION 4.                      Representations and Warranties.  Mortgagor hereby represents and warrants as follows:

(a)           after giving effect to this Amendment and except as otherwise provided in, or disclosed as a schedule to, the Amended and Restated Loan Agreement, each of the representations and warranties made by it in the Existing Mortgage are true and correct in all material respects as of the date of this Amendment, it being understood and agreed that any representation or warranty that, by its terms, is made as of a specified date will be required to be true and correct in all material respects only as of such specified date;

(b)           this Amendment has been duly authorized by all necessary corporate proceedings of, and duly executed and delivered by the Mortgagor;

(c)           the Existing Mortgage, as amended by this Amendment, is a legal, valid, and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, other similar laws affecting creditors’ rights generally, or general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law; and

(d)           no further consent, approval authorization, order, registration, or qualification with any governmental authority is required for, and the absence of which would not adversely affect, the valid execution and delivery or performance by the Mortgagor of this Amendment or the Existing Mortgage, as amended by this Amendment.

SECTION 5.                      Reaffirmation, Confirmation, and Acknowledgement.  Except as expressly amended by this Amendment, the Mortgagor hereby expressly confirms and agrees that the remaining terms, conditions, and provisions of the Existing Mortgagee shall be and remain in full force and effect.  The Mortgagor hereby reaffirms and confirms its respective obligations under the Existing Mortgage, as amended by this Amendment.  The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any power, remedy, or right of any Agent or any Lender, or constitute a waiver of any provision of, or any past or future noncompliance with, any of the Loan Documents or any other documents, instruments, and agreements executed or delivered in connection therewith, and shall not operate as a consent to any further or other matter under the Loan Documents.  The Mortgagor expressly agrees and understands that by entering into and performing its obligations hereunder, this Amendment shall not constitute a novation, and shall in no way adversely affect or impair the priority of Liens of the Collateral Agent on the Collateral.

SECTION 6.                      Further Assurances.  The Mortgagor agrees to do such further acts and things and to execute and deliver to the Payment Agent such other instruments, in form and substance satisfactory to the Payment Agent, as any the Payment Agent shall request in order to effectuate the provisions of this Amendment.

SECTION 7.                      Recording.  This Amendment shall be recorded in the recorder’s office of the county in which the El Dorado Site is located.

SECTION 8.                      Governing Law.  The Secured Obligations and all terms and provisions in this Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State of New York, except for the creation, perfection, and enforcement of certain lien rights and remedies provided in the Existing Mortgage, as amended by this Amendment, which shall be governed by and construed in accordance with the laws of the State of Arkansas.  The Mortgagor expressly acknowledges that by their respective terms the Loan Documents shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, the Mortgagor agrees that in any in personam proceeding related to this Amendment or the Existing Mortgage, as amended by this Amendment, the rights of the parties hereto and to the Existing Mortgage, as amended by this Amendment, shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

SECTION 9.                      Counterparts.  This Amendment may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 10.                     Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 11.                     Severability.  Any provision of this Amendment held to be invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions hereof; and the invalidity, illegality, or unenforceability of a particular provision in a particular jurisdiction shall not affect the validity, legality, or enforceability of that provision in any other jurisdiction.

[The signature pages follow.  The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

MORTGAGOR:

NORTHWEST FINANCIAL CORPORATION,
an Oklahoma corporation

By: ________________________________
Name: ________________________________
Title:  ________________________________

MORTGAGEE:

BANC OF AMERICA LEASING & CAPITAL, LLC, not in its individual capacity but solely as Mortgagee and as Collateral Agent

By:  ________________________________
Name:  ________________________________
Title:  ________________________________

REQUIRED LENDERS:

BANC OF AMERICA LEASING & CAPITAL, LLC, as a Lender

By:  ________________________________
Name:  ________________________________
Title:  ________________________________

FIFTH THIRD BANK, as a Lender

By:  ________________________________
Name:  ________________________________
Title:   ________________________________

JPMORGAN CHASE BANK, N.A., as a Lender

By:  ________________________________
Name:  ________________________________
Title:  ________________________________

ACKNOWLEDGED BY:

BANC OF AMERICA LEASING & CAPITAL, LLC, not in its individual capacity but solely as Administrative Agent

By:   ________________________________
Name: ________________________________
Title:  ________________________________

BANK OF UTAH, not in its individual capacity but solely as Payment Agent

By:  ________________________________
Name:  ________________________________
Title:  ________________________________

ACKNOWLEDGMENT

STATE OF _________________           )
                ) ss.
COUNTY OF ______________              )

On this the _______ day of ______________, 200__, before me, ___________________, the undersigned officer, personally appeared ________________________, who acknowledged himself/herself to be the _________________________ of ______________________, a corporation, and that he/she, as such _______________________, being authorized so to do, executed the foregoing instrument for the consideration, uses, and purposes therein contained by signing the name of the corporation by himself/herself as _______________________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

___________________________________
NOTARY PUBLIC

My Commission Expires:

_______________________

ACKNOWLEDGMENT

STATE OF _________________                   )
) ss.
COUNTY OF ______________                      )

On this the _______ day of ______________, 200__, before me, ___________________, the undersigned officer, personally appeared ________________________, who acknowledged himself/herself to be the _________________________ of ______________________, a corporation, and that he/she, as such _______________________, being authorized so to do, executed the foregoing instrument for the consideration, uses, and purposes therein contained by signing the name of the corporation by himself/herself as _______________________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

___________________________________
NOTARY PUBLIC

My Commission Expires:

_______________________

ACKNOWLEDGMENT

STATE OF _________________                   )
) ss.
COUNTY OF ______________                      )

On this the _______ day of ______________, 200__, before me, ___________________, the undersigned officer, personally appeared ________________________, who acknowledged himself/herself to be the _________________________ of ______________________, a corporation, and that he/she, as such _______________________, being authorized so to do, executed the foregoing instrument for the consideration, uses, and purposes therein contained by signing the name of the corporation by himself/herself as _______________________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

___________________________________
NOTARY PUBLIC

My Commission Expires:

_______________________

ACKNOWLEDGMENT

STATE OF _________________                   )
) ss.
COUNTY OF ______________                      )

On this the _______ day of ______________, 200__, before me, ___________________, the undersigned officer, personally appeared ________________________, who acknowledged himself/herself to be the _________________________ of ______________________, a corporation, and that he/she, as such _______________________, being authorized so to do, executed the foregoing instrument for the consideration, uses, and purposes therein contained by signing the name of the corporation by himself/herself as _______________________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

___________________________________
NOTARY PUBLIC

My Commission Expires:

_______________________

ACKNOWLEDGMENT

STATE OF _________________                   )
) ss.
COUNTY OF ______________                      )

On this the _______ day of ______________, 200__, before me, ___________________, the undersigned officer, personally appeared ________________________, who acknowledged himself/herself to be the _________________________ of ______________________, a corporation, and that he/she, as such _______________________, being authorized so to do, executed the foregoing instrument for the consideration, uses, and purposes therein contained by signing the name of the corporation by himself/herself as _______________________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

___________________________________
NOTARY PUBLIC

My Commission Expires:

_______________________

ACKNOWLEDGMENT

STATE OF _________________                   )
) ss.
COUNTY OF ______________                      )

On this the _______ day of ______________, 200__, before me, ___________________, the undersigned officer, personally appeared ________________________, who acknowledged himself/herself to be the _________________________ of ______________________, a corporation, and that he/she, as such _______________________, being authorized so to do, executed the foregoing instrument for the consideration, uses, and purposes therein contained by signing the name of the corporation by himself/herself as _______________________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

___________________________________
NOTARY PUBLIC

My Commission Expires:

_______________________

ACKNOWLEDGMENT

STATE OF _________________                   )
) ss.
COUNTY OF ______________                      )

On this the _______ day of ______________, 200__, before me, ___________________, the undersigned officer, personally appeared ________________________, who acknowledged himself/herself to be the _________________________ of ______________________, a corporation, and that he/she, as such _______________________, being authorized so to do, executed the foregoing instrument for the consideration, uses, and purposes therein contained by signing the name of the corporation by himself/herself as _______________________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

___________________________________
NOTARY PUBLIC

My Commission Expires:

_______________________

EXHIBIT A

LEGAL DESCRIPTION

[The legal description begins on the next page.]

EXHIBIT G

FORM OF ASSIGNMENT AND CONSENT AGREEMENT

FOR VALUE RECEIVED, pursuant to this ASSIGNMENT AND CONSENT AGREEMENT (this “Assignment”), and to secure the payment and performance by [NAME OF BORROWER PARTY TO ASSIGNED AGREEMENTS], a [_____________ _____________]1 (the “Assignor”) of the Obligations, the Assignor does hereby collaterally assign unto BANC OF AMERICA LEASING & CAPITAL, LLC, not in its individual capacity but solely as collateral agent for the Lenders (together with any successors and assigns, in that capacity, the “Collateral Agent”), all of the Assignor’s right, title, and interest in and to each of the agreements listed on Schedule 1 hereto, as each such agreement may hereafter be executed, supplemented, modified, or amended from time to time (the “Assigned Agreements”); provided, however, that the Collateral Agent shall have no obligation or liability of any kind under or with respect to the Assigned Agreements, either before or after the Collateral Agent’s exercise of any rights hereby granted to it.

For all purposes hereof, the capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in that certain Amended and Restated Term Loan Agreement, dated as of March ___, 2011 (the “Loan Agreement”), by and among ThermaClime, L.L.C., the Assignor, and certain of their Affiliates, as borrowers, LSB Industries, Inc., as a guarantor, Consolidated Industries Corp., as a guarantor, each lender from time to time party thereto (the “Lenders”), the Collateral Agent, as administrative agent and as collateral agent, and Bank of Utah, as payment agent.  The general interpretive provisions of Section 1.02 of the Loan Agreement are hereby incorporated by reference into this Assignment.

This Assignment shall be effective as of ______________, 20___.

This Assignment shall inure to the benefit of the Collateral Agent and its successors and assigns, and shall be binding upon the Assignor and its successors and assigns, and shall continue in full force and effect until all Obligations have been fully and indefeasibly paid in cash, performed, and satisfied, at which time this Assignment will terminate.  The Collateral Agent will not exercise any of its rights hereunder until there shall have occurred and be continuing an Event of Default.

Subject to the terms and conditions of this Assignment, the Assignor assigns, conveys, and transfers to the Collateral Agent, and creates in favor of the Collateral Agent a security interest, as security for the Obligations, in, all of the Assignor’s rights, titles, interests, privileges, benefits, and remedies in, to, and under the Assigned Agreements, including, without limitation, all of the Assignor’s (i) rights to receive moneys due and to become due under or pursuant to any Assigned Agreement, (ii) rights to receive insurance proceeds of any insurance, indemnity, warranty, guaranty, or collateral security with respect to any Assigned Agreement, (iii) claims for damages arising out of or for breach of or default under any Assigned Agreement, (iv) rights to terminate any Assigned Agreement, to perform thereunder, and to compel performance and

1 Insert the Assignor’s jurisdiction of incorporation or organization and what type of entity it is.

otherwise exercise all remedies thereunder, and (v) to the extent not included in the foregoing, proceeds of any and all of the foregoing collateral.

Neither this Assignment nor any action or omission by any Agent or any Lender shall constitute, or be deemed or construed to constitute, an assumption by any Agent or any Lender of any of the Assignor’s obligations under any of the Assigned Agreements, and the Assignor shall continue to be liable for all of the Assignor’s obligations under the Assigned Agreements.  The Collateral Agent shall not have any obligation or liability under any such Assigned Agreements by reason of this Assignment; nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Assignor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  Notice of the acceptance of this Assignment by the Collateral Agent is waived by the Assignor.

The Assignor shall deliver to the Collateral Agent a duly executed Consent in the form of Exhibit A to this Assignment from the applicable Contract Party (as defined below) with respect to each Assigned Agreement; provided that no failure or delay by the Assignor in delivering any Consent shall limit, affect or invalidate the assignment to the Collateral Agent of all of the Assigned Agreements as set forth herein or the Collateral Agent’s or any Lender’s rights or remedies under this Assignment with respect to any of the Assigned Agreements.  For purposes of this Assignment, “Contract Party” means a party to any of the Assigned Agreements other than the Assignor.

The Assignor hereby represents to the Agents and the Lenders as follows: (a) that no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by the Assignor or the assignment and security interest granted hereby or for the execution, delivery, and performance of this Assignment by the Assignor, or (ii) for the perfection of or the exercise by the Collateral Agent of its rights and remedies hereunder; and (b) as of the date of this Assignment (i) no default or event which, with notice or lapse of time or both, if uncured, would constitute a default by the Assignor or to the Assignor’s knowledge by Contract Party has occurred under the Assigned Agreements, and (ii) all amounts due and payable to Contract Party under the Assigned Agreements have been paid in full.

This Assignment is a present, perfected, and absolute assignment; provided, however, that the Collateral Agent shall not have the right to enforce the provisions of any Assigned Agreement until an Event of Default shall have occurred and be continuing.  During the continuance of any such Event of Default, the Collateral Agent may, without affecting any other right or remedy available to it and without releasing the Assignor from any of its duties or obligations under the Assigned Agreements, exercise its rights under this Assignment as provided herein and in the Loan Documents in any manner permitted by law.  If any notice to the Assignor is required by law, such notice shall be deemed commercially reasonable if given at least ten (10) days prior to the date of intended action.

All rights of the Collateral Agent and the security interests granted to the Collateral Agent hereunder, and all obligations of the Assignor hereunder, shall be absolute and unconditional, irrespective of (a) any failure of any Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any other Loan Party, any other Person, or any

2

other collateral under the provisions of the other Loan Documents or otherwise, (b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise, or renewal of any of the Obligations, (c) any reduction, limitation, impairment, or termination of any Obligations for any reason other than the indefeasible payment in full and in cash and the performance in full of the Obligations, including any claim of waiver, release, surrender, alteration, or compromise, and shall not be subject to (and the Assignor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or circumstance affecting, any Obligations, (d) any amendment to, recission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Agreement or any other Loan Document, (e) any addition, exchange, release, surrender, or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations, or (f) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Assignor or any other Loan Party other than the indefeasible payment in full and in cash and the performance in full of the Obligations.

This Assignment may be effectively waived, modified, amended, or terminated only by a written instrument executed by the Collateral Agent and the Assignor.  Any waiver by the Collateral Agent shall be effective only with respect to the specific instance described therein.  Delay or course of conduct shall not constitute a waiver of any right or remedy of the Collateral Agent.

THIS ASSIGNMENT SHALL, IN ALL RESPECTS, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.  This Assignment and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

The provisions of Articles V and VI of the Security Agreement are hereby incorporated by reference into this Assignment.

The Assignor acknowledged and agrees that this Assignment is a Collateral Document.

3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[NAME OF BORROWER PARTY TO THE
ASSIGNED AGREEMENTS], as Assignor

By: __________________________
    Name:
    Title:

SIGNATURE PAGE TO ASSIGNMENT AND CONSENT

BANC OF AMERICA LEASING & CAPITAL, LLC,
not in its individual capacity but solely as Collateral Agent

By: __________________________
    Name:
    Title:

SIGNATURE PAGE TO ASSIGNMENT AND CONSENT

Schedule 1

Exhibit A

FORM OF ACKNOWLEDGMENT OF AND CONSENT TO ASSIGNMENT

The undersigned, [______________] (the “Contract Party”) hereby acknowledges notice of, and consents to the terms and provisions of, the foregoing Assignment and Consent Agreement, dated as of [____________, 20___] (the “Assignment”), made by [NAME OF BORROWER PARTY TO ASSIGNED AGREEMENTS], a [_____________ _____________]2 (the “Assignor”) in favor of BANC OF AMERICA LEASING & CAPITAL, LLC, not in its individual capacity but solely as collateral agent for the Lenders (together with any successors and assigns, in that capacity, the “Collateral Agent”), pursuant to which the Assignor assigned to the Collateral Agent, as security under that certain Amended and Restated Term Loan Agreement, dated as of March ___, 2011 (the “Loan Agreement”), by and among ThermaClime, L.L.C., the Assignor, and certain of their Affiliates, as borrowers, LSB Industries, Inc., as a guarantor, Consolidated Industries Corp., as a guarantor, each lender from time to time party thereto (the “Lenders”), the Collateral Agent, as administrative agent (in that capacity, the “Administrative Agent”) and as collateral agent, and Bank of Utah, as payment agent (the “Payment Agent”, all of its right, title, and interest in, to and under the [____________] (the “Agreement”), which rights may not be enforced by the Collateral Agent, unless an Event of Default occurs and is continuing.

The Contract Party confirms that: (i) attached hereto as Exhibit A is a true, correct, and complete copy of the Agreement, and that there are no amendments, modifications, or supplements thereto; and (ii) the Agreement is in full force and effect and constitutes the entire agreement between the Assignor and the Contract Party.

The Contract Party agrees to look solely to the Assignor for the performance of all of the obligations of the Assignor under the Agreement.  The undersigned parties agree that none of the Collateral Agent, the Administrative Agent, the Payment Agent, any Lender, or any of their respective successors and assigns is personally liable for, or required to assume any claims or obligations incurred under the Agreement.  If any person, including any Lender, purchases the rights of the Collateral Agent under the Assignment with respect to the Agreement upon foreclosure or otherwise or accepts such rights in satisfaction of an attendant debt, such person or entity may be required upon or following such purchase to agree to be bound by the terms and conditions of the Agreement and to become subject to the obligations and liabilities of the Assignor arising under the Agreement following such purchase or acceptance, and such person or entity shall have all rights and benefits of the Assignor under the Agreement.

The Contract Party agrees that it shall provide written notice to the Collateral Agent of any default or breach, which has not been waived or cured, under the Agreement by the Assignor (a “Claimed Default”).  Furthermore, the Contract Party agrees that if it is entitled to terminate the Agreement by reason of a Claimed Default, the Contract Party will not terminate the

2 Insert the Assignor’s jurisdiction of incorporation or organization and what type of entity it is.

1

Agreement, unless (i) it has given written notice of such Claimed Default to the Collateral Agent, and has given the Collateral Agent the applicable period under the Agreement (but in no event less than forty-five (45) days after such notice) to exercise its rights under the preceding paragraph to cure or cause to be cured all monetary defaults, if any, of the Assignor under the Agreement and any other defaults, if any, of the Assignor under the Agreement which may prevent Contract Party from performing its obligations under the Agreement, so that it can qualify for payment under the Agreement, and (ii) within forty-five (45) days after notice from the Contract Party of the Contract Party’s intent to terminate the Agreement in accordance with the terms of the Agreement by reason of the Assignor’s continuing default under the Agreement, the Collateral Agent has not cured (or caused to be cured) all such defaults of any kind or nature of the Assignor under the Agreement, or if not curable within such forty-five (45) day period, the Collateral Agent shall not have commenced the cure (or caused the commencement of the cure) within such period or, if the Collateral Agent is prohibited by law or judicial order from commencing such action, then as soon as reasonably possible, and does not thereafter diligently pursue such cure.  In addition, the Contract Party agrees that if the Contract Party is or may be entitled to terminate the Agreement for any reason other than a Claimed Default, including a force majeure event, insolvency of the Assignor, suspension of the work or otherwise, for which the Assignor may, pursuant to the terms of the Agreement, take certain actions to avoid such termination, the Contract Party shall not terminate the same, unless (i) it has given written notice to the Collateral Agent, and (ii) the Collateral Agent has not taken such actions (or caused such actions to be taken) on behalf of the Assignor as may be required under the Agreement in order to avoid such termination within any applicable period (but in no event less than forty-five (45) days of such notice).  With respect to a Claimed Default, the Contract Party also acknowledges and agrees that upon the payment by the Collateral Agent or its Successors (as defined below) of all outstanding monetary amounts then due and payable by the Assignor to the Contract Party under the Agreement, and provided that the Collateral Agent has given the Contract Party a Notice of Exercise (as defined below), the Collateral Agent or its Successors (as defined below) shall be entitled to all of the rights of the Assignor under the Agreement.

In the event that the Assignor becomes the subject of any bankruptcy or other insolvency proceeding and the Agreement is rejected or terminated as a result of such proceeding, the Contract Party agrees, upon the request of the Administrative Agent, to enter into a new agreement with the Collateral Agent or its designated assignee on the same terms and conditions for the remaining term of the Agreement, provided that the Collateral Agent or its designated assignee has complied with all of its obligations set forth in this Acknowledgement of and Consent to Assignment.

Subject to the terms and conditions hereof, the Collateral Agent shall have the right, upon the receipt by the Contract Party of written notice from the Collateral Agent that the Collateral Agent is exercising, or has exercised, its remedies (a “Notice of Exercise”), to assign or sell the Assignor’s rights under the Agreement to one or more purchase(s) or assignee(s) (a “Successor”).  The Contract Party agrees that it will not charge any fee or other amount in connection with such assignment or sale.

Upon the written request of the Collateral Agent, the Contract Party agrees to provide to the Collateral Agent (and any Successor) an estoppel certificate in respect of the Agreement in a form reasonably acceptable to the Collateral Agent.

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Notices pursuant to this Acknowledgement of and Consent to Assignment shall be delivered to:

the Collateral Agent at:

Banc of America Leasing & Capital, LLC, as Collateral Agent
[Address]
[Telephone]
[Facsimile]
[E-mail]

the Contract Party at:

[Name]
[Address]
[Telephone]
[Facsimile]
[E-mail]

The foregoing is furnished for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Contract Party, and the Contract Party understands that the foregoing may and shall be relied upon by the Collateral Agent, the Administrative Agent, the Payment Agent, and the Lenders, as a condition to the extension of credit to be evidenced by the Loan Agreement.  This Acknowledgement of and Consent to Assignment shall inure to the benefit of the Assignor, the Collateral Agent, the Administrative Agent, the Payment Agent, and the Lenders and their successors and assigns, and shall be binding upon the Contract Party and its successors and assigns.

THIS ACKNOWLEDGMENT OF AND CONSENT TO ASSIGNMENT SHALL, IN ALL RESPECTS, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

[The signature pages follow.  The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, Contract Party has duly executed this Acknowledgement of and Consent to Assignment as of the date set opposite its name below.

Dated: _________________, 20___   [NAME OF CONTRACT PARTY],
a _________________________

By:  ___________________________
Name:
Title:

Acknowledged and agreed to by:

COLLATERAL AGENT:

BANC OF AMERICA LEASING & CAPITAL, LLC, not in its individual capacity but solely as Collateral Agent

By:  _____________________________
    Name:
    Title:

ASSIGNOR:

[NAME OF BORROWER PARTY TO THE ASSIGNED AGREEMENTS], as Assignor

By:  ____________________________
    Name:
    Title:

EXHIBIT H-1

This instrument is prepared by:1

FORM OF REAFFIRMATION OF THE ASSIGNMENT OF LEASES AND RENTS AND SUBORDINATION AGREEMENT

This REAFFIRMATION OF THE ASSIGNMENT OF LEASES AND RENTS, AND SUBORDINATION AGREEMENT (this “Reaffirmation”) is made as of March 29, 2011, by and among [_________________] [_____________ _____________]2 (the “Assignor”), [_________________] [_____________ _____________]3 (the “Lessee”), and Banc of America Leasing & Capital, LLC, as the collateral agent for the Lenders (the “Assignee”, or the “Collateral Agent”).  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Agreement (as defined in Preliminary Statement IV hereof).

PRELIMINARY STATEMENTS

I.           ThermaClime and certain of its Affiliates (including the Assignor), as borrowers, Parent, Consolidated Industries, the Collateral Agent, the other Agents, and the Lenders from time to time party thereto entered into that certain Term Loan Agreement, dated as of November 2, 2007, which was previously amended pursuant to that certain Amendment and Waiver to the Term Loan Agreement, dated as of April 1, 2010 (as so amended, the “Original Loan Agreement”).

II.           The Assignor and the Collateral Agent entered into that certain Mortgage, Assignment of Rents and Security Agreement, and Fixture Filing Statement, dated as of November 2, 2007, and previously recorded on [_________________]4 (the “Original Mortgage”).

III.           The Assignor and the Lessee entered into that certain [_________________]5 (the “Lease”).

IV.           The Assignor, the Lessee, and the Assignee have entered into that certain Assignment of Leases and Rents and Subordination Agreement, dated as of November 2, 2007, [_________________]6 (the “Agreement”).

V.           The Assignor, the other Borrowers, Parent, Consolidated Industries, the Collateral Agent, the other Agents, and the Lenders from time to time party thereto have entered into the Amended and Restated Loan Agreement (as defined in Section 1 hereof), so as to amend and restate the Original Loan Agreement, inter alia, to increase the maximum principal amount of the term loan facility.

1 Insert the name and address of the person preparing the document.
2 Insert the name, type of entity, and jurisdiction of organization of the Assignor.
3 Insert the name, type of entity, and jurisdiction of organization of the Lessee.
4 Insert the recording information for the Original Mortgage.
5 Insert the full description of the Lease, including any recording information, if applicable.
6 Insert the full description of the Assignment of Leases and Rents and Subordination Agreement, including any recording information, if applicable.

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VI.           In connection with the amendment and restatement described in Preliminary Statement V hereof, the Assignor and the Collateral Agent have entered into that certain Amendment Number One to the Mortgage, Assignment of Rents and Security Agreement, and Fixture Filing Statement dated on or after March 29, 2011 (the “Mortgage Amendment”).

VII.           It is a condition precedent in the Amended and Restated Loan Agreement that this Reaffirmation, reflecting the amendment and restatement of the Original Loan Agreement, shall have been duly authorized, executed, and delivered by the parties hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.                      References in the Agreement.

(a)           The “Loan Agreement”.  Each party hereto hereby acknowledges and agrees that upon the effectiveness of the Amended and Restated Loan Agreement, each reference to the “Loan Agreement” in the Agreement shall be deemed to be a reference to that certain Amended and Restated Term Loan Agreement, dated as of March 29, 2011 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Amended and Restated Loan Agreement”), by and among ThermaClime, L.L.C., an Oklahoma limited liability company, Chemex I Corp., an Oklahoma corporation, Cherokee Nitrogen Company, an Oklahoma corporation, Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation, ClimaCool Corp., an Oklahoma corporation, ClimateCraft, Inc., an Oklahoma corporation, Climate Master, Inc., a Delaware corporation, EDC Ag Products Company L.L.C., an Oklahoma limited liability company, the Lessee, International Environmental Corporation, an Oklahoma corporation, Koax Corp., an Oklahoma corporation, LSB Chemical Corp., an Oklahoma corporation, the Assignor, The Climate Control Group, an Oklahoma corporation, ThermaClime Technologies, Inc., an Oklahoma corporation, Trison Construction, Inc., an Oklahoma corporation, and XpediAir, Inc., an Oklahoma corporation, as borrowers, LSB Industries, Inc., a Delaware corporation, as a guarantor, Consolidated Industries Corp., an Oklahoma corporation, as a guarantor, each Lender from time to time party hereto, the Collateral Agent, not in its individual capacity but solely as Administrative Agent and as Collateral Agent, and Bank of Utah, not in its individual capacity but solely as Payment Agent.

(b)           The “Mortgage”.  Each party hereto hereby acknowledges and agrees that upon the effectiveness of the Amended and Restated Loan Agreement, each reference to the “Mortgage” in the Agreement shall be deemed to be a reference to the Original Mortgage, as amended by the Mortgage Amendment and as may be further amended, supplemented, amended and restated, or otherwise modified from time to time.

SECTION 2.                      Reaffirmation, Confirmations, and Acknowledgements.

(a)           Each of the Assignor and the Lessee hereby expressly acknowledges, agrees, and confirms that the Agreement, as entered into, applies to both the Original Loan Agreement and the Original Mortgage, as that agreement and that mortgage may be amended, restated, supplemented, or otherwise modified from time to time; and therefore, the Agreement, in

2

accordance with its terms, applies to the Amended and Restated Loan Agreement, the Original Mortgage, as amended by Mortgage Amendment, and each of the other Loan Documents; and therefore, this Reaffirmation is being entered into as a precautionary measure to reaffirm the original intent of the parties.

(b)           Furthermore, each of the Assignor and the Lessee hereby expressly acknowledges, agrees, and confirms that the Agreement is in full force and effect in accordance with its terms on the date hereof, and that on and after the effectiveness of the Amended and Restated Loan Agreement, each of the terms, conditions, and provisions of the Agreement shall be and remain in full force and effect, except as expressly modified hereby.

(c)           Specifically, each of the Assignor and the Lessee hereby expressly acknowledges, agrees, and confirms that although the Amended and Restated Loan Agreement and the Loan Documents provide for obligations thereunder in amounts greater than those amounts set forth in the Original Loan Agreement, the assignment set forth in Section 1 of the Agreement is and shall continue to be an absolute assignment to the Assignee under the Agreement, as modified by this Reaffirmation.

(d)           Specifically, the Assignor and the Lessee hereby expressly acknowledges, agrees, and confirms that notwithstanding the Mortgage Amendment and the Amended and Restated Loan Agreement, the Lease and the leasehold estate created thereby are and shall continue to be, at all times, junior and subordinate, in each and every respect, to the Mortgage, as so amended, as more fully described in Section 4 of the Agreement.

(e)           Each of the Assignor and the Lessee hereby reaffirms and confirms its respective obligations under the Agreement, as modified by this Reaffirmation.

(f)           Each of the Assignor and the Lessee agrees and understands that the execution, delivery, and effectiveness of this Reaffirmation shall not operate as a waiver of any power, remedy, or right of any Agent or any Lender, or constitute a waiver of any provision of, or any past or future noncompliance with, any of the Loan Documents or any other documents, instruments, and agreements executed or delivered in connection therewith, and shall not operate as a consent to any further or other matter under the Loan Documents.

(g)           Each of the Assignor and the Lessee expressly agrees and understands that by entering into and performing its obligations hereunder, this Reaffirmation shall not constitute a novation, and shall in no way adversely affect or impair the priority of Liens of the Collateral Agent on the Collateral.

SECTION 3.                      Representations and Warranties.

(a)           Each of the Assignor and the Lessee hereby represents and warrants as follows:

(i)           this Reaffirmation has been duly authorized by all necessary corporate or organizational proceedings of, and duly executed and delivered by it;

(ii)           the Agreement, as modified by this Reaffirmation, is a legal, valid, and binding obligation of it, enforceable against it in accordance with its terms, except as the

3

enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, other similar laws affecting creditors’ rights generally, or general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law; and

(iii)           no further consent, approval authorization, order, registration, or qualification with any governmental authority is required for, and the absence of which would not adversely affect, the valid execution and delivery or performance by it of this Reaffirmation or the Agreement, as modified by this Reaffirmation.

(b)           The Lessee hereby represents and warrants that as of the effectiveness of the Amended and Restated Loan Agreement, an “Event of Default” under the Lease has not occurred and is not continuing as a result of any default or breach by the Assignor, as lessor thereunder, so as to give the Lessee a right to terminate the Lease, reduce rent or to credit or offset any amounts against future rents.

(c)           The Assignor hereby represents and warrants that as of the effectiveness of the Amended and Restated Loan Agreement, an “Event of Default” under the Lease has not occurred and is not continuing as a result of any default or breach by the Lessee thereunder.

SECTION 4.                      Further Assurances.  Each of the Assignor and the Lessee agrees to do such further acts and things and to execute and deliver to the Payment Agent such other instruments, in form and substance satisfactory to the Payment Agent, as any the Payment Agent shall request in order to effectuate the provisions of this Reaffirmation.

SECTION 5.                      Governing Law.  This Reaffirmation shall be governed by and construed in accordance with the laws of the state where the Property is located, except to the extent any of such laws may now or hereafter be preempted by federal law.

SECTION 6.                      Counterparts.  This Reaffirmation may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  For the purposes hereof, a facsimile or electronic copy of a party’s signature shall be deemed an original signature.  If duly requested, the manually-executed original documents shall be promptly delivered.

SECTION 7.                      Successors and Assigns.  This Reaffirmation shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 8.                      Severability.  Any provision of this Reaffirmation held to be invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions hereof; and the invalidity, illegality, or unenforceability of a particular provision in a particular jurisdiction shall not affect the validity, legality, or enforceability of that provision in any other jurisdiction.

[The signature pages follow.  The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation to be executed by their respective officers thereunto duly authorized as of the date first written above.

[_________________] [_____________ _____________]7

By:   __________________________________________
Name:
Title:

[_________________] [_____________ _____________]8

By:  ___________________________________________
Name:
Title:

BANC OF AMERICA LEASING & CAPITAL, LLC, as Collateral Agent

By:   ___________________________________________
Name:
Title:

7 Insert the name, type of entity, and jurisdiction of organization of the Assignor.
8 Insert the name, type of entity, and jurisdiction of organization of the Lessee.

ACKNOWLEDGMENT9

STATE OF _________________                   )
) ss.
COUNTY OF ______________                      )

On this the _______ day of ______________, 200__, before me, ___________________ the undersigned officer, personally appeared ________________________, who acknowledged himself/herself to be the _________________________ of ______________________, a corporation, and that he/she, as such _______________________, being authorized so to do, executed the foregoing instrument for the consideration, uses and purposes therein contained by signing the name of the corporation by himself/herself as _______________________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

___________________________________
NOTARY PUBLIC

My Commission Expires:

_______________________

9 If necessary, replace these notarial acknowledgements with the appropriate notarial acknowledgements for the State in which the property is located.

ACKNOWLEDGMENT

STATE OF _________________                   )
) ss.
COUNTY OF ______________                      )

On this the _______ day of ______________, 200__, before me, ___________________ the undersigned officer, personally appeared ________________________, who acknowledged himself/herself to be the _________________________ of ______________________, a corporation, and that he/she, as such _______________________, being authorized so to do, executed the foregoing instrument for the consideration, uses and purposes therein contained by signing the name of the corporation by himself/herself as _______________________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

___________________________________
NOTARY PUBLIC

My Commission Expires:

_______________________

ACKNOWLEDGMENT

STATE OF _________________                   )
) ss.
COUNTY OF ______________                      )

On this the _______ day of ______________, 200__, before me, ___________________ the undersigned officer, personally appeared ________________________, who acknowledged himself/herself to be the _________________________ of ______________________, a corporation, and that he/she, as such _______________________, being authorized so to do, executed the foregoing instrument for the consideration, uses and purposes therein contained by signing the name of the corporation by himself/herself as _______________________.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

___________________________________
NOTARY PUBLIC

My Commission Expires:

_______________________

EXHIBIT H-2

FORM OF REAFFIRMATION OF THE

INTERCOMPANY LOAN SUBORDINATION AGREEMENT

This REAFFIRMATION OF THE INTERCOMPANY LOAN SUBORDINATION AGREEMENT (this “Reaffirmation”) is made as of March 29, 2011, by and among ThermaClime, L.L.C., an Oklahoma limited liability company (“ThermaClime”), Chemex I Corp., an Oklahoma corporation (“Chemex I”), Cherokee Nitrogen Company, an Oklahoma corporation (“CNC”), Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation (“CNH”), ClimaCool Corp., an Oklahoma corporation (“ClimaCool”), ClimateCraft, Inc., an Oklahoma corporation (“ClimateCraft”), Climate Master, Inc., a Delaware corporation (“Climate Master”), EDC Ag Products Company L.L.C., an Oklahoma limited liability company (“EDCAG”), El Dorado Chemical Company, an Oklahoma corporation (“EDCC”), International Environmental Corporation, an Oklahoma corporation (“IEC”), Koax Corp., an Oklahoma corporation (“Koax”), LSB Chemical Corp., an Oklahoma corporation (“LSB Chemical”), Northwest Financial Corporation, an Oklahoma corporation (“NFC”), The Climate Control Group, an Oklahoma corporation (“TCCG”), ThermaClime Technologies, Inc., an Oklahoma corporation (“TCT”), Trison Construction, Inc., an Oklahoma corporation (“Trison”), and XpediAir, Inc., an Oklahoma corporation (“XpediAir”), LSB Industries, Inc., a Delaware corporation (“Parent”), Consolidated Industries Corp., an Oklahoma corporation (“Consolidated Industries”), and Banc of America Leasing & Capital, LLC, as the collateral agent (together with its successors, if any, in that capacity, the “Collateral Agent”) for each of the Secured Parties.  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended and Restated Loan Agreement (as defined in Section 1 hereof), and the general interpretive provisions of Section 1.02 of the Amended and Restated Loan Agreement are hereby incorporated by reference into this Reaffirmation.

PRELIMINARY STATEMENTS

I.           ThermaClime and certain of its Affiliates, as borrowers, Parent, Consolidated Industries, the Collateral Agent, the other Agents, and the Lenders from time to time party thereto entered into that certain Term Loan Agreement, dated as of November 2, 2007, which was previously amended pursuant to that certain Amendment and Waiver to the Term Loan Agreement, dated as of April 1, 2010 (as so amended, the “Original Loan Agreement”).

II.           ThermaClime and certain of its Affiliates, Parent, and the Collateral Agent entered into that certain Intercompany Loan Subordination Agreement, dated as of November 2, 2007 (the “Intercompany Loan Subordination Agreement”).

III.           Consolidated Industries became a party to the Intercompany Loan Subordination Agreement pursuant to that certain Joinder to the Intercompany Loan Subordination Agreement, dated as of March 31, 2010, by and among ThermaClime and certain of its Affiliates, Parent, the Collateral Agent, and Consolidated Industries; and EDCAG became a party to the Intercompany Loan Subordination Agreement pursuant to that certain Joinder to the Intercompany Loan Subordination Agreement, dated as of February 23, 2011, by and among ThermaClime and certain of its Affiliates, Parent, Consolidated Industries, the Collateral Agent, and EDCAG.

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IV.           DSN Corporation, an Oklahoma corporation, and a party to the Intercompany Loan Subordination Agreement, was merged into EDCC, as evidenced by that Certificate of Merger, dated April 1, 2010, which was duly recorded with the Secretary of State of the State of Oklahoma on April 1, 2010.

V.           Chemex II Corp., an Oklahoma corporation, and a party to the Intercompany Loan Subordination Agreement, was merged into Chemex I, as evidenced by that Certificate of Merger, dated April 1, 2010, which was duly recorded with the Secretary of State of the State of Oklahoma on April 1, 2010.

VI.           The Borrowers, Parent, Consolidated Industries, the Collateral Agent, the other Agents, and the Lenders from time to time party thereto have entered into the Amended and Restated Loan Agreement, so as to amend and restate the Original Loan Agreement, inter alia, to increase the maximum principal amount of the term loan facility to $60,000,000, which may be further increased to $75,000,000, and to extend the maturity of the Term Loans from November 2, 2012, to the new Maturity Date.

VII.           It is a condition precedent in the Amended and Restated Loan Agreement that this Reaffirmation, reflecting the amendment and restatement of the Original Loan Agreement, shall have been duly authorized, executed, and delivered by the parties hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.                      References to the “Loan Agreement”.  Each party hereto hereby acknowledges and agrees that upon the effectiveness of the Amended and Restated Loan Agreement, each reference to the “Loan Agreement” in the Intercompany Loan Subordination Agreement (except for the reference thereto in the first recital in the Intercompany Loan Subordination Agreement), shall be deemed to be a reference to that certain Amended and Restated Term Loan Agreement, dated as of March 29, 2011 (as may be further amended, supplemented, amended and restated, or otherwise modified from time to time, the “Amended and Restated Loan Agreement”), by and among ThermaClime, Chemex I, CNC, CNH, ClimaCool, ClimateCraft, Climate Master, EDCAG, EDCC, IEC, Koax, LSB Chemical, NFC, TCCG, TCT, Trison, and XpediAir, as borrowers, Parent and Consolidated Industries, as guarantors, each Lender from time to time party hereto, the Collateral Agent, not in its individual capacity but solely as Administrative Agent and as Collateral Agent, and Bank of Utah, not in its individual capacity but solely as Payment Agent.

SECTION 2.                      Reaffirmation of the Intercompany Loan Subordination Agreement.  Each of the Borrowers, Parent, and Consolidated Industries hereby expressly acknowledges, agrees, confirms, represents, and warrants as follows:

(a)           the Intercompany Loan Subordination Agreement, as entered into and amended prior to the date of this Reaffirmation, applies to the Original Loan Agreement, as that agreement may be amended, modified, renewed, extended, or replaced from time to time; and therefore, the Intercompany Loan Subordination Agreement, in accordance with its terms, applies to the Amended and Restated Loan Agreement and each of the other Loan Documents; and therefore,

2

 this Reaffirmation is being entered into as a precautionary measure to reaffirm the original intent of the parties;

(b)           the Intercompany Loan Subordination Agreement is in full force and effect in accordance with its terms on the date hereof;

(c)           on and after the effectiveness of the Amended and Restated Loan Agreement, each of the terms, conditions, and provisions of the Intercompany Loan Subordination Agreement shall be and remain in full force and effect, except as expressly modified hereby; and

(d)           the Amended and Restated Loan Agreement and the Loan Documents provide for Obligations in amounts greater and for performance periods longer than those amounts and performance periods set forth in the Original Loan Agreement.

SECTION 3.                      Representations and Warranties.  Each of the Borrowers, Parent, and Consolidated Industries hereby represents and warrants as follows:

(a)           it is a party to, or has been provided copies of, each of the Loan Documents (including the Amended and Restated Loan Agreement), and it is familiar with the terms of the Loan Documents;

(b)           this Reaffirmation has been duly authorized by all necessary corporate or limited liability company proceedings of, and duly executed and delivered by it;

(c)           the Intercompany Loan Subordination Agreement, as modified by this Reaffirmation, is a legal, valid, and binding obligation of it, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, other similar laws affecting creditors’ rights generally, or general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law; and

(d)           no further consent, approval, authorization, order, registration, or qualification with any governmental authority is required for, and the absence of which would not adversely affect, the valid execution and delivery or performance by it of this Reaffirmation or the Intercompany Loan Subordination Agreement, as modified by this Reaffirmation.

SECTION 4.                      Confirmation and Acknowledgement.  Each of the Borrowers, Parent, and Consolidated Industries hereby reaffirms and confirms its respective obligations under the Intercompany Loan Subordination Agreement, as modified by this Reaffirmation.  The execution, delivery, and effectiveness of this Reaffirmation shall not operate as a waiver of any power, remedy, or right of any Agent or any Lender, or constitute a waiver of any provision of, or any past or future noncompliance with, any of the Loan Documents or any other documents, instruments, and agreements executed or delivered in connection therewith, and shall not operate as a consent to any further or other matter under the Loan Documents.  Each of the Borrowers, Parent, and Consolidated Industries expressly agrees and understands that by entering into and performing its obligations hereunder, this Reaffirmation shall not constitute a novation, and shall in no way adversely affect or impair the priority of Liens of the Collateral Agent on the Collateral.

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SECTION 5.                      Further Assurances.  Each of the Borrowers, Parent, and Consolidated Industries agrees to do such further acts and things and to execute and deliver to the Payment Agent such other instruments, in form and substance satisfactory to the Payment Agent, as any the Payment Agent shall request in order to effectuate the provisions of this Reaffirmation.

SECTION 6.                      Governing Law.  This Reaffirmation shall, in all respects, be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

SECTION 7.                      Counterparts.  This Reaffirmation may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  For the purposes hereof, a facsimile or electronic copy of a party’s signature shall be deemed an original signature.  If duly requested, the manually-executed original documents shall be promptly delivered.

SECTION 8.                      Successors and Assigns.  This Reaffirmation shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 9.                      Severability.  Any provision of this Reaffirmation held to be invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions hereof; and the invalidity, illegality, or unenforceability of a particular provision in a particular jurisdiction shall not affect the validity, legality, or enforceability of that provision in any other jurisdiction.

[The signature pages follow.  The remainder of this page is intentionally left blank.]

4

IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation to be executed by their respective officers thereunto duly authorized as of the date first written above.

THERMACLIME, L.L.C., an Oklahoma limited liability company

By:  _____________________________________
Name:
Title:

CHEMEX I CORP., an Oklahoma corporation

By:   _____________________________________
Name:
Title:

CHEROKEE NITROGEN COMPANY, an Oklahoma corporation

By:  _____________________________________
Name:
Title:

CHEROKEE NITROGEN HOLDINGS, INC., an Oklahoma corporation

By:  _____________________________________
Name:
Title:

CLIMACOOL CORP., an Oklahoma corporation

By:  _____________________________________
Name:
Title:

CLIMATECRAFT, INC., an Oklahoma corporation

By: _____________________________________
Name:
Title:

CLIMATE MASTER, INC., a Delaware corporation

By:_____________________________________
Name:
Title:

EDC AG PRODUCTS COMPANY L.L.C., an
Oklahoma limited liability company

By:  _____________________________________
Name:
Title:

EL DORADO CHEMICAL COMPANY, an
Oklahoma corporation

By: _____________________________________
Name:
Title:

INTERNATIONAL ENVIRONMENTAL
CORPORATION, an Oklahoma corporation

By:  _____________________________________
Name:
Title:

KOAX CORP., an Oklahoma corporation

By: _____________________________________
Name:
Title:

LSB CHEMICAL CORP., an Oklahoma corporation

By: _____________________________________
Name:
Title:

NORTHWEST FINANCIAL CORPORATION, an Oklahoma corporation

By:  _____________________________________
Name:
Title:

THE CLIMATE CONTROL GROUP, an Oklahoma corporation

By:  _____________________________________
Name:
Title:

THERMACLIME TECHNOLOGIES, INC., an Oklahoma corporation

By: _____________________________________
Name:
Title:

TRISON CONSTRUCTION, INC., an Oklahoma corporation

By:  _____________________________________
Name:
Title:

XPEDIAIR, INC., an Oklahoma corporation

By:  _____________________________________
Name:
Title:

LSB INDUSTRIES, INC., a Delaware corporation

By: _____________________________________
Name:
Title:

CONSOLIDATED INDUSTRIES CORP., an Oklahoma corporation

By: _____________________________________
Name:
Title:

BANC OF AMERICA LEASING & CAPITAL, LLC, as Collateral Agent

By:  _____________________________________
Name:
Title:

EXHIBIT I

FORM OF REAFFIRMATION OF AND JOINDER TO THE

MANAGEMENT FEE SUBORDINATION AGREEMENT

This REAFFIRMATION OF AND JOINDER TO THE MANAGEMENT FEE SUBORDINATION AGREEMENT (this “Reaffirmation and Joinder”) is made as of March 29, 2011, by and among ThermaClime, L.L.C., an Oklahoma limited liability company (“ThermaClime”), Chemex I Corp., an Oklahoma corporation (“Chemex I”), Cherokee Nitrogen Company, an Oklahoma corporation (“CNC”), Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation (“CNH”), ClimaCool Corp., an Oklahoma corporation (“ClimaCool”), ClimateCraft, Inc., an Oklahoma corporation (“ClimateCraft”), Climate Master, Inc., a Delaware corporation (“Climate Master”), EDC Ag Products Company L.L.C., an Oklahoma limited liability company (“EDCAG”), El Dorado Chemical Company, an Oklahoma corporation (“EDCC”), International Environmental Corporation, an Oklahoma corporation (“IEC”), Koax Corp., an Oklahoma corporation (“Koax”), LSB Chemical Corp., an Oklahoma corporation (“LSB Chemical”), Northwest Financial Corporation, an Oklahoma corporation (“NFC”), The Climate Control Group, an Oklahoma corporation (“TCCG”), ThermaClime Technologies, Inc., an Oklahoma corporation (“TCT”), Trison Construction, Inc., an Oklahoma corporation (“Trison”), and XpediAir, Inc., an Oklahoma corporation (“XpediAir”), LSB Industries, Inc., a Delaware corporation (“Parent”), Consolidated Industries Corp., an Oklahoma corporation (“Consolidated Industries”), and Banc of America Leasing & Capital, LLC, as the collateral agent (together with its successors, if any, in that capacity, the “Collateral Agent”) for each of the Secured Parties.  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended and Restated Loan Agreement (as defined in Section 1 hereof), and the general interpretive provisions of Section 1.02 of the Amended and Restated Loan Agreement are hereby incorporated by reference into this Reaffirmation and Joinder.

PRELIMINARY STATEMENTS

I.           ThermaClime and certain of its Affiliates, as borrowers, Parent, Consolidated Industries, the Collateral Agent, the other Agents, and the Lenders from time to time party thereto entered into that certain Term Loan Agreement, dated as of November 2, 2007, which was previously amended pursuant to that certain Amendment and Waiver to the Term Loan Agreement, dated as of April 1, 2010 (as so amended, the “Original Loan Agreement”).

II.           ThermaClime and certain of its Affiliates, Parent, and the Collateral Agent entered into that certain Management Fee Subordination Agreement, dated as of November 2, 2007 (the “Management Fee Subordination Agreement”).

III.           Each of Consolidated Industries and EDCAG intends to, and upon the effectiveness of the Amended and Restated Loan Agreement, will become a party to the Management Fee Subordination Agreement.

IV.           DSN Corporation, an Oklahoma corporation, and a party to the Management Fee Subordination Agreement, was merged into EDCC, as evidenced by that Certificate of Merger, dated April 1, 2010, which was duly recorded with the Secretary of State of the State of Oklahoma on April 1, 2010.

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V.           Chemex II Corp., an Oklahoma corporation, and a party to the Management Fee Subordination Agreement, was merged into Chemex I, as evidenced by that Certificate of Merger, dated April 1, 2010, which was duly recorded with the Secretary of State of the State of Oklahoma on April 1, 2010.

VI.           The Borrowers, Parent, Consolidated Industries, the Collateral Agent, the other Agents, and the Lenders from time to time party thereto have entered into the Amended and Restated Loan Agreement, so as to amend and restate the Original Loan Agreement, inter alia, to increase the maximum principal amount of the term loan facility to $60,000,000, which may be further increased to $75,000,000, and to extend the maturity of the Term Loans from November 2, 2012, to the new Maturity Date.

VII.           It is a condition precedent in the Amended and Restated Loan Agreement that this Reaffirmation and Joinder, reflecting the amendment and restatement of the Original Loan Agreement, shall have been duly authorized, executed, and delivered by the parties hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.                      References in the Management Fee Subordination Agreement.

(a)           The “Loan Agreement”.  Each party hereto hereby acknowledges and agrees that upon the effectiveness of the Amended and Restated Loan Agreement, each reference to the “Loan Agreement” in the Management Fee Subordination Agreement (except for the reference thereto in the first recital in the Management Fee Subordination Agreement), shall be deemed to be a reference to that certain Amended and Restated Term Loan Agreement, dated as of March 29, 2011 (as may be further amended, supplemented, amended and restated, or otherwise modified from time to time, the “Amended and Restated Loan Agreement”), by and among ThermaClime, Chemex I, CNC, CNH, ClimaCool, ClimateCraft, Climate Master, EDCAG, EDCC, IEC, Koax, LSB Chemical, NFC, TCCG, TCT, Trison, and XpediAir, as borrowers, Parent and Consolidated Industries, as guarantors, each Lender from time to time party hereto, the Collateral Agent, not in its individual capacity but solely as Administrative Agent and as Collateral Agent, and Bank of Utah, not in its individual capacity but solely as Payment Agent.

(b)           The “Loan Parties”.  Each party hereto hereby acknowledges and agrees that upon the effectiveness of the Amended and Restated Loan Agreement, each reference to the “Loan Parties” in the Management Fee Subordination Agreement shall be deemed to be a reference the “Loan Parties” as that term is defined in the Amended and Restated Loan Agreement.

SECTION 2.                      Reaffirmation of the Management Fee Subordination Agreement.  Each of the Borrowers, Parent, and Consolidated Industries hereby expressly acknowledges, agrees, confirms, represents, and warrants as follows:

(a)           the Management Fee Subordination Agreement, as entered into and amended prior to the date of this Reaffirmation and Joinder, applies to the Original Loan Agreement, as that agreement may be amended, modified, renewed, extended, or replaced from time to time; and therefore, the Management Fee Subordination Agreement, in accordance with its terms,

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applies to the Amended and Restated Loan Agreement and each of the other Loan Documents; and therefore, this Reaffirmation and Joinder is being entered into as a precautionary measure to reaffirm the original intent of the parties;

(b)           the Management Fee Subordination Agreement is in full force and effect in accordance with its terms on the date hereof;

(c)           on and after the effectiveness of the Amended and Restated Loan Agreement, each of the terms, conditions, and provisions of the Management Fee Subordination Agreement shall be and remain in full force and effect, except as expressly modified hereby; and

(d)           the Amended and Restated Loan Agreement and the Loan Documents provide for Obligations in amounts greater and for performance periods longer than those amounts and performance periods set forth in the Original Loan Agreement.

SECTION 3.                      Joinder.  Each of Consolidated Industries and EDCAG agrees to be a party to the Management Fee Subordination Agreement, and hereby assumes, jointly and severally with each other Loan Party, all of the obligations and liabilities of, and hereby agrees to be bound, jointly and severally with each other Loan Party, by all of the terms, covenants, and conditions with respect to the Loan Parties under the Management Fee Subordination Agreement.

SECTION 4.                      Representations and Warranties.  Each of the Borrowers, Parent, and Consolidated Industries hereby represents and warrants as follows:

(a)           it is a party to, or has been provided copies of, each of the Loan Documents (including the Amended and Restated Loan Agreement), and it is familiar with the terms of the Loan Documents;

(b)           this Reaffirmation and Joinder has been duly authorized by all necessary corporate or limited liability company proceedings of, and duly executed and delivered by it;

(c)           the Management Fee Subordination Agreement, as modified by this Reaffirmation and Joinder, is a legal, valid, and binding obligation of it, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, other similar laws affecting creditors’ rights generally, or general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law; and

(d)           no further consent, approval, authorization, order, registration, or qualification with any governmental authority is required for, and the absence of which would not adversely affect, the valid execution and delivery or performance by it of this Reaffirmation and Joinder or the Management Fee Subordination Agreement, as modified by this Reaffirmation and Joinder.

SECTION 5.                      Confirmation, and Acknowledgement.  Each of the Borrowers, Parent, and Consolidated Industries hereby reaffirms and confirms, as applicable, its respective obligations under the Management Fee Subordination Agreement, as modified by this Reaffirmation and Joinder.  The execution, delivery, and effectiveness of this Reaffirmation and Joinder shall not

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operate as a waiver of any power, remedy, or right of any Agent or any Lender, or constitute a waiver of any provision of, or any past or future noncompliance with, any of the Loan Documents or any other documents, instruments, and agreements executed or delivered in connection therewith, and shall not operate as a consent to any further or other matter under the Loan Documents.  Each of the Borrowers, Parent, and Consolidated Industries expressly agrees and understands that by entering into and performing its obligations hereunder, this Reaffirmation and Joinder shall not constitute a novation, and shall in no way adversely affect or impair the priority of Liens of the Collateral Agent on the Collateral.

SECTION 6.                      Further Assurances.  Each of the Borrowers, Parent, and Consolidated Industries agrees to do such further acts and things and to execute and deliver to the Payment Agent such other instruments, in form and substance satisfactory to the Payment Agent, as any the Payment Agent shall request in order to effectuate the provisions of this Reaffirmation and Joinder.

SECTION 7.                      Governing Law.  This Reaffirmation and Joinder shall, in all respects, be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

SECTION 8.                      Counterparts.  This Reaffirmation and Joinder may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  For the purposes hereof, a facsimile or electronic copy of a party’s signature shall be deemed an original signature.  If duly requested, the manually-executed original documents shall be promptly delivered.

SECTION 9.                      Successors and Assigns.  This Reaffirmation and Joinder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 10.                   Severability.  Any provision of this Reaffirmation and Joinder held to be invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions hereof; and the invalidity, illegality, or unenforceability of a particular provision in a particular jurisdiction shall not affect the validity, legality, or enforceability of that provision in any other jurisdiction.

[The signature pages follow.  The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation and Joinder to be executed by their respective officers thereunto duly authorized as of the date first written above.

THERMACLIME, L.L.C., an Oklahoma limited liability company

By:  _____________________________________
Name:
Title:

CHEMEX I CORP., an Oklahoma corporation

By:  _____________________________________
Name:
Title:

CHEROKEE NITROGEN COMPANY, an
Oklahoma corporation

By: _____________________________________
Name:
Title:

CHEROKEE NITROGEN HOLDINGS, INC., an
Oklahoma corporation

By:  _____________________________________
Name:
Title:

CLIMACOOL CORP., an Oklahoma corporation

By:  _____________________________________
Name:
Title:

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CLIMATECRAFT, INC., an Oklahoma corporation

By:  _____________________________________
Name:
Title:

CLIMATE MASTER, INC., a Delaware corporation

By:  _____________________________________
Name:
Title:

EDC AG PRODUCTS COMPANY L.L.C., an
Oklahoma limited liability company

By:  _____________________________________
Name:
Title:

EL DORADO CHEMICAL COMPANY, an
Oklahoma corporation

By: _____________________________________
Name:
Title:
INTERNATIONAL ENVIRONMENTAL CORPORATION,
an Oklahoma corporation

By: _____________________________________
Name:
Title:

KOAX CORP., an Oklahoma corporation

By:  _____________________________________
Name:
Title:

LSB CHEMICAL CORP., an Oklahoma corporation

By: _____________________________________
Name:
Title:

NORTHWEST FINANCIAL CORPORATION, an Oklahoma corporation

By:   _____________________________________
Name:
Title:

THE CLIMATE CONTROL GROUP, an Oklahoma corporation

By:  _____________________________________
Name:
Title:

THERMACLIME TECHNOLOGIES, INC., an Oklahoma corporation

By:  _____________________________________
Name:
Title:

TRISON CONSTRUCTION, INC., an Oklahoma corporation

By:  _____________________________________
Name:
Title:

XPEDIAIR, INC., an Oklahoma corporation

By:  _____________________________________
Name:
Title:

LSB INDUSTRIES, INC., a Delaware corporation

By:  _____________________________________
Name:
Title:

CONSOLIDATED INDUSTRIES CORP., an Oklahoma corporation

By:  _____________________________________
Name:
Title:

BANC OF AMERICA LEASING & CAPITAL, LLC, as Collateral Agent

By:  _____________________________________
Name:
Title:

EXHIBIT J-1

March 29, 2011

The Lenders Party to
the Loan Agreement referred to below

and

Banc of America Leasing & Capital, LLC,
as Administrative Agent and as Collateral Agent

and

Bank of Utah,
as Payment Agent

Re:           Term Loan Facility for ThermaClime, L.L.C., Cherokee Nitrogen Holdings, Inc., Northwest Financial Corporation, Chemex I Corp., Cherokee Nitrogen Company, ClimaCool Corp., ClimateCraft, Inc., Climate Master, Inc., EDC Ag Products Company L.L.C. El Dorado Chemical Company, International Environmental Corporation, Koax Corp., LSB Chemical Corp., The Climate Control Group, Inc., Trison Construction, Inc., ThermaClime Technologies, Inc., and XpediAir, Inc. and guaranteed by LSB Industries, Inc. and Consolidated Industries Corp.

Ladies and Gentlemen:

I am general counsel to LSB Industries, Inc., a Delaware corporation (the “Parent”), Consolidated Industries Corp., an Oklahoma corporation (“Consolidated Industries”) ThermaClime, L.L.C., an Oklahoma limited liability company (“ThermaClime”), Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation (“Cherokee”), Northwest Financial Corporation, an Oklahoma corporation (“NFC”), Chemex I Corp., an Oklahoma corporation (“Chemex I”), Cherokee Nitrogen Company, an Oklahoma corporation (“CNC”), ClimaCool Corp., an Oklahoma corporation (“ClimaCool”), ClimateCraft, Inc., an Oklahoma corporation (“ClimateCraft”), Climate Master, Inc., a Delaware corporation (“Climate Master”), EDC Ag Products Company L.L.C., an Oklahoma limited liability company (“EDCAG”), El Dorado Chemical Company, an Oklahoma corporation (“El Dorado”), International Environmental Corporation, an Oklahoma corporation (“IEC”), Koax Corp., an Oklahoma corporation (“Koax”), LSB Chemical Corp., an Oklahoma corporation (“LSB Chemical”), The Climate Control Group, Inc., an Oklahoma corporation (“TCCG”), Trison Construction, Inc., an Oklahoma corporation (“Trison”), ThermaClime Technologies, Inc., an Oklahoma corporation (“TTI”), and XpediAir, Inc., an Oklahoma corporation (“XpediAir”), and, together with ThermaClime, Cherokee, NFC, Chemex I, CNC, ClimaCool, ClimateCraft, Climate Master, EDCAG, El Dorado, IEC, Koax, LSB Chemical, TCCG, Trison, and TTI, collectively, the “Borrowers”, and each, a “Borrower”), in connection with the term loan facility provided under

March 29, 2011

that certain Amended and Restated Term Loan Agreement, dated as of March 29 (the “Amended and Restated Loan Agreement”), by and among the Borrowers, the Parent, as a guarantor, Consolidated Industries, as a guarantor, Banc of America Leasing & Capital, LLC (“BALC”), in its capacity as administrative agent (the “Administrative Agent”) and as collateral agent (the “Collateral Agent”), Bank of Utah, in its capacity as payment agent (the “Payment Agent”), and the Lenders from time to time party thereto (together with their successors and assigns, the “Lenders”) and other Transaction Documents (as that term is hereafter defined).  This opinion is being furnished to you pursuant to Section 4.01(a)(vii) of the Amended and Restated Loan Agreement.

Capitalized terms used but not defined herein shall have the meaning given thereto in the Amended and Restated Loan Agreement and, if not defined therein, in the related Transaction Documents (as hereinafter defined).  The Parent, Consolidated Industries, and the Borrowers are each referred to herein as a “Loan Party”, and are collectively referred to herein as the “Loan Parties”.  References herein to the “UCC” are to the Uniform Commercial Code as in effect in the state referenced in connection therewith, or if no such reference is made, as is in effect in the appropriate state as the context requires.

I.  MY REVIEW

I have made such legal and factual examinations as I have deemed necessary or advisable for the purposes of rendering the opinions expressed herein, including the examination and review of the following documents and instruments, each dated as of March 29, 2011, unless otherwise indicated (the following documents and instruments listed at clauses (a)-(ff) are collectively referred to herein as the “Transaction Documents”):

(a) the Amended and Restated Loan Agreement;

(b) the Term Notes;

(c) the Guaranty;

(d) the Security Agreement, dated as of the Original Closing Date, by and among Cherokee, CNC, El Dorado, NFC, and the Collateral Agent, as reaffirmed and modified by the Reaffirmation of the Security Agreement;

(e) the Cherokee Mortgage, including (for the avoidance of doubt) the Cherokee Mortgage Amendment;

(f) the El Dorado Mortgage, including (for the avoidance of doubt) the El Dorado Mortgage Amendment;

(g) the Fee Letters;

March 29, 2011

(h) the Intercompany Loan Subordination Agreement, dated as of the Original Closing Date, by and among ThermaClime and certain of its Affiliates, Parent, Consolidated Industries, and the Collateral Agent, as reaffirmed and modified by the Reaffirmation of the Intercompany Loan Subordination Agreement;

(i) the CNC Assignment of Leases and Rents and Subordination Agreement, dated as of the Original Closing Date, by and among Cherokee, CNC, and the Collateral Agent, as reaffirmed and modified by the Reaffirmation of Assignment of Leases and Rents and Subordination Agreement;

(j) the El Dorado (Lease) Assignment of Leases and Rents and Subordination Agreement, dated as of the Original Closing Date, by and among NFC, El Dorado, and the Collateral Agent, as reaffirmed and modified by the Reaffirmation of Assignment of Leases and Rents and Subordination Agreement;

(k) the El Dorado (Ground Lease) Assignment of Leases and Rents and Subordination Agreement, dated as of the Original Closing Date, by and among NFC, El Dorado, and the Collateral Agent, as reaffirmed and modified by the Reaffirmation of Assignment of Leases and Rents and Subordination Agreement;

(l) the Inter-Lender Agreement, dated as of the Original Closing Date, by and between the Collateral Agent and Wells Fargo Capital Finance, Inc. (f/k/a Wells Fargo Foothill, Inc.), as reaffirmed and modified by the Reaffirmation of the Inter-Lender Agreement;

(m) the Management Fee Subordination Agreement, dated as of the Original Closing Date, by and among ThermaClime and certain of its Affiliates, Parent, and the Collateral Agent, as reaffirmed and modified by the Reaffirmation of and Joinder to the Management Fee Subordination Agreement;

(n) the Trademark Security Agreement, dated as of the Original Closing Date, by and between El Dorado and the Collateral Agent, as reaffirmed and modified by the Reaffirmation of the Trademark Security Agreement;

(o) Koch Assignment and Consent, dated as of March 17, 2011;

(p) Interconn Assignment and Consent, dated as of March 11, 2011;

(q) Airgas Reaffirmation of Assignment of Leases and Rents, Subordination (& Nondisturbance) Agreement;

(r) Isbell Farms Reaffirmation of Assignment of Leases and Rents, Subordination (& Nondisturbance) Agreement;

March 29, 2011

(s) Nelson Brothers Reaffirmation of Assignment of Leases and Rents, Subordination (& Nondisturbance) Agreement;

(t) Linde Subordination, Nondisturbance, and Attornment Agreement;

(u) the Assignment of Leases and Rents regarding the Linde Lease;

(v) the UCC-1 financing statement naming El Dorado, NFC, CNC and Cherokee (collectively, the “Grantors”), as debtor and the Collateral Agent as secured party (collectively, the “Oklahoma Financing Statement”), filed in the Office of the County Clerk of Oklahoma County (the “OK County Clerk”), on November 20, 2007, with file no. 2007013729637, a copy of which is attached hereto as Exhibit A;

(w) the Organization Documents of each of the Loan Parties, as amended and in effect on the date hereof;

(x) the minute books of the Loan Parties, and unanimous written consents of the Board of Directors and Board of Managers, as applicable, of the Loan Parties dated March 7, 2011;

(y) (i) a certificate from the Secretary of State of the State of Delaware (“Delaware SOS”) dated March 11, 2011, with respect to the existence and good standing of the Parent in the State of Delaware, and (ii) a certificate from the Secretary of State of the State of Oklahoma (“Oklahoma SOS”) dated March 21, 2011, with respect to the existence and good standing of the Parent and the Parent’s qualification to do business in the State of Oklahoma;

(z) (i) a certificate from the Delaware SOS dated March 11, 2011, with respect to the existence and good standing of Climate Master in the State of Delaware, and (ii) a certificate from the Oklahoma SOS dated March 21, 2011, with respect to the existence and good standing of Climate Master and Climate Master’s qualification to do business in the State of Oklahoma;

(aa) certificates from the Oklahoma SOS dated March 21, 2011, with respect to the existence and good standing of each Borrower, other than Climate Master, and certificate dated March 22, 2011, with respect to the existence and good standing of Consolidated Industries in the State of Oklahoma;

(bb) a certificate from the Alabama SOS dated March 21, 2011, with respect to the good standing of Cherokee in the State of Alabama and Cherokee’s qualification to do business in the State of Alabama;

March 29, 2011

(cc) a certificate from the Alabama SOS dated March 21, 2011, with respect to the good standing of CNC in the State of Alabama and CNC’s qualification to do business in the State of Alabama;

(dd) a certificate from the Arkansas SOS dated March 21, 2011, with respect to the good standing of NFC in the State of Arkansas and NFC’s qualification to do business in the State of Arkansas;

(ee) a certificate from the Arkansas SOS dated March 21, 2011, with respect to the good standing of El Dorado in the State of Arkansas and El Dorado’s qualification to do business in the State of Arkansas; and

(ff) Amended and Restated Loan and Security Agreement dated as of November 5, 2007, among Parent, as guarantor, Consolidated Industries, as guarantor, ThermaClime and each of its subsidiaries that are parties thereto as borrowers, the lending institutions party thereto and Wells Fargo Capital Finance, Inc. (f/k/a Wells Fargo Foothill, Inc.), as arranger and administrative agent, as amended by the First Amendment to Amended and Restated Loan and Security Agreement dated as of November 24, 2009, the Consent, Joinder, and Second Amendment to Amended and Restated Loan and Security Agreement, dated as of April 1, 2010, and the Joinder and Third Amendment to Amended and Restated Loan and Security Agreement, dated as of March 29, 2011.

I have also reviewed such other documents, certificates, corporate and other records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

Any reference to any of the instruments or documents identified above includes all schedules, exhibits, and annexes thereto, if any.

II.  OPINIONS

Based on the foregoing and subject to the assumptions and qualifications set forth below, I am of the opinion that:

1. The Parent is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority, and holds all requisite governmental license, permits, and other approvals (other than such licenses, permits, or approvals the absence of which would not result in a Material Adverse Effect), to own and lease its properties and to carry on its business as presently conducted and as presently proposed to be conducted.  Consolidated Industries is validly existing as a corporation in good standing under the laws of the State of Oklahoma, and has the corporate power and authority, and holds all requisite governmental license, permits, and other approvals (other than such licenses, permits, or approvals the absence of which would not result in a Material Adverse Effect), to own and lease its properties and to carry on its business as presently conducted and as presently proposed to be conducted.  Except for Climate Master, each Borrower is validly existing as a corporation

March 29, 2011

or limited liability company, as applicable, in good standing under the laws of the State of Oklahoma, and has the corporate or limited liability company, as applicable, power and authority, and holds all requisite governmental license, permits, and other approvals (other than such licenses, permits, or approvals the absence of which would not result in a Material Adverse Effect), to own and lease its properties and to carry on its business as presently conducted and as presently proposed to be conducted.  Climate Master is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority, and holds all requisite governmental license, permits, and other approvals (other than such licenses, permits, or approvals the absence of which would not result in a Material Adverse Effect), to own and lease its properties and to carry on its business as presently conducted.  Each of the Borrowers is a wholly-owned subsidiary (direct or indirect) of Consolidated Industries, and Consolidated Industries is a wholly-owned subsidiary of the Parent.

2. Each of the Parent and Climate Master is in good standing as a foreign corporation under the laws of the State of Oklahoma and in each other jurisdiction where it is required to qualify to do business other than where the failure so to qualify would not have a Material Adverse Effect.  Each of Cherokee and CNC is in good standing as a foreign corporation under the laws of the State of Alabama and in each other jurisdiction where it is required to qualify to do business other than where the failure so to qualify would not have a Material Adverse Effect.  Each of El Dorado and NFC is in good standing as a foreign corporation under the laws of the State of Arkansas and in each other jurisdiction where it is required to qualify to do business other than where the failure so to qualify would not have a Material Adverse Effect.  Each of the other Borrowers and Consolidated Industries is in good-standing as a foreign corporation in each jurisdiction where it is required to qualify to do business other than where the failure so to qualify would not have a Material Adverse Effect

3. Each of the Loan Parties has the corporate or limited liability company, as applicable, power and authority to execute, deliver, and perform its obligations under the Transaction Documents to which it is a party; and the execution and delivery by each of the Loan Parties of the Transaction Documents to which each such Loan Party is a party and the performance by each such Loan Party of its obligations thereunder have been duly authorized by all necessary corporate or limited liability company, as applicable, action on the part of each such Loan Party.

4. Each of the Transaction Documents has been duly executed and delivered by each Loan Party that is a party thereto.

5. Each of the Transaction Documents constitute legal, valid, and binding obligations of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms.

6. The execution and delivery by each Loan Party of the Transaction Documents to which each such Loan Party is a party and the performance by such Loan Party of its obligations

March 29, 2011

thereunder will not:  (i) violate any provision of such Loan Party’s respective Organization Documents; (ii) violate any Applicable Law (as defined below); (iii) violate any order, judgment, or decree of any domestic court or other agency of domestic government that is binding upon any such Loan Party or the assets of such Loan Party; (iv) constitute a default under any terms, conditions, or provisions of any of the agreements described on the Schedules to the Amended and Restated Loan Agreement or any other material agreement or instrument to which such Loan Party is a party or to which such Loan Party is or its assets are bound which breach or defect would have a Material Adverse Effect; or (v) result in the creation of any Lien upon such Borrower’s property, other than in favor of the Collateral Agent and the Lenders as contemplated by the Loan Documents.

7. No registration, authorization, filing with, consent, approval, withholding of objection of, notice to, or other action by, any governmental entity is required under any Applicable Law in connection with the execution, delivery, or performance by any Loan Party of the Transaction Documents to which such Loan Party is a party and the consummation of the transactions contemplated thereby (other than such registration, authorization, filing, consent, approval, withholding of objection, notice, or other actions that have been completed or obtained (as applicable) prior to the date hereof and except for the filing of the Mortgage Amendments and the Reaffirmation of the Trademark Security Agreement listed in Schedule 4.01(a)(iii) to the Loan Agreement).  The Parent is required to disclose the Term Loan Facility in its Securities and Exchange Commission filings.

8. Except as set forth on the Schedules to the Amended and Restated Loan Agreement, there is no action, suit, or proceeding before, or instituted by, any court or governmental agency or body, domestic or foreign, now pending or to my knowledge filed but not yet served or threatened against any Loan Party:  (i) asserting the invalidity of any of the Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents; or (iii) seeking any determination or ruling that could reasonably be expected to, if adversely determined, have a Material Adverse Effect.

9. None of the Administrative Agent, the Collateral Agent, the Payment Agent, or any of the Lenders is required under the laws of the State to qualify as a foreign corporation or otherwise qualify in the State to file a designation for service of process or similar type of filing in the State solely as a result of its execution, delivery, and performance of the Loan Documents to which it is a party.

10. The provisions of the Security Agreement created in favor of the Collateral Agent, for the benefit of the Lenders, as of the Original Closing Date, a valid security interest under Article 9 of the UCC in all right, title, and interest of the Grantors in the Collateral (as defined in the Security Agreement) in which a security interest may be created under Article 9 of the UCC (the “UCC Collateral”).  The provisions of the Security Agreement, as reaffirmed and modified by the Reaffirmation of the Security Agreement, are effective to maintain the validity

March 29, 2011

of the security interest described in the preceding sentence, including (for the avoidance of doubt) with respect to the Obligations set forth in the Amended and Restated Loan Agreement.

11. The provisions of the Trademark Security Agreement created in favor of the Collateral Agent, for the benefit of the Lenders, as of the Original Closing Date, a valid security interest in all right, title, and interest of the Loan Parties in the Trademark Collateral as defined in the Trademark Security Agreement (the “Trademark Collateral”).  The Trademark Security Agreement when filed with the United States Patent and Trademark Office (the “USPTO”) will have been filed in all public offices in which such filing is necessary to perfect the interests of the Secured Parties in the Trademark Collateral described therein to the extent the same can be perfected by filing with the USPTO.  The provisions of the Trademark Security Agreement, as reaffirmed and modified by the Reaffirmation of the Trademark Security Agreement, are effective to maintain the validity of the security interest described in the first sentence of this paragraph 11, including (for the avoidance of doubt) with respect to the Obligations set forth in the Amended and Restated Loan Agreement.

12. When the Oklahoma Financing Statement, a copy of which is attached hereto as Exhibit A, was filed with the OK County Clerk, it was filed in all public offices in the State in which such filing is necessary to perfect the interests of the Secured Parties in the UCC Collateral described therein to the extent a security interest in the UCC Collateral may be perfected by the filing of a UCC-1 Financing Statement.  No other recordation or filing need be made, and no other action need be taken, in order to maintain such perfection of the Collateral Agent’s and the Lenders’ security interest in the UCC Collateral, except for UCC continuation statements.

13. Except for the filings and recordings described above, no approval, consent, or withholding of objection on the part of, or filing or registration with, any Governmental Authority is required to be made or taken in the State to establish, protect and preserve title to, interests in, liens on, and security interests in the Collateral as contemplated by the Loan Documents, except for UCC continuation statements.

14. Except for nominal filing or recording fees payable at the time of filing or recording of the Oklahoma Financing Statement, no taxes (other than state and federal income tax paid on interest or fees accruing on the Loan), fees, or other charges imposed by the State, county, or any other local governmental entity are payable by the Administrative Agent, the Collateral Agent, the Payment Agent, or the Lenders solely as a result of the execution, delivery, recordation, or filing (where applicable) of the Loan Documents and all other instruments delivered in connection with the transactions contemplated thereby.

15. (a)           Attached hereto as Exhibit B is a copy of the UCC search report summary that was obtained by Capital Services from the State of Oklahoma with respect to Borrowers (the “CS Report”).  The CS Report identifies no still effective financing statement covering any of the

March 29, 2011

Collateral naming the Grantors, as debtors filed in the UCC filing offices for the State of Oklahoma prior to March 1, 2011, except for the Oklahoma Financing Statement.

16. The description of the UCC Collateral (except for tort claims arising after the date of this opinion) contained in the Oklahoma Financing Statement is legally sufficient under the laws of the State of Oklahoma for the purpose of subjecting such collateral to the lien of the Collateral Agent and the Lenders.

17. The provisions in the Loan Documents concerning interest, late fees, prepayment premiums, default rate of interest, and other charges, including the methods of calculation and payment thereof, are not usurious under, or otherwise violative of, the laws of the State.

18. The express choice of law of the State of New York to govern the Loan Documents (excluding all of the real estate security documents listed in Schedule 4.01(a)(iii)) is enforceable and will be recognized by the courts in the State.  Notwithstanding the foregoing, if any such court did not give effect to such choice of laws provisions and held that the laws of the State governed the Loan Documents, each such Loan Document would constitute the valid, binding, and enforceable obligation of the parties thereto (subject to the limitations set forth in clause (a) in section III herein).

19. A decision by a New York court to grant a money judgment would be respected by a state or federal court in the State.

20. The laws of the State do not require a lienholder to make an election of remedies where such lienholder holds security interests and liens on both the real and the personal property of a debtor or to take recourse first or solely against or otherwise exhaust its remedies against its collateral before otherwise proceeding to enforce against that debtor the obligations of that debtor.

21. None of the Loan Parties is:  (a) a public utility company within the meaning of the Public Utility Holding Company Act of 1935, as amended; (b) subject to current regulation thereunder; or (c) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, subject to current regulation thereunder, or subject to any federal or state regulation limiting its ability to incur indebtedness for borrowed money or encumber its real or personal property assets.

March 29, 2011

III.  ASSUMPTIONS AND QUALIFICATIONS

The opinions expressed in Section II above are subject to the following assumptions and qualifications:

(a) The opinion set forth in Paragraph 5 of Section II above are subject to, and may be limited by: (i) bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship, fraudulent conveyance, and other similar laws (including court decisions) now or hereafter in effect relating to or affecting the rights of creditors generally; (ii) general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith, and fair dealing, and the award of injunctive relief or other equitable remedies being in the discretion of the court to which application for such relief is made), regardless of whether enforceability of the applicable agreements is considered in a proceeding in equity or at law; and (iii) as they relate to certain remedial or procedural provisions of the applicable agreements, applicable federal and state laws (including court decisions, and including any delays in the enforcement of any such remedial provisions which may result therefrom), but such laws and court decisions do not, in my opinion, subject to the matters referred to in the preceding clauses (i) and (ii), interfere with the practical realization of the benefits purported to be provided by the remedial and procedural provisions of the applicable agreements.

(b) I have assumed that:  (i) each document submitted to me for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, all signatories to such documents (other than the Loan Parties) have been duly authorized, and all signatures on each document (other than the Loan Parties) are genuine; (ii) there has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence; (iii) the conduct of the parties has complied with any requirement of good faith, fair dealing, and conscionability; and (iv) except with respect to the Transaction Documents, there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement, or qualify the terms of any of the agreements or documentation on which I have opined.

(c) With respect to the opinion set forth in Paragraph 5 of Section II above, other than with respect to the Loan Parties, I have assumed that each of the other parties to the Transaction Documents is duly organized and validly existing under the laws of the jurisdiction of its organization, with all requisite power and authority to enter into and perform its respective obligations under the Transaction Documents to which it is a party.  In each case, with respect to the opinion set forth in Paragraph 5 of Section II above other than with respect to the Loan Parties, I have assumed that each of the Transaction Documents:  (i) constitutes the legal, valid, and binding agreement of each other party thereto, enforceable against each such other party thereto (subject to the qualifications set forth in paragraph (a) of this Section III); and (ii) has been duly and validly authorized, executed, and delivered by each other party thereto.

March 29, 2011

(d) With respect to the opinions set forth in Paragraphs 12 and 13 of Section II above, further filings under the UCC may be necessary to preserve and maintain (to the extent established and perfected by the filing of a financing statement as described herein), the perfection of the security interests of the Collateral Agent and the Lenders in the UCC Collateral, as follows:

(1) appropriate continuation filings to be made within the period of six months prior to the expiration of the fifth anniversary of the date of the original filing of the applicable financing statement;

(2) filings required to be made within four months of the change of name, identity, or corporate structure of the debtor to the extent set forth in Sections 9-507 and 9-508 of the UCC;

(3) filings required to be made within four months after the respective debtor changes its location, to the extent set forth in Section 9-316 of the UCC; and

(4) filings required within one year after the transfer of collateral to a Person that becomes a debtor and is located in another jurisdiction, to the extent set forth in Section 9-316 of the UCC.

(e) With regard to the opinions expressed herein, I express no opinion:

(i) as to any federal securities or state blue sky laws, rules, or regulations;

(ii) as to the enforceability of provisions in any of the Transaction Documents relating to waiver or rights to trial by jury.

(iii) the enforceability of any provisions which purport to restrict, limit, or prevent access to legal or equitable remedies, which purport to waive any rights to notices or any other legal rights, or which purport to establish evidentiary standards;

(iv) the enforceability of any provisions relating to delay or omissions of the enforcement of rights or remedies, waiver or ratification of future acts, consent judgments, or marshalling of assets;

(v) any federal or state environmental laws;

(vi) the creation or perfection of any security interest or lien in and to (A) any real property (or fixtures located thereon), (B) “farm products” (as defined in the UCC), (C) “timber”, “as-extracted collateral” (as described in UCC

March 29, 2011

Section), or (D) other than as stated herein, intellectual property; provided, however, to my knowledge, the Collateral does not include any farm products or timber;

(vii) as to the solvency of the Parent, Consolidated Industries, or the Borrowers, individually or on a consolidated basis; or

(viii) as to any other matters not covered by the opinions set forth above in this letter.

(f) The phrase “to my knowledge” means actual knowledge.

(g) Provisions of the Transaction Documents which purport to indemnify any party against or release any party from, liability for any acts that are unenforceable to the extent such acts are determined to be unlawful, negligent, reckless, or constitute willful misconduct.

(h) Without limitation of the opinion provided in Paragraph 17 in Section II above, the provisions at Section 11.09 of the Loan Agreement purporting to exculpate any party from any violation of usuary laws by the ipso facto reduction of interest in excess of the maximum rate, or the application of such excess interest to principal or return thereof to the Borrowers are unenforceable based on Oklahoma Preferred Finance & Loan Corporation v. Morrow, 497 P.2d 221 (1972).

(i) As to enforceability of those portions of the Transaction Documents that provide if any provision of the Transaction Documents are determined to be illegal, invalid or unenforceable, the remaining provisions remain in full force and effect, where any such provision is an essential part of the Transaction Documents, and the parties would not have entered in to the documents absent such provision.

(j) The enforceability of the Transaction Documents is subject to the effect of principles of law regarding course of dealing and performed oral modification to the Transaction Documents.

(k) “State” means the State of Oklahoma.  “Applicable Laws” means those laws, rules, and regulations of the United States, the State of Oklahoma, and the corporate laws of the State of Delaware.

(l) I express no opinion as to the laws of any jurisdiction other than the laws, rules, and regulations of the United States, the State of Oklahoma, and the corporate law of Delaware.

March 29, 2011

IV.  CONCLUSION

Except as set forth in the following sentence, this opinion is being furnished solely for the benefit of you and your successors and assigns, and your and their respective counsel, in connection with the transactions contemplated by the  Transaction Documents.  The Administrative Agent and the Collateral Agent, and their respective successors and assigns and each Lender (whether a party to the Loan Agreement on the date hereof or becoming a party in the future) may rely on this opinion to the same extent as if it were addressed and delivered to such person on the date hereof.  No other use of this opinion may be made without our approval.

Respectfully submitted,

David L. Shear, Senior Vice President and General Counsel

EXHIBIT A

Form of Oklahoma Financing Statement

EXHIBIT B

Capital Services Report

See attached.

EXHIBIT J-2

March 29, 2011

Banc of America Leasing & Capital, LLC
Bank of America
MA5-100-32-01
100 Federal St.
Boston, MA 02110
Attn.: Annemarie L. Warren, VP
    Group Operations Manager

The Lenders listed on Schedule 1.01(d) of the Amended and Restated Term Loan Agreement

Re:
Amended and Restated Term Loan Agreement (the “Loan Agreement”), dated as of March 29,  2011, by and among the Borrowers, Parent, Banc of America Leasing & Capital, LLC, as administrative agent (“Administrative Agent”), Banc of America Leasing & Capital, LLC, as collateral agent (“Collateral Agent”, and together with Administrative Agent, the “Agents”), and the various financial institutions and other institutional investors which are parties thereto from time to time, as Lenders (collectively, the “Lenders”, and together with the Administrative Agent and Collateral Agent, the “Lender Parties”).

Ladies and Gentlemen:

We are special counsel to the Agents in the State of Alabama (the “State”) in connection with the negotiation, execution and delivery of the Loan Agreement among Borrowers, Parent, the Agents and the Lenders listed on Schedule 1.01(d) thereof, and the other Loan Documents to be executed or delivered to the Agents or such Lenders by one or more of the Loan Parties, and the term loan facility made available thereunder (the “Loan”).  This opinion is being furnished to you pursuant to Section 4.01(a)(viii) of the Loan Agreement. Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Article I of the Loan Agreement.

In rendering this opinion, we have reviewed unexecuted forms of the following documents (collectively, the “Loan Documents”):

1.           The Loan Agreement;

2.           Amendment Number One to the Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (the “Alabama Mortgage Amendment”) executed by Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation (the “Alabama Mortgagor”), as mortgagor, the Collateral Agent, as mortgagee, required lender and administrative agent, Fifth Third Bank, as required lender, JPMorgan Chase Bank, N.A., as required lender, and Bank of Utah, as payment agent, modifying the Mortgage, Assignment of Rents, Security Agreement and Fixture

Bank of America Leasong & Capital, LLC
The Lenders listed on Schedule 1.01 (d)
    of the Amended and Restated Term Loan Agreement
March 29, 2011

Filing executed by the Alabama Mortgagor to the Collateral Agent dated as of November ____, 2007 (the "Original Mortgage" and together with the Alabama Mortgage Amendment, the "Alabama Mortgage Documents") which encumbers certain real and personal property in Colbert County, Alabama (the “Property”); and

3.           Reaffirmation of the Assignment of Leases and Rents, and Subordination Agreement from Cherokee Nitrogen Holdings, Inc., as assignor, and Cherokee Nitrogen Company, as lessee (the “Cherokee Lease Assignment Reaffirmation”); and

4.           Reaffirmation of the Assignment of Leases and Rents, Subordination (and Nondisturbance) Agreement from Cherokee Nitrogen Holdings, Inc., as assignor, and Airgas Specialty Products, Inc., as lessee; Reaffirmation of the Assignment of Leases and Rents, Subordination (and Nondisturbance) Agreement from Cherokee Nitrogen Holdings, Inc., as assignor, and Nelson Brothers, LLC, as lessee; Reaffirmation of the Assignment of Leases and Rents, Subordination (and Nondisturbance) Agreement from Cherokee Nitrogen Holdings, Inc., as assignor, and Isbell Farms, as lessee (collectively, the “Third Party Lease Assignment Reaffirmations”, and together with the Cherokee Lease Assignment Reaffirmation, the “Lease Assignment Reaffirmations”; the Lease Assignment Reaffirmations and the Alabama Mortgage Amendment sometimes referred to herein as the “2011 Alabama Security Documents” and the original assignment documents reaffirmed by the Lease Assignment Reaffirmations sometimes referred to herein as the “Lease Assignments” and, together with the Original Mortgage, the “Original Alabama Security Documents”).

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records and have made such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Lender Parties, public officials and other appropriate persons, and on the representations and warranties as to matters of fact and on the covenants as to the application of proceeds contained in the Loan Documents.

We have not made or undertaken to make any investigation as to factual matters or as to the accuracy or completeness of any representation, warranty, data or any other information, whether written or oral, that may have been made by or on behalf of the parties to the Documents or otherwise (but have no actual knowledge of the inaccuracy or incompleteness of any of the same), and we assume, in giving this opinion, that none of such information, if any, contains any untrue statement of a material fact.

On the basis of the assumptions and subject to the qualifications, exceptions and limitations set forth herein, we are of the opinion that:

1. You have asked our advice regarding whether any Lender is required to qualify to do business as a foreign entity in the State solely by virtue of its execution, delivery and

Bank of America Leasong & Capital, LLC
The Lenders listed on Schedule 1.01 (d)
    of the Amended and Restated Term Loan Agreement
March 29, 2011

performance of the Loan Documents to which it is a party, the making of the Loan and the recording by an independent third party of the 2011 Alabama Security Documents in the Probate Office of Colbert County, Alabama (collectively, the “Limited Alabama Contacts”).  As used in this letter, being a Lender in connection with the Loan means only the following activities (or any one or  more of them) conducted from or in such party’s offices and outside of the State: (a) collection of payments made under the Loan Documents, (b) administration of and disbursements of funds and payments under the Loan Documents, (c) providing and receiving written notices and other communications using the United States mail or other instrumentalities of interstate commerce, (d) collecting and distributing operating and financial information related to the Loan Documents, (e) monitoring of compliance with the terms and conditions of the Loan Documents and (f) being a mortgagee and secured party under the Original Alabama Security Documents and the 2011 Alabama Security Documents.

Article XII, Section 232, of the Alabama Constitution of 1901 (“Section 232”) provides that no foreign corporation shall do any business in the State without having at least one known place of business and an authorized agent or agents therein, and without filing with the Secretary of State of the State a certified copy of its articles of incorporation or association.  Under Section 232, limited liability companies most likely would be regarded as corporations.

At least two early Alabama cases indicate that the predecessor to Section 232 independently disallowed a foreign corporation doing business in the State the power to enforce its contracts in the State if it was not qualified in the State at the time the relevant contracts were executed.  See, Farrior v. New England Mortgage Security Co., 7 So. 200 (Ala. 1889); Dudley v. Collier, 6 So. 304 (Ala. 1888).  Alabama Corporate Code Section 10-2B-15.02 provides:  “All contracts or agreements made or entered into in this state by foreign corporations prior to obtaining a certificate of authority to transact business in this state shall be held void at the action of the foreign corporation or any person claiming through or under the foreign corporation by virtue of the contract or agreement.”  If a Lender were deemed to be “doing business” in the State but had not qualified to do business in the State prior to the execution and delivery of the Loan Documents, such party or parties holding interests under it may not be able to enforce the Loan Documents in the State.

In Vines v. Romar Beach, Inc., 670 So. 2d 901 (Ala. 1995), the Alabama Supreme Court reiterated that “nonqualified foreign corporations are ‘prohibited from doing a single act of business in this state, if done in the exercise of its corporate function’ - - meaning, of course, the exercise of the function or business it was organized to do, and not a purely incidental and preparatory act.”  Id.  The Vines court concluded that a corporation that is doing business in the State who fails to qualify in the State on or before the date its contracts are executed may be precluded from enforcing such contracts in the State.

Because the activities that constitute “doing business” are not specifically defined by the constitution, statutes or cases of the State, a court’s “doing business” analysis depends upon the facts of each case and the outcome of any particular case is difficult to predict. With your

Bank of America Leasong & Capital, LLC
The Lenders listed on Schedule 1.01 (d)
    of the Amended and Restated Term Loan Agreement
March 29, 2011

permission, in addition to the other assumptions, qualifications and limitations set forth elsewhere in this letter, we have assumed the following in rendering the opinion expressed herein: (1) the Lenders have ongoing business activities unrelated to the Loan; (2) the Lenders do not have any offices, agents, employees, properties or assets in the State, have not conducted any solicitation or inducement in the State with respect to the transaction and have not, are not and will not be exercising their primary corporate function within the State; (3) none of the Loan Documents have been executed or delivered to the Lenders in the State; (4) the negotiations resulting in the execution and delivery of the Loan Documents occurred outside the State or using means or instrumentalities of interstate commerce, and such negotiations were concluded outside the State; (5) the Loan Documents are to be performed and administered by the Lenders outside of the State; (6) the transactions contemplated by the Loan Documents are to be performed and administered by the Lenders outside the State; (7) the Lenders are not and will not be acting as fiduciary in the State under or in connection with the Loan Documents; (8) loan funds were not and are not to be disbursed in the State; (9) payments under the Loan Documents are to be received and credited outside of the State; (10) none of any Lender’s activities in connection with the Loan Documents will occur in the State; and (11) that the Lenders have and have had no other contacts with and engaged in no other activities in the State.  We understand that the Agents, who may conduct activities in the State from time to time, are qualified to do business in the State and their activities as Agents would not be considered doing business by the actual Lenders.  Thus, based upon the foregoing assumptions and although contrary arguments exist, it is our judgment that the Lenders should not be required to qualify to do business in the State solely by virtue of the Limited Alabama Contacts.  However, if the Lenders intend to engage in other activities in the State, including, without limitation, activities constituting performance or enforcement of the Loan Documents in the State or relating to the operation, management, sale or other disposition of any of the collateral or property covered by the Loan Documents as a result of foreclosure, the exercise of any pre-foreclosure remedy or otherwise, the Lenders should obtain further advice regarding requirements for qualification to do business as a foreign entity in the State.

Further, you have asked our advice as to whether one Lender’s engaging in other activities in the State in addition to the Limited Alabama Contacts which would require that Lender to qualify to do business in the State, without first qualifying to do business as a foreign entity in the State, would preclude the Collateral Agent from enforcing the Loan Documents and foreclosing the Original Mortgage as amended by the Alabama Mortgage Amendment for and to the extent of the other Lenders’ interests.  Based upon the foregoing, subject to the facts, assumptions and qualifications stated herein, and recognizing that we have found no reported State decision on this question, we believe that in a properly presented and argued case a court should conclude that one Lender’s transacting business in the State without first qualifying where required to do so will not preclude enforcement of the Loan Documents by the Collateral Agent for the other Lenders, to the extent of such other Lenders’ interests, under State law.

Bank of America Leasong & Capital, LLC
The Lenders listed on Schedule 1.01 (d)
    of the Amended and Restated Term Loan Agreement
March 29, 2011

2. To the extent that the law of the State is applicable, the 2011 Alabama Security Documents constitutes the valid and binding obligation of the applicable parties thereto (other than the Lender Parties), enforceable by the Collateral Agent against such parties in accordance with their terms.  This opinion Paragraph 2 as to enforceability of the 2011 Alabama Security Documents is also subject to the qualification that certain provisions contained in the 2011 Alabama Security Documents may not be enforceable, but such unenforceability will not render the 2011 Alabama Security Documents invalid as a whole or preclude (x) judicial enforcement of repayment, (y) acceleration of the Loan, or (z) foreclosure, in accordance with the procedures prescribed by applicable law, of the applicable Lender Parties’ rights, title and interests in and to the real property and fixture collateral, in the event of a material breach of a payment obligation or other material provisions of the Loan Documents.  The opinions expressed in this opinion Paragraph are governed by, and shall be interpreted in accordance with, the ACREL Statement of Policy on Mortgage Loan Enforceability Opinions (12/91).

3. (a)              The Alabama Mortgage Amendment (including the acknowledgments attached thereto) is in sufficient form for recording in the State pursuant to all generally applicable laws thereof, including all generally applicable recording, filing and registration statutes and regulations, and except as set forth hereinafter, no other or further or subsequent filing, re-filing, recording, or re-recording in the State of the Alabama Mortgage Documents or any other instrument will be necessary to continue the perfection of the liens, mortgages and security interests created thereby.  We call to your attention that Section 35-10-20 of the Code of Alabama provides that as to third parties without actual notice or knowledge to the contrary, the indebtedness secured by a mortgage covering real estate twenty years past due according to the original maturity date or some new date fixed by a duly recorded extension agreement, or, if the maturity date cannot be determined therefrom, then from the date of the mortgage, shall be conclusively presumed to have been paid.

(b)           The form of the Original Mortgage, as amended by the Alabama Mortgage Amendment, (including but not limited to the description of the land attached hereto as Exhibit A, assuming its correctness and completeness) is sufficient to create (i) a valid mortgage lien on that portion of the mortgaged property thereunder which constitutes real property and (ii) a valid security interest on that portion of the mortgaged property thereunder which constitutes timber to be cut, as-extracted collateral, or fixtures located or to be located on such real property (all such real property, fixture and personal property collateral for the Original Mortgage referred to herein collectively as the "Collateral"), in each case of clauses (i) and (ii) above as security for the Secured Obligations (as defined in the Alabama Mortgage Documents).

(c)           Upon the due recording and proper indexing of the Alabama Mortgage Amendment in the land records (the "Land Records") of the Office of the Judge of Probate of Colbert County, Alabama (the “Recording Office”), the Alabama Mortgage Documents will provide constructive notice of the mortgage in favor of the Collateral Agent, as security for the Secured Obligations, in that portion of the mortgaged property referred to therein which

Bank of America Leasong & Capital, LLC
The Lenders listed on Schedule 1.01 (d)
    of the Amended and Restated Term Loan Agreement
March 29, 2011

constitutes real property located in the State and the Collateral Agent will have a valid and perfected security interest in the fixtures described therein.

4.   The State has no existing statute of general application which denies to a real estate mortgagee any otherwise existing right to seek a judgment against the mortgagor for any remaining legally enforceable indebtedness owed by the mortgagor to the real estate mortgagee, after application to the outstanding indebtedness of the proceeds of, or credit resulting from, any foreclosure of the mortgage and sale of the mortgaged property conducted in accordance with applicable law.  In addition, in the absence of special circumstances and any agreement to the contrary, a mortgagee may sue for collection of the secured indebtedness and foreclose the mortgage in whatever order the mortgagee chooses.  Further, Section 7-9A-604(a) of the Uniform Commercial Code of the State (the “Alabama UCC”) provides that where a security agreement covers both real and personal property, the secured party may proceed as to both the real and the personal property in accordance with the secured party's rights and remedies in respect of the real property.  Section 7-9A-604 does not address, and we express no opinion with respect to, whether a secured party may proceed against real estate and later proceed in a separate action against personal property.

5.           The UCC Financing Statements filed with the Recording Office and the Secretary of State of Oklahoma in connection with the Original Mortgage (the “Financing Statements”) are in sufficient form to perfect, in favor of the Collateral Agent, a lien or liens upon the collateral described in each of the Financing Statements to the extent such lien or liens can be perfected by filing in the States of Alabama and Oklahoma in such offices, as applicable; and except as provided for in the final sentence of this paragraph 5, no additional UCC Financing Statements or amendments to the existing Financing Statements are required to be filed to maintain these liens as a result of the Amended and Restated Loan Agreement and the Mortgage Amendment.  We call to your attention the fact that UCC Continuation Statements complying with the Alabama UCC and the Uniform Commercial Code of Oklahoma as now in effect, as applicable, must be filed within the six (6) month period prior to the expiration of the five (5) year period dating from the date of the original filing of the UCC Financing Statements filed in connection with the Original Mortgage (the “Financing Statements”) and within the six (6) month period prior to the expiration of each subsequent five (5) year period after the date of the original filing of such Financing Statements, the execution and delivery of the Alabama Mortgage Amendment does .

6.           Neither the execution and delivery of the Loan Documents, nor the fulfillment of or the compliance with the provisions thereof, by Administrative Agent, Collateral Agent or the Lenders, will result in a violation of, or contravenes any law of the State known to us to be presently effective having applicability.

7.           Except for the October 31, 2007, Mortgage Tax Order and the March 16, 2011 Mortgage Tax Order, which have been obtained from the Alabama Department of Revenue, and the recordation or filing of the Alabama Mortgage Documents in the Recording Office, no approval or other authorization of, or registration with, any court or governmental agency,

Bank of America Leasong & Capital, LLC
The Lenders listed on Schedule 1.01 (d)
    of the Amended and Restated Term Loan Agreement
March 29, 2011

commission or other authority of the State or any subdivision thereof is required for the due execution, delivery, filing, recordation and enforcement in the State of the Alabama Mortgage Documents.

8.           Assuming the Lease Assignment Reaffirmations are filed or recorded (as applicable) as additional security for the indebtedness secured thereby, the only taxes and governmental fees and charges payable in the State in connection with the execution, delivery and recording of the Alabama Mortgage Amendment and Lease Assignment Reaffirmations in the State are nominal filing or recording fees payable at the time of filing or recording of the Alabama Mortgage Amendment and the Lease Assignment Reaffirmations, and the mortgage recording privilege tax for the Alabama Mortgage Amendment.  Section 40-22-2 of the Code of Alabama imposes a privilege tax in an amount equal to $0.15 per $100 (or fraction thereof) of the indebtedness secured by mortgages and other financing instruments which are recorded in Land Records of the Recording Office. In order to avoid duplication of recording taxes, the Lease Assignment Reaffirmations should: (i) contain a statement substantially as follows: “This instrument is filed as additional security for a mortgage amendment recorded [simultaneously herewith/previously at Instrument #________] upon which the mortgage recording tax has been paid”; and (ii) be filed in the Recording Office at the same time as the Alabama Mortgage Amendment is filed in such office.  No taxes are, under the generally applicable law of the State, required to be withheld or otherwise deducted from any amounts payable to the Lender Parties under the Loan Documents.  Except as set forth in this opinion Paragraph 8, we express no opinion as to whether any taxes may or may not be due as a result of the transactions contemplated by the Loan Documents.

9.           If the internal laws of the State were applicable thereto, the rates of interest under the Loan Documents would be governed by Section 8-8-5 of the Code of Alabama, which permits the parties to agree upon the interest rate to be charged (subject to principles of unconscionability and to the extent not deemed a penalty) for loans of $2,000 or more.  Other than Section 8-8-5, no statute of the State establishes any usury limits applicable to the Loan Documents.  The rates of interest to be charged and paid by the Borrowers under the Loan Documents are not usurious under State law.

10.          Although State and federal courts exercise broad discretion in conflicts of law matters, if properly presented with the issue, a State court or a federal court in the State applying Alabama choice of law rules should enforce provisions of the Loan Documents designating New York law as the applicable or governing law for such documents except (i) to the extent the application of New York law would (a) contravene the public policy of the State; provided, subject to all assumptions, qualifications and exceptions set forth in this opinion, we know of no such public policy of the State which would be so contravened or (b) be inconsistent with Section 1-301(c) of the Alabama UCC, and (ii) we express no opinion with respect to which jurisdiction’s laws would govern (a) procedural matters, (b) the maximum amount of interest which may be charged or collected under the Loan Documents, (c) except as set forth in opinion paragraphs 2 and 3 above, the creation, perfection (and the effect of non-perfection) or priority of

Bank of America Leasong & Capital, LLC
The Lenders listed on Schedule 1.01 (d)
    of the Amended and Restated Term Loan Agreement
March 29, 2011

any mortgages, liens, pledges, assignments and security interests in property or interests in property, (d) except as set forth in opinion paragraphs 2 and 3 above, any foreclosure, sale, appointment of a receiver or other exercise of remedies, or (e) matters relating to the corporate governance of corporations, trusts, limited liability companies, partnerships or similar entities.

11.           The State has no generally applicable law requiring any certification or notification to State or local governmental authorities as a result of a sale, conveyance, lease, mortgage of or foreclosure of a mortgage on real property located in the State.  We call to your attention that the Collateral Agent will want to record the Alabama Mortgage Amendment in the Office of the Judge of Probate of the county in the State where the real property covered by the Alabama Mortgage is located.

The foregoing opinions are qualified with and subject to the following exceptions:

(i)           We express no opinion regarding any provision of any of the Loan Documents which purports (a) to permit any party to sell or otherwise dispose of any collateral subject thereto, or enforce any other remedy thereunder except in compliance with applicable law, or (b) to vary or change by agreement any provision of applicable law which may not, by the terms of applicable law, be varied or changed by agreement.

(ii)           We express no opinion with respect to the title or other rights of the Loan Parties or any other person to any collateral or property covered by any of the Loan Documents.  Except as set forth in opinion paragraphs 2 and 3 above with respect to the Alabama Mortgage Amendment, we express no opinion regarding the creation or perfection (or the effect of non-perfection) of any security interest, mortgage, lien, assignment or pledge.  Without limiting the foregoing, we express no opinion regarding any security interests arising or deemed to arise under any subordination or similar agreements or the consequences of failing to perfect any such security interests.  We express no opinion regarding the priority of any security interest, mortgage, lien, assignment or pledge or regarding continuation of perfection or any manner in which a security interest, mortgage, lien, assignment or pledge or the perfection thereof may be lost, terminated or otherwise affected or the exercise of any rights or remedies which require the approval of or notification to any Governmental Authority.  No opinion is expressed herein regarding any matter relating or pertaining to any security interest or the perfection of any security interest, any conflicting security interest (or the proper place to search for the same), assignment, mortgage, license, lien and/or pledge of, in or with respect to:

(a)           any accounts or receivables that are or will be due from the United States, from any state of the United States, from any agency or department of the United States or of any state or from any other government or agency or department thereof;

(b)           any personal property or interests in personal property excluded from Article 9A of the Alabama UCC under the provisions thereof (including, without limitation, Section 7-9A-109 of the Alabama UCC) or otherwise not governed by said

Bank of America Leasong & Capital, LLC
The Lenders listed on Schedule 1.01 (d)
    of the Amended and Restated Term Loan Agreement
March 29, 2011

Article 9A of the Alabama UCC or with respect to which creation or enforcement is governed by the laws (including the conflict of laws rules) of any state or jurisdiction other than the State (including, without limitation, the United States and/or any foreign country) or the perfection and effect of perfection or non-perfection is governed by the laws (including the conflict of laws rules) of any state or jurisdiction other than the States of Alabama and Oklahoma (including, without limitation, the United States and/or any foreign country);

(c)           any property or interests in property including, without limitation, contracts, agreements or other instruments (or of any rights of the Loan Parties, or any other person thereunder) that contain provisions (or are subject to laws or decisions) that prohibit or impose conditions upon the granting of an assignment, security interest, pledge or similar transfer of such property, contracts, agreements or instruments (or the Loan Parties’ or any other person’s rights thereunder), except to the extent, if any, that such provisions are ineffective under Sections 7-9A-406, 7-9A-407, 7-9A-408, or 7-9A-409 of the Alabama UCC (to the extent applicable);

(d)           any interest in property which is or will constitute or consist of fixtures, equipment or goods used in farming operations, perishable agricultural commodities or any inventory of food or other products derived therefrom, farm products, accounts or general intangibles arising from or relating to the sale of farm products by a farmer, crops growing or to be grown, sand, gravel, minerals, mining rights or the like (including oil and gas), or accounts resulting from the sale thereof, consumer goods, timber, timber to be cut, insurance policies or any proceeds thereof or rights thereunder, aircraft, vessels, money, cash or cash equivalents, chattel paper, uncertificated securities, documents, instruments, investment property, commercial tort claims, railroad equipment, patents, patent licenses, copyrights, copyright licenses, trademarks, trademark licenses, licenses, trade names, service marks, logos and the like, deposit accounts, beneficial interests in a trust or a decedent’s estate, letters of credit, letter of credit rights, supporting obligations, consigned goods, inventory and equipment which are not in the physical possession of the grantor of the relevant security interest or which are the subject of any documents of title, instruments, accessions, products, or any property which is or is to be installed in or affixed to or become a part of a product or mass with other goods;

(e)           proceeds of collateral except to the extent a continuously perfected security interest in such property exists under Section 7-9A-315 of the Alabama UCC; or

(f)           any collateral transferred, disposed of or consumed in accordance with the terms of the Loan Documents or with the consent of the Lenders;

(g)           any security interest granted by a “broker”, “securities intermediary” or “commodities intermediary” in investment property; or

Bank of America Leasong & Capital, LLC
The Lenders listed on Schedule 1.01 (d)
    of the Amended and Restated Term Loan Agreement
March 29, 2011

(h)           any property or interest in property acquired or arising after the commencement of a case under the United States Bankruptcy Code.

(iii)           Except as set forth in opinion paragraph 3 above with respect to real property, we express no opinion regarding which jurisdiction’s laws govern the creation, perfection (and effect of perfection or non-perfection) or priority of any mortgages, liens, pledges, assignments and security interests under the Loan Documents or govern any foreclosure, sale, appointment of receiver or other exercise of remedies with respect to any other collateral.

(iv)           We express no opinion regarding the perfection of any security interest, mortgage, assignment, lien, pledge or other rights in or with respect to (a) any automobiles, trucks or other motor vehicles or any mobile homes, manufactured homes or trailers, or (b) any other property subject to a certificate of title or other similar registration, recordation, filing or certification (other than filing a financing statement under the Alabama UCC or Section 9-501 of the Uniform Commercial Code as currently in effect in Oklahoma).

(v)           We express no opinion regarding any security interest that is or purports to be a security interest in a security interest.

(vi)           In the case of any instrument, chattel paper, account or general intangible that is itself secured by other property, we express no opinion with respect to Collateral Agent’s or any other person’s rights in and to such underlying property.

(vii)           We express no opinion regarding the existence, adequacy, payment or receipt of consideration (all of which we assume for purposes of the opinions expressed herein).

(viii)           We express no opinion with respect to any provision of any of the Loan Documents constituting or relating to (a) waivers; (b) the availability of “self help” remedies; (c) the occurrence of an event of default upon certain acts of bankruptcy, insolvency or receivership; (d) penalties or forfeitures; (e) unreasonable restraints on alienation or any restrictions rendered ineffective by Alabama UCC Sections 7-9A-406, 7-9A-407, 7-9A-408 or 7-9A-409, as applicable; (f) remedies for defaults under the Loan Documents which are determined by a court to arise from the Loan Parties’ or any other person’s compliance with applicable law or which are determined by a court to be non-material or without substantial adverse effect upon the rights of any person or the ability of the Loan Parties to perform their material obligation; (g) subrogation; or (h) rights or remedies granted to any person which are in contravention of, or which modify such person’s standard of care, or the rights of the Loan Parties or any other person to receive notice or any other right prescribed by the Alabama UCC, as adopted and in effect from time to time, or other applicable law.

(ix)           We express no opinion regarding any provision of any of the Loan Documents (a) relating to indemnities, powers of attorney, releases from liability, exculpation, severability, subordination (except as set forth in opinion paragraphs 2 and 3 above with respect to the Lease

Bank of America Leasong & Capital, LLC
The Lenders listed on Schedule 1.01 (d)
    of the Amended and Restated Term Loan Agreement
March 29, 2011

Assignment Reaffirmations) or setoff, (b) which purports to restrict, or to deny effect to, oral amendments, consents, waivers, releases or similar defenses, (c) which permits, or purports to permit, any person to seek or obtain specific performance or to select or enforce multiple or inconsistent remedies, (d) specifying or indicating that a lender, creditor or other person may apply funds to indebtedness in its discretion or in such order as it may elect or providing for application of funds to principal or charges prior to the application thereof to interest, (e) regarding the appointment or powers of, borrowings by or advances to a receiver or the operation of or the exercise of any rights with respect to any collateral prior to default and foreclosure or other disposition in accordance with applicable law, (f) providing for late charges or an interest rate after a default greater than the rate applicable prior to such time or any provision which provides for interest on interest (including past due interest, fees and charges) or interest following judgment, (g) regarding the granting of rights and interests in property not yet in existence or which is not adequately described, (h) purporting to waive or establish trial by jury, venue, jurisdiction or standards for service of process, (i) regarding any consent to relief from or waiver of the benefits of a bankruptcy stay, (j) regarding marshalling of assets, (k) regarding the priority on distribution of any person’s assets, (l) which is in the nature of an “agreement to agree”, (m) purporting to render assignments or obligations absolute or unconditional, to permit a person to fail to comply with applicable law or to disclaim or restrict liability for actions taken in reliance upon advice of counsel or for negligence or other wrongful acts, (n) except as set forth in opinion paragraph 3(b) above regarding the sufficiency of the description of real estate, regarding the characterization of property as realty or personalty, (o) purporting to incorporate unrecorded documents or the terms thereof into recorded documents or the sufficiency or effect thereof, (p) regarding assumption or allocation of risks, (q) providing for the assignment of permits, licenses or other rights and approvals issued by governmental officials, boards or authorities, (r) except as set forth in opinion Paragraph 9 above, regarding conflict or choice of law, (s) purporting to prevent the merger of estates or interest in real property, (t) purporting to bind or encumber persons and/or the property of persons who are not parties to the Loan Documents by which such person or property is purported to be bound, (u) purporting to indemnify or exculpate any party against the consequences of its own negligence, gross negligence, breach of contract, recklessness, willful misconduct, fraud or illegal conduct, (v) except as set forth in opinion Paragraph 9 above, regarding usury or rules of construction, usage or interpretation, (w) regarding a party’s right to collect a deficiency judgment except in compliance with applicable law, or (x) as they relate to the effect of course of dealing, course of performance or the like that could modify the terms of an agreement or the respective rights or obligations of the parties under such agreement.

(x)           We express no opinion regarding, and our opinions expressed herein are subject to, the “Blue Sky” and securities laws, rules and regulations of the State and of the United States.

(xi)           We express no opinion regarding, and our opinions expressed herein are subject to limitations and restrictions contained in the Loan Documents on the rights and remedies of the parties other than the Lender Parties and the effects thereof.

Bank of America Leasong & Capital, LLC
The Lenders listed on Schedule 1.01 (d)
    of the Amended and Restated Term Loan Agreement
March 29, 2011

(xii)           Except as set forth in opinion Paragraph 8 above, we express no opinion regarding, and our opinions expressed herein are subject to  the applicability and effect of the tax laws, rules and regulations of the State.

(xiii)           We express no opinion regarding any arbitration, mediation or alternative dispute resolution provisions of any of the Loan Documents.

(xiv)           We express no opinion as to the validity or enforceability of any security interests under the Loan Documents as security for any present or future liabilities or obligations that are determined, in the case of liabilities or obligations created in the future, not to constitute “future advances” within the meaning of Section 7-9A-204 of the Alabama UCC, or which are determined not to have been within the contemplation of the parties at the time the Loan Documents were executed, or which are determined not to be of the same character or class as the liabilities and obligations created under the Loan Documents.

(xv)           We have not reviewed any documents except the Loan Documents and we express no opinion as to the effect of the terms present in the Loan Documents to the extent that such terms used therein are defined in any other documents, or to the extent that any other document may modify or affect the terms of the Loan Documents.

(xvi)           We express no opinion whether an unrecorded document that is incorporated by reference in a recorded document has the effect of according the referenced document the status of a recorded document or providing record notice of the contents of such referenced document; however, we are not aware of any requirement that any of the Loan Documents other than the Alabama Mortgage Documents be recorded or filed.

(xvii)           We express no opinion as to any provision providing for the payment of interest at the “highest lawful rate” or similar language.

(xviii) The Loan Documents and foregoing opinions are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, general assignment for the benefit of creditors laws and similar laws of general application affecting the rights and remedies of creditors and secured parties, equitable principles and the discretion of any court before which any proceeding relating thereto may be brought; (b) standards of good faith, conscionability, fair dealing and reasonableness; and (c) the discretion of a court or other body to limit or restrict the enforcement of the Loan Documents, or certain provisions thereof, on the basis of public policy.

(xix) We express no opinion as to compliance with the rules and regulations of the United States Office of Foreign Asset Control.

(xx)            The opinions expressed herein are limited to the laws of the State, and, where applicable, federal laws of the United States (with respect to federal laws, our opinion is limited

Bank of America Leasong & Capital, LLC
The Lenders listed on Schedule 1.01 (d)
    of the Amended and Restated Term Loan Agreement
March 29, 2011

to laws that, in our experience, are normally applicable to transactions of the type contemplated by this opinion letter).  We express no opinion as to the laws of any other jurisdiction, including the laws of the United States, except as provided above.  We express no opinion as to the laws of any county, municipality or other political subdivision of the State or any other state.

The foregoing opinions are rendered on the basis of and qualified by the following assumptions:

(i)           We have assumed, without investigation: (a) the genuineness of all documents, instruments and certificates and the signatures thereon not signed in our presence; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies; (d) that the representations and warranties of all parties contained in the Loan Documents and all certificates of governmental officials and officers of the Loan Parties are true and correct as to factual matters on the date hereof; (e) the due authorization, execution and delivery of the Loan Documents by the parties thereto and beneficiaries thereof; (f) with respect to each of the Loan Documents that designates New York law as the governing law, each of such documents constitutes the valid, legal and binding obligation of the parties thereto enforceable against each such party in accordance with the terms thereof under the laws of such jurisdiction; (g) that the choice of law in the Loan Documents is not for the purpose of evading the usury or similar laws of any jurisdiction; and (h) that, with respect to the Loan Documents and all other documents examined by us in connection with this opinion, all parties have requisite power and authority to enter into and perform all obligations thereunder. To the extent that this opinion relates to or depends upon the legal, valid and binding character of any document as to any party which executed such document, or to the enforceability of any such document by or against any party which executed such document, we have assumed the due authorization, execution and delivery of such document by such party, the legality, validity and binding nature of the document as to such party, the enforceability of such document against such party and that no party to the Loan Documents has taken, will take or has failed or will fail to take any action which could create a defense to the enforcement of the Loan Documents by or against such parties or beneficiaries.

(ii)           We have assumed that each of the parties to and each of the beneficiaries of the Loan Documents is duly and validly organized, existing and except to the extent of our opinion in opinion Paragraph 1 above, qualified to do business and in good standing under the laws of the jurisdiction of their organization, in the State and in all other jurisdictions where they are doing business and have all requisite power and authority to perform their obligations and agreements under the Loan Documents and to enforce their rights and privileges under the Loan Documents and to consummate the transactions contemplated by the Loan Documents.

Bank of America Leasong & Capital, LLC
The Lenders listed on Schedule 1.01 (d)
    of the Amended and Restated Term Loan Agreement
March 29, 2011

(iii)           We have assumed that the Lender Parties have and will comply, in all material respects,  with all terms and conditions of the Loan Documents.

(iv)           We have assumed that the Loan Parties and any other debtors now have, or, with respect to any after-acquired assets, properties, rights and interests, will have, rights in the collateral and other assets, properties, rights and interests subject to, or purportedly subject to, any mortgage, security interest, assignment, lien, pledge or similar interest under the Loan Documents (including all rights in such assets, properties, rights and interests purported to be held thereby), and all such collateral and other property exist and are correctly and adequately described in the applicable Loan Documents.  We have assumed further that all real property and fixtures constituting collateral under the Alabama Mortgage are and will be located at all times entirely in Colbert County, Alabama as indicated in the Loan Documents and that all fixtures constituting collateral are located on the land described in the Alabama Mortgage.

 (v)           We have assumed that each of the Lender Parties has given value under and in connection with the Loan Documents.

(vi)           We have assumed that there has not been any breach of fiduciary duty, mutual mistake of fact or misunderstanding, fraud, duress or undue influence on the part of any party to or beneficiary of any of the Loan Documents with respect to the transactions contemplated thereby.

(vii)           We have assumed that all documents and agreements incorporated in the Original Mortgage as amended by the Alabama Mortgage Amended by reference are valid, legal and binding obligations of the parties thereto enforceable in accordance with their terms.

(viii)           We have assumed that the Collateral Agent has not acted in a manner inconsistent with any security interest granted under the Loan Documents and has not released, modified or terminated any such security interest, and there exists no agreement postponing the time of attachment of any such security interest.

(ix)            We have assumed that no bankruptcy or insolvency proceeding is pending by or against any of the parties to the Loan Documents.

(x)           We have assumed that the proceeds of the Loan have been and will be used for business or commercial purposes and not for personal, family, household or agricultural purposes.

(xi)           We have assumed that the execution, delivery and performance of the Loan Documents by the parties thereto do not contravene, or constitute a default under, any provision of any material agreement, judgment, injunction, order, decree or other instrument which is binding upon any of such parties.

Bank of America Leasong & Capital, LLC
The Lenders listed on Schedule 1.01 (d)
    of the Amended and Restated Term Loan Agreement
March 29, 2011

(xii)           We have assumed that none of the parties to the Loan Documents is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xiv)           We have assumed that the execution, delivery and performance of the Loan Documents by the parties thereto will not violate the charter or articles of incorporation or bylaws or other organizational documents of any such parties.

(xv)           We have assumed that each of the Loan Parties has the legal authority to convey the interests in the collateral and mortgaged property that it purports to convey.

(xvi)           We have assumed that there are no instruments or agreements oral or written by or between the parties with reference to the transactions contemplated by the Loan Documents which conflict with or purport to override, modify or amend any of the Loan Documents and there has been no waiver of any of the provisions of the Loan Documents by actions or conduct of the parties or otherwise.

(xvii)           We assume, without investigation or inquiry, that the execution, delivery and performance of the Loan Documents and the consummation of the transactions evidenced or secured thereby (a) do not require any consent, authorization, approval or filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any rules or regulations promulgated in connection therewith, and (b) are not prohibited by and do not require any consent, authorization, approval or  filing pursuant to the Investment Company Act of 1940, as amended, the Employee Retirement Income Security Act of 1974, as amended, or any rules or regulations promulgated in connection with any of the foregoing.

Whenever a statement herein is qualified by the phrase “to the best of our knowledge” or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the transactions described herein do not have an actual knowledge of the material inaccuracy of such statement; however, unless otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Administrative Agent.

This opinion may be relied upon by the Administrative Agent and the Collateral Agent, their respective successors and assigns, and each Lender (whether a party to the Loan Agreement on the date hereof or becoming a party in the future), in connection with the transactions contemplated by the Loan Documents.  This opinion may not be relied upon in any manner for any other purpose, or quoted from or otherwise referred to in any document or report and may not be furnished to or relied upon by any other person or entity or in any other opinion of any other persons, including any counsel or accountant, for any purpose, without our prior written consent, other than the Agents’ and the Lenders’ auditors, counsel, regulatory authorities or as required by court order.  This opinion is an expression of professional judgment regarding the legal matters addressed and not a guaranty that a court will reach any particular result.  This

Bank of America Leasong & Capital, LLC
The Lenders listed on Schedule 1.01 (d)
    of the Amended and Restated Term Loan Agreement
March 29, 2011

opinion is limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein.  This opinion is as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the facts, circumstances or law which may hereafter occur.

Very truly yours,

EXHIBIT J-3

Jay Taylor Attorney Direct: (501) 370-1485 Fax: (501) 376-2147 E-mail: jtaylor@fridayfirm.com	400 West Capitol Avenue Suite 2000 Little Rock, Arkansas 72201-3522 www.FridayFirm.com

March 29, 2011

Banc of America Leasing & Capital, LLC, as Administrative Agent and Collateral Agent MA5-100-32-01 100 Federal Street Boston, Massachusetts 02110 and the Lenders listed on Schedule 1 hereto

Re:
Amended and Restated Term Loan Agreement (the “A & R Loan Agreement ”), dated as of March 29, 2011, by and among the Borrowers, Parent, Administrative Agent, Collateral Agent and the various financial institutions and other institutional investors which are parties thereto from time to time, as Lenders.

Ladies and Gentlemen:

We have acted as special counsel to the Agents and the Lenders in the State of Arkansas (the “State”) in conjunction with the loan transaction that is the subject of the A & R Loan Agreement .

In connection with this opinion, we have examined execution copies of the following loan documents and instruments (collectively, the “Documents”):

1.           A & R Loan Agreement ;

2.           Amendment Number One to Mortgage, Assignment of Rents and Security Agreement, and Fixture Filing Statement (the “Arkansas Mortgage Amendment”) made by Northwest Financial Corporation, an Oklahoma corporation, one of the listed Borrowers in the A & R Loan Agreement  (“Mortgagor”) in favor of Collateral Agent, with respect to certain real property and improvements located in Union County, Arkansas, and being more particularly defined therein (the “Mortgaged Property”);

 This opinion is being furnished to you pursuant to Section 4.01(a)(ix) of the A & R Loan Agreement . Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Article I of the A & R Loan Agreement .

Bank of America Leasing & Capital, LLC
March 29, 2011

In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

(a)           Each of the parties to the Documents has duly and validly executed and delivered each instrument, document, and agreement to be executed in connection with the credit facility that is the subject of the A & R Loan Agreement  (the “Loan”) to which such party is a signatory, and, except as to matters of State law regarding which we opine as set forth below, such party’s obligations set forth in the Documents are its legal, valid and binding obligations, enforceable in accordance with their respective terms.

(b)Each person executing any of the Documents, whether individually or on behalf of an entity, is duly authorized to do so.

(c)Each natural person executing any of the Documents is legally competent to do so.

(d)All signatures on the Documents are genuine.

(e)All Documents submitted to us as originals are authentic; all Documents submitted to us as certified or photostatic copies conform to the original document, and all public records reviewed are accurate and complete.

(f)The Documents executed by Administrative Agent, Collateral Agent, Lenders, Borrowers, and the other parties thereto, as applicable, are identical to the unexecuted copies of such documents provided to us for review.

(g)The Mortgagor under the Arkansas Mortgage Amendment has good, fee simple title to the Mortgaged Property set forth therein.

(h)           All recording fees required to be paid in connection with the recording of the Arkansas Mortgage Amendment have been or will be paid.

(i)The Lenders have given value in connection with the Documents, and there is actual consideration given and received for the making of the Arkansas Mortgage Amendment by the Mortgagor identified therein.

The opinions below are limited to the laws, rules and regulations of the State and of the United States.

Based upon the foregoing, we are of the opinion that:

1. Neither the Lenders nor the Agents are required under the laws of the State to qualify as a foreign corporation or otherwise qualify in the State or to file a designation for

Bank of America Leasing & Capital, LLC
March 29, 2011

service of process or similar type of filing in the State solely as a result of their execution and delivery and performance of the Documents to which they are a party.

2. The Arkansas Mortgage Amendment constitutes the legal, valid and binding obligation of the parties thereto enforceable against each such parties in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and by general equitable principles.

3. The Arkansas Mortgage Amendment is in proper from for recording in the Office of the Circuit Clerk and Ex-Officio Recorder of Union County, Arkansas (the “Recording Office”).

4. The Arkansas Mortgage Amendment is in form sufficient under the laws of the State to amend that certain Mortgage, Assignment of Rents and Security Agreement and Fixture Filing Statement given by Mortgagor, recorded in the Recording Office on November 6, 2007 at Mortgage Book 2007, Page 20594 (the “Arkansas Mortgage”).  The Arkansas Mortgage continues to provide valid liens or security interests for the indebtedness described therein in favor of the Collateral Agent in the Collateral described therein which constitutes real property or fixtures thereto, provided, however, certain additional monies advanced to Mortgagor at the time of the A & R Loan Agreement which are deemed by State law to be optional future advances may not share the same lien priority as the Arkansas Mortgage.  When the Arkansas Mortgage Amendment is recorded with the Recording Office, it will have been filed or recorded in all public offices in the State in which such filing or recording is necessary for such amendments.  The Arkansas Mortgage continues to provide the Collateral Agent with all mortgage remedies customarily obtained by mortgage lenders in the State in connection with the type of loan and security provided for by the Arkansas Mortgage.  The foreclosure of the Arkansas Mortgage would not restrict, affect or impair the liability of any of the Loan Parties with respect to the obligations secured thereby or by the other Documents or the rights or remedies of the Collateral Agent with respect to the foreclosure or enforcement of any other security interests or liens securing such obligations to the extent any deficiency remains unpaid after application of the proceeds of the foreclosure.

5. The Laws of the State do not require a lienholder to make an election of remedies where such lienholder holds security interests and liens on both the real and the personal property of a debtor or to take recourse first or solely against or otherwise exhaust its remedies against its collateral before otherwise proceeding to enforce against such debtor the obligations of such debtor.

6. Provided the A & R Loan Agreement  does not require any new or additional collateral to be granted by Mortgagor other than the collateral described in that certain UCC-1 Financing Statement given by Mortgagor, as a Debtor, filed in the Recording Office on November 6, 2007  at Deed Book 2007, Page 13707 (the “Financing Statement”), nor does the A & R Loan Agreement  require a new or additional Secured Party or Debtor, as such terms are utilized in the Financing Statement, the Uniform Commercial Code as in effect in the State from time to time (the “Commercial Code”) does not require an amendment of the Financing

Bank of America Leasing & Capital, LLC
March 29, 2011

Statement to be filed in the Recorder’s Office pursuant to the amendments made by the A & R Loan Agreement  and Arkansas Mortgage Amendment, provided, however, continuation statements with respect to said Financing Statement must be filed under the Commercial Code in the office where such Financing Statement was filed within six months prior to the expiration of five years from the date of such filing (or otherwise within the time permitted by A.C.A. § 4-9-515 of the Commercial Code), and subsequent continuation statements must be filed within six months prior to the end of each subsequent five-year period.

7. Neither the execution and delivery of the Documents, nor the fulfillment of or the compliance with the provisions thereof, by Administrative Agent, Collateral Agent or the Lenders, will result in a violation of, or contravenes any Laws of the State.  Other than as specifically set forth herein in Paragraph 10 hereinbelow, we do not opine on the application of the usury laws of the State to the transaction that is the subject of the A & R Loan Agreement.

8. Except for the filings and recordings described above, no approval, consent, or withholding of objection on the part of, or filing or registration with, any Governmental Authority is required to be made or taken in the State to establish, protect and preserve title to, interests in, liens on and security interests in the Collateral constituting real property, fixtures, timber to be cut, or as-extracted collateral, as contemplated by the Documents, except for UCC financing statement continuation statements.

9. Except for nominal filing or recording fees payable at the time of filing or recording of the Arkansas Mortgage Amendment, no taxes, fees or other charges imposed by the State,  Union County, Arkansas, or any other local governmental entity are payable by the Administrative Agent, the Collateral Agent, or the Lenders solely as a result of the execution, delivery, performance, recordation or filing (where applicable) of the Arkansas Mortgage Amendment delivered in connection with the transactions contemplated thereby.

10.           Assuming that the overall rate of interest, as such term is defined pursuant to State law, that is applicable to any new and additional monies that are advanced or made available to Borrowers as of March 29, 2011 under the Loan pursuant to the A & R Loan Agreement does not exceed 5.75%, per annum, said rate of interest applicable to such additional and new monies under the Loan pursuant to the A & R Loan Agreement is not usurious under State law.

11.           Based solely on our reliance on previous telephone conversations with representatives of the Office of the Mayor of the City of El Dorado, Arkansas and the Office of the County Judge of Union County, Arkansas on or about October 2007, and that certain written zoning letter from the County Judge of Union County, Arkansas dated as of October 30, 2007, without an updated or further review or inspection, we believe that (i) the Mortgaged Property lies outside of the city limits of the City of El Dorado, Arkansas and outside of the zoning jurisdiction of the City of El Dorado, Arkansas, and (2) there are no Union County, Arkansas zoning laws applicable  to the Mortgaged Property.

Bank of America Leasing & Capital, LLC
March 29, 2011

12.           The State has adopted the Uniform Enforcement of Foreign Judgments Act, found at A.C.A. Section 16-66-601, et seq. (the "UEFJA").  Assuming compliance with the UEFJA, a judgment rendered by a New York court with proper jurisdiction over the subject matter thereof, with respect to the Loan, will be treated in the State in the same manner as a judgment rendered by a court in the State.

In addition to the assumptions set forth above, the opinions set forth above are also subject to the following qualifications:

(a)           We are licensed to practice law only in the State and do not hold ourselves out to be experts on the laws of any state other than the State.  Our opinions are limited to the laws of the State.

(b)           The foregoing opinion as to enforceability does not pass upon any questions of enforceability that may arise under securities or antitrust laws of the State, any other states, or the United States of America.

(c)           We express no opinion with respect to title to any of the Mortgaged Property, but we assume with your consent that the Mortgagor in the Mortgage is the owner of such Mortgaged Property.  We express no opinion as to the accuracy of any descriptions of the Mortgaged Property contained in the Arkansas Mortgage Amendment or any of the Documents.

(d)           We express no opinion with respect to the relative priority of the liens or security interests created by any of the Documents.  We understand that, with respect to the real property, you are relying upon a mortgagee's title insurance policy insuring your lien on such property, and, with respect to the personal property, you are relying on UCC searches provided by the applicable filing offices.

(e)           In the event of conflicts among the Documents, we express no opinion as to which provision shall prevail.

(f)           We express no opinion as to the validity or enforceability of any provisions in any of the Documents to the extent that such provisions purport to waive any requirement of diligent performance or other care on the part of the Administrative Agent, Collateral Agent or Lenders with respect to the recognition or preservation of the rights of the Borrowers to or interest in any property subject to the lien or security interest granted by the Documents.

(g)           We express no opinion as to the validity or enforceability of (a) any remedies which any of the Documents purport to grant the Administrative Agent, Collateral Agent or Lenders with respect to the seizure or disposition of the personal property to the extent that such remedies are not specifically provided to a secured party under the applicable

Bank of America Leasing & Capital, LLC
March 29, 2011

State Uniform Commercial Code, or (b) remedies (excluding the power of sale provisions set forth in the Security Instrument) which any of the Documents purport to grant to the Lenders with respect to the seizure or disposition of the real property to the extent that such remedies are not specifically provided for by the laws of the State.

(h)           We express no opinion as to the validity or enforceability of any provision of the
Documents which permits the Lenders, in the event of acceleration upon delinquency or default, to increase the rate of interest or to collect a late charge or prepayment penalty or premium.

(i)           We express no opinion as to the validity or enforceability of any powers of attorney granted or assigned in the Documents to the extent that the grant or assignment of such powers of attorney does not comply with the requirements of A.C.A. Sections 18-12-501 and 21-6-306, and other applicable laws of the State.

(j)           We note that in order for the Administrative Agent, Collateral Agent or Lenders to obtain the appointment of a receiver, they must comply with the requirements of A.C.A. Section 16-117-208, and Arkansas Rule of Civil Procedure 66, and other applicable laws of the State.

(k)           We express no opinion as to the effect of future course of dealings, course of performance or the like, in modifying the terms of any of the Documents or the respective obligations of the Borrowers, any guarantors and the Administrative Agent, Collateral Agent or Lenders under the Documents, and we note that the validity or enforceability of provisions permitting modifications of an agreement only in writing may be limited by the parties' future course of dealings, course of performance and the like.

(l)           We express no opinion as to the validity or enforceability of waivers or advance consents that have the effect of waiving marshaling of assets or similar requirements or defenses, or in certain cases notices.

(m)           We express no opinion as to the obligation of any guarantors to pay the outstanding principal balance of the obligations comprising the Loan and observe the covenants under the Documents in the event that the time for payment for said obligations is extended, a party is released from liability, a Document is renewed, the terms of payment under the Documents are modified, any security under the Documents is released or the terms of the Documents and security therefor are made subject to a subordination agreement without the prior consent of any guarantors to such modifications, amendments, releases or subordinations.

(n)           We express no opinion with respect to the enforceability of the severability provisions contained in the Documents to the extent that any provision affected by the

Bank of America Leasing & Capital, LLC
March 29, 2011

severability provision is material to the essence of the agreements set forth in the Documents.

(o)           We express no opinion as to the validity or enforceability of any provisions in the Documents concerning environmental indemnification to the extent that the same are unenforceable under Federal or state environmental laws, ordinances or regulations.

(p)           We express no opinion with respect to the validity or enforceability of provisions in the Documents which provide that a Lender is not liable for its acts or omission or for any acts or omissions of its servants, employees or attorneys, including but not limited to negligence.

The opinions set forth herein are expressed as of the date hereof, and we assume no obligations to update or supplement these opinions to reflect any facts that may hereafter come to our attention or any changes in law that may hereafter occur.  The opinions set forth herein are limited to matters expressly set forth herein, and no opinion is to be inferred or implied beyond the matters expressly so stated.

Except as set forth in the following sentence, this opinion is being furnished solely for the benefit of you and your successors and assigns, and your and their respective counsel, in connection with the transactions contemplated by the Documents.  The Administrative Agent and the Collateral Agent, and their respective successors and assigns and each Lender (whether a party to the A & R Loan Agreement on the date hereof or becoming a party in the future) may rely on this opinion to the same extent as if it were addressed and delivered to such person on the date hereof.  No other use of this opinion may be made without our approval, provided however, the Administrative Agent and/or Collateral Agent may deliver copies of this opinion as necessary to applicable auditors, regulatory authorities, or pursuant to a court order.  Our opinions represent our reason and judgment as to certain matters of law based upon facts presented or presumed and are not and should not be considered or construed as a guaranty.  The liability of Friday, Eldredge & Clark, LLP is limited to the fullest extent possible under Act 661 of 1987.

Sincerely,

Friday, Eldredge & Clark, LLP

Bank of America Leasing & Capital, LLC
March 29, 2011

Schedule 1

List of Lenders
Banc of America Leasing & Capital LLC, as Collateral Agent Banc of America Leasing & Capital LLC, as Administrative Agent
Fifth Third Bank
JPMorgan Chase Bank N.A.
Bank of Utah, as Payment Agent

EXHIBIT K-1

This instrument is prepared by:1

FORM OF ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) is made as of March 29, 2011, by and among Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation, as assignor (“Assignor”), with a mailing address at 16 S. Pennsylvania Avenue, Oklahoma City, Oklahoma 73107, Attention: President, in favor of Banc of America Leasing & Capital LLC, as collateral agent for the Lenders (hereinafter called the “Assignee” or the “Collateral Agent”), whose address is Mail Code: GA3-003-04-01, Northeast Center Building, 2059 Northlake Pkwy, Tucker, Georgia 30084-5399, Attention: Shelley B. LaCagnin, Vice President – Operations Manager.

RECITALS:

A.           Upon the terms and conditions of a certain Amended and Restated Term Loan Agreement, dated as of March 29, 2011 (as may be further amended, supplemented, amended and restated, or otherwise modified from time, being hereinafter referred to as the “Amended and Restated Loan Agreement”), being entered into by and among ThermaClime, L.L.C., an Oklahoma limited liability company (“ThermaClime”), Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation, Northwest Financial Corporation, an Oklahoma corporation, Chemex I Corp., an Oklahoma corporation, Cherokee Nitrogen Company, an Oklahoma corporation, ClimaCool Corp., an Oklahoma corporation, ClimateCraft, Inc., an Oklahoma corporation, Climate Master, Inc., a Delaware corporation, EDC Ag Products Company L.L.C., an Oklahoma limited liability company, El Dorado Chemical Company, an Oklahoma corporation, International Environmental Corporation, an Oklahoma corporation, Koax Corp., an Oklahoma corporation, LSB Chemical Corp., an Oklahoma corporation, The Climate Control Group, Inc., an Oklahoma corporation, Trison Construction, Inc., an Oklahoma corporation, ThermaClime Technologies, Inc., an Oklahoma corporation, and XpediAir, Inc., an Oklahoma corporation, as borrowers (individually and collectively, jointly and severally, “Borrower” or “Borrowers”), LSB Industries, Inc., a Delaware corporation, as a guarantor, Consolidated Industries Corp., an Oklahoma corporation, as a guarantor, Banc of America Leasing & Capital, LLC, as administrative agent (the “Administrative Agent”), the Collateral Agent, the Payment Agent, and the Lenders from time to time party thereto (the “Lenders”; collectively with the Administrative Agent, the Collateral Agent, and the Payment Agent, the “Secured Parties”), the Lenders have agreed to provide certain additional financial accommodations (the “Loan”) to Borrowers, upon the terms and conditions set forth in the Amended and Restated Loan Agreement and the other Loan Documents.

1 Insert the name and address of the person preparing the document.

B.           The Loan is secured by that certain Mortgage, Assignment of Rents and Security Agreement, and Fixture Filing (as may be further amended, supplemented, amended and restated, or otherwise modifed from to time, the “Mortgage”), dated as of November 2, 2007, and previously recorded on November 9, 2007, at 9:41 a.m., on Fiche 2007 39, Frame 180, in the Office of the Judge of Probate of Colbert County, Alabama, and as amended by that certain Amendment Number One to the Mortgage, Assignment of Rents and Security Agreement, and Fixture Filing dated on or after March ___, 2011, from Assignor, as “mortgagor”, for the benefit of Assignee, as “mortgagee”, encumbering real property located in the County of Colbert, State of Alabama, as described on Exhibit A attached hereto, all buildings and other improvements now or hereafter located thereon, and certain personal property owned by Mortgagor (collectively, the “Improvements”) (the real property and the Improvements are hereinafter sometimes collectively referred to as the “Property”).

C.           The Loan Documents (as defined in the Amended and Restated Loan Agreement) include the Mortgage, one or more promissory note(s) (each and collectively, the “Note”), and all other documents evidencing, securing, or otherwise pertaining to the Loan.  This Assignment is one of the Loan Documents.

D.           Assignor is party to that certain [_________________]2, by and between Assignor and [____________], a [___________ _____________]3 (“Lessee”).  Pursuant to the Lease, Lessee leases from Assignor a portion of that certain real property legally described on the attached Exhibit A and certain improvements located thereon (the “Premises”).  The Premises are or will be encumbered by the Mortgage securing the Loan in favor of Assignee.

E.           As a condition to the Amended and Restated Loan Agreement, Assignee has required that Assignor execute and deliver this Assignment to further secure payment and performance of Assignor’s obligations under the Loan Documents.

NOW, THEREFORE, to induce Assignee to enter into the Amended and Restated Loan Agreement, in consideration thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby covenants and agrees for the benefit of Assignee, as follows:

Covenants of Assignor with respect to Assignment:

1.           Absolute Assignment.  Assignor hereby absolutely and presently assigns to Assignee the following:

(a)           All of Assignor’s right, title, and interest in, to, and under the Lease, including (i) all guaranties of and security for Lessee’s performance under the Lease, and (ii) all amendments, extensions, renewals, or modifications to the lease; and

2 Insert the full description of the Lease, including any recording information, if applicable.
3 Insert the name, type of entity, and jurisdiction of organization of the Lessee.

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(b)           All deposits (whether for security or otherwise), rents, issues, profits, revenues, royalties, rights, benefits, and income of and from the Property, including liquidated damages following default and all proceeds payable under any policy of insurance covering loss of rents, together with the continuing right to collect and receive the same, and together with all rights and claims that Assignor may have against any party under the Lease or against any other occupant of the Property (collectively, the “Rents”).

THIS IS AN ABSOLUTE ASSIGNMENT, NOT AN ASSIGNMENT FOR SECURITY ONLY.

2.           Grant of License.  Assignee hereby confers upon Assignor a license (the “License”) to collect and retain the Rents as they become due and payable, so long as no Event of Default (as defined in the Mortgage) shall exist and be continuing.  If an Event of Default has occurred and is continuing, Assignee shall have the right, which it may choose to exercise in its sole discretion, to terminate the License without notice to or demand upon Assignor, and without regard to the adequacy of Assignee’s security under the Loan Documents.

3.           Collection and Application of Rents.  Subject to the License granted to Assignor under Section 2 above, Assignee has the right, power, and authority to collect any and all Rents after the occurrence and during the continuance of an Event of Default.  Assignor hereby appoints Assignee its attorney-in-fact, which power of attorney is with full power of substitution and coupled with an interest, after the occurrence and during the continuance of an Event of Default to perform any and all of the following acts as Assignee, in its sole discretion, may elect:

(a)           Demand, receive and enforce payment of any and all Rents;

(b)           Give receipts, releases and satisfactions for any and all Rents; or

(c)           Sue either in the name of Assignor or in the name of Assignee for any and all Rents.

Assignee may, in its sole discretion, choose to collect Rents either with or without taking possession of the Property.  Even if Assignee is collecting and applying Rents as permitted under this Assignment, Assignee shall still be entitled, upon an Event of Default, to exercise and invoke every right and remedy provided to it under this Assignment, the Mortgage, or under any of the other Loan Documents.  At Assignee’s request, upon an Event of Default that has occurred and is continuing, Assignor shall deliver a copy of this Assignment to the Lessee to each manager and managing agent or operator of the Property, and shall direct Lessee, any tenant, manager, managing agent, or operator of the Property, without any requirement for notice to or consent by Assignor, to comply with all demands of Assignee under this Assignment to turn over to Assignee on demand all Rents which it receives.

3

4.           Notices.  All notices, consents, approvals, or other instruments required or permitted to be given by any party pursuant to this Assignment shall be in writing and given by (i) hand delivery, (ii) express overnight delivery service, or (iii) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) the next business day, if delivered by express overnight delivery service, or (c) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested.  Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) as set forth in the introductory paragraph hereto.

5.           Remedies of Assignee.  Upon or at any time after the occurrence and during the continuance of an Event of Default, Assignee may, at its option, without waiving that Event of Default and without regard to the adequacy of Assignee’s security under the Loan Documents, either in person, by agent, or by a receiver appointed by a court, take possession of the Property and hold, manage, lease, and operate the Property on such terms and for such period of time as provided in the Mortgage.  Assignee may, with or without taking possession of the Property, in its own name, demand, sue for, or otherwise collect and receive all Rents, including those past due and unpaid.  Assignee shall have full power to make all alterations, renovations, repairs, or replacements and to do any and all other things which it may in its sole discretion consider necessary or appropriate to protect the security of this Assignment and under the Mortgage.  Assignee may apply the Rents to pay any of the following amounts and in such order as provided in the Mortgage:  (a) the Secured Obligations (as defined in the Mortgage); (b) all expenses of the Property, including the salaries, fees, commissions, and wages of a managing agent and such other employees, agents, or independent contractors as Assignee deems necessary or desirable; (c) all taxes, charges, claims, assessments, or any other liens against the Property; (d) all premiums for all insurance Assignee deems necessary or desirable; (e) the cost of all alterations, renovations, repairs, or replacements; and (f) all expenses incident to taking and retaining possession of the Property.  Neither the demand for nor collection of Rents by Assignee shall constitute any assumption by Assignee of any obligation under the lease.  Assignee is obligated to account only for such Rents as are actually collected or received by Assignee.  For purposes of this Section, Assignor grants to Assignee an irrevocable power of attorney, with full power of substitution, and coupled with an interest, to take any and all of the aforementioned actions and any or all other actions designated by Assignee for the proper management and preservation of the Property.  Assignee shall, as a matter of absolute right, be entitled, upon application to a court of competent jurisdiction, to the appointment of a receiver to obtain and secure the rights of Assignee hereunder and the benefits intended to be provided to Assignee under this Assignment.  The exercise by Assignee of the option granted it in this Section and the collection of the Rents and the application thereof as provided in this Assignment shall not be considered a waiver of any Event of Default by Assignor under the note(s), the Mortgage, this Assignment, or the other Loan Documents.  This Assignment shall remain in full force and effect during any period of foreclosure or redemption with respect to the Property.

4

6.           No Liability of Assignee.  Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee’s failure to lease any part of the Property or from any other act or omission of Assignee in managing the Property after an Event of Default, other than acts or omissions of Assignee constituting willful misconduct or gross negligence of Assignee.  Assignee shall not be responsible for performing any of Assignor’s obligations under the Lease by reason of this Assignment.  Assignor hereby agrees to indemnify, defend, and hold Assignee harmless for, from, and against any and all liability, loss, or damage which may be incurred under the Lease or by reason of this Assignment and from any and all claims and demands whatsoever, including the defense of any such claims or demands which may be asserted against Assignee by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in the Lease.  Should Assignee incur any such liability, Assignor shall reimburse Assignee promptly upon demand.  This Assignment shall not operate to place any obligation or liability for the control, care, management, or repair of the Property upon Assignee; nor shall it operate to make Assignee responsible or liable for any waste committed on the Property by any lessee or any other party, any dangerous or defective condition of the Property, including, without limitation, the presence of any Hazardous Substances (as defined in the Amended and Restated Loan Agreement), or for any negligence in the management, upkeep, repair, or control of the Property resulting in loss or injury or death to any lessee, licensee, employee, or stranger, other than acts or omissions of Assignee constituting gross negligence or willful misconduct of Assignee.

7.           Other Security.  Assignee may take or release other security for the payment of the Secured Obligations, may release any party primarily or secondarily liable therefor, and may apply any other security held by it to the reduction or satisfaction of the Secured Obligations without prejudice to any of its rights under this Assignment.

8.           Other Remedies.  Assignor has executed the Mortgage which contains an Assignment of Rents and Leases assigning to Assignee all of Assignor's right, title, and interest, as Assignor, in and to the Lease.  All rights and remedies granted to Assignee under the Assignment of Rents and Leases contained in the Mortgage shall be in addition to all rights and remedies granted to Assignee under this Assignment.  The right of Assignee to collect the Secured Obligations and to enforce any other security held by Assignee may be exercised by Assignee either prior to, simultaneously with, or subsequent to any action taken by it under this Assignment.

9.           No Mortgagee in Possession.  Nothing contained in this Assignment shall be construed as constituting Assignee a “mortgagee in possession” for any purpose.

10.           Conflict of Terms.  In case of any conflict between the terms of this Assignment and the terms of the Mortgage, the terms of the Mortgage shall prevail.

11.           Non-Waiver.  Each waiver by any Assignee must be in writing, and no waiver shall be construed as a continuing waiver.  No waiver shall be implied from any delay or failure by Assignee to take action on account of any default of Assignor.  Consent by Assignee to any

5

act or omission by Assignor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Assignee’s consent to be obtained in any future or other instance.  No collection by Assignee of any Rents pursuant to this Assignment shall constitute or result in a waiver of any default then existing under this Assignment or under any of the other Loan Documents.

12.           Invalid Provisions.  A determination that any provision of this Assignment is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Assignment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of that provision as it may apply to any other persons or circumstances.

13.           Governing Law.  This Assignment shall be governed by and construed in accordance with the laws of the state where the Property is located, except to the extent any of such laws may now or hereafter be preempted by federal law.

14.           Termination of Assignment.  Upon payment in full of the Secured Obligations and the delivery and recording of a satisfaction, release, reconveyance, or discharge of the Mortgage duly executed by Assignee, this Assignment shall become and be void and of no effect.

15.           Successors in Interest; Transfer of Loan.  The terms, covenants, and conditions of this Assignment shall be binding upon and inure to the benefit of the heirs, successors, and assigns of the parties.  Assignee and any successor may, at any time, sell, transfer, or assign the Loan, this Assignment, and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”).  Assignee may forward to each transferee, assignee, servicer, participant, or investor in those Securities or any rating agency (a “Rating Agency”) rating those Securities (all of the foregoing entities collectively referred to as an “Investor”) and each prospective Investor, all documents, financial and other information which Assignee now has or may hereafter acquire relating to (a) the Loan; (b) the Property and its operation (including, without limitation, copies of all leases, subleases, and any other agreements concerning the use and occupancy of the Property); or (c) any party connected with the Loan (including, without limitation, Assignor, any partner or member of Assignor, any constituent partner or member of Assignor, and any guarantor).  In connection with such Securities, Assignor further agrees that the Loan Documents shall be sufficient evidence of the obligations of Assignor to each Investor.  Assignor shall, within fifteen (15) days after request by Assignee, deliver an estoppel certificate verifying for the benefit of Assignee and any other party designated by Assignee the status and the terms and provisions of the Loan in form and substance acceptable to Assignee.  The representations, warranties, obligations, covenants, and indemnity obligations of Assignor under the Loan Documents shall also benefit and apply with respect to any Assignee, transferee, assignee, participant, servicer, or investor.

6

16.           Attorneys’ Fees.  If any lawsuit, suit, or proceeding is commenced which arises out of or relates to the Amended and Restated Loan Agreement, this Assignment, the other Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court may adjudge to be reasonable attorneys’ fees in the action, in addition to costs and expenses otherwise allowed by law.  In all other situations, including any matter arising out of or relating to any proceeding under any Debtor Relief Law (as defined in the Mortgage), Assignor agrees to pay all of Assignee’s costs and expenses, including attorneys’ fees, which may be incurred in enforcing or protecting Assignee’s rights or interests.  From the time(s) incurred until paid in full to Assignee, all such sums shall bear interest at the Default Rate.  Whenever Assignor is obligated to pay or reimburse Assignee for any attorneys’ fees, those fees shall include the allocated costs for services of in-house counsel.

17.           WAIVER OF TRIAL BY JURY.  ASSIGNOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN, THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM, OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY ASSIGNOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  ASSIGNEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY ASSIGNOR.

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR:

CHEROKEE NITROGEN HOLDINGS, INC., an Oklahoma corporation

By: ______________________________________
Name:
Title:

ASSIGNEE:

BANC OF AMERICA LEASING & CAPITAL, LLC, as Collateral Agent

By:  ______________________________________
Name:
Title:

STATE OF  ______________________________________
COUNTY OF ______________________________________

I,  _____________________, a notary public in and for said county in said state, hereby certify that ______________________, whose name as _________  of ____________ , a [corporation/limited liability company], is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, [he/she], as such officer and with full authority, executed the same voluntarily for and as the act of said _____________.

Given under my hand and official seal this __ day of  _____________, 2011.

_____________
Notary Public
[NOTARIAL SEAL]
My Commission Expires: _________________

STATE OF  ______________________________________
COUNTY OF ______________________________________

I, ________________, a notary public in and for said county in said state, hereby certify that _______________, whose name as ____________ of ____________, a [corporation/limited liability company], is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, [he/she], as such officer and with full authority, executed the same voluntarily for and as the act of said _____________.

Given under my hand and official seal this ___ day of _________________, 2011.

____________
Notary Public
[NOTARIAL SEAL]
My Commission Expires: __________________

2

EXHIBIT A

LEGAL DESCRIPTION

The tract or lot of land lying in the County of Colbert, State of Alabama, known and described as follows, to wit:

PARCEL I:
Begin at the Northwest corner of Section 7, Township 3 South, Range 13 West, Colbert County, Alabama, and run thence South 0 degrees 36 minutes 44 seconds West 2621.36 feet with the westerly boundary line of said Section 7 to a point on said boundary line; thence run North 88 degrees 55 minutes 46 seconds West 990.00 feet to a point; thence run South 0 degrees 35 minutes 43 seconds West 2623.55 feet parallel with the westerly boundary line of said Section 7, to a point on the northerly boundary line of Section 13, Township 3 South, Range 14 West; thence run South 0 degrees 46 minutes 39 seconds West a distance of 5329.16 feet to a point on the southerly boundary of Section 13, Township 3 South, Range 14 West; thence run South 87 degrees 49 minutes 42 seconds East 1000.47 feet to the Southwest corner of Section 18, Township 3 South, Range 13 West; thence run South 89 degrees 14 minutes 26 seconds East 1397.26 feet to the Southwest corner of the Southeast quarter of the Southeast quarter of said Section 18, which section is a fractional section; thence run North 0 degrees 21 minutes 39 seconds East a distance of 46.5 feet to a concrete monument on the north right-of-way margin of Lile Academy Road; thence south 89 degrees 08 minutes 27 seconds east along said north right-of-way margin a distance of 1,281.76 feet to a concrete monument; thence south 88 degrees 50 minutes 29 seconds east a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 474.74 feet; thence north 12 degrees 06 minutes 31 seconds east a distance of 784.37 feet; thence north 12 degrees 02 minutes 41 seconds east a distance of 51.11 feet; thence south 89 degrees 59 minutes 07 seconds west a distance of 726.65 feet; thence north 00 degrees 00 minutes 42 seconds east a distance of 414.62 feet; thence north 84 degrees 05 minutes 23 seconds east a distance of 780.35 feet; thence north 00 degrees 41 minutes 22 seconds east a distance of 816.26 feet to the south right-of-way margin of a 200 foot railroad right-of-way; thence north 88 degrees 03 minutes 37 seconds west along said south right-of-way margin a distance of 1,193.19 feet; thence westerly along the curving south right-of-way margin a distance of 347.85 feet (said curve concave south, having a radius of 1,046.00 feet, a chord bearing of south 82 degrees 24 minutes 48 seconds west, a chord length of 346.25 feet); thence north 02 degrees 12 minutes 51 seconds west a distance of 205.80 feet to the north right-of-way margin of a 200 foot railroad right-of-way; thence easterly along the curving north right-of-way margin a distance of 361.43 feet (said curve concave south, having a radius of 1,246.00 feet, a chord bearing north 83 degrees 37 minutes 48 seconds east, a chord distance of 360.16 feet); thence south 88 degrees 03 minutes 37 seconds east a distance of 1,188.82 feet; thence north 00 degrees 41 minutes 22 seconds east a distance of 310.14 feet; thence south 89 degrees 24 minutes 33 seconds east a distance of 240.77 feet to U.S.-T.V.A. Monument No. 50 (being a concrete monument capped by a bronz tablet showing said monument number and also "T.3S.R.13W.", and all other references to U.S.-T.V.A. monuments herein shall refer to monuments of like character); thence north 00 degrees 24 minutes 16 seconds east a distance of 420.42 feet to U.S.-T.V.A. Monument No. 51; thence run north 33 degrees 37 minutes west 2,733.00 feet to U.S.-T.V.A. Monument No. 52 in the north line of Section 17, which is in the south line of Section 8; thence north 37 degrees 38 minutes west 416.00 feet to U.S.-T.V.A. Monument No. 53 at the northwest corner of the Southwest Quarter of the Southwest Quarter of the Southeast Quarter of the Southwest Quarter of Section 8; thence north 01 degree 35 minutes east 977.00 feet to U.S.-T.V.A. Monument No. 54 at the northwest corner of the Southeast Quarter of the Southwest Quarter of Section 8; thence north 35 degrees 59 minutes west 1,633.00 feet to U.S.-T.V.A. Monument No. 55 at the southeast corner of the Southwest Quarter of the Southwest Quarter of the Southwest Quarter of the Northwest Quarter of Section 8; thence north 88 degrees 50 minutes west 332.00 feet to U.S.-T.V.A. Monument No. 56 at the southwest corner of the Northwest Quarter of Section 8; thence with the south line of the Northeast Quarter of Section 7 north 88 degrees 50 minutes west 330.00 feet to U.S.-T.V.A. Monument No. 57; thence leaving the said south line north 01 degree 23 minutes 15 seconds east 1,966.31 feet to U.S.-T.V.A. Monument No. 58; thence run north 88 degrees 35 minutes west 336.33 feet to U.S.-T.V.A. Monument No. 59; thence run south 68 degrees 55 minutes 24 seconds west 1,751.46 feet, more or less, to a point on the south line of the north half of the north half of Section 7, Township 3 South, Range 13 West, which point is to be found by finding the intersection of said south line of said north half of the north half of said Section 7 with a line run south 00 degrees 39 minutes 12 seconds west a distance of 45 feet from U.S.-T.V.A. Monument No. 60; thence run north 00 degrees 39 minutes 12 seconds east 659.42 feet; thence run north 56 degrees 58 minutes 57 seconds east 1,150.50 feet, more or less, to U.S.-T.V.A. Monument No. 62 which is located in the north boundary of said Section 7 at a point 1,399.63 feet easterly from the northwest corner thereof; thence run north 88 degrees 39 minutes 30 seconds west with said section line 1,399.63 feet to the POINT OF BEGINNING.

LESS AND EXCEPT FROM THE FOLLOWING PARCELS:  III, IV, V, VI, AND VII:

Parcel III:
Commencing at the Southwest corner of Section 18, T-3-S, R-13-W, Colbert County, Alabama, thence North 0 degrees 48 minutes East along the West line of said Section 18 a distance of 4085.36 feet to a point; thence North 89 degrees 58 minutes East a distance of 2003.88 feet to a concrete monument and the point of beginning of the tract herein described; thence North 0 degrees 02 minutes West a distance of 450.00 feet to a point on a chain link fence; thence North 89 degrees 58 minutes East with chain link fence a distance of 298.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 116.50 feet to a point; thence North 89 degrees 58 minutes East with chain link fence a distance of 52.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 333.50 feet to a point; thence leaving said chain link fence South 89 degrees 58 minutes West a distance of 2.00 feet to a concrete monument; thence continuing South 89 degrees 58 minutes West a distance of 348.00 feet to the concrete monument at the point of beginning of the tract herein described.

Parcel IV
Commence at the Southwest corner of the said Section 7, Township 3 South, Range 13 West, Colbert County, Alabama; thence North 0 degrees 36 minutes 44 seconds east along the west line of the said Section 7 a distance of 2621.68 feet to the northwest corner of the Southwest 1/4 of the said Section 7 and the point of beginning of the tract herein described; thence continuing north 0 degrees 36 minutes 44 seconds east a distance of 200.00 feet to a point; thence south 89 degrees 23 minutes 16 seconds east a distance of 1500.00 feet to a point; thence south 0 degrees 36 minutes 44 seconds west a distance of 600.0 feet to a point; thence north 89 degrees 23 minutes 16 seconds west a distance of 1500.0 feet to a point on the west line of said Section 7; thence north 0 degrees 36 minutes 44 seconds east a distance of 400.0 feet to the point of beginning of the tract herein described.

Parcel V
A parcel of land located in Section 18, Township 3-South, Range 13-West in Colbert County, State of Alabama, said parcel lying east of a right of way for a proposed road approximately 3 miles north of Cherokee, and being more particularly described as follows:  Commencing at a point in the east line of Section 18, said point being 1276.0 feet south of the northeast corner of said section; thence due west, 620.9 feet to the POINT OF BEGINNING at the northeast corner of the parcel of land herein described; thence due south 600.0 feet to a point; thence due west, 500.0 feet to a point; thence with a line 132.0 feet east of and parallel to the east line of the right of way of a proposed road due north, 600.0 feet to a point; thence due east, 500.0 feet to the point of beginning.

Parcel VI
Also for the point of beginning, commence at the intersection of the South line of North half of North half of Section 7, Township 3 South, Range 13 West, Colbert County, Alabama, with a line run South 0 degrees 39 minutes 12 seconds West from U.S.-T.V.A. Monument No. 60; thence run North 0 degrees 39 minutes 12 seconds East 659.42 feet to the point of beginning; from said point of beginning run thence North 56 degrees 58 minutes 57 seconds E 1150.50 feet, more or less, to U.S.-T.V.A. Monument No. 62, which is located in the North boundary of Section 7 at a point of 1399.63 feet easterly from the Northwest corner thereof; from said Monument No. 62 run thence South 58 degrees 53 minutes 18 seconds West 1126.17 feet to U.S.-T.V.A. Monument No. 61; thence run South 0 degrees 39 minutes 12 seconds West to the point of beginning.

Parcel VII:
Commence at the southwest corner of Section 18, Township 3 South, Range 13 West, Colbert County, Alabama; thence south 89 degrees 14 minutes 26 seconds east along the South boundary of said Section 18 a distance of 1,397.26 feet; thence run North 00 degrees 21 minutes 39 seconds East a distance of 825.71 feet to the POINT OF BEGINNING; continue thence North 00 degrees 21 minutes 39 seconds East a distance of 505.52 feet; thence South 89 degrees 22 minutes 51 seconds East a distance of 1,116.70 feet; thence South 66 degrees 13 minutes 10 seconds West along said southeasterly right of way margin a distance of 1,223.71 feet to the POINT OF BEGINNING, containing 6.48 acres, more or less, and then being that same parcel of land described in Deed Book 264, Page 560 as recorded in the Probate Office of Colbert County, Alabama.

PARCEL II:
A tract of land lying in Colbert County, State of Alabama, in the East half of East half of Northeast quarter, Section 7, the West half of Northwest quarter and Southwest quarter of Section 8, and the Northeast quarter and East half of Northwest quarter of Section 17, Township 3 South, Range 13 West on the southwest shore of Pickwick Landing Lake opposite Kogor's Island and approximately 4 miles northeast of Cherokee, Alabama, and being more particularly described as follows:

Beginning at U.S.-T.V.A. Monument 51 in the Southwest quarter of Southwest quarter of Northeast quarter of Section 17 and in the boundary of true United States of America's land at a corner of the land of Mrs. F.W. Benson and S.W. Frierson & C.W. Watts; thence with the United States of America's boundary North 33 degrees 37' West 2733.00 feet to the U.S.-T.V.A. Monument 52 in the north line of Section 17, which is the south line of Section 8; thence North 37 degrees 38' West, 416.00 feet to U.S.-T.V.A. Monument 53 at the northwest corner of the Southwest quarter of the Southwest quarter of the Southeast quarter of Southwest quarter, Section 8; thence North 1 degree 35' East, 977.00 feet to U.S.-T.V.A. Monument 54 at the northwest corner of the Southeast quarter of the SW 1/4 Section 8; thence North 35 degrees 59' West, 1633.00 feet to U.S.-T.V.A. Monument 55 at the southeast corner of the Southwest quarter of the Southwest quarter of Southwest quarter of Northwest quarter, Section 8; thence North 88 degrees 50' West, 332.00 feet to U.S.-T.V.A. Monument 56 at the southwest corner of the Northwest quarter of Section 8; thence with the south line of the Northeast quarter, Section 7 North 88 degrees 50' West, 330.00 feet to U.S.-T.V.A. Monument 57; thence leaving the said South line, North 1 degree 23 minutes 15 seconds East, 1966.31 feet to U.S.-T.V.A. Monument 58; thence, leaving the United States of America's boundary South 89 degrees 59 minutes 29 seconds East, 410 feet, passing a metal marker at 385.00 feet, to a point in the 423-foot contour on the shore of Pickwick Landing Lake; thence with the 423-foot contour as it meanders in a southeasterly direction to a point; thence, leaving the contour, South 61 degrees 19 minutes 05 seconds West, 534.50 feet, passing a metal marker at 17 feet, to U.S.-T.V.A. Monument 49 in the south line of the Northeast quarter of Section 17 and in the boundary of the United States of America's land; thence with the United States of America's boundary and the south line of the Northeast quarter of Section 17, North 89 degrees 19 minutes West, 260.20 feet to U.S.-T.V.A. Monument 50; thence leaving the said south line, North 0 degrees 24 minutes 16 seconds East, 420.42 feet to the point of beginning.

PARCEL III:
Commencing at the Southwest corner of Section 18, T-3-S, R-13-W, Colbert County, Alabama, thence North 0 degrees 48 minutes East along the West line of said Section 18 a distance of 4085.36 feet to a point; thence North 89 degrees 58 minutes East a distance of 2003.88 feet to a concrete monument and the point of beginning of the tract herein described; thence North 0 degrees 02 minutes West a distance of 450.00 feet to a point on a chain link fence; thence North 89 degrees 58 minutes East with chain link fence a distance of 298.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 116.50 feet to a point; thence North 89 degrees 58 minutes East with chain link fence a distance of 52.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 333.50 feet to a point; thence leaving said chain link fence South 89 degrees 58 minutes West a distance of 2.0 feet to a concrete monument; thence continuing South 89 degrees 58 minutes West a distance of 348.00 feet to the concrete monument at the point of beginning at the tract herein described.

PARCEL VIII:
A parcel of land lying in Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, and being more particularly described as follows:  Commence at the southwest corner of Section 17, Township 3 south, Range 13 West, Colbert County, Alabama; thence north 00 degrees 44 minutes 27 seconds west a distance of 44.05 feet to a concrete monument on the north right-of-way of Lile Academy Road; thence south 88 degrees 50 minutes 29 seconds east along the north right-of-way of an unnamed County road a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 535.94 feet to the east right-of-way of a County road and the POINT OF BEGINNING; thence north 12 degrees 05 minutes 42 seconds east a distance of 761.78 feet; thence south 70 degrees 57 minutes 14 seconds east a distance of 233.95 feet to a Point of Curve; thence southeasterly along a curve concave north a distance of 638.62 feet (said curve having a radius of 2,025.00 feet, a chord bearing of south 79 degrees 59 minutes 24 seconds east, a chord distance of 635.97 feet) to the Point of Tangency; thence south 89 degrees 01 minute 08 seconds east a distance of 517.34 feet to a Point of Curve; thence southeasterly along said curve concave southwesterly a distance of 566.33 feet (said curve having a radius of 950.00 feet, a chord bearing of south 71 degrees 56 minutes 27 seconds east, a chord distance of 557.98 feet) to a Point of Reverse Curve; thence southwesterly along a curve a distance of 108.67 feet (said curve concave northeasterly having a chord bearing of south 25 degrees 43 minutes 19 seconds east, a chord distance of 88.51 feet) to a point; thence south 00 degrees 41 minutes 33 seconds west a distance of 360.35 feet; thence north 89 degrees 04 minutes 24 seconds west a distance of 1,995.46 feet; thence north 00 degrees 46 minutes 28 seconds east a distance of 30.00 feet; thence north 88 degrees 59 minutes 48 seconds west a distance of 94.09 feet to the  POINT OF BEGINNING.

PARCEL IX:
A parcel of land lying in Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, and being more particularly described as follows:  Commence at the southwest corner of Section 17, Township 3 south, Range 13 West, Colbert County, Alabama; thence north 00 degrees 44 minutes 27 seconds west a distance of 44.05 feet to a concrete monument on the north right-of-way of Lile Academy Road; thence south 88 degrees 50 minutes 29 seconds east along the north right-of-way of an unnamed County road a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 535.94 feet to the east right-of-way of a County Road; thence north 12 degrees 05 minutes 42 seconds east along said east right-of-way a distance of 812.15 feet to the POINT OF BEGINNING; thence north 12 degrees 05 minutes 22 seconds east along said right-of-way a distance of 204.63 feet; thence north 01 degree 53 minutes 39 seconds east along said right-of-way a distance of 310.69 feet; thence south 89 degrees 07 minutes 03 seconds east a distance of 1,802.58 feet to T.V.A. Monument #48; thence south 42 degrees 56 minutes 26 seconds east a distance of 310.99 feet; thence south 56 degrees 00 minutes 16 seconds west a distance of 808.14 feet to a point of curve; thence northwesterly along a curve concave southwesterly a distance of 43.45 feet (said curve having a radius of 1,000.00 feet, a chord bearing of N 87 deg 46 min 18 sec West and a chord length of 43.45 feet) to the point of tangency; thence north 89 degrees 01 minutes 16 seconds West a distance 516.26 feet to the Point of a Curve; thence northwesterly along a curve concave north a distance of 622.86 feet (said curve having a radius of 1,975 feet, a chord bearing of North 79 degrees 59 minutes 24 seconds West, a chord distance of 620.28 feet) to the Point of Tangency; thence North 70 degrees 57 minutes 14 seconds West a distance of 240.04 feet to the POINT OF BEGINNING.

All the foregoing being the same property conveyed by LaRoche Industries, Inc. to Cherokee Nitrogen Company, by deed dated October 31, 2000, filed for record in the Office of the Judge of Probate of Colbert County, Alabama, on November 7, 2000, at 1:37 p.m., and recorded on Microfiche 2000 25, Frames 133-141.

Less and except therefrom property conveyed by Cherokee Nitrogen, Inc., to National Telephone Company of Alabama, by corrective warranty deed dated April 2, 2001 and recorded on Fiche 2001 09 Frame 748, being more particularly described as follows, to-wit:

Commence at a cotton spindle on the SW corner of Section 18, T-3-S, R-12-W, Colbert County, Alabama; then run S 89 degrees 14’ 26” E for 1397.26’ to a spike found; then run N 0 degrees 21’ 39” E for 46.4’ to a 6” concrete monument, the point of beginning; then run N 0 degrees 21’ 39” E for 50.0’ to an iron pin; then run S 89 degrees 14’ 26” E for 50.0’ to an iron pin; then run S 0 degrees 21’ 39” W for 50.0’ to an iron pin; then run N 89 degrees 14’ 26” W for 50.0’ to the point of beginning.

Non-Exclusive Easement for Private Road

A fifty (50) foot wide private road lying in Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, and being more particularly described as follows: Commence at the southwest corner of Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, thence North 00 degrees 44 minutes 27 seconds West a distance of 44.05 feet to a concrete monument on the northern right-of-way margin of Lile Academy road; thence South 88 degrees 50 minutes 29 seconds East along the northern right-of-way margin of a gravel road a distance of 2,191.21 feet; thence South 89 degrees 04 minutes 39 seconds East a distance of 535.74 feet to the east right-of-way margin of a County Road; thence North 12 degrees 05 minutes 42 seconds East a distance of 761.78 feet to the POINT OF BEGINNING; thence continue North 12 degrees 05 minutes 42 seconds East a distance of 50.37 feet; thence South 70 degrees 57 minutes 14 seconds East a distance of 240.04 feet to the P.C. of a curve; thence southeasterly a curve concave northerly a distance of 622.86 feet (said curve having a radius of 1,975.00 feet, a chord distance of 620.28 feet, a chord bearing of South 79 degrees 59 minutes 24 seconds East) to the P.T. of said curve; thence South 89 degrees 01 minute 16 seconds East a distance of 516.26 feet to the P.C. of a curve; thence southeasterly along a curve concave southwesterly a distance of 648.77 feet (said curve having a radius of 1,000.00 feet, a chord distance of 637.45 feet, a chord bearing of South 70 degrees 26 minutes 42 seconds East) to the P.T. of said curve and the P.C. of a cul-de-sac; thence easterly, southerly, northwesterly along a curve (having a radius of 50.00 feet; a chord bearing of South 82 degrees 09 minutes 16 seconds West, a chord distance of 70.63 feet) a distance of 234.31 feet to the P.T. of said curve; thence northwesterly along a curve concave southwest a distance of 566.33 feet (said curve having a radius of 950.00 feet, a chord bearing of North 71 degrees 56 minutes 27 seconds West, a chord distance of 557.98 feet) to the P.T. of said curve; thence North 89 degrees 01 minute 08 seconds West a distance of 517.34 feet to the P.C. of a curve; thence northwesterly along a curve concave northerly of 638.62 feet (said curve having a radius of 2,025.00 feet, a chord distance of 635.97 feet, a chord bearing of 79 degrees 59 minute 24 seconds west) to the P.T. of said curve, thence North 70 degrees 57 minutes 14 seconds West) to the P.T. of said curve; thence North 70 degrees 57 minutes 14 seconds West a distance of 233.95 feet to the POINT OF BEGINNING.

EXHIBIT K-2

RECORD AND RETURN TO:1

FORM OF SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

BANC OF AMERICA LEASING & CAPITAL, LLC
(Collateral Agent)

and

[_________________]2
(Lessee)

Dated: as of March 29, 2011

Location:    Cherokee, Alabama

1 Insert the name and address of the person preparing the document.
2 Inset the name of the Lessee.

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) made as of the 29th day of March 2011, by and among Banc of America Leasing & Capital, LLC, a Delaware limited liability company, as collateral agent for the lenders under the loan documents related to the Mortgage (as defined below) (the “Collateral Agent”), whose address is Mail Code: GA3-003-04-01, Northeast Center Building, 2059 Northlake Pkwy, Tucker, Georgia 30084-5399, Attention: Shelley B. LaCagnin, Vice President - Operations Manager, Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation, having an address at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107, Attention: President (the “Lessor”), and [______________], a [______________ _____________], having an address at [__________________]3 (the “Lessee”).

RECITALS

I.           The Lessor is the owner of the real property, together with the building and other improvements located thereon (collectively, the “Property”) located in the Town of Cherokee, Colbert County, Alabama, more particularly described on Exhibit A annexed hereto and by this reference made a part hereof.

II.           The Collateral Agent is the mortgagee under that certain Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of November 2, 2007, which encumbers the Property and which Mortgage was recorded on November 9, 2007, at 9:41 a.m., on Fiche 2007 39, Frame 180, in the Office of the Judge of Probate of Colbert County, Alabama, and as amended by that certain Amendment Number One to the Mortgage, Assignment of Rents and Security Agreement, and Fixture Filing, dated as of March 29, 2011 (as the same may be further amended, supplemented, extended, renewed, amended and restated, replaced, substituted, or otherwise modified from time to time, including (without limitation) modifications that increase the principal amount secured thereby, the “Mortgage”).

III           The Lessor and the Lessee have entered into that certain [____________]4, demising a portion of the Property (as the same may be amended or supplemented from time to time with the written consent of the Collateral Agent, the “Lease”) (to the extent such consent is required under the loan documents between Lessor and Collateral Agent).

IV.           The Collateral Agent and the Lessee wish to enter into this Agreement (i) to confirm the subordination of the Lease to the lien of the Mortgage, (ii) to provide that the Lessee’s possession of the Demised Premises (as hereinafter defined) will not be disturbed in the event of foreclosure, (iii) to provide that the Lessee will attorn to the Purchaser (as hereinafter defined) and the Purchaser will recognize the Lessee, (iv) to induce the Collateral Agent to make certain financial accommodations to the Lessor; and (v) to provide for certain other matters.
[The signature pages follow.  The remainder of this page is intentionally left blank.]

3 Insert the name, type of entity, jurisdiction of organization, and address of the Lessee.
4 Insert the full description of the Lease, including any recording information, if applicable

NOW, THEREFORE, in consideration of the premises, the execution of this Agreement by the parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent and the Lessee hereby agree as follows:

1. Definitions.  For the purposes of this Agreement, the following terms shall have the following meanings:

“Collateral Agent” means the present mortgagee and that mortgagee’s successors and assigns.

“Demised Premises” means the portion of the Property now or hereafter demised under the Lease.

“Lessor” means the present lessor under the Lease and that lessor’s predecessors and successors in interest under the Lease.

“Person” means an individual, partnership, corporation, business trust, joint-stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

“Purchaser” means any Person acquiring the Property (i) in any foreclosure or any action or proceeding (judicial or non-judicial) instituted under or in connection with the Mortgage, (ii) by delivery of a deed or assignment given in lieu of foreclosure, or (iii) by order of the United States Bankruptcy Court, and, with respect to (i), (ii), and (iii), that Person’s successors and assigns.

2. Subordination.  The Lease and the Lessee’s interest thereunder is now and at all times shall continue to be subject and subordinate in each and every respect (except as otherwise expressly provided in this Agreement) to the Mortgage and to the lien of the Mortgage.

3. Non-disturbance.  So long as the Lease is in full force and effect and there exists no default under the Lease that (i) continues beyond the expiration of any applicable notice and grace period and (ii) would permit the Lessor to terminate the Lease, (a) neither the Collateral Agent nor the Purchaser shall terminate the Lease, nor shall the Collateral Agent or the Purchaser disturb or affect the Lessee’s leasehold estate, use and possession of the Demised Premises in accordance with the terms of the Lease, or any rights of the Lessee under the Lease by reason of the subordination of the Lease to the Mortgage or in any foreclosure action or any other action or proceeding (judicial or otherwise) instituted under or in connection with the Mortgage, unless that right would have independently existed pursuant to the Lease, and (b) the Lessee shall not be named or joined in any foreclosure action or other proceeding to enforce the Mortgage, unless that joinder shall be required by law.

4. Attornment and Recognition.

(a) If the interests of the Lessor under the Lease shall be transferred to the Purchaser, (x) the Lessee shall be bound to the Purchaser under all of the then executory terms, covenants, and conditions of the Lease for the balance of the term thereof remaining and any

2

extensions or renewals thereof that may be effected by the Lessee in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser were the lessor under the Lease, (y) the Purchaser shall recognize the rights of the Lessee under the Lease, and (z) the Lease shall continue in full force as a direct lease between the Lessee and the Purchaser, and the respective executory rights and obligations of the Lessee and the Purchaser, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as set forth therein; provided that the Purchaser shall not be:

(i) liable for any act or omission of or default by the Lessor or any prior lessor under the Lease;

(ii) subject to any credits, claims, setoffs, or defenses that the Lessee might have against the Lessor or any prior lessor as a result of any acts or omissions of the Lessor or any prior lessor;

(iii) bound by any fixed rent, basic rent, additional rent, or other amounts that the Lessee may have paid to the Lessor more than thirty days in advance of the month to which those payments relate, and all such prepaid rent and additional rent shall remain due and owing without regard to that prepayment;

(iv) except with respect to a termination permitted in the Lease upon the occurrence of a casualty or condemnation or the failure to deliver the Demised Premises to the Lessee, bound by any material amendment, modification, or cancellation of the Lease or surrender of the Demised Premises made without the Collateral Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed (to the extent such consent by Assignee is required under the loan documents between Lessee and Collateral Agent; provided however that the consent of Collateral Agent is not required for (i) an assignment or subletting entered into pursuant to such provision of the Lease as shall provide that Lessee may effect such assignment or subletting without the consent of Lessor or (ii) an extension of the term of such Lease);

(v) responsible for the making of repairs in or to the Property in the case of damage or destruction of the Property or any part thereof owing to fire or other casualty or by reason of a condemnation, unless the Purchaser (as the Lessor under the Lease) shall be obligated under the Lease to make those repairs and shall have received insurance proceeds or condemnation awards sufficient to finance the completion of those repairs;

(vi) obligated to make any payment to the Lessee required to be made by the Lessor prior to the date on which the interests of the Lessor under the Lease are transferred to the Purchaser, except for (x) the timely return of any security deposit actually received by the Purchaser and (y) the credit or refund to the Lessee as provided in the Lease of any prepayment of rent or other charges paid by the Lessee if that prepayment is actually received by the Purchaser;

(vii) liable under any indemnity provision of whatever nature contained in the Lease, including, but not limited to, any environmental indemnification, unless due to the acts or omissions of Purchaser or its assignee; or

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(viii) liable for any obligation of the lessor under the Lease accruing after an assignment by the Purchaser of its interest under the Lease, provided that obligation has been assumed by the Purchaser’s assignee;

(b) The Lessee hereby agrees to attorn to the Purchaser, including the Collateral Agent if it be the Purchaser, as its lessor, said attornment to be effective and self-operative upon the Purchaser’s succeeding to the interest of the Lessor under the Lease without the execution of any further instruments.  The Lessee agrees, however, to execute and deliver at any time, and from time to time, upon the request of the Purchaser or any other holder(s) of any indebtedness or other obligations secured by the Mortgage, any instrument or certificate that, in its sole judgment, the Lessor, the Purchaser, or such other holder(s), as the case may be, deems reasonably necessary or appropriate in any such foreclosure proceeding or conveyance in lieu of foreclosure or otherwise to evidence that attornment, and that is in a form reasonably acceptable to the Lessee.  Upon that attornment, the Lease shall continue in full force as a direct lease between the Lessee and the Purchaser; and the respective rights and obligations of the Lessee and the Purchaser upon that attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth in the Lease, as modified by this Agreement.

(c) If the Purchaser shall succeed to the interests of the Lessor under the Lease by reason of a foreclosure or otherwise:

(i) The liability of the Purchaser under the Lease for damages or otherwise shall be limited to the Purchaser’s interest in the Property including rents therefrom.  Neither the Purchaser nor any of the directors, officers, employees, shareholders, partners, principals, agents, or servants of the Purchaser shall have any liability (personal or otherwise) hereunder beyond the Purchaser’s interest in the Property.

(ii) No other property or assets of the Purchaser or any property of the directors, officers, employees, shareholders, partners, principals, agents, or servants of the Purchaser shall be subject to levy, execution, or other enforcement procedure for the satisfaction of the Lessee’s remedies hereunder or under the Lease.

5. Covenants of the Lessee.

(a) The Lessee agrees for the benefit of the Collateral Agent that, so long as the Mortgage remains a lien upon the Property, the Lessee will not:

(i) pay any rent more than thirty days in advance of accrual;

(ii) surrender the Lessee’s estate under the Lease, unless permitted pursuant to the terms of the Lease;

(iii) consent to any material modification or amendment to the terms of the Lease without consent of the Collateral Agent, which consent shall not be unreasonably withheld, conditioned, or delayed (to the extent such consent by Assignee is required under the loan documents between Lessee and Collateral Agent; provided however that the consent of Collateral Agent is not required for (i) an assignment or subletting entered into pursuant to such

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provision of the Lease as shall provide that Lessee may effect such assignment or subletting without the consent of Lessor or (ii) an extension of the term of such Lease); or

(iv) consent to termination of the Lease by the Lessor thereunder, except termination in accordance with Lease terms.

(b) If any act or omission of the Lessor would give the Lessee the right, immediately or after notice or lapse of a period or both, to cancel or terminate the Lease or to claim a partial or total eviction or constructive eviction, the Lessee shall not exercise that right and no notice of cancellation, termination, or abatement of rents, additional rents, or other sums shall be effective, unless and until:

(i) the Lessee has given written notice of such act or omission to the Lessor and the Collateral Agent at the last known addresses provided to the Lessee;

(ii) neither the Lessor nor the Collateral Agent shall have cured the same within the time limits set forth in the Lease; and

(iii) the Collateral Agent shall have failed to remedy such act or omission:

(A) in the case of any act or omission which is capable of being remedied without possession of the Property, within the period of time equal to the cure period available to the Lessor under the Lease plus sixty days and commencing on the date that notice was sent from the Lessee of that default, and

(B) in the case of any act or omission that is not capable of being remedied without possession of the Property, within a period following the date on which that possession is obtained by the Collateral Agent or the Purchaser, that period being the greater of (x) sixty days and (y) the cure period available to the Lessor under the Lease.

Notwithstanding the foregoing, if that default is not capable of cure within the relevant sixty-day period, then, provided that the Collateral Agent or the Purchaser, as the case may be, has commenced that cure within the relevant sixty-day period then that period shall be extended so long as the Collateral Agent or the Purchaser, as the case may be, is thereafter diligently pursuing any action necessary to cure that default or remedy that circumstance.

(c) The Lessee shall notify the Collateral Agent at the last known address provided to the Lessee of any default by the Lessor under the Lease or any circumstance that would entitle the Lessee to cancel or terminate the Lease or abate the rents, additional rents, or other sums payable thereunder at the same time as such a notification is delivered to the Lessor.

6. Payment to the Collateral Agent.  After notice is given to the Lessee by the Collateral Agent that, pursuant to the Mortgage and loan documents, an uncured Event of Default has occurred and that as a result, the rentals under the Lease should be paid to the Collateral Agent, the Lessee shall pay to the Collateral Agent, or in accordance with the directions of the Collateral Agent, all rentals and other monies then due and to become due to the

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Lessor under the Lease, and the Lessor hereby expressly authorizes the Lessee to make those payments to the Collateral Agent, and hereby fully releases and discharges the Lessee of and from any liability to the Lessor on account of any such payments.  The Lessee shall make such rental payments to Collateral Agent until such time as Lessee is provided notice by Collateral Agent that the Event of Default has been cured or Lessor’s monetary obligations to Collateral Agent under the loan documents, as referenced in the Mortgage, has been fully paid.

7. Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon the Lessee, the Lessor, the Collateral Agent, and their respective heirs, personal representatives, successors, and assigns.

8. Choice of Law.  The validity, interpretation, enforcement, and effect of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Alabama.

9. Counterparts.  This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

10. Recording.  This Agreement shall be recorded in the Office of the Judge of Probate of Colbert County, Alabama at the Lessor’s sole cost and expense.

11. Consent by the Lessor.  The Lessor is executing this Agreement for the purpose of (i) evidencing its consent hereto, (ii) agreeing to be bound by the provisions of Sections 6 and 10 hereof, and (iii) acknowledging that nothing contained herein or resulting from the parties’ performance hereof creates any offsets, defenses, or claims under the Mortgage, the loan documents related thereto, or the Lease.  The Collateral Agent and the Lessee acknowledge that nothing contained herein is intended to modify the Mortgage or the loan documents related thereto.

12. Notices.  Any notice, request or demand given or made under this Agreement shall be in writing and shall be hand delivered or sent by FedEx or other reputable courier service, and shall be deemed given the earlier of when delivered or one business day after deposit with FedEx or other reputable courier service, addressed as follows:

If to the Collateral Agent, addressed to:

Banc of America Leasing & Capital LLC,
as Collateral Agent
Mail Code: GA3-003-04-01
Northeast Center Building
2059 Northlake Pkwy
Tucker, Georgia 30084-5399
Attention:  Shelley B. LaCagnin

With a copy to:
SNR Denton US LLP
601 S. Figueroa Street, Suite 2500

6

Los Angeles, California 90017-5704
Attention:  Don L. Weaver, Esq.

If to the Lessor, addressed to:

Cherokee Nitrogen Holdings, Inc.
16 South Pennsylvania Avenue
Oklahoma City, Oklahoma 73107
Attention:  President

With a copy to:
Cherokee Nitrogen Holdings, Inc.
16 South Pennsylvania Avenue
Oklahoma City, Oklahoma 73107
Attention:  General Counsel

If to the Lessee, addressed to:5

[______________________]

With a copy to:
[______________________]

it being understood and agreed that each party will use reasonable efforts to send copies of any notices to the addresses marked “With a copy to” hereinabove set forth; provided, however, that the failure to deliver any such copy or copies shall have no consequence whatsoever to the effectiveness of any notice made to either of the Collateral Agent or the Lessee.  Each party to this Agreement may designate a change of address by notice given, as herein provided, to the other party fifteen days prior to the date such change of address is to become effective.

13. Further Acts.  The Lessee will, without cost to the Lessee, and without expense to the Collateral Agent, do, execute, acknowledge, and deliver all and every such further acts and assurances as the Collateral Agent shall, from time to time, require, for the better assuring and confirming unto the Collateral Agent of the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering, or recording this Agreement, or for complying with all applicable laws.

14. Severability.  Any provision of this Agreement held to be invalid, illegal, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions thereof; and the invalidity, illegality, or unenforceability of a particular provision in a particular jurisdiction shall not affect the validity, legality, or enforceability of such provision in any other jurisdiction.

5 Insert the notice information for the Lessee.

7

15. Modification.  This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

[The signature pages follow.  The remainder of this page is intentionally left blank.]

8

IN WITNESS WHEREOF, the parties have executed the foregoing agreement as of the day and year first hereinabove written.

BANC OF AMERICA LEASING & CAPITAL, LLC, as Collateral Agent

By:  ______________________________
Name:
Title:

[_____________________]6

By: ____________________________
Name:
Title:

Consent by the Lessor:

CHEROKEE NITROGEN HOLDINGS, INC.

By:         _________________________________
Name:
Title:

6 Insert the name of the Lessee.

STATE OF ____________________________
COUNTY OF ____________________________

I, ____________________, a notary public in and for said county in said state, hereby certify that ______________, whose name as ___________ of ___________, a [corporation/limited liability company], is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, [he/she], as such officer and with full authority, executed the same voluntarily for and as the act of said _____________.

Given under my hand and official seal this  __ day of  _____________, 2011.

____________
Notary Public
[NOTARIAL SEAL]
My Commission Expires: ________________

STATE OF  ____________________________
COUNTY OF ____________________________

I, ____________________, a notary public in and for said county in said state, hereby certify that ______________, whose name as _____________ of ________, a [corporation/limited liability company], is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, [he/she], as such officer and with full authority, executed the same voluntarily for and as the act of said _____________.

Given under my hand and official seal this ___ day of  ________________, 2011.

_______________
Notary Public
[NOTARIAL SEAL]
My Commission Expires: ______________

STATE OF  ____________________________
COUNTY OF ____________________________

I, ______________________, a notary public in and for said county in said state, hereby certify that ______________, whose name as ___________ of _________, a [corporation/limited liability company], is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, [he/she], as such officer and with full authority, executed the same voluntarily for and as the act of said _____________.

Given under my hand and official seal this __ day of _______________, 2011.

_____________
Notary Public
[NOTARIAL SEAL]
My Commission Expires: _________________

EXHIBIT A

LEGAL DESCRIPTION

The tract or lot of land lying in the County of Colbert, State of Alabama, known and described as follows, to wit:

PARCEL I:
Begin at the Northwest corner of Section 7, Township 3 South, Range 13 West, Colbert County, Alabama, and run thence South 0 degrees 36 minutes 44 seconds West 2621.36 feet with the westerly boundary line of said Section 7 to a point on said boundary line; thence run North 88 degrees 55 minutes 46 seconds West 990.00 feet to a point; thence run South 0 degrees 35 minutes 43 seconds West 2623.55 feet parallel with the westerly boundary line of said Section 7, to a point on the northerly boundary line of Section 13, Township 3 South, Range 14 West; thence run South 0 degrees 46 minutes 39 seconds West a distance of 5329.16 feet to a point on the southerly boundary of Section 13, Township 3 South, Range 14 West; thence run South 87 degrees 49 minutes 42 seconds East 1000.47 feet to the Southwest corner of Section 18, Township 3 South, Range 13 West; thence run South 89 degrees 14 minutes 26 seconds East 1397.26 feet to the Southwest corner of the Southeast quarter of the Southeast quarter of said Section 18, which section is a fractional section; thence run North 0 degrees 21 minutes 39 seconds East a distance of 46.5 feet to a concrete monument on the north right-of-way margin of Lile Academy Road; thence south 89 degrees 08 minutes 27 seconds east along said north right-of-way margin a distance of 1,281.76 feet to a concrete monument; thence south 88 degrees 50 minutes 29 seconds east a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 474.74 feet; thence north 12 degrees 06 minutes 31 seconds east a distance of 784.37 feet; thence north 12 degrees 02 minutes 41 seconds east a distance of 51.11 feet; thence south 89 degrees 59 minutes 07 seconds west a distance of 726.65 feet; thence north 00 degrees 00 minutes 42 seconds east a distance of 414.62 feet; thence north 84 degrees 05 minutes 23 seconds east a distance of 780.35 feet; thence north 00 degrees 41 minutes 22 seconds east a distance of 816.26 feet to the south right-of-way margin of a 200 foot railroad right-of-way; thence north 88 degrees 03 minutes 37 seconds west along said south right-of-way margin a distance of 1,193.19 feet; thence westerly along the curving south right-of-way margin a distance of 347.85 feet (said curve concave south, having a radius of 1,046.00 feet, a chord bearing of south 82 degrees 24 minutes 48 seconds west, a chord length of 346.25 feet); thence north 02 degrees 12 minutes 51 seconds west a distance of 205.80 feet to the north right-of-way margin of a 200 foot railroad right-of-way; thence easterly along the curving north right-of-way margin a distance of 361.43 feet (said curve concave south, having a radius of 1,246.00 feet, a chord bearing north 83 degrees 37 minutes 48 seconds east, a chord distance of 360.16 feet); thence south 88 degrees 03 minutes 37 seconds east a distance of 1,188.82 feet; thence north 00 degrees 41 minutes 22 seconds east a distance of 310.14 feet; thence south 89 degrees 24 minutes 33 seconds east a distance of 240.77 feet to U.S.-T.V.A. Monument No. 50 (being a concrete monument capped by a bronz tablet showing said monument number and also "T.3S.R.13W.", and all other references to U.S.-T.V.A. monuments herein shall refer to monuments of like character); thence north 00 degrees 24 minutes 16 seconds east a distance of 420.42 feet to U.S.-T.V.A. Monument No. 51; thence run north 33 degrees 37 minutes west

2,733.00 feet to U.S.-T.V.A. Monument No. 52 in the north line of Section 17, which is in the south line of Section 8; thence north 37 degrees 38 minutes west 416.00 feet to U.S.-T.V.A. Monument No. 53 at the northwest corner of the Southwest Quarter of the Southwest Quarter of the Southeast Quarter of the Southwest Quarter of Section 8; thence north 01 degree 35 minutes east 977.00 feet to U.S.-T.V.A. Monument No. 54 at the northwest corner of the Southeast Quarter of the Southwest Quarter of Section 8; thence north 35 degrees 59 minutes west 1,633.00 feet to U.S.-T.V.A. Monument No. 55 at the southeast corner of the Southwest Quarter of the Southwest Quarter of the Southwest Quarter of the Northwest Quarter of Section 8; thence north 88 degrees 50 minutes west 332.00 feet to U.S.-T.V.A. Monument No. 56 at the southwest corner of the Northwest Quarter of Section 8; thence with the south line of the Northeast Quarter of Section 7 north 88 degrees 50 minutes west 330.00 feet to U.S.-T.V.A. Monument No. 57; thence leaving the said south line north 01 degree 23 minutes 15 seconds east 1,966.31 feet to U.S.-T.V.A. Monument No. 58; thence run north 88 degrees 35 minutes west 336.33 feet to U.S.-T.V.A. Monument No. 59; thence run south 68 degrees 55 minutes 24 seconds west 1,751.46 feet, more or less, to a point on the south line of the north half of the north half of Section 7, Township 3 South, Range 13 West, which point is to be found by finding the intersection of said south line of said north half of the north half of said Section 7 with a line run south 00 degrees 39 minutes 12 seconds west a distance of 45 feet from U.S.-T.V.A. Monument No. 60; thence run north 00 degrees 39 minutes 12 seconds east 659.42 feet; thence run north 56 degrees 58 minutes 57 seconds east 1,150.50 feet, more or less, to U.S.-T.V.A. Monument No. 62 which is located in the north boundary of said Section 7 at a point 1,399.63 feet easterly from the northwest corner thereof; thence run north 88 degrees 39 minutes 30 seconds west with said section line 1,399.63 feet to the POINT OF BEGINNING.

LESS AND EXCEPT FROM THE FOLLOWING PARCELS:  III, IV, V, VI, AND VII:

Parcel III:
Commencing at the Southwest corner of Section 18, T-3-S, R-13-W, Colbert County, Alabama, thence North 0 degrees 48 minutes East along the West line of said Section 18 a distance of 4085.36 feet to a point; thence North 89 degrees 58 minutes East a distance of 2003.88 feet to a concrete monument and the point of beginning of the tract herein described; thence North 0 degrees 02 minutes West a distance of 450.00 feet to a point on a chain link fence; thence North 89 degrees 58 minutes East with chain link fence a distance of 298.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 116.50 feet to a point; thence North 89 degrees 58 minutes East with chain link fence a distance of 52.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 333.50 feet to a point; thence leaving said chain link fence South 89 degrees 58 minutes West a distance of 2.00 feet to a concrete monument; thence continuing South 89 degrees 58 minutes West a distance of 348.00 feet to the concrete monument at the point of beginning of the tract herein described.

Parcel IV
Commence at the Southwest corner of the said Section 7, Township 3 South, Range 13 West, Colbert County, Alabama; thence North 0 degrees 36 minutes 44 seconds east along the west line of the said Section 7 a distance of 2621.68 feet to the northwest corner of the Southwest 1/4 of the said Section 7 and the point of beginning of the tract herein described; thence continuing north 0 degrees 36 minutes 44 seconds east a distance of 200.00 feet to a point; thence south 89 degrees 23 minutes 16 seconds east a distance of 1500.00 feet to a point; thence south 0 degrees 36 minutes 44 seconds west a distance of 600.0 feet to a point; thence north 89 degrees 23 minutes 16 seconds west a distance of 1500.0 feet to a point on the west line of said Section 7; thence north 0 degrees 36 minutes 44 seconds east a distance of 400.0 feet to the point of beginning of the tract herein described.

Parcel V
A parcel of land located in Section 18, Township 3-South, Range 13-West in Colbert County, State of Alabama, said parcel lying east of a right of way for a proposed road approximately 3 miles north of Cherokee, and being more particularly described as follows:  Commencing at a point in the east line of Section 18, said point being 1276.0 feet south of the northeast corner of said section; thence due west, 620.9 feet to the POINT OF BEGINNING at the northeast corner of the parcel of land herein described; thence due south 600.0 feet to a point; thence due west, 500.0 feet to a point; thence with a line 132.0 feet east of and parallel to the east line of the right of way of a proposed road due north, 600.0 feet to a point; thence due east, 500.0 feet to the point of beginning.

Parcel VI
Also for the point of beginning, commence at the intersection of the South line of North half of North half of Section 7, Township 3 South, Range 13 West, Colbert County, Alabama, with a line run South 0 degrees 39 minutes 12 seconds West from U.S.-T.V.A. Monument No. 60; thence run North 0 degrees 39 minutes 12 seconds East 659.42 feet to the point of beginning; from said point of beginning run thence North 56 degrees 58 minutes 57 seconds E 1150.50 feet, more or less, to U.S.-T.V.A. Monument No. 62, which is located in the North boundary of Section 7 at a point of 1399.63 feet easterly from the Northwest corner thereof; from said Monument No. 62 run thence South 58 degrees 53 minutes 18 seconds West 1126.17 feet to U.S.-T.V.A. Monument No. 61; thence run South 0 degrees 39 minutes 12 seconds West to the point of beginning.

Parcel VII:
Commence at the southwest corner of Section 18, Township 3 South, Range 13 West, Colbert County, Alabama; thence south 89 degrees 14 minutes 26 seconds east along the South boundary of said Section 18 a distance of 1,397.26 feet; thence run North 00 degrees 21 minutes 39 seconds East a distance of 825.71 feet to the POINT OF BEGINNING; continue thence North 00 degrees 21 minutes 39 seconds

East a distance of 505.52 feet; thence South 89 degrees 22 minutes 51 seconds East a distance of 1,116.70 feet; thence South 66 degrees 13 minutes 10 seconds West along said southeasterly right of way margin a distance of 1,223.71 feet to the POINT OF BEGINNING, containing 6.48 acres, more or less, and then being that same parcel of land described in Deed Book 264, Page 560 as recorded in the Probate Office of Colbert County, Alabama.

PARCEL II:
A tract of land lying in Colbert County, State of Alabama, in the East half of East half of Northeast quarter, Section 7, the West half of Northwest quarter and Southwest quarter of Section 8, and the Northeast quarter and East half of Northwest quarter of Section 17, Township 3 South, Range 13 West on the southwest shore of Pickwick Landing Lake opposite Kogor's Island and approximately 4 miles northeast of Cherokee, Alabama, and being more particularly described as follows:

Beginning at U.S.-T.V.A. Monument 51 in the Southwest quarter of Southwest quarter of Northeast quarter of Section 17 and in the boundary of true United States of America's land at a corner of the land of Mrs. F.W. Benson and S.W. Frierson & C.W. Watts; thence with the United States of America's boundary North 33 degrees 37' West 2733.00 feet to the U.S.-T.V.A. Monument 52 in the north line of Section 17, which is the south line of Section 8; thence North 37 degrees 38' West, 416.00 feet to U.S.-T.V.A. Monument 53 at the northwest corner of the Southwest quarter of the Southwest quarter of the Southeast quarter of Southwest quarter, Section 8; thence North 1 degree 35' East, 977.00 feet to U.S.-T.V.A. Monument 54 at the northwest corner of the Southeast quarter of the SW 1/4 Section 8; thence North 35 degrees 59' West, 1633.00 feet to U.S.-T.V.A. Monument 55 at the southeast corner of the Southwest quarter of the Southwest quarter of Southwest quarter of Northwest quarter, Section 8; thence North 88 degrees 50' West, 332.00 feet to U.S.-T.V.A. Monument 56 at the southwest corner of the Northwest quarter of Section 8; thence with the south line of the Northeast quarter, Section 7 North 88 degrees 50' West, 330.00 feet to U.S.-T.V.A. Monument 57; thence leaving the said South line, North 1 degree 23 minutes 15 seconds East, 1966.31 feet to U.S.-T.V.A. Monument 58; thence, leaving the United States of America's boundary South 89 degrees 59 minutes 29 seconds East, 410 feet, passing a metal marker at 385.00 feet, to a point in the 423-foot contour on the shore of Pickwick Landing Lake; thence with the 423-foot contour as it meanders in a southeasterly direction to a point; thence, leaving the contour, South 61 degrees 19 minutes 05 seconds West, 534.50 feet, passing a metal marker at 17 feet, to U.S.-T.V.A. Monument 49 in the south line of the Northeast quarter of Section 17 and in the boundary of the United States of America's land; thence with the United States of America's boundary and the south line of the Northeast quarter of Section 17, North 89 degrees 19 minutes West, 260.20 feet to U.S.-T.V.A. Monument 50; thence leaving the said south line, North 0 degrees 24 minutes 16 seconds East, 420.42 feet to the point of beginning.

PARCEL III:
Commencing at the Southwest corner of Section 18, T-3-S, R-13-W, Colbert County, Alabama, thence North 0 degrees 48 minutes East along the West line of said Section 18 a distance of 4085.36 feet to a point; thence North 89 degrees 58 minutes East a distance of 2003.88 feet to a concrete monument and the point of beginning of the tract herein described; thence North 0 degrees 02 minutes West a distance of 450.00 feet to a point on a chain link fence; thence North 89 degrees 58 minutes East with chain link fence a distance of 298.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 116.50 feet to a point; thence North 89 degrees 58 minutes East with chain link fence a distance of 52.00 feet to a point; thence South 0 degrees 02 minutes East with chain link fence a distance of 333.50 feet to a point; thence leaving said chain link fence South 89 degrees 58 minutes West a distance of 2.0 feet to a concrete monument; thence continuing South 89 degrees 58 minutes West a distance of 348.00 feet to the concrete monument at the point of beginning at the tract herein described.

PARCEL VIII:
A parcel of land lying in Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, and being more particularly described as follows:  Commence at the southwest corner of Section 17, Township 3 south, Range 13 West, Colbert County, Alabama; thence north 00 degrees 44 minutes 27 seconds west a distance of 44.05 feet to a concrete monument on the north right-of-way of Lile Academy Road; thence south 88 degrees 50 minutes 29 seconds east along the north right-of-way of an unnamed County road a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 535.94 feet to the east right-of-way of a County road and the POINT OF BEGINNING; thence north 12 degrees 05 minutes 42 seconds east a distance of 761.78 feet; thence south 70 degrees 57 minutes 14 seconds east a distance of 233.95 feet to a Point of Curve; thence southeasterly along a curve concave north a distance of 638.62 feet (said curve having a radius of 2,025.00 feet, a chord bearing of south 79 degrees 59 minutes 24 seconds east, a chord distance of 635.97 feet) to the Point of Tangency; thence south 89 degrees 01 minute 08 seconds east a distance of 517.34 feet to a Point of Curve; thence southeasterly along said curve concave southwesterly a distance of 566.33 feet (said curve having a radius of 950.00 feet, a chord bearing of south 71 degrees 56 minutes 27 seconds east, a chord distance of 557.98 feet) to a Point of Reverse Curve; thence southwesterly along a curve a distance of 108.67 feet (said curve concave northeasterly having a chord bearing of south 25 degrees 43 minutes 19 seconds east, a chord distance of 88.51 feet) to a point; thence south 00 degrees 41 minutes 33 seconds west a distance of 360.35 feet; thence north 89 degrees 04 minutes 24 seconds west a distance of 1,995.46 feet; thence north 00 degrees 46 minutes 28 seconds east a distance of 30.00 feet; thence north 88 degrees 59 minutes 48 seconds west a distance of 94.09 feet to the  POINT OF BEGINNING.

PARCEL IX:
A parcel of land lying in Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, and being more particularly described as follows:  Commence at the southwest corner of Section 17, Township 3 south, Range 13 West, Colbert County, Alabama; thence north 00 degrees 44 minutes 27 seconds west a distance of 44.05 feet to a concrete monument on the north right-of-way of Lile Academy Road; thence south 88 degrees 50 minutes 29 seconds east along the north right-of-way of an unnamed County road a distance of 2,191.21 feet; thence south 89 degrees 04 minutes 39 seconds east a distance of 535.94 feet to the east right-of-way of a County Road; thence north 12 degrees 05 minutes 42 seconds east along said east right-of-way a distance of 812.15 feet to the POINT OF BEGINNING; thence north 12 degrees 05 minutes 22 seconds east along said right-of-way a distance of 204.63 feet; thence north 01 degree 53 minutes 39 seconds east along said right-of-way a distance of 310.69 feet; thence south 89 degrees 07 minutes 03 seconds east a distance of 1,802.58 feet to T.V.A. Monument #48; thence south 42 degrees 56 minutes 26 seconds east a distance of 310.99 feet; thence south 56 degrees 00 minutes 16 seconds west a distance of 808.14 feet to a point of curve; thence northwesterly along a curve concave southwesterly a distance of 43.45 feet (said curve having a radius of 1,000.00 feet, a chord bearing of N 87 deg 46 min 18 sec West and a chord length of 43.45 feet) to the point of tangency; thence north 89 degrees 01 minutes 16 seconds West a distance 516.26 feet to the Point of a Curve; thence northwesterly along a curve concave north a distance of 622.86 feet (said curve having a radius of 1,975 feet, a chord bearing of North 79 degrees 59 minutes 24 seconds West, a chord distance of 620.28 feet) to the Point of Tangency; thence North 70 degrees 57 minutes 14 seconds West a distance of 240.04 feet to the POINT OF BEGINNING.

All the foregoing being the same property conveyed by LaRoche Industries, Inc. to Cherokee Nitrogen Company, by deed dated October 31, 2000, filed for record in the Office of the Judge of Probate of Colbert County, Alabama, on November 7, 2000, at 1:37 p.m., and recorded on Microfiche 2000 25, Frames 133-141.

Less and except therefrom property conveyed by Cherokee Nitrogen, Inc., to National Telephone Company of Alabama, by corrective warranty deed dated April 2, 2001 and recorded on Fiche 2001 09 Frame 748, being more particularly described as follows, to-wit:

Commence at a cotton spindle on the SW corner of Section 18, T-3-S, R-12-W, Colbert County, Alabama; then run S 89 degrees 14’ 26” E for 1397.26’ to a spike found; then run N 0 degrees 21’ 39” E for 46.4’ to a 6” concrete monument, the point of beginning; then run N 0 degrees 21’ 39” E for 50.0’ to an iron pin; then run S 89 degrees 14’ 26” E for 50.0’ to an iron pin; then run S 0 degrees 21’ 39” W for 50.0’ to an iron pin; then run N 89 degrees 14’ 26” W for 50.0’ to the point of beginning.

Non-Exclusive Easement for Private Road

A fifty (50) foot wide private road lying in Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, and being more particularly described as follows: Commence at the southwest corner of Section 17, Township 3 South, Range 13 West, Colbert County, Alabama, thence North 00 degrees 44 minutes 27 seconds West a distance of 44.05 feet to a concrete monument on the northern right-of-way margin of Lile Academy road; thence South 88 degrees 50 minutes 29 seconds East along the northern right-of-way margin of a gravel road a distance of 2,191.21 feet; thence South 89 degrees 04 minutes 39 seconds East a distance of 535.74 feet to the east right-of-way margin of a County Road; thence North 12 degrees 05 minutes 42 seconds East a distance of 761.78 feet to the POINT OF BEGINNING; thence continue North 12 degrees 05 minutes 42 seconds East a distance of 50.37 feet; thence South 70 degrees 57 minutes 14 seconds East a distance of 240.04 feet to the P.C. of a curve; thence southeasterly a curve concave northerly a distance of 622.86 feet (said curve having a radius of 1,975.00 feet, a chord distance of 620.28 feet, a chord bearing of South 79 degrees 59 minutes 24 seconds East) to the P.T. of said curve; thence South 89 degrees 01 minute 16 seconds East a distance of 516.26 feet to the P.C. of a curve; thence southeasterly along a curve concave southwesterly a distance of 648.77 feet (said curve having a radius of 1,000.00 feet, a chord distance of 637.45 feet, a chord bearing of South 70 degrees 26 minutes 42 seconds East) to the P.T. of said curve and the P.C. of a cul-de-sac; thence easterly, southerly, northwesterly along a curve (having a radius of 50.00 feet; a chord bearing of South 82 degrees 09 minutes 16 seconds West, a chord distance of 70.63 feet) a distance of 234.31 feet to the P.T. of said curve; thence northwesterly along a curve concave southwest a distance of 566.33 feet (said curve having a radius of 950.00 feet, a chord bearing of North 71 degrees 56 minutes 27 seconds West, a chord distance of 557.98 feet) to the P.T. of said curve; thence North 89 degrees 01 minute 08 seconds West a distance of 517.34 feet to the P.C. of a curve; thence northwesterly along a curve concave northerly of 638.62 feet (said curve having a radius of 2,025.00 feet, a chord distance of 635.97 feet, a chord bearing of 79 degrees 59 minute 24 seconds west) to the P.T. of said curve, thence North 70 degrees 57 minutes 14 seconds West) to the P.T. of said curve; thence North 70 degrees 57 minutes 14 seconds West a distance of 233.95 feet to the POINT OF BEGINNING.

EXHIBIT K-3

This instrument is prepared by:1

FORM OF REAFFIRMATION OF THE ASSIGNMENT OF LEASES AND RENTS AND SUBORDINATION (AND NONDISTURBANCE) AGREEMENT

This REAFFIRMATION OF THE ASSIGNMENT OF LEASES AND RENTS, SUBORDINATION (AND NONDISTURBANCE) AGREEMENT (this “Reaffirmation”) is made as of March 29, 2011, by and among Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation (the “Assignor”), [____________], a [___________ _____________]2 (the “Lessee”), and Banc of America Leasing & Capital, LLC, as the collateral agent for the Lenders (the “Assignee”, or the “Collateral Agent”).  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Agreement (as defined in Preliminary Statement IV hereof).

PRELIMINARY STATEMENTS

I.           ThermaClime and certain of its Affiliates (including the Assignor), as borrowers, Parent, Consolidated Industries, the Collateral Agent, the other Agents, and the Lenders from time to time party thereto entered into that certain Term Loan Agreement, dated as of November 2, 2007, which was previously amended pursuant to that certain Amendment and Waiver to the Term Loan Agreement, dated as of April 1, 2010 (as so amended, the “Original Loan Agreement”).

II.           The Assignor and the Collateral Agent entered into that certain Mortgage, Assignment of Rents and Security Agreement, and Fixture Filing, dated as of November 2, 2007, and previously recorded on November 9, 2007, at 9:41 a.m., on Fiche 2007 39, Frame 180, in the Office of the Judge of Probate of Colbert County, Alabama (the “Original Mortgage”).

III.           The Assignor and the Lessee are parties to that certain [____________]3 (the “Lease”).

IV.           The Assignor, the Lessee, and the Assignee have entered into that certain Assignment of Leases and Rents, Subordination (and Nondisturbance) Agreement, dated as of [_____________________]4 (the “Agreement”).

V.           The Assignor, the other Borrowers, Parent, Consolidated Industries, the Collateral Agent, the other Agents, and the Lenders from time to time party thereto have entered into the Amended and Restated Loan Agreement (as defined in Section 1 hereof), so as to amend and restate the Original Loan Agreement, inter alia, to increase the maximum principal amount of the term loan facility.

1 Insert the name and address of the person preparing the document.
2 Insert the name, type of entity, and jurisdiction of organization of the Lessee.
3 Insert the full description of the Lease, including any recording information, if applicable.
4 Insert the full description of the Assignment of Leases and Rents, Subordination (and Nondisturbance) Agreement, including any recording information, if applicable.

1

VI.           In connection with the amendment and restatement described in Preliminary Statement V hereof, the Assignor and the Collateral Agent have entered into that certain Amendment Number One to the Mortgage, Assignment of Rents and Security Agreement, and Fixture Filing dated on or after March 29, 2011 (the “Mortgage Amendment”).

VII.           It is a condition precedent in the Amended and Restated Loan Agreement that this Reaffirmation, reflecting the amendment and restatement of the Original Loan Agreement, shall have been duly authorized, executed, and delivered by the parties hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.                      References in the Agreement.

(a)           The “Loan Agreement”.  Each party hereto hereby acknowledges and agrees that upon the effectiveness of the Amended and Restated Loan Agreement, each reference to the “Loan Agreement” in the Agreement shall be deemed to be a reference to that certain Amended and Restated Term Loan Agreement, dated as of March 29, 2011 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Amended and Restated Loan Agreement”), by and among ThermaClime, L.L.C., an Oklahoma limited liability company, Chemex I Corp., an Oklahoma corporation, Cherokee Nitrogen Company, an Oklahoma corporation, the Assignor, ClimaCool Corp., an Oklahoma corporation, ClimateCraft, Inc., an Oklahoma corporation, Climate Master, Inc., a Delaware corporation, EDC Ag Products Company L.L.C., an Oklahoma limited liability company, El Dorado Chemical Company, an Oklahoma corporation, International Environmental Corporation, an Oklahoma corporation, Koax Corp., an Oklahoma corporation, LSB Chemical Corp., an Oklahoma corporation, Northwest Financial Corporation, an Oklahoma corporation, The Climate Control Group, an Oklahoma corporation, ThermaClime Technologies, Inc., an Oklahoma corporation, Trison Construction, Inc., an Oklahoma corporation, and XpediAir, Inc., an Oklahoma corporation, as borrowers, LSB Industries, Inc., a Delaware corporation, as a guarantor, Consolidated Industries Corp., an Oklahoma corporation, as a guarantor, each Lender from time to time party hereto, the Collateral Agent, not in its individual capacity but solely as Administrative Agent and as Collateral Agent, and Bank of Utah, not in its individual capacity but solely as Payment Agent.

(b)           The “Mortgage”.  Each party hereto hereby acknowledges and agrees that upon the effectiveness of the Amended and Restated Loan Agreement, each reference to the “Mortgage” in the Agreement shall be deemed to be a reference to the Original Mortgage, as amended by the Mortgage Amendment and as may be further amended, supplemented, amended and restated, or otherwise modified from time to time.

SECTION 2.                      Reaffirmation, Confirmations, and Acknowledgements.

(a)           Each of the Assignor and the Lessee hereby expressly acknowledges, agrees, and confirms that the Agreement, as entered into, applies to both the Original Loan Agreement and the Original Mortgage, as that agreement and that mortgage may be amended, restated, supplemented, or otherwise modified from time to time; and therefore, the Agreement, in

2

accordance with its terms, applies to the Amended and Restated Loan Agreement, the Original Mortgage, as amended by Mortgage Amendment, and each of the other Loan Documents; and therefore, this Reaffirmation is being entered into as a precautionary measure to reaffirm the original intent of the parties.

(b)           Furthermore, each of the Assignor and the Lessee hereby expressly acknowledges, agrees, and confirms that the Agreement is in full force and effect in accordance with its terms on the date hereof, and that on and after the effectiveness of the Amended and Restated Loan Agreement, each of the terms, conditions, and provisions of the Agreement shall be and remain in full force and effect, except as expressly modified hereby.

(c)           Specifically, each of the Assignor and the Lessee hereby expressly acknowledges, agrees, and confirms that although the Amended and Restated Loan Agreement and the Loan Documents provide for obligations thereunder in amounts greater than those amounts set forth in the Original Loan Agreement, the assignment set forth in Section 1 of the Agreement is and shall continue to be an absolute assignment to the Assignee under the Agreement, as modified by this Reaffirmation.

(d)           Specifically, the Assignor and the Lessee hereby expressly acknowledges, agrees, and confirms that notwithstanding the Mortgage Amendment and the Amended and Restated Loan Agreement, the Lease and the leasehold estate created thereby are and shall continue to be, at all times, junior and subordinate, in each and every respect, to the Mortgage, as so amended, as more fully described in Section 4 of the Agreement.

(e)           Each of the Assignor and the Lessee hereby reaffirms and confirms its respective obligations under the Agreement, as modified by this Reaffirmation.

(f)           Each of the Assignor and the Lessee agrees and understands that the execution, delivery, and effectiveness of this Reaffirmation shall not operate as a waiver of any power, remedy, or right of any Agent or any Lender, or constitute a waiver of any provision of, or any past or future noncompliance with, any of the Loan Documents or any other documents, instruments, and agreements executed or delivered in connection therewith, and shall not operate as a consent to any further or other matter under the Loan Documents.

(g)           Each of the Assignor and the Lessee expressly agrees and understands that by entering into and performing its obligations hereunder, this Reaffirmation shall not constitute a novation, and shall in no way adversely affect or impair the priority of Liens of the Collateral Agent on the Collateral.

SECTION 3.                      Representations and Warranties.

(a)           Each of the Assignor and the Lessee hereby represents and warrants as follows:

(i)           this Reaffirmation has been duly authorized by all necessary corporate or other organizational proceedings of, and duly executed and delivered by it;

(ii)           the Agreement, as modified by this Reaffirmation, is a legal, valid, and binding obligation of it, enforceable against it in accordance with its terms, except as the

3

enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, other similar laws affecting creditors’ rights generally, or general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law; and

(iii)           no further consent, approval authorization, order, registration, or qualification with any governmental authority is required for, and the absence of which would not adversely affect, the valid execution and delivery or performance by it of this Reaffirmation or the Agreement, as modified by this Reaffirmation.

(b)           The Lessee hereby represents and warrants that as of the effectiveness of the Amended and Restated Loan Agreement, an “Event of Default” under the Lease has not occurred and is not continuing as a result of any default or breach by the Assignor, as lessor thereunder, so as to give the Lessee a right to terminate the Lease, reduce rent or to credit or offset any amounts against future rents.

(c)           The Assignor hereby represents and warrants that as of the effectiveness of the Amended and Restated Loan Agreement, an “Event of Default” under the Lease has not occurred and is not continuing as a result of any default or breach by the Lessee thereunder.

SECTION 4.                      Further Assurances.  Each of the Assignor and the Lessee agrees to do such further acts and things and to execute and deliver to the Payment Agent such other instruments, in form and substance satisfactory to the Payment Agent, as any the Payment Agent shall request in order to effectuate the provisions of this Reaffirmation.

SECTION 5.                      Governing Law.  This Reaffirmation shall be governed by and construed in accordance with the laws of the state where the Property is located, except to the extent any of such laws may now or hereafter be preempted by federal law.

SECTION 6.                      Counterparts.  This Reaffirmation may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  For the purposes hereof, a facsimile or electronic copy of a party’s signature shall be deemed an original signature.  If duly requested, the manually-executed original documents shall be promptly delivered.

SECTION 7.                      Successors and Assigns.  This Reaffirmation shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 8.                      Severability.  Any provision of this Reaffirmation held to be invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions hereof; and the invalidity, illegality, or unenforceability of a particular provision in a particular jurisdiction shall not affect the validity, legality, or enforceability of that provision in any other jurisdiction.

[The signature pages follow.  The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation to be executed by their respective officers thereunto duly authorized as of the date first written above.

CHEROKEE NITROGEN HOLDINGS, INC., an Oklahoma corporation

By:  __________________________
Name: __________________________
Title: __________________________

[____________], a [___________ _____________]5

By: __________________________
Name:
Title:

BANC OF AMERICA LEASING & CAPITAL, LLC, as Collateral Agent

By:    __________________________
Name: __________________________
Title: __________________________

5 Insert the name, type of entity, and jurisdiction of organization of the Lessee.

STATE OF  __________________________
COUNTY OF __________________________

I,  __________________________, a notary public in and for said county in said state, hereby certify that _____________, whose name as ___________ of __________, a [corporation/limited liability company], is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, [he/she], as such officer and with full authority, executed the same voluntarily for and as the act of said _____________.

Given under my hand and official seal this  ___ day of  ____________, 2011.

______________
Notary Public
[NOTARIAL SEAL]
My Commission Expires:  _________________

STATE OF   __________________________
COUNTY OF  __________________________

I, ___________________, a notary public in and for said county in said state, hereby certify that ______________, whose name as __________ of ______, a [corporation/limited liability company], is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, [he/she], as such officer and with full authority, executed the same voluntarily for and as the act of said _____________.

Given under my hand and official seal this ___ day of ________________, 2011.

_________________
Notary Public
[NOTARIAL SEAL]
My Commission Expires:  _________________

STATE OF   __________________________
COUNTY OF __________________________

I,  _______________________, a notary public in and for said county in said state, hereby certify that _________________, whose name as ___________ of _________, a [corporation/limited liability company], is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of such instrument, [he/she], as such officer and with full authority, executed the same voluntarily for and as the act of said _____________.

Given under my hand and official seal this  ___ day of _________________, 2011.

_________________
Notary Public
[NOTARIAL SEAL]
My Commission Expires:  _________________

EXHIBIT L

FORM OF REAFFIRMATION OF THE INTER-LENDER AGREEMENT

This REAFFIRMATION OF THE INTER-LENDER AGREEMENT (this “Reaffirmation”) is made as of March 29, 2011, by and between Wells Fargo Capital Finance, Inc., a California corporation formerly known as Wells Fargo Foothill, Inc. (“WFCF”), and Banc of America Leasing & Capital, LLC, a Delaware limited liability company, in its capacity as collateral agent (in that capacity, the “Term Agent”), under the original Term Loan Agreement and the Amended and Restated Term Loan Agreement (as defined in Section 1 hereof).  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Inter-Lender Agreement (as defined in Preliminary Statement III hereof), and the general interpretive provisions set forth therein are hereby incorporated by reference into this Reaffirmation.

PRELIMINARY STATEMENTS

I.           ThermaClime, L.L.C., an Oklahoma limited liability company (“ThermaClime”), and the other Term Loan Borrowers, LSB Industries, Inc., a Delaware corporation (“Parent”), Consolidated Industries Corp., an Oklahoma corporation (“Consolidated Industries”), the Term Agent, as administrative agent and as collateral agent, Bank of Utah, as payment agent, and the Term Loan Lenders from time to time party thereto entered into that certain Term Loan Agreement, dated as of November 2, 2007, which was previously amended pursuant to that certain Amendment and Waiver to the Term Loan Agreement, dated as of April 1, 2010 (as so amended, the “Original Term Loan Agreement”).

II.           WFCF is the Revolver Agent under the Revolving Loan Agreement.

III.           The Term Agent and WFCF have entered into that certain Inter-Lender Agreement, dated as of November 5, 2007 (the “Inter-Lender Agreement”).

IV.           ThermaClime and certain of its affiliates, Parent, Consolidated Industries, the Term Agent, as administrative agent and as collateral agent, Bank of Utah, as payment agent, and the lenders from time to time party thereto have entered into the Amended and Restated Term Loan Agreement, so as to amend and restate the Original Term Loan Agreement, inter alia, to increase the maximum principal amount of the term loan facility to $60,000,000, which may be further increased to $75,000,000, and to extend the maturity of the Term Loans from November 2, 2012, to the new maturity date.

V.           It is a condition precedent in the Amended and Restated Term Loan Agreement that this Reaffirmation, reflecting the amendment and restatement of the Original Term Loan Agreement, shall have been duly authorized, executed, and delivered by the parties hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.                      References to the “Term Loan Agreement”.  Each party hereto hereby acknowledges and agrees that upon the effectiveness of the Amended and Restated Term Loan Agreement, each reference to the “Term Loan Agreement” in the Inter-Lender Agreement

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(except for the references thereto in the recitals in the Inter-Lender Agreement), shall be deemed to be a reference to that certain Amended and Restated Term Loan Agreement, dated as of March 29, 2011 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Amended and Restated Term Loan Agreement”), by and among ThermaClime, Chemex I Corp., an Oklahoma corporation, Cherokee Nitrogen Company, an Oklahoma corporation, Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation, ClimaCool Corp., an Oklahoma corporation, ClimateCraft, Inc., an Oklahoma corporation, Climate Master, Inc., a Delaware corporation, EDC Ag Products Company L.L.C., an Oklahoma limited liability company, El Dorado Chemical Company, an Oklahoma corporation, International Environmental Corporation, an Oklahoma corporation, Koax Corp., an Oklahoma corporation, LSB Chemical Corp., an Oklahoma corporation, Northwest Financial Corporation, an Oklahoma corporation, The Climate Control Group, an Oklahoma corporation, ThermaClime Technologies, Inc., an Oklahoma corporation, Trison Construction, Inc., an Oklahoma corporation, and XpediAir, Inc., an Oklahoma corporation, as borrowers, Parent, as a guarantor, Consolidated Industries, as a guarantor, each lender from time to time party hereto, the Term Agent, not in its individual capacity but solely as administrative agent and as collateral agent, and Bank of Utah, not in its individual capacity but solely as payment agent.

SECTION 2.                      Reaffirmation of the Inter-Lender Agreement.  Each of WFCF and, solely in the case of Sections 2(a), (b), and (c), the Term Agent hereby expressly acknowledges, agrees, confirms, represents, and warrants as follows:

(a)           the Inter-Lender Agreement, as entered into and amended prior to the date of this Reaffirmation, applies to the Original Loan Agreement, as that agreement may be amended, extended, renewed, or otherwise modified from time to time; and therefore, the Inter-Lender Agreement, in accordance with its terms, applies to the Amended and Restated Loan Agreement and each of the other Term Loan Documents; and therefore, this Reaffirmation is being entered into as a precautionary measure to reaffirm the original intent of the parties;

(b)           the Inter-Lender Agreement is in full force and effect in accordance with its terms on the date hereof;

(c)           on and after the effectiveness of the Amended and Restated Term Loan Agreement, each of the terms, conditions, and provisions of the Inter-Lender Agreement shall be and remain in full force and effect, except as expressly modified hereby; and

(d)           the Amended and Restated Term Loan Agreement and the Loan Documents provide for Term Obligations in amounts greater and for performance periods longer than those amounts and performance periods set forth in the Original Term Loan Agreement.

SECTION 3.                      Representations and Warranties.  Each of the Term Agent and WFCF represents and warrants as follows:

(a)           this Reaffirmation has been duly authorized by all necessary corporate or other organizational proceedings of, and duly executed and delivered by it;

(c)           the Inter-Lender Agreement, as modified by this Reaffirmation, is a legal, valid, and binding obligation of it, enforceable against it in accordance with its terms, except as the

2

enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, other similar laws affecting creditors’ rights generally, or general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law; and

(d)           no further consent, approval, authorization, order, registration, or qualification with any governmental authority is required for, and the absence of which would not adversely affect, the valid execution and delivery or performance by it of this Reaffirmation or the Inter-Lender Agreement, as modified by this Reaffirmation.

SECTION 4.                      Confirmation, and Acknowledgement.  Each of the Term Agent and WFCF hereby reaffirms and confirms its respective acknowledgements, agreements, obligations, and understandings under the Inter-Lender Agreement, as modified by this Reaffirmation.  The execution, delivery, and effectiveness of this Reaffirmation shall not operate as a waiver of any power, remedy, or right of any Agent or any Lender, or constitute a waiver of any provision of, or any past or future noncompliance with, any of the Loan Documents or any other documents, instruments, and agreements executed or delivered in connection therewith, and shall not operate as a consent to any further or other matter under the Loan Documents.  Each party hereto expressly agrees and understands that by entering into and performing its obligations hereunder, this Reaffirmation shall not constitute a novation, and shall in no way adversely affect or impair the priority of Liens of the Term Agent on the Term Collateral.

SECTION 5.                      Governing Law.  This Reaffirmation shall, in all respects, be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

SECTION 6.                      Counterparts.  This Reaffirmation may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  For the purposes hereof, a facsimile or electronic copy of a party’s signature shall be deemed an original signature.  If duly requested, the manually-executed original documents shall be promptly delivered.

SECTION 7.                      Successors and Assigns.  This Reaffirmation shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 8.                      Severability.  Any provision of this Reaffirmation held to be invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions hereof; and the invalidity, illegality, or unenforceability of a particular provision in a particular jurisdiction shall not affect the validity, legality, or enforceability of that provision in any other jurisdiction.

[The signature pages follow.  The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation to be executed by their respective officers thereunto duly authorized as of the date first written above.

BANC OF AMERICA LEASING & CAPITAL, LLC

By:  __________________________
Name:
Title:

WELLS FARGO CAPITAL FINANCE, INC., formerly known as Wells Fargo Foothill, Inc.

By: __________________________
Name:
Title:

Acknowledged, accepted, and agreed as of the date first written above.

THERMACLIME, L.L.C., an Oklahoma limited liability company

By:  __________________________
Name:
Title:

CHEMEX I CORP., an Oklahoma corporation

By:  __________________________
Name:
Title:

CHEROKEE NITROGEN COMPANY, an Oklahoma corporation

By:  __________________________
Name:
Title:

CHEROKEE NITROGEN HOLDINGS, INC., an Oklahoma corporation

By:   __________________________
Name:
Title:

CLIMACOOL CORP., an Oklahoma corporation

By:  __________________________
Name:
Title:

CLIMATECRAFT, INC., an Oklahoma corporation

By: __________________________
Name:
Title:

CLIMATE MASTER, INC., a Delaware corporation

By:   __________________________
Name:
Title:

EDC AG PRODUCTS COMPANY L.L.C., an Oklahoma limited liability company

By:  __________________________
Name:
Title:

EL DORADO CHEMICAL COMPANY, an Oklahoma corporation

By:  __________________________
Name:
Title:

INTERNATIONAL ENVIRONMENTAL CORPORATION, an Oklahoma corporation

By:  __________________________
Name:
Title:

KOAX CORP., an Oklahoma corporation

By:  __________________________
Name:
Title:

LSB CHEMICAL CORP., an Oklahoma corporation

By:  __________________________
Name:
Title:

NORTHWEST FINANCIAL CORPORATION, an Oklahoma corporation

By:  __________________________
Name:
Title:

THE CLIMATE CONTROL GROUP, an Oklahoma corporation

By:   __________________________
Name:
Title:

THERMACLIME TECHNOLOGIES, INC., an Oklahoma corporation

By:   __________________________
Name:
Title:

TRISON CONSTRUCTION, INC., an Oklahoma corporation

By:  __________________________
Name:
Title:

XPEDIAIR, INC., an Oklahoma corporation

By:   __________________________
Name:
Title:

LSB INDUSTRIES, INC., a Delaware corporation

By:  __________________________
Name:
Title:

CONSOLIDATED INDUSTRIES CORP., an Oklahoma corporation

By: __________________________
Name:
Title:

EXHIBIT M

FORM OF REAFFIRMATION OF THE TRADEMARK SECURITY AGREEMENT

This REAFFIRMATION OF THE TRADEMARK SECURITY AGREEMENT (this “Reaffirmation”) is made as of March 29, 2011, by and among El Dorado Chemical Company, an Oklahoma corporation (the “Grantor”), and Banc of America Leasing & Capital, LLC, as Administrative Agent and as Collateral Agent for each of the Lenders.  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended and Restated Loan Agreement (as defined in Section 1 hereof), and the general interpretive provisions of Section 1.02 of the Amended and Restated Loan Agreement are hereby incorporated by reference into this Reaffirmation.

PRELIMINARY STATEMENTS

I.           ThermaClime and certain of its Affiliates (including the Grantor), as borrowers, Parent, Consolidated Industries, the Administrative Agent, the Collateral Agent, the Payment Agent, and the Lenders from time to time party thereto entered into that certain Term Loan Agreement, dated as of November 2, 2007, which was previously amended pursuant to that certain Amendment and Waiver to the Term Loan Agreement, dated as of April 1, 2010 (as so amended, the “Original Loan Agreement”).

II.           The Grantor, the Administrative Agent, and the Collateral Agent have entered into that certain Trademark Security Agreement, dated as of November 2, 2007 (the “Trademark Security Agreement”), which relates to those Trademarks, Trademark Applications, and Trademark Licenses listed on Schedule I thereof and hereof.

III.           The Grantor, the other Borrowers, Parent, Consolidated Industries, the Administrative Agent, the Collateral Agent, the Payment Agent, and the Lenders from time to time party thereto have entered into the Amended and Restated Loan Agreement, so as to amend and restate the Original Loan Agreement, inter alia, to increase the maximum principal amount of the term loan facility.

IV.           It is a condition precedent in the Amended and Restated Loan Agreement that this Reaffirmation, reflecting the amendment and restatement of the Original Loan Agreement, shall have been duly authorized, executed, and delivered by the parties hereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.                      References to the “Loan Agreement”.  Each of the Grantor, the Administrative Agent, and the Collateral Agent hereby acknowledges and agrees that upon the effectiveness of the Amended and Restated Loan Agreement, each reference to the “Loan Agreement” in the Trademark Security Agreement (except for the references thereto in the recitals in the Trademark Security Agreement), shall be deemed to be a reference to that certain Amended and Restated Term Loan Agreement, dated as of March 29, 2011 (as may be further amended, supplemented, amended and restated, or otherwise modified from time to time, the “Amended and Restated Loan Agreement”), by and among ThermaClime, L.L.C., an Oklahoma limited liability company, Chemex I Corp., an Oklahoma corporation, Cherokee Nitrogen

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Company, an Oklahoma corporation, Cherokee Nitrogen Holdings, Inc., an Oklahoma corporation, ClimaCool Corp., an Oklahoma corporation, ClimateCraft, Inc., an Oklahoma corporation, Climate Master, Inc., a Delaware corporation, EDC Ag Products Company L.L.C., an Oklahoma limited liability company, the Grantor, International Environmental Corporation, an Oklahoma corporation, Koax Corp., an Oklahoma corporation, LSB Chemical Corp., an Oklahoma corporation, Northwest Financial Corporation, an Oklahoma corporation, The Climate Control Group, an Oklahoma corporation, ThermaClime Technologies, Inc., an Oklahoma corporation, Trison Construction, Inc., an Oklahoma corporation, and XpediAir, Inc., an Oklahoma corporation, as borrowers, LSB Industries, Inc., a Delaware corporation, as a guarantor, Consolidated Industries Corp., an Oklahoma corporation, as a guarantor, each Lender from time to time party hereto, the Administrative Agent, the Collateral Agent, and Bank of Utah, not in its individual capacity but solely as Payment Agent.

SECTION 2.                      Reaffirmation of the Trademark Security Agreement.  The Grantor hereby expressly acknowledges, agrees, confirms, represents, and warrants as follows:

(a)           the Trademark Security Agreement, as entered into and amended prior to the date of this Reaffirmation, applies to the Original Loan Agreement, as that agreement may be amended, restated, supplemented, or otherwise modified from time to time; and therefore, the Trademark Security Agreement, in accordance with its terms, applies to the Amended and Restated Loan Agreement and each of the other Loan Documents; and therefore, this Reaffirmation is being entered into as a precautionary measure to reaffirm the original intent of the parties;

(b)           the Trademark Security Agreement is in full force and effect in accordance with its terms on the date hereof;

(c)           on and after the effectiveness of the Amended and Restated Loan Agreement, each of the terms, conditions, and provisions of the Trademark Security Agreement shall be and remain in full force and effect, except as expressly modified hereby; and

(d)           the Amended and Restated Loan Agreement and the Loan Documents provide for Obligations in amounts greater and for performance periods longer than those amounts and performance periods set forth in the Original Loan Agreement.

SECTION 3.                      Representations and Warranties.  The Grantor hereby represents and warrants as follows:

(a)           it is a party to, or has been provided copies of, each of the Loan Documents (including the Amended and Restated Loan Agreement), and it is familiar with the terms of the Loan Documents;

(b)           this Reaffirmation has been duly authorized by all necessary corporate proceedings of, and duly executed and delivered by it;

(c)           the Trademark Security Agreement, as modified by this Reaffirmation, is a legal, valid, and binding obligation of it, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance,

2

other similar laws affecting creditors’ rights generally, or general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law; and

(d)           except for the filing of this Reaffirmation with the U.S. Patent and Trademark Office, no further consent, approval, authorization, order, registration, or qualification with any governmental authority is required for, and the absence of which would not adversely affect, the valid execution and delivery or performance by it of this Reaffirmation or the Trademark Security Agreement, as modified by this Reaffirmation.

SECTION 4.                      Confirmation, and Acknowledgement.  The Grantor hereby reaffirms and confirms its respective obligations under the Trademark Security Agreement, as modified by this Reaffirmation.  The execution, delivery, and effectiveness of this Reaffirmation shall not operate as a waiver of any power, remedy, or right of any Agent or any Lender, or constitute a waiver of any provision of, or any past or future noncompliance with, any of the Loan Documents or any other documents, instruments, and agreements executed or delivered in connection therewith, and shall not operate as a consent to any further or other matter under the Loan Documents.  The Grantor expressly agrees and understands that by entering into and performing its obligations hereunder, this Reaffirmation shall not constitute a novation, and shall in no way adversely affect or impair the priority of Liens of the Collateral Agent on the Collateral.

SECTION 5.                      Further Assurances.  The Grantor agrees to do such further acts and things and to execute and deliver to the Payment Agent such other instruments, in form and substance satisfactory to the Payment Agent, as any the Payment Agent shall request in order to effectuate the provisions of this Reaffirmation.

SECTION 6.                      Governing Law.  This Reaffirmation shall, in all respects, be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

SECTION 7.                      Counterparts.  This Reaffirmation may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  For the purposes hereof, a facsimile or electronic copy of a party’s signature shall be deemed an original signature.  If duly requested, the manually-executed original documents shall be promptly delivered.

SECTION 8.                      Successors and Assigns.  This Reaffirmation shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 9.                      Severability.  Any provision of this Reaffirmation held to be invalid, illegal, or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions hereof; and the invalidity, illegality, or unenforceability of a particular provision in a particular jurisdiction shall not affect the validity, legality, or enforceability of that provision in any other jurisdiction.

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[The signature pages follow.  The remainder of this page is intentionally left blank.]

4

IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation to be executed by their respective officers thereunto duly authorized as of the date first written above.

EL DORADO CHEMICAL COMPANY, an Oklahoma corporation

By:  __________________________
Name:
Title:

BANC OF AMERICA LEASING & CAPITAL, LLC, as Collateral Agent

By:   __________________________
Name:
Title:

BANC OF AMERICA LEASING & CAPITAL, LLC, as Administrative Agent

By:  __________________________
Name:
Title:

SCHEDULE I

TRADEMARK REGISTRATIONS

U.S. Federal Trademark Registrations

Mark                                                    Reg. No.                                                      Date

EL DORADO (& Design)               1,427,064                                                      02/03/87

E-2                                                      833,891                                                      08/22/67

TRADEMARK APPLICATIONS

None

TRADEMARK LICENSES

None

EXHIBIT N

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of __________ ___, 20___ (this “Joinder Agreement”), is made by and among ThermaClime, L.L.C. (“ThermaClime”), Cherokee Nitrogen Holdings, Inc., Northwest Financial Corporation, Chemex I Corp., Cherokee Nitrogen Company, ClimaCool Corp., ClimateCraft, Inc., Climate Master, Inc., EDC Ag Products Company L.L.C., El Dorado Chemical Company, International Environmental Corporation, Koax Corp., LSB Chemical Corp., The Climate Control Group, Inc., ThermaClime Technologies, Inc., Trison Construction, Inc., and XpediAir, Inc. (each of the foregoing, a “Borrower”, and collectively, the “Borrowers”), LSB Industries, Inc. (the “Parent”), Consolidated Industries Corp. (“Consolidated Industries”), Banc of America Leasing & Capital, LLC, as Administrative Agent and as Collateral Agent, Bank of Utah, as Payment Agent, the Required Lenders, and _____________________________ (the “Joining Party”).  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended and Restated Loan Agreement (as defined in Preliminary Statement I hereof), and the general interpretive provisions of Section 1.02 of the Amended and Restated Loan Agreement are hereby incorporated by reference into this Joinder Agreement.

RECITALS

I.           The Borrowers, the Parent, Consolidated Industries, the Administrative Agent, the Collateral Agent, and the Payment Agent are parties to that certain Amended and Restated Term Loan Agreement Agreement, dated as of March 29, 2011 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Amended and Restated Loan Agreement”).

II.           The Joining Party is a wholly owned Subsidiary of _____________1[, which is itself an indirect Subsidiary of ThermaClime]2.

III.           The Amended and Restated Loan Agreement requires, inter alia, that the Borrowers, at their expense, cause the Joining Party, as a newly formed [indirect] Subsidiary of ThermaClime, to execute and deliver to the Payment Agent this Joinder Agreement.

IV.           In light of the direct and indirect benefits to the Joining Party of the availability of the Term Loans to ____________3 and the other Borrowers, the Joining Party is willing to execute and deliver to the Payment Agent this Joinder Agreement.

V.           The Parent, Consolidated Industries, the Borrowers, the Collateral Agent, and the Joining Party desire to enter into this Joinder Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1 Insert the name of the Borrower that is the Joining Party’s direct parent.
2 Delete this clause if the Joining Party is a direct subsidiary of ThermaClime.
3 Insert the name of the Borrower that is the Joining Party’s direct parent.

SECTION 1.                      Joinder.

(a)           The Joining Party hereby acknowledges, agrees, and confirms that, by its execution of this Joinder Agreement, it will be deemed to be a Loan Party under the Amended and Restated Loan Agreement and a “Guarantor” for all purposes of the Amended and Restated Loan Agreement, and it will have all of the obligations of a Loan Party and a Guarantor thereunder as if it had executed the Amended and Restated Loan Agreement.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, those terms, provisions, and conditions contained in the Amended and Restated Loan Agreement, including (a) all of the representations and warranties of the Loan Parties set forth in Article V of the Amended and Restated Loan Agreement, (b) all of the covenants set forth in Articles VI and VII of the Amended and Restated Loan Agreement, (c) the consents and waivers set forth in Section 11.18 of the Amended and Restated Loan Agreement, (d) all of the guaranty obligations set forth in Article X of the Amended and Restated Loan Agreement, and (e) as if it were a Borrower under the Amended and Restated Loan Agreement, Sections 11.17 and 11.19 thereof.  Without limiting the generality of the foregoing terms of this Section 1, the Joining Party hereby guarantees, jointly and severally with the other Guarantors, to the Secured Parties, as provided in Article X of the Amended and Restated Loan Agreement, the prompt payment and performance of the Obligations in full when due after all applicable grace periods as provided in the Loan Documents (whether at stated maturity, as a mandatory prepayment, by acceleration, or otherwise) strictly in accordance with the terms thereof, and agrees that if any of the Obligations are not paid or performed in full when due after all applicable grace periods as provided in the Loan Documents (whether at stated maturity, as a mandatory prepayment, by acceleration, or otherwise), the Joining Party will, jointly and severally and together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due after all applicable grace periods as provided in the Loan Documents (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(b)           The Amended and Restated Loan Agreement is hereby amended to add the Joining Party as a “Loan Party” thereunder, and each reference therein to the “Loan Parties” or any of them is deemed to include or be applicable to, as relevant, the Joining Party.

SECTION 2.                      Representations and Warranties.

(a)           The Joining Party has been duly formed, and is validly existing and in good standing under the laws of the _____________ of ______________, with requisite power and authority to own its own properties and perform its obligations hereunder and under the Amended and Restated Loan Agreement.

(b)           This Joinder Agreement has been duly authorized by all necessary corporate proceedings of, and duly executed and delivered by the Parent, Consolidated Industries, the Joining Party, and each Borrower.

(c)           Attached hereto as Schedule 1 is a description of all real and personal properties of the Joining Party.

SECTION 3.                      Effect of this Joinder Agreement; No Waiver.  Except as amended or modified hereby, all of the terms and provisions of the Amended and Restated Loan Agreement shall remain in full force and effect.  On and after the date hereof, any reference in the Amended and Restated Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Amended and Restated Loan Agreement as modified by this Joinder Agreement.  The execution, delivery, and effectiveness of this Joinder Agreement shall not operate as a waiver of any power, remedy, or right of any Agent or any Lender, or constitute a waiver of any provision of, or any past or future noncompliance with, any of the Loan Documents or any other documents, instruments, and agreements executed or delivered in connection therewith, and shall not operate as a consent to any further or other matter under the Loan Documents.  The Joining Party expressly agrees and understands that by entering into and performing its obligations hereunder, this Joinder Agreement shall not constitute a novation, and shall in no way adversely affect or impair the priority of Liens of the Collateral Agent on the Collateral.

SECTION 4.                      Governing Law.  This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

SECTION 5.                      Counterparts.  This Joinder Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

[The signature pages follow.  The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

THERMACLIME, L.L.C.,
an Oklahoma limited liability company

By:  ____________________________
Name:
Title:

CHEROKEE NITROGEN HOLDINGS, INC.,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

NORTHWEST FINANCIAL CORPORATION,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

CHEMEX I CORP.,
an Oklahoma corporation

By:   ____________________________
Name:
Title:

CHEROKEE NITROGEN COMPANY,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

CLIMACOOL CORP.,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

CLIMATECRAFT, INC.,
an Oklahoma corporation

By: ____________________________
Name:
Title:

CLIMATE MASTER, INC.,
a Delaware corporation

By:  ____________________________
Name:
Title:

EL DORADO CHEMICAL COMPANY,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

INTERNATIONAL ENVIRONMENTAL CORPORATION, an Oklahoma corporation

By:  ____________________________
Name:
Title:

KOAX CORP., an Oklahoma corporation

By:  ____________________________
Name:
Title:

LSB CHEMICAL CORP.,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

THE CLIMATE CONTROL GROUP, INC.,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

THERMACLIME TECHNOLOGIES, INC.,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

- 6  -

TRISON CONSTRUCTION, INC.,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

XPEDIAIR, INC., an Oklahoma corporation

By:  ____________________________
Name:
Title:

GUARANTORS:

LSB INDUSTRIES, INC.,
a Delaware corporation

By: ____________________________
Name:
Title:

CONSOLIDATED INDUSTRIES CORP.,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

JOINING PARTY:

___________________________________,
a _______________________

By:   ____________________________
Name:
Title:

AGENTS:

BANC OF AMERICA LEASING & CAPITAL, LLC, not in its individual capacity but solely as Administrative Agent

By:  ____________________________
Name:
Title:

BANC OF AMERICA LEASING & CAPITAL, LLC, not in its individual capacity but solely as Collateral Agent

By:   ____________________________
Name:
Title:

BANK OF UTAH, not in its individual capacity but solely as Payment Agent

By:  ____________________________
Name:
Title:

REQUIRED LENDERS:4

BANC OF AMERICA LEASING & CAPITAL, LLC, as a Lender

By:  ____________________________
Name:
Title:

FIFTH THIRD BANK, as a Lender

By:  ____________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:  ____________________________
Name:
Title:

4 NTD: not all of the Lenders need to execute the Joinder Agreement.

EXHIBIT O

FACILITY INCREASE NOTICE

Date:  March ___, 2011

To:  Bank of Utah, as Payment Agent

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Term Loan Agreement, dated as of March 29, 2011 (as amended, restated, extended, supplemented, or otherwise modified in writing from time to time, the “Amended and Restated Loan Agreement”), by and among ThermaClime, L.L.C. (“ThermaClime”), and certain Affiliates of ThermaClime, as borrowers (collectively, the “Borrowers”), LSB Industries, Inc., as a guarantor, Consolidated Industries Corp., as a guarantor, each Lender from time to time party thereto, Banc of America Leasing & Capital, LLC, as Administrative Agent and Collateral Agent, and Bank of Utah, as Payment Agent.  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended and Restated Loan Agreement, and the general interpretive provisions of Section 1.02 of the Amended and Restated Loan Agreement are hereby incorporated by reference into this Facility Increase Notice.

This Facility Increase Notice is delivered to you pursuant to Section 2.01(f) of the Amended and Restated Loan Agreement.  The undersigned Borrowers hereby exercise their one-time right to increase the term loan facility to up to $75,000,000, subject to the adjustments set forth in Section 2.01(f), by obtaining additional Term Commitments from one or more Joining Lenders.

[The signature page follows.  The remainder of this page is intentionally left blank.]

Very truly yours,

THERMACLIME, L.L.C.
CHEROKEE NITROGEN HOLDINGS, INC.,
NORTHWEST FINANCIAL CORPORATION,
CHEMEX I CORP.,
CHEROKEE NITROGEN COMPANY,
CLIMACOOL CORP.,
CLIMATECRAFT, INC.,
CLIMATE MASTER, INC.,
EDC AG PRODUCTS COMPANY L.L.C.,
EL DORADO CHEMICAL COMPANY,
INTERNATIONAL ENVIRONMENTAL CORPORATION,
KOAX CORP.,
LSB CHEMICAL CORP.,
THE CLIMATE CONTROL GROUP, INC.,
TRISON CONSTRUCTION, INC.,
THERMACLIME TECHNOLOGIES, INC.,
XPEDIAIR, INC.

By:
Name:
Title:

EXHIBIT P

JOINING LENDER AGREEMENT

This JOINING LENDER AGREEMENT, dated as of __________ ___, 20___ (this “Joining Lender Agreement”), is made by and among ThermaClime, L.L.C. (“ThermaClime”), Cherokee Nitrogen Holdings, Inc., Northwest Financial Corporation, Chemex I Corp., Cherokee Nitrogen Company, ClimaCool Corp., ClimateCraft, Inc., Climate Master, Inc., EDC Ag Products Company L.L.C., El Dorado Chemical Company, International Environmental Corporation, Koax Corp., LSB Chemical Corp., The Climate Control Group, Inc., ThermaClime Technologies, Inc., Trison Construction, Inc., and XpediAir, Inc. (each of the foregoing, a “Borrower”, and collectively, the “Borrowers”), LSB Industries, Inc. (the “Parent”), Consolidated Industries Corp. (“Consolidated Industries”), Banc of America Leasing & Capital, LLC, as Administrative Agent, and _____________________________ (the “Joining Lender”).  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Amended and Restated Loan Agreement (as defined in Preliminary Statement I hereof), and the general interpretive provisions of Section 1.02 of the Amended and Restated Loan Agreement are hereby incorporated by reference into this Joining Lender Agreement.

RECITALS

I.           The Borrowers, the Parent, Consolidated Industries, the Administrative Agent, Banc of America Leasing & Capital, LLC, as Collateral Agent, and Bank of Utah, as Payment Agent, are parties to that certain Amended and Restated Term Loan Agreement Agreement, dated as of March 29, 2011 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Amended and Restated Loan Agreement”).

II.           The Joining Lender is an Eligible Assignee.

III.           The Amended and Restated Loan Agreement requires, inter alia, that each Joining Lender execute and deliver to the Payment Agent this Joining Lender Agreement.

IV.           In light of the direct and indirect benefits to the Joining Lender of the becoming a Term Lender under the Amended and Restated Loan Agreement, the Joining Lender is willing to execute and deliver to the Payment Agent this Joining Lender Agreement.

V.           The Parent, Consolidated Industries, the Borrowers, the Administrative Agent, and the Joining Lender desire to enter into this Joining Lender Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.                      Subsequent Borrowing Date and Facility Increase Amount.  The Joining Lender’s Nominal Facility Increase Amount is $______________.  On ________ ___, 2011 (the “Subsequent Borrowing Date”), the Joining Lender will advance $______________ (its “Facility Increase Amount”), in accordance with the terms of Section 2.01(h) of the Amended and Restated Loan Agreement.

SECTION 2.                      Joinder.

(a)           The Joining Lender hereby acknowledges, agrees, and confirms that from and after the Subsequent Borrowing Date, it shall be bound by the provisions of the Amended and Restated Loan Agreement and other Loan Documents to which it is bound as a Lender thereunder and, to the extent of the Facility Increase Amount being advanced by it, shall have the obligations of a Lender thereunder.

(b)           The Amended and Restated Loan Agreement is hereby amended to add the Joining Lender as a “Lender” thereunder, and each reference therein to the “Lenders” or any of them is deemed to include or be applicable to, as relevant, the Joining Lender.

SECTION 3.                      Representations, Warranties, Agreements, Etc.

(a)           The Joining Lender represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Joining Lender Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Amended and Restated Loan Agreement, (ii) it meets all the requirements to be an assignee under the definition of “Eligible Assignee”, (iii) it is sophisticated with respect to decisions to advance its Facility Increase Amount and either it or the Person exercising discretion in making its decision to advance its Facility Increase Amount is experienced in providing financings of that type, (iv) it has received a copy of the Amended and Restated Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Joining Lender Agreement and to advance its Facility Increase Amount, (v) it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Joining Lender Agreement and to advance its Facility Increase Amount, and (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Amended and Restated Loan Agreement, duly completed and executed by it.

(b)           The Joining Lender agrees that (i) it will, independently and without reliance upon any Agent, the Arranger, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform, in accordance with their terms, all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(c)           The Joining Lender acknowledges that it has reviewed and approved a copy of each of the proposed revised Schedules 2.01 and 2.03 to the Amended and Restated Loan Agreement.

SECTION 4.                      Effect of this Joining Lender Agreement; No Waiver.  Except as amended or modified hereby, all of the terms and provisions of the Amended and Restated Loan Agreement shall remain in full force and effect.  On and after the date hereof, any reference in the Amended and Restated Loan Agreement to “this Agreement”, “hereunder”, “hereof”,

“herein”, or words of like import shall mean and be a reference to the Amended and Restated Loan Agreement as modified by this Joining Lender Agreement.  The execution, delivery, and effectiveness of this Joining Lender Agreement shall not operate as a waiver of any power, remedy, or right of any Agent or any Lender, or constitute a waiver of any provision of, or any past or future noncompliance with, any of the Loan Documents or any other documents, instruments, and agreements executed or delivered in connection therewith, and shall not operate as a consent to any further or other matter under the Loan Documents.  The Joining Lender expressly agrees and understands that by entering into and performing its obligations hereunder, this Joining Lender Agreement shall not constitute a novation, and shall in no way adversely affect or impair the priority of Liens of the Collateral Agent on the Collateral.

SECTION 5.                      Governing Law.  This Joining Lender Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law) that would permit or require the application of the law of any other jurisdiction.

SECTION 6.                      Counterparts.  This Joining Lender Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

[The signature pages follow.  The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Joining Lender Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

THERMACLIME, L.L.C.,
an Oklahoma limited liability company

By:  ____________________________
Name:
Title:

CHEROKEE NITROGEN HOLDINGS, INC.,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

NORTHWEST FINANCIAL CORPORATION,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

CHEMEX I CORP.,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

CHEROKEE NITROGEN COMPANY,
an Oklahoma corporation

By:   ____________________________
Name:
Title:

CLIMACOOL CORP.,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

CLIMATECRAFT, INC.,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

CLIMATE MASTER, INC.,
a Delaware corporation

By:   ____________________________
Name:
Title:

EL DORADO CHEMICAL COMPANY,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

INTERNATIONAL ENVIRONMENTAL CORPORATION,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

KOAX CORP., an Oklahoma corporation

By:  ____________________________
Name:
Title:

LSB CHEMICAL CORP.,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

THE CLIMATE CONTROL GROUP, INC.,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

THERMACLIME TECHNOLOGIES, INC.,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

TRISON CONSTRUCTION, INC.,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

XPEDIAIR, INC., an Oklahoma corporation

By:  ____________________________
Name:
Title:

GUARANTORS:

LSB INDUSTRIES, INC.,
a Delaware corporation

By: ____________________________
Name:
Title:

CONSOLIDATED INDUSTRIES CORP.,
an Oklahoma corporation

By:  ____________________________
Name:
Title:

ADMINISTRATIVE AGENT:

BANC OF AMERICA LEASING & CAPITAL, LLC, not in its individual capacity but solely as Administrative Agent

By:  ____________________________
Name:
Title:

JOINING LENDER:

By: ___________________________________
Name:
Title: